As filed with the Securities and Exchange Commission on August 22, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Grayscale Avalanche Trust (AVAX)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6221	99-6715858
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor Stamford, Connecticut 06902 (212) 668-1427
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward McGee Chief Financial Officer Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor Stamford, Connecticut 06902 (212) 668-1427
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to: Joseph A. Hall Daniel P. Gibbons Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

As of the date of this filing, the registrant’s name is Grayscale Avalanche Trust (AVAX). In connection with the effectiveness of this registration statement and the listing of the Shares on Nasdaq Stock Market LLC (“NASDAQ”), the Sponsor intends to rename the Trust as Grayscale AVAX Trust ETF as described in this registration statement.

In connection with this registration statement, on March 27, 2025, NASDAQ filed an application with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 19b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to list the Shares of Grayscale AVAX Trust (AVAX) (the “Trust”) on NASDAQ (the “19b-4 Application”).

As of the date of this filing, the 19b-4 Application has not been approved by the SEC. The Trust makes no representation as to when or if such approval will be obtained. The Trust will not seek effectiveness of this registration statement and no offering of Shares hereunder will take place unless and until such approval is obtained, or it is determined by the Trust that such approval is no longer necessary.

This prospectus has been prepared on the basis that the 19b-4 Application has been approved by the SEC, or the SEC has otherwise approved generic listing standards which would permit the listing of the Trust's shares on NASDAQ.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 22, 2025

PRELIMINARY PROSPECTUS

Grayscale Avalanche Trust (AVAX)

Grayscale Avalanche Trust (AVAX) (the “Trust”) is a Delaware statutory trust that issues common units of fractional undivided beneficial interest (“Shares”), which represent ownership in the Trust. In connection with the effectiveness of this registration statement and the listing of the Shares on NASDAQ, the Sponsor intends to rename the Trust as Grayscale Avalanche Trust ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The Trust’s purpose is to hold “AVAX”, which are digital assets based on an open source cryptographic protocol existing on the Avalanche Network, comprising units that constitute the assets underlying the Trust’s Shares. The Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of AVAX held by the Trust, as determined by reference to the Index Price (as defined herein), less the Trust’s expenses and other liabilities. While an investment in the Shares is not a direct investment in AVAX, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to AVAX. Grayscale Investments Sponsors, LLC and Grayscale Operating, LLC are the co-sponsors of the Trust (each, a “Sponsor” or the “Co-Sponsors”). Prior to May 3, 2025, all references herein to the “Sponsor” shall be deemed to include both Sponsors unless the context otherwise requires, and on or after May 3, 2025, all references herein to the “Sponsor” shall refer only to Grayscale Investments Sponsors, LLC. CSC Delaware Trust Company is the trustee of the Trust (the “Trustee”), The Bank of New York Mellon is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”), Coinbase, Inc. is the prime broker of the Trust (the “Prime Broker”) and Coinbase Custody Trust Company, LLC is the custodian of the Trust (the “Custodian”).

Prior to this offering, there has been no public market for the Shares. The Trust intends to list the Shares on Nasdaq Stock Market LLC (“NASDAQ”) under the symbol “AVAX.” The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares. It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of AVAX and the trading price of the Shares on the NASDAQ at the time of each sale.

The Shares may be purchased from the Trust only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”). The Trust issues Baskets of Shares to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” In addition, the Trust redeems Shares in Baskets on an ongoing basis from Authorized Participants. The Trust is currently able to accept Cash Orders (as defined herein), pursuant to which an Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets, and a third party (a “Liquidity Provider”) that is not an agent of, or otherwise acting on behalf of, such Authorized Participant will obtain or receive AVAX in exchange for cash in connection with such order. However, the Trust is not at this time able to create and redeem shares via in-kind transactions with Authorized Participants. Although the SEC recently approved orders to permit in-kind creations and redemptions by authorized participants for certain spot digital asset exchange-traded product (“ETP”) shares, it is not yet clear whether or how market participants, including registered broker-dealers, will adjust their activities to account for the new orders. In light of the new orders, NASDAQ may seek the necessary regulatory approval to amend its listing rules to permit the Trust to do so (the “In-Kind Regulatory Approval”). Subject to NASDAQ seeking and obtaining In-Kind Regulatory Approval, in the future the Trust may also create and redeem Shares via in-kind transactions with Authorized Participants or their designees (any such designee, an “AP Designee”) in exchange for AVAX. There can be no assurance as to when NASDAQ will seek or obtain such regulatory approval, if at all. See “Description of Creation and Redemption of Shares.” Some of the activities of the Authorized Participants will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions under the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution.”

Investing in the Shares involves significant risks. You should carefully consider the risk factors described in “Risk Factors” starting on page 22 before you invest in the Shares.

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced reporting requirements. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation or redemption order is equal to the “Basket Amount”, which is the amount of AVAX required to create or redeem a Basket of Shares, multiplied by the “Index Price,” which is the U.S. dollar value of an AVAX derived from the Digital Asset Trading Platforms (as defined herein) that are reflected in the CoinDesk AVAX CCIXber Reference Rate (the “Index”), calculated at 4:00 p.m., New York time, on each business day. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

The Trust is not a registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is therefore not subject to regulation under the Investment Company Act. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”) and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor. See “Risk Factors—Risk Factors Related to the Trust and the Shares— Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.”

The date of this prospectus is , 2025.

Neither the Trust nor the Sponsor has authorized anyone to provide you with any information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of the Trust. Neither the Trust nor the Sponsor takes any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither the Trust nor the Sponsor is making an offer to sell any security or soliciting any offer to buy any security in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or any free writing prospectus is accurate as of any date other than the respective dates on the front of such documents. The Trust’s business, assets, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell, or an invitation on behalf of the Trust or the Sponsor, to subscribe to or purchase any securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. The information contained in the section captioned “Business—Overview of the Avalanche Industry and Market” is based on information obtained from sources that the Sponsor believes are reliable. This prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the AVAX industry, the operation of the AVAX market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes this information to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

See “Glossary of Defined Terms” for the definition of certain capitalized terms used in this prospectus.

i

Forward-Looking Statements

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially from such statements. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks described in “Risk Factors” in this prospectus. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

•
recent developments in the digital asset economy which have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity;
•
the extreme volatility of trading prices that many digital assets, including AVAX, have experienced in recent periods and may continue to experience, which could cause the value of the Shares to be volatile and/or have a material adverse effect on the value of the Shares;
•
the recency of the development of digital assets and the uncertain medium-to-long term value of the Shares due to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets;
•
the value of the Shares depending on the acceptance of digital assets, such as AVAX, which represent a new and rapidly evolving industry;
•
the value of the Shares relating directly to the value of AVAX then held by the Trust, the value of which may be highly volatile and subject to fluctuations due to a number of factors;
•
the risk that validators may suffer losses due to Staking (as defined herein), or Staking may prove unattractive to validators, which could adversely affect the Avalanche network.
•
a temporary or permanent “fork” or a “clone”, which could adversely affect the value of the Shares;
•
the largely unregulated nature and lack of transparency surrounding the operations of Digital Asset Trading Platforms, which may adversely affect the value of digital assets and, consequently, the value of the Shares;
•
the limited history of the Index;
•
the lack of active trading markets for the Shares, which may result in losses on investors’ investments at the time of disposition of Shares;
•
the possibility that illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price;
•
the possibility that there may be less liquidity or wider spreads in the market for the Shares as compared to the shares of other spot AVAX exchange-traded products, if and when the listing of such products has been approved;

•
competition from the emergence or growth of other digital assets could have a negative impact on the price of AVAX and adversely affect the value of the Shares;
•
the liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers;
•
the possibility that the Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-current trading hours between NASDAQ and the Digital Asset Trading Platform Market;
•
regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies that may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;
•
a determination that AVAX or any other digital asset is a “security” may adversely affect the value of AVAX and the value of the Shares and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust;
•
changes in the policies of the U.S. Securities and Exchange Commission (the “SEC”) that could adversely impact the value of the Shares;
•
regulatory changes or other events in foreign jurisdictions that may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;
•
the possibility that an Authorized Participant, the Trust or the Sponsor could be subject to regulation as a money service business or money transmitter, which could result in extraordinary expenses to such Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares;
•
regulatory changes or interpretations that could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust;
•
potential conflicts of interest that may arise among the Sponsor or its affiliates and the Trust;
•
the potential discontinuance of the Sponsor’s continued services, which could be detrimental to the Trust;
•
the lack of ability to facilitate in-kind creations and redemptions of Shares, which could have adverse consequences for the Trust;
•
the lack of ability to participate in Staking (as defined herein) to the extent the Staking Condition (as defined herein) is not satisfied, which could have adverse consequences for the Trust;
•
the risk of loss of AVAX from Staking, which could adversely affect the value of the Shares;
•
the inaccessibility of staked AVAX tokens for a variable period of time, which could result in certain liquidity risks to the Trust;
•
the Trust’s dependence on third parties to effectively execute the Trust’s Staking Arrangements (as defined herein);
•
the uncertain regulatory landscape surrounding Staking;
•
potential tax liabilities for beneficial owners of Shares without receiving corresponding distributions from the Trust in connection with Staking;

•
the Trust’s reliance on third-party service providers to perform certain functions essential to the affairs of the Trust and the challenges replacement of such service providers could pose to the safekeeping of the Trust’s AVAX and to the operations of the Trust; and
•
the Custodian’s possible resignation or removal by the Sponsor or otherwise, without replacement, which could trigger early termination of the Trust.

Consequently, all forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” in this prospectus, or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against relying on forward-looking statements.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before deciding to invest in the Shares. You should read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and the notes to those statements, before making an investment decision about the Shares.

Grayscale Avalanche Trust (AVAX)

Trust Overview

Grayscale Avalanche Trust (AVAX) (the “Trust”) is a Delaware Statutory Trust that was formed on November 11, 2021, by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). Prior to the effectiveness of the registration statement of which this prospectus forms a part, the name of the Trust was Grayscale Avalanche Trust (AVAX). In connection with the effectiveness of this registration statement and the listing of the Shares on NASDAQ, the Sponsor intends to rename the Trust as Grayscale Avalanche Trust ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The Trust’s purpose is to hold “AVAX”, which are digital assets that are created and transmitted through the operations of the peer-to-peer Avalanche Network, a decentralized network of computers that operates on cryptographic protocols. There are several key features of the Avalanche Network. Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 716 million AVAX were created in connection with the launch of the Avalanche Network. Out of the 716 million initially issued AVAX, approximately 422.1 million AVAX have entered circulation as of June 30, 2025. As of June 30, 2025, the 24-hour trading volume of AVAX was approximately $134.0 million. As of June 30, 2025, the aggregate market value of AVAX was $7.6 billion. As of August 21, 2025, AVAX was the eighteenth largest digital asset by market capitalization, as tracked by CoinMarketCap.com.

As a passive investment vehicle, the Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of AVAX held by the Trust, including AVAX earned as Staking Consideration (to the extent that the Staking Condition is satisfied and Staking is implemented), determined by reference to the Index Price, less the Trust’s expenses and other liabilities. The Trust does not seek to generate returns beyond tracking the price of AVAX and any AVAX earned as Staking Consideration (to the extent that the Staking Condition is satisfied and Staking is implemented). There can be no assurance that the Trust will be able to achieve its investment objective. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

From and after the date of this prospectus, the Trust intends to issue Shares on an ongoing basis pursuant to this registration statement, intends to rely on an exemption or other relief from the SEC under Regulation M to operate a redemption program, and intends to list the Shares on NASDAQ under the symbol “AVAX.” The Shares will be distributed by Authorized Participants who will be able to take advantage of arbitrage opportunities to keep the value of the Shares closely linked to the Index Price (referred to as the “arbitrage mechanism”). In particular, upon listing on NASDAQ, the Sponsor expects there to be a net creation of Shares if the Shares trade at a premium to NAV per Share and a net redemption of Shares if the Shares trade at a discount to NAV per Share, representing the effective functioning of the arbitrage mechanism.

Thereafter, it is expected that the Shares will be sold by the Authorized Participants to the public at varying prices to be determined by reference to, among other considerations, the price of the AVAX represented by each Share and the trading price of the Shares on NASDAQ at the time of each sale.

Until December 31, 2024, Grayscale Investments, LLC was the sponsor of the Trust. As a result of the Reorganization (as defined herein), on January 1, 2025, Grayscale Investments Sponsors, LLC (“GSIS”) and Grayscale Operating, LLC (“GSO”), indirect wholly owned subsidiaries of Digital Currency Group, Inc. (“DCG”), became Co-Sponsors of the Trust. On January 3, 2025 GSO voluntarily withdrew as a Sponsor of the Trust, and effective May 3, 2025 GSIS is the sole remaining Sponsor. Prior to May 3, 2025, all references herein to the “Sponsor” shall be deemed to include both GSIS and GSO as Sponsors unless the context otherwise requires, and on or after May 3, 2025, all references herein to the “Sponsor” shall refer only to GSIS. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” for more information. CSC Delaware Trust Company is the trustee (the “Trustee”) of the Trust, The Bank of New York Mellon is the transfer agent (in such capacity, the “Transfer Agent”) and the administrator (in such capacity, the “Administrator”) of the Trust, Continental Stock Transfer & Trust Company is the co-transfer agent of the Trust (the “Co-Transfer Agent”), Coinbase, Inc. is the prime broker (the “Prime Broker”) of the Trust and Coinbase Custody Trust Company, LLC is the custodian (the “Custodian”) of the Trust.

The Trust issues Shares only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”) to certain authorized participants (“Authorized Participants”) from time to time. Baskets are offered in exchange for AVAX. Through its redemption program, the Trust will redeem Shares from Authorized Participants on an ongoing basis.

The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation or redemption order is equal to the Basket Amount, which is the amount of AVAX required to create or redeem a Basket of Shares, multiplied by the “Index Price,” which is the U.S. dollar value of an AVAX derived from the Digital Asset Trading Platforms that are reflected in the CoinDesk AVAX CCIXber Reference Rate (the “Index”) at 4:00 p.m., New York time, on each business day. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements. See “Business—Overview of the Avalanche Industry and Market—The Index and the Index Price.”

The Basket Amount on any trade date is determined by dividing (x) the amount of AVAX owned by the Trust at 4:00 p.m., New York time, on such trade date, after deducting the amount of AVAX representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one AVAX (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

The Trust creates Baskets of Shares only upon receipt of AVAX and will redeem Shares only by distributing AVAX or proceeds from the disposition of AVAX. At this time, Authorized Participants may only submit orders to create or redeem Shares through transactions that are referred to as “Cash Orders” in this prospectus. Cash Orders are made through the participation of a Liquidity Provider (as defined herein) and facilitated by the Transfer Agent, as described in “Description of Creation and Redemption of Shares.” Authorized Participants must pay a Variable Fee (as defined herein) in connection with certain Cash Orders.

Subject to In-Kind Regulatory Approval, in the future Authorized Participants would also be able to submit orders to create or redeem shares through “In-Kind Orders.” In connection with In-Kind Orders, Authorized Participants, or their AP Designees, would deposit AVAX directly with the Trust or receive AVAX directly from the Trust. However, because In-Kind Regulatory Approval has not been obtained, at this time Shares will not be created or redeemed through In-Kind Orders. Even if In-Kind Regulatory Approval were sought and obtained, there can be no assurance that in-kind creations or redemptions of the Shares will be available in the future. To the extent in-kind creations and redemptions of Shares continue to be unavailable for any reason, this could have adverse consequences for the Trust. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.”

The Shares are neither interests in nor obligations of the Sponsor or the Trustee. As provided under the Trust Agreement, the Trust’s assets will not be loaned or pledged, or serve as collateral for any loan, margin, rehypothecation, or other similar activity to which the Sponsor, the Trust or any of their respective affiliates are a party.

Some of the notable features of the Trust and its Shares include the holding of AVAX in the Trust’s own accounts, the experience of the Sponsor’s management team in the AVAX industry and the use of the Custodian to protect the Trust’s private keys. See “Business—Activities of the Trust.”

The Sponsor maintains an Internet website at www.etfs.grayscale.com/avax, through which the Trust’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), will be made available free of charge after they have been filed with or furnished to the Securities and Exchange Commission (the “SEC”) in each case following the effective date of the registration statement of which this prospectus forms a part. Additional information regarding the Trust may also be found on the SEC’s EDGAR database at www.sec.gov.

The contents of the websites referred to above and any websites referred to herein are not incorporated into this filing or any other reports or documents we file with or furnish to the SEC. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Trust Objective and Determination of Principal Market NAV and NAV

The Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of AVAX held by the Trust, determined by reference to the Index Price, less the Trust’s expenses and other liabilities. There can be no assurance that the Trust will be able to achieve its investment objective.

While an investment in the Shares is not a direct investment in AVAX, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to AVAX. A substantial direct investment in AVAX may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the AVAX and may involve the payment of substantial fees to acquire such AVAX from third-party facilitators through cash payments of U.S. dollars. Because the value of the Shares is designed to be correlated with the value of AVAX held by the Trust, it is important to understand the investment attributes of, and the market for, AVAX.

The Trust’s AVAX are carried, for financial statement purposes, at fair value as required by U.S. generally accepted accounting principles (“GAAP”). The Trust determines the fair value of AVAX based on the price provided by the Digital Asset Market (defined below) that the Trust considers its principal market as of 4:00 p.m., New York time, on the valuation date. The net asset value of the Trust determined on a GAAP basis is referred to in this prospectus as “Principal Market NAV.” “Digital Asset Market” means a “Brokered Market,” “Dealer Market,” “Principal-to-Principal Market” or “Exchange Market,” as each such term is defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Master Glossary. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Principal Market and Fair Value Determination” in this prospectus for more information on the Trust’s principal market selection.

The Trust uses the Index Price to calculate its “NAV,” a non-GAAP metric, which is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Business —Valuation of AVAX and Determination of NAV.” “NAV per Share” is calculated by dividing NAV by the number of Shares then outstanding.

NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

Staking

The Trust Agreement provides that the Trust may engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied. Subject to the Staking Condition being satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition, in the future the Sponsor may cause the Trust to stake a portion of its AVAX holdings on the proof-of-stake validation mechanism of the Avalanche Network to receive Staking Consideration comprising additional AVAX.

As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future. As such, the Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. See “Risk Factors—Risk Factors Related to Staking—The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied in addition to the Trust satisfying any additional requirements that may arise in connection with the satisfaction of the Staking Condition, which could negatively affect the value of the Shares.”

Staking Arrangements and Provider-Facilitated Staking Model

If and when the Staking Condition is satisfied, the Sponsor anticipates that the Trust will enter into written arrangements (the “Staking Arrangements”) with the Custodian and one or more third party staking providers (each, a “Staking Provider”), which may be affiliates of the Custodian or other trusted institutional validators, to stake the Trust’s AVAX to a Staking Provider operating validator software and associated hardware (“Provider-Facilitated Staking”). The Sponsor anticipates that the Trust’s AVAX will be staked exclusively by means of Provider-Facilitated Staking.

The Staking Provider will be the node operator and will be obligated to operate the validator through which the Trust’s AVAX is staked to ensure that validation occurs. The Trust’s AVAX would be staked directly from the Trust’s wallets administered by the Custodian, and the Staking Provider would perform any related validation activities. The Trust will retain control of its staked AVAX because (1) the staked AVAX will remain in the Trust’s wallet administered by the Custodian (rather than transferred to a wallet address controlled by the Staking Provider) and (2) the Trust (rather than the Staking Provider) will retain the ability through the Custodian to un-stake its AVAX from the applicable smart contracts. Because staked AVAX will remain in the Trust wallet administered by the Custodian, even when staked, the Trust’s AVAX will not be commingled with the AVAX of any other AVAX holder in connection with Staking, such as the Staking Provider or others who stake to the Staking Provider, despite the Trust delegating its validation rights to the Staking Provider, which may be in receipt of other AVAX holders’ validation rights. The Trust will not itself undertake any validation activities, and the Sponsor will not be required to perform any services. Moreover, the Sponsor will not be required to make any decisions or take any actions, other than (i) selecting the Staking Provider(s) and entering into the corresponding Staking Arrangement(s), and (ii) determining, from time to time, what portion of the Trust’s AVAX tokens to stake and un-stake, and informing the Staking Provider(s) of those determinations.

The Sponsor anticipates that it will engage in staking with respect to all of the Trust’s AVAX at all times, except (i) as necessary to pay the Sponsor’s Fee, (ii) as necessary to pay any additional Trust expenses, (iii) as necessary to satisfy existing and reasonably foreseen potential redemption requests (assuming the Trust is then permitted to operate an ongoing redemption program) as determined by the Sponsor, (iv) as necessary to reduce the AVAX obtained by the Trust as Staking Consideration to cash for distribution at regular intervals, (v) if the Sponsor determines that Staking raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, (vi) if the Sponsor determines there exists vulnerabilities in the source code or cryptography underlying the Avalanche Network, (vii) if the Custodian or Staking Provider discontinues their arrangements with the Trust, (viii) if the Sponsor otherwise determines that continued Staking of such portion of the Trust’s assets would be inconsistent with the Trust’s purpose of protecting and preserving the value of the Trust Estate, (ix) to fund or replenish the Liquidity Sleeve (as defined herein) or (x) in accordance with any other exception that is expressly contemplated by an opinion, ruling or tax guidance that satisfies the Staking Condition. All AVAX received by the Trust in connection with the creation of new Shares, or as Staking Consideration, would also be staked upon receipt by the Trust, unless one or more of the exceptions described in clauses (i)-(ix) above applies. Moreover, any staked AVAX which must be un-staked in order to fulfill a distribution in connection with a redemption (to the extent such distribution cannot be fulfilled utilizing the portion of the Trust’s AVAX that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders contemplated by an opinion of a Tax Advisor, a Tax Ruling, or Tax Guidance that satisfies the Staking Condition) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through the Custodian, and such transaction is processed by the Avalanche Network. The Staking Provider will not be able to transfer unstaked AVAX or Staking Consideration to another address on the Avalanche Network. As of the date of this filing, and subject to the satisfaction of the Staking Condition, the Sponsor expects that it will stake up to 85% of the Trust’s AVAX at all times.

Under the Staking Arrangements, any Staking Consideration earned will accrue automatically on a periodic basis by the Avalanche Network to the Trust’s wallets administered by the Custodian. Periodically, the Trust will either (i) distribute AVAX received as Staking Consideration to the Trust’s beneficiaries (likely using a liquidating agent), (ii) sell that AVAX for cash and distribute the proceeds to the Trust’s beneficiaries, (iii) retain the AVAX in the Trust, (iv) pay a portion of the Staking Consideration to the Sponsor (the “Sponsor's Staking Fee”) as partial consideration for its facilitation of the Staking Arrangements or (v) a combination of the foregoing, in the Sponsor’s sole discretion. The Sponsor expects to implement a Staking Policy with respect to the Trust, which describes the frequency of, and conditions under which the Trust will make such distributions, if any, to the Trust’s beneficiaries. The Trust (through the Custodian) will maintain control and remain the record and beneficial owner of the staked tokens at all times, and the tokens will remain associated with the Trust’s wallet.

See “Description of the Shares—Staking—Staking Arrangements and Provider-Facilitated Staking Model” for more information.

Security and Controls

The Trust’s Custodian has multiple layers of security protocols designed to protect the Trust’s assets from unauthorized access or transfer, which will remain in place when the Trust’s AVAX is staked.

The Trust’s AVAX will be staked directly from the Trust’s wallets and will not be transferred to any other wallet to be staked. The Avalanche protocol (a) mandates that the executor of the staking transaction (i.e., the Sponsor on behalf of the Trust) can execute the withdraw function at any time through the Trust’s wallets administered by the Custodian and (b) limits the activities of the Staking Provider to executing only those activities specified by the protocol, such as staking, un-staking and performing validation activities. Accordingly, the Staking Provider will not have any control over the Trust’s staked AVAX other than to stake or un-stake AVAX at the direction of the Sponsor. In particular, the Staking Provider will not be authorized to leverage or rehypothecate the Trust’s AVAX tokens. The Staking Provider will also not be able to change the designated wallet addresses on the Avalanche Network to which staked AVAX is to be withdrawn or to which Staking Consideration shall be sent.

In addition, the proposed Staking Arrangements will not alter the Trust’s current custody environment or security procedures. The Sponsor expects that the Staking Arrangements will serve as an addendum to the Custodial Services Agreement between the Trust and the Custodian, and the controls currently in place between the Sponsor and the Custodian will also govern the activities related to staking and un-staking AVAX, as outlined in the Staking Arrangements.

See “Description of the Shares—Staking—Security and Controls” and “Risk Factors—Risk Factors Related to Staking” for more information.

Avalanche History

AVAX is a digital asset that is created and transmitted through the operations of the peer-to-peer Avalanche Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Avalanche Network, the infrastructure of which is collectively maintained by a decentralized user base. The Avalanche Network allows people to exchange tokens of value, called AVAX, which are recorded on a public transaction ledger known as a blockchain. AVAX can be used to pay for goods and services, including computational power on the Avalanche Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Avalanche Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than AVAX on the Avalanche Network. Smart contract operations are executed on the Avalanche blockchain in exchange for payment of AVAX. The Avalanche Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The price of AVAX on public Digital Asset Trading Platforms has a limited history, and during this history, AVAX prices on the Digital Asset Markets more generally, and on Digital Asset Trading Platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual Digital Asset Trading Platforms, the Index Price, and the price of AVAX generally, remain subject to volatility experienced by Digital Asset Trading Platforms, and such volatility could adversely affect the value of the Shares. For example, from August 20, 2024 (the commencement of the Trust’s operations) through June 30, 2025, the Index Price ranged from $15.95 to $54.13, with the straight average being $27.40. See “Business—Overview of the Avalanche Industry and Market—Historical AVAX Prices.”

Several U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the Commodity Futures Trading Commission (“CFTC”), the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of AVAX and other digital assets. However, other U.S. and state agencies, such as the SEC, have not made official pronouncements or issued guidance or rules regarding the treatment of AVAX. Similarly, the treatment of AVAX and other digital assets is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of AVAX creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares.”

Summary Risk Factors

Before you invest in the Shares, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.” Some of the more significant challenges and risks relating to an investment in the Shares include those associated with the following:

•
Extreme volatility of trading prices that many digital assets, including AVAX, have experienced in recent periods and may continue to experience, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value;
•
The medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets;
•
The value of the Shares is dependent on the acceptance of digital assets, such as AVAX, which represent a new and rapidly evolving industry;
•
Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets;
•
Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity;
•
The largely unregulated nature and lack of transparency surrounding the operations of Digital Asset Trading Platforms may adversely affect the value of digital assets and, consequently, the value of the Shares;
•
The value of the Shares relates directly to the value of AVAX held by the Trust, the value of which may be highly volatile and subject to fluctuations;
•
The Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-current trading hours between NASDAQ and the Digital Asset Trading Platform Market;
•
Shareholders may suffer a loss on their investment if the Shares trade above or below the Trust’s NAV per Share;
•
Validators may suffer losses due to Staking, or Staking may prove unattractive to validators, which could adversely affect the Avalanche Network.
•
A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares;
•
The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares;

•
Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price;
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The possibility that there may be less liquidity or wider spreads in the market for the Shares as compared to the shares of other spot AVAX exchange-traded products, if and when the listing of such products has been approved;
•
The limited history of the Index;
•
Competition from the emergence or growth of other digital assets could have a negative impact on the price of AVAX and adversely affect the value of the Shares;
•
The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers;
•
Any suspension or other unavailability of the Trust’s redemption program may cause the Shares to trade at a discount to the NAV per Share;
•
A determination that AVAX or any other digital asset is a “security” may adversely affect the value of AVAX and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust;
•
Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of the Shares or restrict the use of AVAX, validating activity or the operation of the Avalanche Network or the Digital Asset Markets in a manner that adversely affects the value of the Shares;
•
Changes in the policies of the U.S. Securities and Exchange Commission (the “SEC”) could adversely impact the value of the Shares;
•
Regulatory changes or other events in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;
•
An Authorized Participant, the Trust or the Sponsor could be subject to regulation as a money service business or money transmitter, which could result in extraordinary expenses to the Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares;
•
Regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust;
•
Conflicts of interest may arise among the Sponsor or its affiliates and the Trust;
•
The Sponsor’s services may be discontinued, which could be detrimental to the Trust;
•
The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust;
•
If the Custodian resigns or is removed by the Sponsor, or otherwise, without replacement, it could trigger early termination of the Trust;
•
To the extent the Staking Condition is not satisfied, the lack of ability to participate in Staking could have adverse consequences for the Trust;
•
Staking introduces a risk of loss of AVAX, which could adversely affect the value of the Shares;
•
Staked AVAX tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust;

•
The Trust will be dependent on third parties to effectively execute the Trust’s Staking Arrangements;
•
The regulatory landscape surrounding Staking is uncertain;
•
If the Staking Condition is satisfied, beneficial owners of Shares could incur tax liabilities without receiving corresponding distributions from the Trust;
•
The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose a challenge to the safekeeping of the Trust’s AVAX and to the operations of the Trust; and
•
There is no guarantee that an active trading market for the Shares will develop.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies that are not emerging growth companies under the JOBS Act, it will not be required to:

•
provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•
provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;
•
comply with any new requirements that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
•
provide certain disclosure regarding executive compensation required of larger public companies; or
•
obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an emerging growth company upon the earliest of:

•
the last day of the fiscal year in which the Trust has $1.235 billion or more in annual revenues;
•
the date on which the Trust becomes a “large accelerated filer” under Rule 12b-2 promulgated under the Exchange Act;
•
the date on which the Trust issues more than $1.0 billion of non-convertible debt over a three-year period; or
•
the last day of the fiscal year following the fifth anniversary of the Trust’s initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Trust’s election to use the phase-in periods permitted by this election may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the longer phase-in periods under Section 107 of the JOBS Act and who will comply with new or revised financial accounting standards. If the Trust were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Corporate Information

The offices of the Trust and the Sponsor are located at 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902 and the Trust’s telephone number is (212) 668-1427. The Trustee has a trust office at 2711 Centerville Road, Wilmington, Delaware 19808. The Prime Broker’s and the Custodian’s office is located at 548 Market Street, #23008, San Francisco, CA 94104. The Transfer Agent’s office is located at 240 Greenwich Street, New York, NY 10286. Our Internet site is www.etfs.grayscale.com/avax. Our website and the information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

The Offering

Shares Offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.
Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of AVAX deposited with the Trust in connection with creations. Such AVAX will only be (i) owned by the Trust, (ii) transferred (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (iii) distributed or otherwise disposed of in connection with the redemption of Baskets, (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation or (v) used in Staking, only if (and, then, only to the extent that) the Staking Condition relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes is satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition.

Proposed NASDAQ symbol	AVAX
CUSIP	38963A102
Index Price

The Index Price is the price of an AVAX at 4:00 p.m., New York time, calculated based on the price and trading volume data of the Digital Asset Trading Platforms included in the Index over the preceding 24-hour period. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

The Index is a U.S. dollar-denominated composite reference rate for the price of AVAX. The Index is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the AVAX reference rate, (2) provide a real-time, volume-weighted fair value of AVAX and (3) appropriately handle and adjust for non-market related events. The Index Provider formally re-evaluates the weighting algorithm quarterly, but maintains discretion to change the way in which an Index Price is calculated based on its periodic review or in extreme circumstances. The exact methodology to calculate the Index Price is not publicly available. Still, the Index is designed to limit exposure to trading or price distortion of any individual Digital Asset Trading Platform that experiences periods of unusual activity or limited liquidity by discounting, in real-time, anomalous price movements at individual Digital Asset Trading Platforms. The Digital Asset Trading Platforms that are included in the Index are selected by the Index Provider utilizing a methodology that is guided by the International Organization of Securities Commissions (“IOSCO”) principles for financial benchmarks. For an exchange to become a Constituent Trading Platform (as defined herein), it must satisfy the Inclusion Criteria described in this prospectus, as may be updated by the Index Provider from time to time. See “Risk Factors—Risk Factors Related to the Digital Asset Markets—The Index Price used to calculate the value of the Trust’s AVAX may be volatile, and purchasing and selling activity in the Digital Asset Markets associated with Basket creations and redemptions may affect the Index Price and Share trading prices, adversely affecting the value of the Shares.”

Index price data and the description of the Index are based on information publicly available at the Index Provider’s website at www.coindesk.com/indices/. None of the information on the Index Provider’s website is incorporated by reference into this prospectus.

The Index Provider may change the trading venues that are used to calculate the Index Price or otherwise change the way in which the Index Price is calculated at any time. If the Index Price becomes unavailable, or if the Sponsor determines in good faith that the Index Price does not reflect an accurate AVAX price, then the Sponsor will, on a best efforts basis, contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact the Index Price remains unavailable or the Sponsor continues to believe in good faith that the Index Price does not reflect an accurate AVAX price, then the Sponsor will employ a cascading set of rules to determine the Index Price, as described in “Business—Overview of the Avalanche Industry and Market—The Index and the Index Price.”

The Sponsor may, in its sole discretion, select a different Index Provider, select a different index price provided by the Index Provider, calculate the Index Price using a cascading set of rules as described above, or change such cascading set of rules at any time. The Sponsor will provide notice of any such changes in the Trust’s periodic or current reports and, if the Sponsor makes such a change other than on an ad hoc or temporary basis, will file a proposed rule change with the SEC.

Digital Asset Trading Platform Public Market Data

On each online Digital Asset Trading Platform, AVAX is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or euro, or stablecoins such as U.S. Dollar Coin (“USDC”).

Over-the-counter dealers or market makers do not typically disclose their trade data.

As of June 30, 2025, the Digital Asset Trading Platforms included in the Index were Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX. As further described below, the Sponsor and the Trust reasonably believe each of these Digital Asset Trading Platforms are in material compliance with applicable U.S. federal and state licensing requirements based on the Trading Platform Category and jurisdiction, as detailed below, and maintain practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations.

Bitfinex: A British Virgin Islands based trading platform. Bitfinex does not hold any licenses or registrations in the U.S. and is not available to U.S.-based customers. Bitfinex is categorized by the Index Provider as a “Category 2” trading platform that meets the Inclusion Criteria but is non-U.S. licensed.

Bitstamp by Robinhood: A U.K.-based trading platform that has U.S. operations and entities registered as MSBs with FinCEN, holds a BitLicense, and that is licensed as a money transmitter in various U.S. states.

Bullish: A Gibraltar-based trading platform that has entities registered as MSBs with FinCEN. Bullish is not available to U.S.-based customers. Bullish is categorized by the Index Provider as a “Category 2” trading platform that meets the Inclusion Criteria but is non-U.S. licensed.

Bybit: A United Arab Emirates-based trading platform. Bybit does not hold any licenses or registrations in the U.S. and is not available to U.S. based customers. Bybit is categorized by the Index Provider as a “Category 2” trading platform that meets the Inclusion Criteria but is non-U.S. licensed.

Crypto.com: A Singapore-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a non-depository trust company by the New Hampshire Banking Department. Crypto.com does not hold a BitLicense.

Gemini: A U.S.-based trading platform that has entities registered as MSBs with FinCEN and that is licensed as a money transmitter in various U.S. states. Gemini also has a New York entity that holds a limited purpose trust charter and has received approval from NYDFS to engage in virtual currency business activity and is exempt from applying for a BitLicense under the framework established by NYDFS because of their trust charter under New York Banking Law.

Kraken: A U.S.-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a Special Purpose Depository Institution by the Wyoming Division of Banking. Kraken does not hold a BitLicense.

OKX: A Seychelles-based trading platform. OKX does not hold any licenses or registrations in the U.S. and is not available to U.S.-based customers. OKX is categorized by the Index Provider as a “Category 2” trading platform that meets the Inclusion Criteria but is non-U.S. licensed.

Currently, there are several Digital Asset Trading Platforms operating worldwide, and online Digital Asset Trading Platforms represent a substantial percentage of AVAX buying and selling activity and provide the most data with respect to prevailing valuations of AVAX. These trading platforms include established trading platforms such as the Digital Asset Trading Platforms included in the Index, which provide a number of options for buying and selling AVAX. The below table reflects the trading volume in AVAX and market share of the AVAX-U.S. dollar and AVAX-USDC trading pairs of each of the Digital Asset Trading Platforms included in the Index as of June 30, 2025 (collectively, “Constituent Trading Platforms”), using data since January 1, 2024:

Digital Asset Trading Platforms included in the Index as of June 30, 2025(1)	Volume (AVAX)	Market Share(2)
Kraken	58,524,911	11.52%
Crypto.com	31,886,223	6.28%
Bitstamp	16,154,498	3.18%
Bitfinex	8,078,511	1.59%
Gemini	3,358,977	0.66%
Total AVAX-U.S. dollar trading pair	118,003,120	23.23%

Digital Asset Trading Platforms included in the Index as of June 30, 2025(1)	Volume (AVAX)	Market Share(2)
Bullish	38,257,995	20.43%
Bybit	27,052,752	14.44%
OKX	8,531,505	4.56%
Kraken	606,579	0.32%
Total AVAX-USDC dollar trading pair	74,448,831	39.75%

(1)
The Digital Asset Trading Platforms initially expected to be included in the Index are Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX.

(2)
Market share is calculated using trading volume data (in AVAX) for certain Digital Asset Trading Platforms, including Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX, as well as certain other large U.S.-dollar denominated Digital Asset Trading Platforms that are not included in the Index, including Binance, Binance.US (data included from February 19, 2025), Coinbase, Kucoin, and MEXC. Information regarding each Digital Asset Trading Platform may be found on the websites for such Digital Asset Trading Platforms, among other places. Such information is referenced for informational purposes only and is not incorporated by reference into this prospectus.

Creation and Redemption

The Trust creates and redeems Shares from time to time, but only in one or more whole Baskets of 10,000 Shares each, but may be subject to change. At this time, a Basket is only made in exchange for delivery to the Trust or the distribution by the Trust of an amount of cash, equivalent to the amount of AVAX represented by the Basket being created or redeemed, as the case may be, the amount of which is representative of the combined NAV of the number of Shares included in the Baskets being created or redeemed determined as of 4:00 p.m., New York time, on the day the order to create or redeem Baskets is properly received. Except when aggregated in Baskets or under extraordinary circumstances permitted under the Trust Agreement, the Shares are not individually redeemable securities.

The Trust issues and redeems Shares on an ongoing basis, but only in one or more whole Baskets of 10,000 Shares each. The creation and redemption of Baskets requires the delivery to or acquisition by the Trust, or the distribution or disposition by the Trust, of the amount of AVAX represented by the Baskets being created or redeemed, the number of which is equal to the “Basket Amount” as of 4:00 p.m., New York time, on the trade date of a creation or redemption order multiplied by the number of Baskets being created or redeemed (the “Total Basket Amount”). The amount of AVAX required to create a Basket, or to be delivered or disposed of upon the redemption of a Basket, will gradually decrease over time due to the transfer of the Trust’s AVAX to pay the Sponsor’s Fee and the delivery or sale of the Trust’s AVAX to pay any Trust expenses not assumed by the Sponsor. See “Description of Creation and Redemption of Shares” in this prospectus.

Although the Trust creates Baskets only upon the receipt of AVAX, and redeems Baskets only by distributing AVAX or proceeds from the disposition of AVAX, at this time an Authorized Participant can only submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more eligible companies (each, a “Liquidity Provider”) that is not an agent of, or otherwise acting on behalf of, any Authorized Participant to obtain or receive AVAX in connection with such orders. The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis.

The Trust is currently able to accept Cash Orders. However, the Trust is not at this time able to create and redeem shares via in-kind transactions with Authorized Participants. Subject to In-Kind Regulatory Approval, in the future the Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would deposit AVAX directly with the Trust or receive AVAX directly from the Trust. However, because In-Kind Regulatory Approval has not been obtained, at this time Baskets will not be created or redeemed through In-Kind Orders and will only be created or redeemed through Cash Orders. There can be no assurance as to when NASDAQ will seek or obtain such regulatory approval, if at all. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.” See “Description of Creation and Redemption of Shares.”

The Sponsor has engaged certain unaffiliated Liquidity Providers, and intends to engage additional Liquidity Providers who are unaffiliated with the Trust in the future.
Net Asset Value

The net asset value of the Trust determined on a GAAP basis is referred to in this prospectus as “Principal Market NAV.” The Sponsor also calculates Principal Market NAV per Share in accordance with GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Selected Operating Data” for additional information reconciling the Trust’s NAV and NAV per Share presented against the GAAP metrics presented in our financial statements included hereto.

The Trust’s NAV

The Trust’s NAV is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Business—Overview of the Avalanche Industry and Market.”

The Sponsor also calculates the NAV per Share, which equals the NAV of the Trust divided by the number of Shares then outstanding. The Sponsor will publish the NAV and NAV per Share each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable at the Trust’s website at www.etfs.grayscale.com/avax. The contents of the website referred to above and any websites referred to herein are not incorporated into this filing. Further, our references to the URL for this website is intended to be an inactive textual reference only. See “Business—Valuation of AVAX and Determination of NAV” for a more detailed description of how the Trust’s NAV and NAV per Share are calculated.

Staking

The Trust Agreement provides that the Trust may engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied. Subject to the Staking Condition being satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition, in the future the Trust may stake a portion of its AVAX holdings on the proof-of-stake validation mechanism of the Avalanche Network to receive Staking Consideration.

As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future. As such, the Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. See “Risk Factors—Risk Factors Related to Staking—The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied, which could negatively affect the value of the Shares.”

If and when the Staking Condition is satisfied, the Sponsor anticipates that the Trust will enter into Staking Arrangements with the Custodian and either directly or indirectly through the Custodian, one or more Staking Providers, which may be affiliates of the Custodian or other trusted institutional validators, to stake the Trust’s AVAX through Provider-Facilitated Staking. The Staking Provider will be the node operator and will be obligated to operate the validator through which the Trust’s AVAX is staked to ensure that validation occurs. The Trust’s AVAX would be staked directly from the Trust’s wallets administered by the Custodian and perform any related validation activities. The Trust will retain control of its staked AVAX because (1) the staked AVAX will remain in the Trust's wallet administered by the Custodian (rather than transferred to a wallet address controlled by the Staking Provider) and (2) the Trust (rather than the Staking Provider) will retain the ability through the Custodian to un-stake its AVAX from the applicable smart contracts. Because staked AVAX will remain in the Trust wallet administered by the Custodian, even when staked, the Trust's AVAX will not be commingled with the AVAX of any other AVAX holder in connection with Staking, such as the Staking Provider or others who stake to the Staking Provider, despite the Trust delegating its validation rights to the Staking Provider, which may be in receipt of other AVAX holders’ validation rights. The Trust will not itself undertake any validation activities, and the Sponsor will not be required to perform any services. The Sponsor anticipates that it will engage in Staking with respect to all of the Trust’s AVAX at all times, except as needed as further described herein. The Trust’s AVAX would be un-staked (or not staked in the first instance) only under certain circumstances described in the Trust Agreement and under “Description of the Shares—Staking.” The Staking Arrangements are expected to generally be on market terms, consistent with those typically offered by leading digital asset firms that offer staking functionality. Both the Custodian and the Staking Provider may be entitled to receive a portion of the staking rewards; the total amount for both parties is expected to range between approximately 5% and 10% of the gross staking rewards earned. This range reflects prevailing market conditions and depends on the specific commercial arrangements negotiated between the Trust and the Custodian as well as between the Custodian and the Staking Provider. However, the Trust will negotiate certain provisions as necessary or helpful to preserve the Trust’s status as a grantor trust and the security of the Trust’s AVAX, as well as to address governmental, policy or regulatory concerns. Staking may introduce a risk of loss of AVAX. Additionally, staked AVAX tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.

See “Description of the Shares—Staking” and “Risk Factors—Risk Factors Related to Staking” for more information.

Capitalized terms used but not defined in this subsection have the meanings given to such terms under “Glossary of Defined Terms.”

Incidental Rights and IR Virtual Currency

Other than receiving and distributing cash from the Cash Account in connection with the creation and redemption of Baskets as described under “Description of Creation and Redemption of Shares,” the Trust will not hold cash, and will not engage a cash custodian. The Trust may from time to time be entitled to come into possession of rights incident to its ownership of AVAX, which permit the Trust to acquire, or otherwise establish dominion and control over, other virtual currencies. These rights are generally expected to arise in connection with forks in the Blockchain, airdrops offered to holders of AVAX or other similar events and arise without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. We refer to these rights as “Incidental Rights” and any such virtual currency acquired through Incidental Rights as “IR Virtual Currency.”

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by NASDAQ seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in-kind to an agent of the shareholders for resale by such agent. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust

would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “Business—Incidental Rights and IR Virtual Currency.”

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the “Sponsor’s Fee.” The Sponsor’s Fee will accrue daily in U.S. dollars at an annual rate of % of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a business day, the calculation will be based on the NAV Fee Basis Amount from the most recent business day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent business day and for each day after such most recent business day and prior to the relevant calculation date. This dollar amount for each daily accrual will then be converted into AVAX by reference to the same Index Price used to determine such accrual. The Sponsor’s Fee is payable in AVAX to the Sponsor daily in arrears.

To cause the Trust to pay the Sponsor’s Fee, the Sponsor will instruct the Custodian to withdraw from the Trust’s Vault Balance (as defined below) the amount of AVAX equal to the accrued but unpaid Sponsor’s Fee and transfer such AVAX to the Sponsor’s account at such times as the Sponsor determines in its absolute discretion.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee in its sole discretion. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee and there are no circumstances under which the Sponsor has determined it will definitely waive the fee.

After the Trust’s payment of the Sponsor’s Fee to the Sponsor, the Sponsor may elect to convert any AVAX received as payment of the Sponsor’s Fee into U.S. dollars. The rate at which the Sponsor converts such AVAX to U.S. dollars may differ from the rate at which the relevant Sponsor’s Fee was determined. The Trust will not be responsible for any fees and expenses incurred by the Sponsor to convert AVAX received in payment of the Sponsor’s Fee into U.S. dollars.

As partial consideration for its receipt of the Sponsor’s Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the Marketing Fee, (ii) the Administrator Fee, (iii) the Custodian Fee and fees for any other security vendor engaged by the Trust, (iv) the Transfer Agent Fee, (v) the Trustee fee, (vi) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year, (vii) ordinary course, legal fees and expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Trust’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”).

In such circumstances, the Sponsor or its delegate (i) will instruct the Custodian to withdraw from the Trust’s Vault Balance AVAX in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust (or its delegate) to convert such AVAX into U.S. dollars or other fiat currencies at the Actual Exchange Rate or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such AVAX in kind to the Sponsor in satisfaction of such Additional Trust Expenses.

Although the Sponsor is obligated to use its commercially reasonable efforts to obtain the highest price when engaging other parties to assist with the sale of the Trust’s AVAX to raise proceeds for any Additional Trust Expenses, the Sponsor will have some discretion in arranging for the sale of the Trust’s AVAX, and may engage one or more of its affiliates to assist with any such sale. The Sponsor and its respective directors, officers, employees, affiliates, and/or parties engaged to assist with the sale of the Trust’s AVAX may trade in the AVAX, digital asset, derivative or other markets for their own accounts, and in doing so may take positions opposite to or ahead of those held by the Trust and may compete with the Trust for positions in the marketplace. For example, sales of the Trust’s AVAX for the satisfaction of any Additional Trust Expenses may create conflicts of interest on behalf of one or more such parties in respect of their obligation to the Trust. The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Ethics, which address conflicts of interest. See “Risk Factors—Risk Factors Related to Potential Conflicts of Interest— Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.”

In order to raise proceeds to pay for any Additional Trust Expenses, the Sponsor would execute the sale of AVAX through eligible financial institutions that are subject to federal and state licensing requirements and practices regarding AML and KYC regulations, which may include a Liquidity Provider or one or more of their respective affiliates. The Sponsor expects that these financial institutions will generally only have access to Digital Asset Trading Platforms or other venues that they reasonably believe are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each venue. The Trust is not responsible for paying any costs associated with the transfer of AVAX to the Sponsor in connection with the payment of the Sponsor’s Fee or the sale of AVAX in connection with the payment of any Additional Trust Expenses. The amount of AVAX represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Additional Trust Expenses by transferring or selling AVAX. See “Business—Expenses; Sales of AVAX.”

The quantity of AVAX to be delivered to the Sponsor or other relevant payee in payment of the Sponsor’s Fee or any Additional Trust Expenses, or sold to permit payment of Additional Trust Expenses, will vary from time to time depending on the level of the Trust’s expenses and the value of AVAX held by the Trust. See “Business— Expenses; Sales of AVAX.” Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of AVAX by the Trust for the payment of expenses will be a taxable event to shareholders. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Voting Rights

The shareholders take no part in the management or control of the Trust. Under the Trust Agreement, shareholders have limited voting rights. For example, in the event that the Sponsor withdraws, a majority of the shareholders may elect and appoint a successor sponsor to carry out the affairs of the Trust. In addition, no amendments to the Trust Agreement that materially adversely affect the interests of shareholders may be made without the vote of at least a majority (over 50%) of the then-outstanding Shares (not including any Shares held by the Sponsor or its affiliates). A shareholder will be deemed to have consented to a modification or amendment of the Trust Agreement if the Sponsor has notified the shareholders in writing of the proposed modification or amendment and the shareholder has not, within 20 calendar days of such notice, notified the Sponsor in writing that the shareholder objects to such modification or amendment. Additionally, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement which do not materially adversely affect the interests of the shareholders in its sole discretion without shareholder consent. See “Description of the Shares.”

Termination Events

Upon dissolution of the Trust and surrender of Shares by the shareholders, shareholders will receive a distribution in U.S. dollars after the Sponsor has sold the Trust’s AVAX, if applicable, and has paid or made provision for the Trust’s claims and obligations. See “Business—Description of the Trust Agreement—Termination of the Trust.” The Sponsor currently expects to execute the sales of any AVAX in connection with the termination of the Trust through eligible financial institutions that are subject to federal and state licensing requirements and practices regarding AML and KYC regulations, which may include a Liquidity Provider or one or more of their respective affiliates.
Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer and (ii) have entered into a Participant Agreement with the Sponsor and the Transfer Agent. Subject to In-Kind Regulatory Approval, in the future any Authorized Participants creating and redeeming Shares through In-Kind Orders must also own, or their AP Designee (as defined below) must own, an AVAX wallet address that is known to the Custodian as belonging to the Authorized Participant or its AP Designee and maintain an account with the Custodian. The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of AVAX required for the creation and redemption of Baskets via a Liquidity Provider, as well as the deposit with and subsequent delivery by the Trust of cash required in connection therewith, from or to an Authorized Participant or Liquidity Provider, as applicable. See “Description of Creation and Redemption of Shares.”

As of the date of this prospectus, the Sponsor, on behalf of the Trust, and the Transfer Agent entered into Participant Agreements with , , and , pursuant to which such entities have agreed to act as Authorized Participants. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future.

Liquidity Providers

Liquidity Providers facilitate the purchase and sale of AVAX in connection with Cash Orders for creations or redemptions of Baskets. Liquidity Providers are engaged by Grayscale Investments Sponsors, LLC (in such capacity, the “Liquidity Engager”) and are not party to Participant Agreements or otherwise agents of, or otherwise acting on behalf of, any Authorized Participant. See “Description of Creation and Redemption of Shares.” The Liquidity Engager’s criteria for engaging one or more Liquidity Providers includes the completion of due diligence that considers each such Liquidity Provider’s AVAX trading capabilities, organizational structure, operating history, lines of business, controls, and other details necessary to evaluate their ability to facilitate Cash Orders. Liquidity Providers formalize their relationship through a Liquidity Provider Agreement between the Liquidity Engager, Liquidity Provider, and the Sponsor (on behalf of the Trust). Pursuant to such Liquidity Provider Agreements, the Liquidity Providers will be contractually obligated to deliver or receive AVAX in exchange for cash in connection with Cash Orders for creations or redemptions.

The Liquidity Providers with which Grayscale Investments Sponsors, LLC, acting in its capacity as the Liquidity Engager, will engage in AVAX transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, and all transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and Grayscale Investments Sponsors, LLC in its capacity as the Liquidity Engager and the Sponsor (on behalf of the Trust), there is no other pre-existing contractual relationship between each Liquidity Provider, on the one hand, and the Trust, the Sponsor, or any Authorized Participant, on the other hand, in each case that relates to the Trust or the Trust’s Shares. When seeking to buy AVAX in connection with creations or sell AVAX in connection with redemptions, the Liquidity Engager will seek to obtain commercially reasonable prices and terms from the approved Liquidity Providers. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis.

As of the date of this prospectus, the Liquidity Engager has engaged , and as Liquidity Providers. The Liquidity Engager may engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

Clearance and Settlement

The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are primarily available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

Risk Factors	See the risks discussed in “Risk Factors” in this prospectus before you invest in the Shares.

Risk FactorS

You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in Shares of the Trust. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In such case, the trading price of the Shares could decline due to any of these risks, and you may lose all or part of your investment.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including AVAX, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of AVAX, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including AVAX, have experienced extreme volatility throughout their existence, including in recent periods and may continue to do so. For instance, following significant increases throughout the majority of 2020, digital asset prices, including AVAX, experienced significant volatility throughout 2021 and 2022. This volatility became extreme in November 2022 when FTX Trading Ltd. (“FTX”) halted customer withdrawals. See “—Risk Factors Related to the Digital Asset Markets—Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.” Digital asset prices, including AVAX, have continued to fluctuate widely through the date of this prospectus.

Extreme volatility in the future, including declines in the trading prices of AVAX, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of AVAX and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of AVAX. For additional information that quantifies the volatility of AVAX prices and the value of the Shares, see “Business—Overview of the Avalanche Industry and Market—Historical AVAX Prices.”

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of AVAX and the Trust’s Shares. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than Bitcoin owned by the Department of Treasury that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of certain digital assets in the expectation of the U.S. government acquiring such assets to fund such reserve, and the market price of such digital assets decreased significantly as a result of the ultimate content of the Executive Order. Any similar action or omission by the U.S. federal administration or other government authorities with respect to AVAX or other digital assets may negatively and significantly impact the price of AVAX and the Trust’s Shares.

Digital assets such as AVAX were only introduced within the past two decades, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as AVAX were only introduced within the past two decades, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recency of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•
Digital asset networks and related protocols are in the early stages of development. Given the recency of the development of digital asset networks and related protocols, digital assets and the underlying digital asset networks and related protocols may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks and related protocols.
•
The loss of access to a private key required to access a digital asset may be irreversible. If a private key is lost and no backup of the private key is accessible, or if the private key is otherwise compromised, the owner would be unable to access the digital asset corresponding to that private key.
•
Digital asset networks and related protocols are dependent upon the internet. A disruption of the internet or a digital asset network or related protocol, such as the Avalanche Network, would affect the ability to transfer digital assets, including AVAX, and, consequently, their value.
•
The acceptance of software patches or upgrades to a digital asset network by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the Avalanche Network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate blockchain networks.
•
Many digital asset networks face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.
•
The open-source structure of many digital asset network protocols, such as the protocol for the Avalanche Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Avalanche Network could damage that network.
•
Moreover, in the past, flaws in the source code for digital asset networks and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying AVAX could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s AVAX, which would adversely affect the value of the Shares. Moreover, functionality of the Avalanche Network may be negatively affected by such an exploit such that it is no longer attractive to users, thereby dampening demand for AVAX. Even if another digital asset other than AVAX were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital asset networks and related protocols generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including AVAX, have existed for a short period of time and are continuing to be developed, there may be additional risks to digital asset networks and related protocols that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of AVAX.

The first digital asset, Bitcoin, was launched in 2009. AVAX launched in 2020 and its development is ongoing. In general, digital asset networks, including the Avalanche Network and related protocols represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•
AVAX is only selectively accepted as a means of payment by retail and commercial outlets, and use of AVAX by consumers remains limited. Banks and other established financial institutions, whether voluntarily or in response to regulatory feedback, may refuse to process funds for AVAX transactions; process wire transfers to or from Digital Asset Trading Platforms, AVAX-related companies or service providers; or maintain accounts for persons or entities transacting in AVAX. As a result, the prices of AVAX are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept AVAX in the future.
•
Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as AVAX, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.
•
The prices of digital assets may be determined on a relatively small number of Digital Asset Trading Platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such digital assets, such as validators or developers, which could contribute to price volatility that makes retailers less likely to accept digital assets in the future.
•
Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the Avalanche Network, any trading platforms or businesses that facilitate transactions in AVAX may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.
•
Users, developers and validators may switch to or adopt certain digital asset networks or protocols at the expense of their engagement with other digital asset networks and protocols, which may negatively impact those networks and protocols, including the Avalanche Network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Avalanche Network.

Smart contracts are a new technology and ongoing development may magnify initial problems, cause volatility on the networks that use smart contracts and reduce interest in them, which could have an adverse impact on the value of AVAX.

Smart contracts are programs that run on a blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO, a distributed autonomous organization for venture capital funding, allowed an attack by a hacker to syphon approximately $60 million worth of Ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain developers and core contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of Ether dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a $30 million theft of Ether, and in November 2017, a new vulnerability in Parity’s wallet software led to roughly $160 million worth of Ether being indefinitely frozen in an account. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana networks led to a $320 million theft of Ether. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Initial problems and continued problems with the development, design and deployment of smart contracts may have an adverse effect on the value of AVAX, which could have a negative impact on the value of the Shares.

Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.

The governance of some digital asset networks and protocols, such as the Avalanche, Bitcoin and Ethereum Networks, is generally by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges. The foregoing notwithstanding, the underlying software for some digital networks and protocols, such as the Avalanche Network, is informally or formally managed or developed by a group of core developers that propose amendments to the relevant network’s or protocol’s source code. Core developers’ roles may evolve over time, generally based on self-determined participation.

If a significant majority of users and validators were to adopt amendments to the Avalanche Network based on the proposals of such core developers, the Avalanche Network would be subject to new source code that may adversely affect the value of AVAX.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public, permissionless blockchains generally face a tradeoff between security and scalability. One means through which digital asset networks that utilize public, permissionless blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization of a public, permissionless blockchain generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network that utilizes a public, permissionless blockchain may be limited in the number of transactions it can process by the computing capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels and sharding. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain. Sharding can increase the scalability of a database, such as a blockchain, by splitting the data processing responsibility among many nodes, allowing for parallel processing and validating of transactions.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum Network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2023, Ether average daily transaction fees have ranged from $0.27 per transaction on April 19, 2025, to as high as $29.46 per transaction on March 3, 2024. As of June 30, 2025, Ether average daily transaction fees stood at $0.87 per transaction. Increased transaction fees and decreased settlement speeds could preclude certain uses for AVAX (e.g., micropayments), and could reduce demand for, and the price of, AVAX, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Avalanche Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

Digital asset networks are developed by a diverse set of contributors and the perception that certain high-profile contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

Digital asset networks and related protocols are often developed by a diverse set of contributors, but are also often developed by identifiable and high-profile contributors. The perception that certain high-profile contributors may no longer contribute to the Avalanche Network or protocol may have an adverse effect on the market price of

AVAX. For example, in June 2017, an unfounded rumor circulated that Ethereum protocol developer Vitalik Buterin had died. Following the rumor, the price of Ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of Ether. In the event a high-profile contributor to the Avalanche Network is perceived as no longer contributing to the Avalanche Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of AVAX, which could adversely impact the value of the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

As of the date of this filing, the largest 100 AVAX wallets held approximately 25% of the AVAX in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of AVAX, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of AVAX.

If a malicious actor or botnet obtains control of a sufficient amount of the validating power on the Avalanche Network, or otherwise obtains control over the Avalanche Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Avalanche Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a collection of computers controlled by networked software coordinating the actions of the computers) obtains a sufficient amount of the validating power on the Avalanche Network, it may be able to alter the blockchain on which transactions in AVAX rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions, or prevent blocks from finalizing onto the Avalanche blockchain. Although the malicious actor or botnet may not be able to generate new digital assets or transactions using such control it could “double-spend” its own digital assets (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the Avalanche Network or the AVAX community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Avalanche Network.

For example, in August 2020, the Ethereum Classic Network, a proof-of-work network, was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attack resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of over $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash Network, a proof-of-work network, experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of work based networks, it is possible that a similar attack may occur on the Avalanche Network, which could negatively impact the value of AVAX and the value of the Shares.

Although there are no known reports of malicious control of the Avalanche Network, if groups of coordinating or connected AVAX holders that together have a sufficient amount of outstanding AVAX were to stake that AVAX and run validators, they could exert authority over the validation of AVAX transactions. This risk is heightened if such amount of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of AVAX, the feasibility of a malicious actor obtaining control of the validating power on the Avalanche Network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Avalanche Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the AVAX ecosystem does not grow, the possibility that a malicious actor may be able to maliciously influence the Avalanche Network in this manner will remain heightened.

If the transaction fees for recording transactions on the Avalanche Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of AVAX and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Avalanche Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the AVAX Blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Over the past several years, digital asset validating operations have evolved from individual users validating with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, digital asset validators are more likely to immediately sell digital assets earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.
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A reduction in digital assets staked by validators on the Avalanche Network could increase the likelihood of a malicious actor or botnet obtaining control. See “—If a malicious actor or botnet obtains control of more than 50% of the validating power on the Avalanche Network, or otherwise obtains control over the Avalanche Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.”
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Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Blockchain or a software upgrade automatically charges fees for all transactions on the Avalanche Network, the cost of using AVAX may increase and the marketplace may be reluctant to accept AVAX as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Avalanche Network and force users to pay higher fees, thus reducing the attractiveness of the Avalanche Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Avalanche Network, the value of AVAX and the value of the Shares.
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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in validated blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the AVAX Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network.
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During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana Network, users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV incentive system may lead to an increase in transaction fees on the Avalanche Network, which may diminish its use. Users or other stakeholders on the Avalanche Network could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or the Avalanche Network generally. In addition, it’s possible regulators or legislators could enact rules which restrict the use of MEV, which could diminish the popularity of the Avalanche Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of AVAX and the value of the Shares.

Validators may suffer losses due to Staking, or Staking may prove unattractive to validators, which could adversely affect the Avalanche Network.

Validation on the Avalanche Network requires AVAX to be transferred into smart contracts on the underlying blockchain network not under the control of the person who owns such AVAX. If the Avalanche Network source code or protocol were to fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such transferred (i.e., staked) AVAX may be irretrievably lost.

Separately, as part of the “activating” and “de-activating” or “cooling down” processes of staking, staked AVAX will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. “Activation” is the finding of a validator to be included in the active set, thereby allowing the validator to participate in the Avalanche Network’s proof-of-stake consensus protocol. “De-activating” is the request to exit from the active set and no longer participate in the Avalanche Network’s proof-of-stake consensus protocol. As part of these “activating” and “de-activating” processes of staking on the Avalanche Network, any staked AVAX will be inaccessible for a period of time, denominated in “epochs.” On the Avalanche Network, an epoch is approximately two days, and deactivation can take between one to several epochs to complete. The duration of activation and de-activation periods are dependent on a range of network-based factors, including the point at which an unstaking transaction is submitted during an epoch, the overall responsiveness and reliability of the Avalanche validator network (commonly referred to as “cluster performance”), the speed at which validators reach agreement on the network’s state (commonly referred to as “consensus pace”), network congestion, and validator-specific behaviors such as the batching of unstaking transactions, each of which may increase deactivation times. Once the de-activation period ends, the stake becomes fully inactive and can be withdrawn.

Since staking was enabled on the Avalanche Network in 2021, unstaking durations have varied based on network performance. For example, unstaking times have ranged from approximately 1.7 days in December 2021 to over 3.6 days in January 2022. On average, since mid-2023, it has taken approximately 2.3 days to complete staking deactivation, assuming the process is initiated near the beginning of an epoch and under normal conditions. Because the Avalanche Network processes deactivations at epoch boundaries, unstaking can typically be completed within a single epoch; however, as described above, actual durations may ultimately vary based on validator-specific factors and network state.

The Avalanche Network requires the payment of base fees and the practice of paying prioritization fees is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of AVAX. Any cybersecurity attacks, security issues, hacks, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Avalanche Network’s adoption or the price of AVAX. Any disruption of validation on the Avalanche Network could interfere with network operations and cause the Avalanche Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of AVAX to decrease. The limited liquidity during the “activation” or “de-activation” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Avalanche Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of AVAX to decrease.

In light of the foregoing, the Sponsor intends to implement certain liquidity procedures, which it believes will ensure that it will satisfy existing and reasonably foreseen redemption requests. The Sponsor intends to maintain a portion of unstaked AVAX in the Trust (the “Liquidity Sleeve”). Because the AVAX in the Liquidity Sleeve is freely transferrable, there is no timing mismatch between settlement of Shares in primary market redemptions and the AVAX transfer time. The percentage of the Trust’s AVAX comprising the Liquidity Sleeve will be dynamic and subject to adjustment based on anticipated primary and secondary market activity of the Shares and the AVAX de-activation process. As of the date of this filing, and subject to the satisfaction of the Staking Condition, the Sponsor expects that it will stake up to 85% of the Trust's AVAX at all times, and hold approximately 15% of the Trust’s AVAX in the Liquidity Sleeve, but may maintain a greater proportion of the Trust’s AVAX in the Liquidity Sleeve from time to time in order to satisfy existing and reasonably foreseen redemption requests. In addition, if the Staking

Condition has been satisfied with respect to such activities, the Sponsor, on behalf of the Trust, expects to enter into short-term financing arrangements with the Custodian and/or any Liquidity Providers to provide AVAX in an amount sufficient to satisfy existing redemption requests, provided that any costs associated with such financing arrangements shall be borne by an Authorized Participant.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Avalanche Network, and their associated digital assets – including the AVAX held by the Trust – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

If a malicious actor or botnet obtains control of a sufficient amount of the validating power on the Avalanche Network, or otherwise obtains control over the Avalanche Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

The Avalanche Network is currently vulnerable to several types of attacks, including:

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“33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked AVAX on the Avalanche Network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.
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“50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked AVAX on the Avalanche Network, a malicious actor would be able to gain full control of the Avalanche Network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending and fraudulent block propagation, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.
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“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked AVAX on the Avalanche Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward-and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks. The Avalanche Network’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators who have staked AVAX to vote in favor in order to finalize transactions and add blocks to the Avalanche Blockchain.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attack resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of over $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network experienced a >50% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work based networks, it is possible that a similar attack may occur on the Avalanche Network, which could negatively impact the value of AVAX and the value of the Shares.

Although there are no known reports of malicious control of the Avalanche Network, if groups of coordinating or connected AVAX holders that together have a more than 50% of outstanding AVAX, were to stake that AVAX and run validators, they could exert authority over the validation of AVAX transactions. This risk is heightened if such amount of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of AVAX, the feasibility of a malicious actor obtaining control of the validating power on the Avalanche Network will increase, which may adversely affect the value of AVAX and the value of the Shares.

A malicious actor may also obtain control over the Avalanche Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the AVAX ecosystem does not grow, the possibility that a malicious actor may be able to maliciously influence the Avalanche Network in this manner will remain heightened. Moreover, it is possible that a group of AVAX holders that together control more than 50% of outstanding AVAX are in fact part of the initial or current core developer group, or are otherwise influential members of the AVAX community. To the extent that the initial or current core developer groups also control more than 50% of outstanding AVAX, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Avalanche Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If validators exit the Avalanche Network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the Avalanche Network more vulnerable to a malicious actor obtaining control of a large percentage of staked AVAX, which might enable them to manipulate the Avalanche Blockchain by censoring or manipulating specific transactions, as discussed previously. If the Avalanche Blockchain suffers such an attack, the price of AVAX could be negatively affected, and a loss of confidence in the Avalanche Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Avalanche Network may adversely affect an investment in the Trust.

A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.

The Avalanche Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of the Avalanche Network adopt the modification. When a modification is introduced and a substantial majority of users' and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Avalanche Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of AVAX running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum Network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum Network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset network, Ethereum Classic, as a result of the Ethereum Network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of Ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the exploit, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the exploit. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several Digital Asset Trading Platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain, and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of AVAX at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Avalanche Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the DAO hack in July 2016, holders of Ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of AVAX at the time of announcement or adoption. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash network to launch Zclassic, a substantially identical version of the Zcash network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash network launch on October 28, 2016. A clone may also adversely affect the price of AVAX at the time of announcement or adoption.

A future fork in or clone of the Avalanche Network could adversely affect the value of the Shares or the ability of the Trust to operate.

In the event of a hard fork of the Avalanche Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Avalanche Network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Avalanche Network, is generally accepted as the Avalanche Network and should therefore be considered the appropriate digital asset network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of AVAX, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Avalanche Network. There is no guarantee that the Sponsor will choose the digital asset network or digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with shareholders, security vendors and the Index Provider on what is generally accepted as AVAX and should therefore be considered “AVAX” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the AVAX Network, the Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s AVAX holdings.

In the event of a hard fork of the AVAX Network, the Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer AVAX on the Custodian’s platform. Such a delay may be intended to permit the Custodian to assess the resulting versions of the AVAX Network, to determine how best to securely “split” the AVAX from the forked asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Custodian’s operations are halted.

In addition, any losses experienced by the Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Any name change and any associated rebranding initiative by the core developers of AVAX may not be favorably received by the digital asset community, which could negatively impact the value of AVAX and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on AVAX. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of AVAX and the value of the Shares.

If the Avalanche Network is used to facilitate illicit activities, businesses that facilitate transactions in AVAX could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of AVAX and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Avalanche Network is used to facilitate illicit activities, businesses that facilitate transactions in AVAX could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, if there is a concern that certain smart contracts on the Avalanche Network could interfere with the performance of anti-money laundering duties and economic sanctions checks. There is also a risk that Digital Asset Trading Platforms may remove AVAX from their platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Avalanche Network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Avalanche Network and/or adversely affect the price of AVAX, the attractiveness of the Avalanche Network and an investment in the Shares of the Trust.

When the Trust and the Sponsor, acting on behalf of the Trust, sell or deliver, as applicable, AVAX or, subject to NASDAQ obtaining regulatory approval from the SEC, Incidental Rights and/or IR Virtual Currency, they generally do not transact directly with counterparties other than the Authorized Participant, a Liquidity Provider or other similarly eligible financial institutions that are subject to federal and state licensing requirements and maintain practices and policies designed to comply with AML and KYC regulations. When an Authorized Participant (subject to In-Kind Regulatory Approval) or a Liquidity Provider sources AVAX in connection with the creation of the Shares or facilitates transactions in AVAX at the direction of the Trust or the Sponsor, it directly faces its counterparty and, in all instances, the Authorized Participant or Liquidity Provider, as applicable, follow policies and procedures designed to ensure that it knows the identity of its counterparty. The Authorized Participant is a registered broker-dealer and therefore subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA. In addition, one or more Liquidity Providers may be a virtual currency entity licensed by the NYDFS, which additionally may subject it to AML obligations.

In accordance with its regulatory obligations, the Authorized Participant, or the Liquidity Provider, conducts customer due diligence and enhanced due diligence on its counterparties, which enables it to determine each counterparty’s AML and other risks and assign an appropriate risk rating.

As part of its counterparty onboarding process, each of the Authorized Participant and the Liquidity Provider uses third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department Office of Foreign Assets Control (“OFAC”) and countries and territories identified as non-cooperative by the Financial Action Task Force. If the Sponsor, the Trust, the Authorized Participant or the Liquidity Provider were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, the Authorized Participant and the Liquidity Provider would be at increased risk of potential criminal or civil lawsuits.

Risk Factors Related to the Digital Asset Markets

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

In the past and through the date of this prospectus, digital asset prices have experienced significant fluctuations, leading to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including Digital Asset Trading Platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each entered into insolvency proceedings. This resulted in a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX, the third largest Digital Asset Trading Platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and several affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis Capital”), a subsidiary of Genesis Global Holdco, LLC (“Genesis Holdco”). The SEC also brought charges against Genesis Capital and Gemini Trust Company, LLC (“Gemini”) in January 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General (“NYAG”) brought charges against Gemini, Genesis Capital, Genesis Asia Pacific PTE. LTD. (“Genesis Asia Pacific”), Genesis Holdco, (together with Genesis Capital and Genesis Asia Pacific, the “Genesis Entities”), Genesis Capital’s former CEO, DCG, and DCG’s CEO alleging violations of the New York Penal Law, the New York General Business Law and the New York Executive Law. In February 2024, the NYAG amended its complaint to expand the charges against Gemini, the Genesis Entities, Genesis Capital’s former CEO, DCG, and DCG’s CEO to include harm to additional investors. Also in February 2024, the Genesis Entities entered into a settlement agreement with the NYAG to resolve the NYAG’s allegations against the Genesis Entities, which settlement was subsequently approved by the Bankruptcy Court of the Southern District of New York.

Furthermore, Genesis Holdco, together with certain of its subsidiaries, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2023. While Genesis Holdco is not a service provider to the Trust, it is a wholly owned subsidiary of DCG, and is an affiliate of the Trust and the Sponsor.

These events have also led to significant negative publicity around digital asset market participants including DCG, Genesis and DCG’s other affiliated entities. This publicity could negatively impact the reputation of the Sponsor and have an adverse effect on the trading price and/or the value of the Shares. Moreover, sales of a significant number of Shares of the Trust as a result of these events could have a negative impact on the trading price of the Shares.

These events led to a substantial increase in regulatory and enforcement scrutiny of the industry as a whole and of Digital Asset Trading Platforms in particular, including from the Department of Justice, the SEC, the CFTC, the White House and Congress. For example, in June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest Digital Asset Trading Platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint have led, and may in the future lead, to further volatility in digital asset prices. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. Between February 2025 and May 2025, the SEC entered into court-approved joint stipulations to dismiss each of the Binance Complaint, Coinbase Complaint and the Kraken Complaint. The SEC has terminated its investigation or enforcement action into many other digital asset market participants as well.

In January 2025, the SEC launched a Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking.

Digital asset markets have also been negatively impacted by the failure of entities perceived to be integral to the digital asset ecosystem. For example, in March 2023, state banking regulators placed Silicon Valley Bank and Signature Bank into FDIC receiverships. Also, in March 2023, Silvergate Bank announced plans to wind down and liquidate its operations. Because these banks were perceived to be the banks most open to providing services for the digital asset ecosystem in the United States, their failures may impact the willingness of banks (based on regulatory pressure or otherwise) to provide banking services to digital asset market participants. In addition, because these banks were perceived to be the banks most open to providing services for the digital asset ecosystem, their failure has caused a number of companies that provide digital asset-related services to be unable to find banks that are willing to provide them with such banking services. The inability to access banking services could negatively impact digital asset market participants and therefore the value of digital assets, including AVAX, and thus the Shares. In addition, although these events did not have an impact directly on the Trust or the Sponsor when these bank failures occurred, it is possible that a future closing of a bank with which the Trust or the Sponsor has a financial relationship could subject the Trust or the Sponsor to adverse conditions and pose challenges in finding an alternative suitable bank to provide the Trust or the Sponsor with bank accounts and banking services.

Events such as these that impact the wider digital asset ecosystem are continuing to develop and change at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or on the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including declines in the trading prices and liquidity of AVAX, or the failure of service providers to the Trust, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The value of the Shares relates directly to the value of AVAX, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the AVAX held by the Trust and fluctuations in the price of AVAX could adversely affect the value of the Shares. The market price of AVAX may be highly volatile, and subject to a number of factors, including:

•
an increase in the global AVAX supply that is publicly available for trading;
•
manipulative trading activity on Digital Asset Trading Platforms, which, in many cases, are largely unregulated;
•
the adoption of AVAX as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Avalanche Network;
•
forks in the Avalanche Network;
•
investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or AVAX, and Digital Asset Trading Platform rates;
•
consumer preferences and perceptions of AVAX specifically and digital assets generally;
•
fiat currency withdrawal and deposit policies on Digital Asset Trading Platforms;
•
the liquidity of Digital Asset Markets and any increase or decrease in trading volume on Digital Asset Markets;
•
investment and trading activities of large investors that invest directly or indirectly in AVAX;
•
a “short squeeze” resulting from speculation on the price of AVAX, if aggregate short exposure exceeds the number of Shares available for purchase;
•
an active derivatives market for AVAX or for digital assets generally;
•
a final determination that AVAX is a security or changes in AVAX’s status under the federal securities laws;
•
monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of AVAX as a form of payment or the purchase of AVAX on the Digital Asset Markets;
•
global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;
•
fees associated with processing an AVAX transaction and the speed at which AVAX transactions are settled on the Avalanche Network;
•
interruptions in service from or closures or failures of major Digital Asset Trading Platforms;
•
decreased confidence in Digital Asset Trading Platforms due to the largely unregulated nature and lack of transparency surrounding the operations of Digital Asset Trading Platforms;
•
increased competition from other forms of digital assets or payment services; and
•
the Trust’s own acquisitions or dispositions of AVAX, since there is no limit on the amount of AVAX that the Trust may acquire.

In addition, there is no assurance that AVAX will maintain its value in the long or intermediate term. In the event that the price of AVAX declines, the Sponsor expects the value of the Shares to decline proportionately. The value of AVAX as represented by the Index Price or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of AVAX has resulted, and may continue to result, in speculation regarding future appreciation in the value of AVAX, inflating and making the Index Price more volatile. As a result, AVAX may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index Price and could adversely affect the value of the Shares.

Due to the largely unregulated nature and lack of transparency surrounding the operations of Digital Asset Trading Platforms, they may experience fraud, market manipulation, business failures, security failures or operational problems, which may adversely affect the value of AVAX and, consequently, the value of the Shares.

Digital Asset Trading Platforms are relatively new and, in many ways, are not subject to, or may not comply with, regulation in relevant jurisdictions in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. While many prominent Digital Asset Trading Platforms provide the public with significant information regarding their on-chain activities, ownership structure, management teams, corporate practices, cybersecurity practices and regulatory compliance, many other Digital Asset Trading Platforms do not provide this information. Furthermore, while Digital Asset Trading Platforms are and may continue to be subject to federal and state licensing requirements in the United States, Digital Asset Trading Platforms do not currently appear to be subject to regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in Digital Asset Trading Platforms, including prominent trading platforms that handle a significant volume of AVAX trading.

Many Digital Asset Trading Platforms, both in the United States and abroad, are unlicensed, not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these Digital Asset Trading Platforms is generally significantly less regulated than trading activity on or reported by regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2022 one report claimed that trading volumes on Digital Asset Trading Platforms were inflated by over 70% due to false or non-economic trades, with specific focus on unlicensed trading platforms located outside of the United States. Such reports may indicate that the Digital Asset Trading Platform Market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the Digital Asset Trading Platform Market than is commonly understood, or that a much larger portion of digital asset market activity takes place on decentralized finance platforms than is commonly understood. Nonetheless, any actual or perceived false trading in the Digital Asset Trading Platform Market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of AVAX and/or negatively affect the market perception of AVAX, which could in turn adversely impact the value of the Shares.

The SEC has also identified possible sources of fraud and manipulation in the Digital Asset Markets generally, including, among others (1) “wash-trading”; (2) persons with a dominant position in a digital asset manipulating pricing in such digital asset; (3) hacking of the underlying digital asset network and trading platforms; (4) malicious control of the underlying digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in a digital asset, new sources of demand for a digital asset) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at Digital Asset Markets. The use or presence of such acts and practices in the Digital Asset Markets could, for example, falsely inflate the volume of AVAX present in the Digital Asset Markets or cause distortions in the price of AVAX, among other things that could adversely affect the Trust or cause losses to shareholders. Moreover, tools to detect and deter fraudulent or manipulative trading activities, such as market manipulation, front-running of trades, and wash-trading, may not be available to or employed by Digital Asset Markets, or may not exist at all. Many Digital Asset Markets also lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of AVAX on Digital Asset Markets may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges.

In addition, over the past several years, some Digital Asset Trading Platforms have been closed, been subject to criminal and civil litigation and have entered into bankruptcy proceedings due to fraud and manipulative activity, business failure and/or security breaches. In many of these instances, the customers of such Digital Asset Trading Platforms were not compensated or made whole for the partial or complete losses of their account balances in such Digital Asset Trading Platforms. In some instances, customers are made whole only in dollar terms as of the Digital Asset Trading Platform’s date of failure, rather than on a digital asset basis, meaning customers may still lose out on any price increase in digital assets.

While smaller Digital Asset Trading Platforms are less likely to have the infrastructure and capitalization that make larger Digital Asset Trading Platforms more stable, larger Digital Asset Trading Platforms are more likely to be appealing targets for hackers and malware. For example, in February 2025, hackers reportedly compromised a transaction from Bybit’s multisignature cold wallets, enabling the hackers to steal over $1.5 billion of ETH from Bybit. Shortcomings or ultimate failures of larger Digital Asset Trading Platforms are more likely to have contagion effects on the digital asset ecosystem, and therefore may also be more likely to be targets of regulatory enforcement action. For example, in November 2022, FTX, another of the world’s largest Digital Asset Trading Platforms, filed for bankruptcy protection and subsequently halted customer withdrawals as well as trading on its FTX.US platform. Fraud, security failures and operational problems all played a role in FTX’s issues and downfall. Moreover, Digital Asset Trading Platforms have been a subject of enhanced regulatory and enforcement scrutiny, and Digital Asset Markets have experienced continued instability, following the failure of FTX. In particular, in June 2023, the SEC brought the Binance Complaint and Coinbase Complaint, alleging that Binance and Coinbase operated unregistered securities exchanges, brokerages and clearing agencies. In addition, in November 2023, the SEC brought the Kraken Complaint, alleging that Kraken operated as an unregistered securities exchange, brokerage and clearing agency. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. Between February 2025 and May 2025, the SEC entered into court-approved joint stipulations to dismiss each of the Binance Complaint, Coinbase Complaint and the Kraken Complaint. The SEC has terminated its investigation or enforcement action into many other digital asset market participants as well.

Negative perception, a lack of stability and standardized regulation in the Digital Asset Markets and/or the closure or temporary shutdown of Digital Asset Trading Platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Avalanche Network and result in greater volatility in the prices of AVAX. Furthermore, the closure or temporary shutdown of a Digital Asset Trading Platform used in calculating the Index Price may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. These potential consequences of such a Digital Asset Trading Platform’s failure could adversely affect the value of the Shares.

Digital Asset Trading Platforms may be exposed to front-running.

Digital Asset Trading Platforms may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy tokens at a low price and later sell them at a higher price while simultaneously exiting the position. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of Digital Asset Trading Platforms and digital assets more generally.

Digital Asset Trading Platforms may be exposed to wash-trading.

Digital Asset Trading Platforms may be susceptible to wash-trading. Wash-trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash-trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve a trading platform’s attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their tokens. Results of wash-trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash-trading even on regulated venues. Any actual or perceived false trading on Digital Asset Trading Platforms, and any other fraudulent or manipulative acts and practices, could adversely affect the value of AVAX and/or negatively affect the market perception of AVAX.

To the extent that wash-trading either occurs or appears to occur in Digital Asset Trading Platforms, investors may develop negative perceptions about AVAX and the digital assets industry more broadly, which could adversely impact the price of AVAX and, therefore, the price of the Shares. Wash-trading also may place more legitimate Digital Asset Trading Platforms at a relative competitive disadvantage.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares are expected to be publicly listed and traded on the NASDAQ, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If shareholders need to sell their Shares at a time when no active market for them exists, the price shareholders receive for their Shares, assuming they are able to sell them, likely will be lower than the price that shareholders would receive if an active market did exist and, accordingly, a shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

AVAX is a novel asset with a limited trading history. Therefore, the markets for AVAX may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute an AVAX trade at a specific price when there is a relatively small volume of buy and sell orders in the AVAX market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire could increase the risk of illiquidity, by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so, should the Trust need to liquidate its AVAX. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will only invest in AVAX, which is highly concentrated.

As of the date of this filing, the total market value of the AVAX circulating supply is approximately $9.8 billion, comprised of approximately 422.3 million AVAX. On average over the last 30 days, over any given 24-hour period, the reported global AVAX trading volume was approximately $290.4 million.

The Index has a limited history and a failure of the Index Price could adversely affect the value of the Shares.

The Index has a limited history and the Index Price is a composite reference rate calculated using trading price data from various Digital Asset Trading Platforms chosen by the Index Provider. The Index Provider may remove or add Digital Asset Trading Platforms to the Index in the future at its discretion. For more information on the inclusion criteria for Digital Asset Trading Platforms in the Index, see “Business—Overview of the Avalanche Industry and Market—The Index and the Index Price.”

Although the Index is designed to accurately capture the market price of AVAX, third parties may be able to purchase and sell AVAX on public or private markets not included among the constituent Digital Asset Trading Platforms of the Index, and such transactions may take place at prices materially higher or lower than the Index Price. Moreover, there may be variances in the prices of AVAX on the various Digital Asset Trading Platforms, including as a result of differences in fee structures or administrative procedures on different Digital Asset Trading Platforms. For example, based on data provided by the Index Provider, on any given day during the period from August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025, the maximum differential between the 4:00 p.m., New York time spot price of any single Digital Asset Trading Platform included in the Index and the Index Price was 11.33% and the average of the maximum differentials of the 4:00 p.m., New York time, spot price of each Digital Asset Trading Platform included in the Index and the Index Price was 1.74%. During this same period, the average differential between the 4:00 p.m., New York time, spot prices of all the Digital Asset Trading Platforms included in the Index and the Index Price was 0.02%. To the extent such prices differ materially from the Index Price, investors may lose confidence in the Shares’ ability to track the market price of AVAX, which could adversely affect the value of the Shares.

A decline in the adoption of AVAX or the Avalanche Network could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of AVAX and the Avalanche Network. However, a lack of expansion in usage of AVAX and the Avalanche Network could adversely affect an investment in Shares.

The further development and acceptance of the Avalanche Network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the Avalanche Network may adversely affect the price of AVAX and therefore an investment in the Shares. The further adoption of AVAX will require growth of the Avalanche Network. Adoption of AVAX will also require an accommodating regulatory environment.

The use of digital assets such as AVAX to, among other things, buy and sell goods or services or facilitate cross-border payments is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. The Avalanche Network is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve.

Today, speculators make up a significant portion of users of AVAX and other cryptocurrencies. Certain merchants and major retail and commercial businesses have only recently begun accepting AVAX and the AVAX Ledger as a means of payment for goods and services. Speculation may contribute to outsized price volatility, which in turn can make AVAX less attractive to merchants and commercial parties as a means of payment. A lack of expansion by AVAX into retail and commercial markets or a contraction of such use may result in a reduction in the price of AVAX, which could adversely affect an investment in the Trust.

In addition, there is no assurance that AVAX will maintain its value over the long term. The price of AVAX is subject to risks related to its usage. Even if growth in Avalanche Network adoption occurs in the near or medium term, there is no assurance that AVAX usage will continue to grow over the long term. A contraction in use of AVAX may result in increased volatility or a reduction in the price of AVAX, which would adversely impact the value of the Shares.

The Index Price used to calculate the value of the Trust’s AVAX may be volatile, and purchasing and selling activity in the Digital Asset Markets associated with Basket creations and redemptions may affect the Index Price and Share trading prices, adversely affecting the value of the Shares.

The price of AVAX on public Digital Asset Trading Platforms has a very limited history, and during this history, AVAX prices on the Digital Asset Markets more generally, and on Digital Asset Trading Platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual Digital Asset Trading Platforms, the Index Price, and the price of AVAX generally, remain subject to volatility experienced by Digital Asset Trading Platforms, and such volatility could adversely affect the value of the Shares. For example, from August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025, the Index Price ranged from $15.95 to $54.13, with the straight average being $27.40. The Sponsor has not observed a material difference between the Index Price and average prices from the constituent Digital Asset Trading Platforms individually or as a group. The price of AVAX more generally has experienced volatility similar to the Index Price during these periods. See “Business—Overview of the Avalanche Industry and Market—Historical AVAX Prices.”

Furthermore, because the number of Digital Asset Trading Platforms is limited, the Index will necessarily be comprised of a limited number of Digital Asset Trading Platforms. If a Digital Asset Trading Platform were subjected to regulatory, volatility or other pricing issues, the Index Provider would have limited ability to remove such Digital Asset Trading Platform from the Index, which could skew the price of AVAX as represented by the Index. Trading on a limited number of Digital Asset Trading Platforms may result in less favorable prices and decreased liquidity of AVAX and, therefore, could have an adverse effect on the value of the Shares.

Purchasing activity associated with acquiring AVAX required for the creation of Baskets may increase the market price of AVAX on the Digital Asset Markets, which will result in higher prices for the Shares. Alternatively, selling activity associated with sales of AVAX withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of AVAX on the Digital Asset Markets, which will result in lower prices for the Shares. Increases or decreases in the market price of AVAX may also occur as a result of the purchasing or selling activity of other market participants. Other market participants may attempt to benefit from an increase or decrease in the market price of AVAX that may result from increased purchasing or selling activity of AVAX connected with the creation or redemption of Baskets. Consequently, the market price of AVAX may decline immediately after Baskets are created. Decreases in the market price of AVAX may also occur as a result of sales in Secondary Markets by other market participants. If the Index Price declines, the value of the Shares will generally also decline.

Competition from the emergence or growth of other digital assets could have a negative impact on the price of AVAX and adversely affect the value of the Shares.

As of August 21, 2025, AVAX is the eighteenth largest digital asset by market capitalization, as tracked by CoinMarketCap.com. As of June 30, 2025, the digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $3,072.1 billion (including the approximately $7.6 billion market cap of AVAX), as calculated using market prices and total available supply of each digital asset, excluding stablecoins and tokens pegged to other assets. AVAX faces competition from a wide range of digital assets. AVAX is also supported by fewer regulated exchanges than more established digital assets, such as Bitcoin and Ethereum, which could impact its liquidity. In addition, AVAX is in direct competition to other smart contract platforms such as Ethereum, Solana, Polygon, Near, Aptos, Sui, and Sei. Competition from the emergence or growth of alternative digital assets in the smart contract platforms sectors could have a negative impact on the demand for, and price of, AVAX and thereby adversely affect an investment in the Shares.

Investors may also invest in AVAX through means other than the Shares, including through direct investments in AVAX and other financial vehicles, including securities backed by or linked to AVAX and digital asset financial vehicles similar to the Trust. In particular, the Trust and the Sponsor face competition with respect to the creation of competing exchange-traded spot AVAX products, among other digital asset vehicles, several of which have applications pending before the SEC or that have already received SEC approval. Whether the Trust is successful in maintaining its scale and achieving its intended competitive position may be impacted by a range of factors, including the Trust’s timing in entering the market relative to competing spot AVAX exchange-traded products and its fee structure relative to those competing products. The Trust’s competitors may offer a more liquid secondary market for their shares, and/or may charge a substantially lower fee than the Sponsor’s Fee or expense ratio now or in the future. If the Trust fails to continue to maintain or grow sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the shareholders. Furthermore, the Trust may fail to continue to attract adequate liquidity in the secondary market due to such competition, resulting in a small number of Authorized Participants willing to make a market in the Shares, which in turn could result in the Shares trading at a significant premium or discount for extended periods. Likewise, market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to gain exposure to AVAX through other vehicles, rather than the Trust.

In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of AVAX are formed and represent a significant proportion of the demand for AVAX, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding AVAX, could negatively affect the Index Price, the NAV, the NAV per Share, the value of the Shares, the Principal Market NAV and the Principal Market NAV per Share. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

Congestion or delay in the Avalanche Network may delay purchases or sales of AVAX by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Avalanche Network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Avalanche Network. Any delay in the Avalanche Network could affect an Authorized Participant’s ability to buy or sell Avalanche Network at an advantageous price resulting in decreased confidence in the Avalanche Network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Avalanche Network and the value of the Trust would be adversely affected.

The SEC may approve applications under Rule 19b-4 of the Exchange Act to list competing digital assets as exchange-traded products, which could reduce demand for, and the price of, AVAX and adversely impact the value of the Shares.

To date, in addition to the application submitted in connection with the Trust, the SEC has only approved applications under Rule 19b-4 of the Exchange Act to list spot digital asset exchange-traded products which hold Bitcoin and Ether. However, applications for competing digital assets have been filed and are currently pending, and there can be no guarantee the SEC will not one day approve any such application. If applications to list spot digital asset exchange-traded products, other than those which hold AVAX, are approved, to the extent such competing digital asset exchange-traded products come to represent a significant proportion of the demand for digital assets generally, demand for, and the price of, AVAX could be reduced. Such reduced demand could in turn negatively affect the Index Price, the NAV, the NAV per Share, the value of the Shares, the Principal Market NAV and the Principal Market NAV per Share. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of AVAX and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, AVAX and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, AVAX. As a result of any of the foregoing factors, the price of AVAX could decrease, which could adversely affect an investment in the Trust.

Prices of AVAX may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the market for AVAX and other digital assets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to the value of a referenced asset, normally a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable compared to their referenced asset, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past impacted the prices of certain digital assets, and has at times caused certain stablecoins to lose their “peg” to the underlying fiat currency. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the digital asset markets. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for digital assets, raising their prices. Regulators have also charged stablecoin issuers with violations of law or otherwise required certain stablecoin issuers to cease certain operations. For example, on February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the AVAX market. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 (and remained below for multiple days) after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Popular stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins or lead to outsized redemption requests, and therefore could adversely affect the value of the Shares.

Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for AVAX. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in, and/or materially and adversely affect the prices of, digital assets more broadly.

Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as Bitcoin spot markets, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of AVAX, and in turn, an investment in the Shares.

Failure of funds that hold digital assets or that have exposure to digital assets through derivatives to receive SEC approval to list their shares on exchanges could adversely affect the value of the Shares.

There have been a growing number of attempts to list on national securities exchanges the shares of funds that hold digital assets or that have exposure to digital assets through derivatives. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. Until recently, the SEC had repeatedly denied such requests. In January 2018, the SEC’s Division of Investment Management outlined several questions that sponsors would be expected to address before the SEC will consider granting approval for funds holding “substantial amounts” of cryptocurrencies or “cryptocurrency-related products.” The questions, which focus on specific requirements of the Investment Company Act, generally fall into one of five key areas: valuation, liquidity, custody, arbitrage and potential manipulation. The SEC has not explicitly stated whether each of the questions set forth would also need to be addressed by entities with similar products and investment strategies that instead pursue registered offerings under the Securities Act, although such entities would need to comply with the registration and prospectus disclosure requirements of the Securities Act. After several years of the SEC denying requests to list shares of various digital asset funds holding Bitcoin on national securities exchanges, including the request to list the shares of Grayscale Bitcoin Trust ETF on NYSE Arca in June 2022, the Sponsor petitioned the United States Court of Appeals for the District of Columbia Circuit for review of the SEC’s final order denying approval to list shares of Grayscale Bitcoin Trust ETF on NYSE Arca as an exchange-traded product. In August 2023, the D.C. Circuit Court of Appeals granted the Sponsor’s petition and vacated the SEC’s order as arbitrary and capricious. The SEC did not seek panel rehearing or rehearing en banc. In October 2023, the D.C. Circuit Court of Appeals remanded the matter to the SEC. Ultimately, on January 10, 2024, the SEC approved NYSE Arca’s 19b-4 application to list the shares of the Grayscale Bitcoin Trust ETF on NYSE Arca as an exchange-traded product, as well as requests to list shares of various other digital asset funds holding spot Bitcoin on national securities exchanges. Subsequently, the SEC approved NYSE Arca’s similar 19b-4 applications to list the shares of the Grayscale Ethereum Trust ETF and Grayscale Ethereum Mini Trust ETF, as well as requests to list the shares of various other investment vehicles that hold spot Ether on national securities exchanges.

Moreover, even though NYSE Arca’s requests with respect to the Trust, Grayscale Bitcoin Trust ETF, Grayscale Bitcoin Mini Trust ETF, Grayscale Ethereum Trust ETF and Grayscale Ethereum Mini Trust ETF were approved, there is no guarantee that a similar application to list shares of digital asset funds beyond those for funds holding AVAX, Bitcoin, or Ether on NYSE Arca, or another national securities exchange, would be approved. In particular, Bitcoin is the only specific, widely non-stablecoin or meme coin used digital asset that the SEC has publicly indicated it does not currently view as a security, although the SEC, by action through delegated authority approving exchange rule filings to list shares of trusts holding Ether as commodity-based exchange-traded products, has implicitly taken the view that Ether is not a security. The Sponsor believes that the SEC is unlikely to approve a request to list the shares of a spot exchange-traded product that holds a digital asset that the SEC believes is an unregistered security. Although CFTC-regulated futures markets have recently been established for AVAX, which the SEC has viewed as a relevant factor in the case of spot Bitcoin and spot Ether exchange-traded products, investors should not assume that recent approvals of spot Bitcoin and spot Ether exchange-traded products or the establishment of these CFTC-regulated AVAX futures markets will subsequently lead to approval of spot exchange-traded products holding other digital assets.

The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. If exchange-listing requests beyond those for funds holding AVAX, Bitcoin or Ether continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.

The price of AVAX may become closely correlated with other asset classes.

Returns from investing in AVAX have at times diverged from and/or have not been correlated with those associated with other asset classes, but there can be no assurance that there will be any such divergence, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that AVAX will maintain its value in the long, intermediate, short, or any other term. In the event that the price of AVAX declines, the value of the Shares is likely to decline proportionately.

Components of the Avalanche protocol were only conceived in 2018 and the Avalanche protocol, which only launched in 2020, or its Avalanche Layer 1 mechanisms may not function as intended, which could have an adverse impact on the value of AVAX and an investment in the Shares.

Components of the Avalanche protocol were first conceived in a 2018 document by the pseudonymous “Team Rocket.” Development of the Avalanche Network, which only launched in 2020, is overseen by Ava Labs Inc. (“Ava Labs”), a Delaware corporation headquartered in New York, which was founded by Cornell University Professor Emin Gun Sirer and graduate student MaFan Yin to formalize the Avalanche Protocol. The Avalanche Network is composed of the “Primary Network,” which is comprised of three blockchains—the Exchange (X) Chain, the Platform (P) Chain, and the Contract (C) Chain—which each have a specific use. Avalanche Network users can create tokens and transact on other, non-core blockchains (each such blockchain, an “Avalanche Layer 1”) for specific applications and use cases. Avalanche, the architecture of the Primary Network, and Avalanche Layer 1s are new blockchain technologies that are not widely used. Avalanche, the architecture of the Primary Network, or Avalanche Layer 1s may not function as intended. For example, there may be flaws in the cryptography underlying the Avalanche Network, including flaws that affect functionality of the Avalanche Network or make the network vulnerable to attack. The development of the Avalanche Network is ongoing and any further disruption could have a material adverse effect on the value of AVAX and an investment in the Shares.

Risk Factors Related to the Trust and the Shares

The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose a challenge to the safekeeping of the Trust’s AVAX and to the operations of the Trust.

The Trust relies on the Custodian and the Prime Broker (together, the “Custodial Entities”), the Authorized Participants and other third-party service providers to perform certain functions essential to managing the affairs of the Trust. In addition, Liquidity Providers are relied upon to facilitate the purchase and sale of AVAX in connection with creations and redemptions of Shares in cash (“Cash Orders”), and the Transfer Agent and Grayscale Investments Sponsors, LLC (in such capacity, the “Liquidity Engager”) are relied upon to facilitate such Cash Orders. Any disruptions to a service provider’s business operations, resulting from business failures, financial instability, security failures, government mandated regulation or operational problems, could have an adverse impact on the Trust’s ability to access critical services and be disruptive to the operations of the Trust and require the Sponsor or the Liquidity Engager, as the case may be, to replace such service provider. Moreover, the Sponsor could decide to replace a service provider to the Trust, or the Liquidity Engager may decide to replace a Liquidity Provider, for other reasons.

If the Sponsor decides, or is required, to replace Coinbase Custody Trust Company, LLC as the custodian of the Trust’s AVAX, or Coinbase, Inc. as the prime broker controlling and securing the Trust’s Settlement Balance, transfer of the respective maintenance responsibilities of the Vault Balance or the Settlement Balance to another party or parties will likely be complex and could subject the Trust’s AVAX to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Moreover, the legal rights of customers with respect to digital assets held on their behalf by a third-party custodian, such as the Custodial Entities, in insolvency proceedings are currently uncertain. The Prime Broker Agreement contains an agreement by the parties to treat the digital assets credited to the Trust’s Vault Balance and Settlement Balance as financial assets under Article 8 in addition to stating that the Custodian will serve as fiduciary and custodian on the Trust’s behalf with respect to the Trust’s AVAX held in the Vault Balance, and that any AVAX credited to the Settlement Balance will be treated as custodial assets.

The Custodial Entities’ parent, Coinbase Global, has also stated in its most recent public securities filings that in light of the inclusion of provisions relating to Article 8 in its custody and prime broker client agreements, it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodial Entities were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. Moreover, the Custodian and the Prime Broker are potentially subject to different insolvency regimes and there is no assurance that the digital assets credited to the Trust’s Settlement Balance would be treated similarly to those credited to the Trust’s Vault Balance in an insolvency, notwithstanding the rights and obligations conferred under the Prime Broker Agreement or Coinbase Global’s views regarding the treatment of such assets under Article 8. In the event that the Custodian or the Prime Broker and/or Coinbase Global became subject to insolvency proceedings and a court were to rule that the custodied digital assets were part of the Custodian’s, the Prime Broker’s and/or Coinbase Global’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in such insolvency proceedings and the Trust would be subject to the loss of all or a significant portion of its assets.

In addition, the Custodian is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act and is licensed to custody the Trust’s AVAX in trust on the Trust’s behalf. However, the SEC has released proposed amendments to Rule 206(4)-2 that, if enacted as proposed, would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6). Executive officers of the Custodian’s parent company have made public statements indicating that the Custodian will remain a qualified custodian under the proposed SEC rule, if enacted as currently proposed. However, there can be no assurance that the Custodian would continue to qualify as a “qualified custodian” under a final rule.

To the extent that Sponsor is not able to find a suitable party willing to serve as custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s AVAX. In addition, to the extent that the Sponsor finds a suitable party and must enter into a modified or separate custody agreement that is less favorable for the Trust or Sponsor and/or transfer the Trust’s assets in a relatively short time period, the safekeeping of the Trust’s AVAX may be adversely affected, which may in turn adversely affect value of the Shares. Likewise, if the Sponsor is required to replace any other service provider, they may not be able to find a party willing to serve in such capacity in a timely manner or at all. If the Sponsor decides, or is required, to replace an Authorized Participant and/or if the Liquidity Engager decides, or is required, to replace a Liquidity Provider, this could negatively impact the Trust’s ability to create new Shares, which would impact the Shares’ liquidity and could have a negative impact on the value of the Shares.

The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and Additional Trust Expenses, and as a result, the value of the Shares may decrease over time.

The Sponsor’s Fee accrues daily in U.S. dollars at an annual rate based on the NAV Fee Basis Amount, which is based on the NAV of the Trust, and is paid to the Sponsor in AVAX. See “Business—Expenses; Sales of AVAX—Disposition of AVAX” and “Business—Expenses; Sales of AVAX—Hypothetical Expense Example.” As a result, the amount of Trust’s assets represented by each Share declines as the Trust pays the Sponsor’s Fee (or sells AVAX in order to raise cash to pay any Additional Trust Expenses), which may cause the Shares to decrease in value over time or dampen any increase in value.

The value of the Shares may be influenced by a variety of factors unrelated to the value of AVAX.

The value of the Shares may be influenced by a variety of factors unrelated to the price of AVAX and the Digital Asset Trading Platforms included in the Index that may have an adverse effect on the value of the Shares. These factors include the following factors:

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Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of AVAX have been developed specifically for this product;
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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;
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The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Vault Balance, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or
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Although the Avalanche Network does not have any privacy enhancing features at this time, if any such features are introduced to the Avalanche Network in the future, or if protocols built on top of the Avalanche Network introduce such privacy enhancing features, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Avalanche Network may increase the potential for AVAX to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The past performances of the Sponsor’s management in other investment vehicles, including their experiences in the digital asset and venture capital industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

Security threats to the Trust’s Vault Balance or Settlement Balance could result in the halting of Trust operations, including the creation and redemption of Baskets, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s AVAX held in the Vault Balance, as well as the Trust’s AVAX held temporarily in the Settlement Balance, will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s AVAX and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Custodial Entities are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s AVAX may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or cold storage, for a substantial portion of the Trust’s AVAX, multiple encrypted private key “shards”, usernames, passwords and 2-step verification, are reasonably designed to safeguard the Trust’s AVAX. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Additionally, because a portion of the Trust’s AVAX from time to time will be held in hot storage, such AVAX will be more vulnerable to a potential hack or other cyberattack that could lead to a loss of Trust assets.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, a Custodial Entity, or otherwise, and, as a result, an unauthorized party may obtain access to an Account, the relevant private keys (and therefore AVAX) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or a Custodial Entity to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodial Entities may be unable to anticipate these techniques or implement adequate preventative measures. Moreover, the Custodial Entities will not be liable for any claims or losses arising out of or relating to the acts and/or omissions of any unauthorized third parties, except to the extent such losses are caused by a Custodial Entity’s negligence, fraud or willful misconduct.

An actual or perceived breach of the accounts associated with the Trust’s Vault Balance and Settlement Balance (the “Accounts”) could harm the Trust’s operations, result in loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

AVAX transactions are irrevocable and stolen or incorrectly transferred AVAX may be irretrievable. As a result, any incorrectly executed AVAX transactions could adversely affect the value of the Shares.

AVAX transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of AVAX generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of AVAX will regularly be made to or from the Vault Balance, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s AVAX could be transferred from the Trust’s Vault Balance in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s AVAX through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred AVAX. The Trust will also be unable to convert or recover its AVAX transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

The lack of full insurance and shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent and Custodial Entities expose the Trust and its shareholders to the risk of loss of the Trust’s AVAX for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s AVAX.

While the Custodian is required under the Prime Broker Agreement to maintain insurance coverage that is commercially reasonable for the custodial services it provides, and the Custodial Entities have advised the Sponsor that they maintain insurance at commercially reasonable amounts for the digital assets custodied on behalf of clients, including the Trust’s AVAX, resulting from theft, shareholders cannot be assured that the Custodian or the Prime Broker will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s AVAX. Moreover, while the Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Sponsor does not know the amount of such capital reserves, and neither the Trust nor the Sponsor have access to such information. The Trust cannot be assured that the Custodial Entities will maintain capital reserves sufficient to cover losses with respect to the Trust’s digital assets. Furthermore, Coinbase has represented in securities filings that the total value of crypto assets in its possession and control is significantly greater than the total value of insurance coverage that would compensate Coinbase in the event of theft or other loss of funds.

Furthermore, the Custodial Entities’ aggregate maximum liability with respect to breach of their obligations under the Prime Broker Agreement will not exceed the greater of: (i) the value of the AVAX or cash involved in the event, including but not limited to transaction(s) or deliveries(s), giving rise to such liability at the time of the event giving rise to such liability; (ii) the aggregate amount of fees paid by the Trust to the Custodial Entities in respect of the Custodial and Prime Broker Services in the 12-month period prior to the event giving rise to such liability; or (iii) five million U.S. dollars. The Custodian’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the aggregate amount of fees paid by the Trust to the Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the AVAX on deposit in the Vault Balance at the time of the events giving rise to the liability occurred, the value of which will be determined in accordance with the Prime Broker Agreement.

In addition, the Custodian’s maximum liability in respect of each cold storage address that holds AVAX is limited to the “Cold Storage Threshold” of $100 million. The Sponsor monitors the value of AVAX deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of AVAX deposited in each cold storage address on business days. Although the Cold Storage Threshold has never been met for a given cold storage address, to the extent it is met the Trust would not have a claim against the Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold. The Custodial Entities and the Trust are not liable to each other for any special, incidental, indirect, punitive, or consequential damages, whether or not the other party had been advised of such losses or knew or should have known of the possibility of such damages.

The shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of AVAX, is limited. Consequently, a loss may be suffered with respect to the Trust’s AVAX that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the shareholders, under New York law, is limited.

The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to shareholders.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust. For example, the Sponsor expects that it may be advisable to discontinue the affairs of the Trust if a federal court upholds an allegation that AVAX is a security under the federal securities laws, among other reasons. See “Business—Description of the Trust Agreement—Termination of the Trust.”

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to shareholders, such as when the Actual Exchange Rate of AVAX is lower than the Index Price was at the time when shareholders purchased their Shares. In such a case, when the Trust’s AVAX are sold as part of its liquidation, the resulting proceeds distributed to shareholders will be less than if the Actual Exchange Rate were higher at the time of sale. See “Business—Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the shareholders.

The Trust Agreement includes provisions that limit shareholders’ voting rights and restrict shareholders’ right to bring a derivative action.

Under the Trust Agreement, shareholders have limited voting rights and the Trust will not have regular shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a shareholder attempting to seek redress in the name of the Trust in court. Moreover, if shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust. See “Business—Description of the Trust Agreement—The Sponsor— Fiduciary and Regulatory Duties of the Sponsor” for more detail.

The Sponsor is solely responsible for determining the value of the NAV and NAV per Share and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor will determine the Trust’s NAV and NAV per Share on a daily basis as soon as practicable after 4:00 p.m., New York time, on each business day. The Sponsor’s determination is made utilizing data from the operations of the Trust and the Index Price, calculated at 4:00 p.m., New York time, on such day. If the Sponsor determines in good faith that the Index does not reflect an accurate AVAX price, then the Sponsor will employ an alternative method to determine the Index Price under the cascading set of rules set forth in “Business—Overview of the Avalanche Industry and Market—The Index and the Index Price—Determination of the Index Price When Index Price is Unavailable.” In the context of applying such rules, the Sponsor may determine in good faith that the alternative method applied does not reflect an accurate AVAX price and apply the next alternative method under the cascading set of rules. If the Sponsor determines after employing all of the alternative methods that the Index Price does not reflect an accurate AVAX price, the Sponsor will use its best judgment to determine a good faith estimate of the Index Price. There are no predefined criteria to make a good faith assessment in these scenarios and such decisions will be made by the Sponsor in its sole discretion. The Sponsor may calculate the Index Price in a manner that ultimately inaccurately reflects the price of AVAX. To the extent that the NAV, NAV per Share or the Index Price are incorrectly calculated, the Sponsor may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index Price used to calculate the NAV and NAV per Share of the Trust. Any such change in the Index Price could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed all ordinary-course operational and periodic expenses of the Trust. See “Business—Expenses; Sales of AVAX.” Extraordinary expenses incurred by the Trust, such as taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders; or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to either (i) sell AVAX held by the Trust or (ii) deliver AVAX in-kind to the Sponsor to pay Trust expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Trust may be required to sell or otherwise dispose of AVAX at a time when the trading prices for those assets are depressed.

The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

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The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the prices of AVAX. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s AVAX may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.
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Because the Trust does not generate any income, every time that the Trust pays expenses, it will deliver AVAX to the Sponsor or sell AVAX. Any sales of the Trust’s assets in connection with the payment of expenses will decrease the amount of the Trust’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.
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Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of AVAX by the Trust to pay the Sponsor’s Fee and/or Additional Trust Expenses will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “Material U.S. Federal Income Tax Consequences.”

The Trust’s delivery or sale of AVAX to pay expenses or other operations of the Trust could result in shareholders’ incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of AVAX by the Trust to pay the Sponsor’s Fee or other expenses and each sale of AVAX by the Trust to pay Additional Trust Expenses will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “Material U.S. Federal Income Tax Consequences.”

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodian under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding AVAX. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of AVAX. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its AVAX. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its AVAX. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Pandemics, epidemics and other natural and man-made disasters could negatively impact the value of the Trust’s holdings and/or significantly disrupt its affairs.

Pandemics, epidemics and other natural and man-made disasters could negatively impact demand for digital assets, including AVAX, and disrupt the operations of many businesses, including the businesses of the Trust’s service providers. For example, the COVID-19 pandemic had serious adverse effects on the economies and financial markets of many countries, resulting in increased volatility and uncertainty in economies and financial markets of many countries and in the Digital Asset Markets. Moreover, governmental authorities and regulators throughout the world have in the past responded to major economic disruptions, including as a result of the COVID-19 pandemic, with a variety of fiscal and monetary policy changes, such as quantitative easing, new monetary programs and lower interest rates. An unexpected or quick reversal of any such policies, or the ineffectiveness of such policies, could increase volatility in economies and financial market generally, and could specifically increase volatility in the Digital Asset Markets, which could adversely affect the value of AVAX and the value of the Shares.

In addition, pandemics, epidemics and other natural and man-made disasters could disrupt the operations of many businesses. For example, in response to the COVID-19 pandemic, many governments imposed travel restrictions and prolonged, closed international borders and enhanced health screenings at ports of entry and elsewhere, which disrupted businesses around the world. While the Sponsor and the Trust were not materially impacted by these events, any disruptions to the Sponsor’s, the Trust’s or the Trust’s service providers’ business operations resulting from business restrictions, quarantines or restrictions on the ability of personnel to perform their jobs as a result of any future pandemic, epidemic or other disaster could have an adverse impact on the Trust’s ability to access critical services and could be disruptive to the affairs of the Trust.

The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.

The Trust is currently only able to accept Cash Orders, which means that an Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets, and a Liquidity Provider will obtain or receive AVAX in exchange for cash in connection with such order. However, the Trust is not at this time able to create and redeem Shares via in-kind transactions with Authorized Participants in exchange for AVAX.

Authorized participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. Although the SEC recently approved orders to permit in-kind creations and redemptions by authorized participants for certain spot digital asset ETP shares, it is not yet clear whether or how market participants, including registered broker-dealers, will adjust their activities to account for the new orders. In particular, registered broker-dealers participating in the in-kind creation or redemption of Shares for AVAX will need to ensure that they can demonstrate compliance with applicable financial responsibility rules.

While compliance with these requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. As a result, the SEC is unlikely to permit an exchange to adopt listing rules for a product if it is not clear that the exchange’s members would be able to comply with applicable rules when transacting in the product as designed. In light of the new orders, NASDAQ may seek the necessary regulatory approval to amend its listing rules to permit the Trust to create and redeem Shares through In-Kind Orders, in which Authorized Participants or their designees would deposit AVAX directly with the Trust or receive AVAX directly from the Trust. However, there can be no assurance as to when NASDAQ will seek or obtain this approval, if at all.

To the knowledge of the Sponsor, exchange-traded products for all spot-market commodities other than cryptocurrencies, such as gold and silver, employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an Authorized Participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been extensively tested, and could be impacted by any resulting operational inefficiencies.

In particular, the Trust’s inability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if Cash Orders are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s inability to facilitate in-kind creations and redemptions, and resulting reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation of redemption of Shares during times of market volatility or turmoil, among other consequences.

Even if In-Kind Regulatory Approval were obtained, there can be no assurance that in-kind creations or redemptions of the Shares will be available in the future, or that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

Shareholders will not receive the benefits of any forks or airdrops.

The Avalanche Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of AVAX adopt the modification. When a modification is introduced and a substantial majority of users and validators consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Avalanche Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of AVAX running in parallel, yet lacking interchangeability. In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset, generally for free, based on the fact that they hold such other digital asset. We refer to the right to receive any benefits arising from a fork, airdrop or similar event as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.”

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, shareholders will not receive the benefits of any forks, and the Trust is not able to participate in any airdrop.

In the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NASDAQ seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in-kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NASDAQ will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

Coinbase Global serves as the AVAX custodian and prime execution agent for several competing exchange-traded AVAX products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Broker and Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded digital asset company in the world by market capitalization and is also the largest digital asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of digital asset brokerage and custody services, Coinbase Global serves as the AVAX custodian and prime execution agent for several competing exchange-traded AVAX products. Therefore, Coinbase Global plays a critical role in supporting the U.S. spot AVAX exchange-traded product ecosystem, and its size and market share create the risk that Coinbase Global may fail to properly resource its operations to adequately support all such products that use its services, which could harm the Trust, the shareholders and the value of the Shares. If Coinbase Global were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Trust serve in a similar capacity for several competing exchange-traded AVAX products, which could adversely affect the arbitrage mechanism, the Trust’s operations, the performance of the Trust and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Trust serve in a similar capacity for several competing exchange-traded AVAX products. As a result, the Authorized Participants may be unable to adequately support all of the exchange-traded AVAX products that use their respective services. This risk may also be exacerbated as a consequence of the price and volatility of AVAX, as well as the amount of AVAX that is required to create or redeem Shares of the Trust. Moreover, the Authorized Participants may choose to facilitate creations and redemptions for competing products rather than for the Trust, including as a result of, among other things, how effectively the arbitrage mechanism of the Trust functions, the liquidity for the Shares, the bid/ask spreads in secondary trading of the Shares and the costs associated with creating and redeeming Shares of the Trust, in each case relative to competing products. In addition, given the relatively limited number of market participants that could serve as Authorized Participants of the Trust, the Trust may not be able to engage other providers to serve as Authorized Participants. If any or all of the Authorized Participants were to cease to act in their capacity as Authorized Participants of the Trust, or if any of the Authorized Participants were to favor creating and redeeming shares of competing products over those of the Trust, the Trust may receive inadequate attention or be subject to comparatively unfavorable commercial terms, which could adversely affect the arbitrage mechanism, the Trust’s operations, the performance of the Trust and ultimately the value of the Shares. See also “—Risks Related to the Offering—Competition from the emergence or growth of other digital assets could have a negative impact on the price of AVAX and adversely affect the value of the Shares.”

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may purchase or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through NASDAQ or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares

A determination that AVAX or any other digital asset is a “security” may adversely affect the value of AVAX and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

The SEC, at least under the prior administration, has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. A number of SEC and SEC staff actions with respect to a variety of digital assets demonstrate this difficulty. For example, public, though non-binding, statements by senior officials at the SEC have indicated that the SEC did not consider Bitcoin or Ether to be securities, and does not currently consider Bitcoin to be a security. In addition, the SEC, by action through delegated authority approving the exchange rule filings to list shares of trusts holding Ether as commodity-based ETPs, appears to have implicitly taken the view that Ether is not a security. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities. Moreover, the SEC’s Division of Corporation Finance has published statements that it does not consider, under certain circumstances, “meme coins” or some stablecoins to be securities. However, such statements may be withdrawn at any time without notice and comment by the Division of Corporation Finance at the SEC or the SEC itself. In addition, the SEC under former SEC Chair Gensler’s leadership brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. More recently, the SEC under former SEC Chair Gensler’s leadership brought enforcement actions against Digital Asset Trading Platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities.

Whether a digital asset is a security, or offers and sales of a digital asset are securities transactions, under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in such laws. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security or the offer and sale of a digital asset is a securities transaction by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security or a particular offer and sale of a digital asset qualifying as a securities transaction under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve, though recent arguments advanced in ongoing litigation may suggest that the SEC no longer believes the status of a digital asset can change over time.

Even though the Trust only holds AVAX, these developments demonstrate the difficulty in applying the federal securities laws to digital assets generally, including AVAX. In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital assets-based investment vehicles, and clarity regarding digital asset custody, lending, and staking. On July 31, 2025, Chairman Atkins announced “Project Crypto,” a Commission-wide initiative to modernize securities rules for digital assets, reshore innovation in the United States, and implement the recommendations of the working group report. Chairman Atkins had directed the SEC’s policy divisions to work with the Crypto Task Force to draft “clear and simple rules of the road for crypto asset distributions, custody, and trading,” and the Commission and SEC staff will also consider using interpretive, exemptive, and other authorities with respect to digital asset markets. However, the efforts of the crypto task force and Project Crypto have only just begun, and how or whether the SEC regulates digital asset activity in the future remains to be seen.

As part of determining whether AVAX is a security or a transaction in AVAX by the Sponsor is a securities transaction, for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases and their progeny, as well as reports, orders, press releases, public statements and speeches by the SEC, its commissioners and its staff providing guidance on when a digital asset may be a security or when an offer and sale of a digital asset may be a securities transaction for purposes of the federal securities laws. Finally, the Sponsor discusses the security status of AVAX and the Sponsor’s transactions in AVAX with external counsel, and has received a memorandum regarding the status of AVAX under the federal securities laws from external counsel. Through this process the Sponsor believes that it is applying the proper legal standards in determining that AVAX is not a security in light of the uncertainties inherent in the Howey and Reves tests.

As is the case with AVAX, analyses from counsel typically review the often-complex facts surrounding a particular digital asset’s underlying technology, creation, use case and usage development, distribution and secondary-market trading characteristics as well as contributions of and marketing or promotional efforts by the individuals or organizations who appear to be involved in these activities, among other relevant facts, usually drawing on publicly available information. This information, usually found on the internet, often includes both information that originated with or is attributed to such individuals or organizations, as well as information from third-party sources and databases that may or may not have a connection to such individuals or organizations, and the availability and nature of such information can change over time. The Sponsor and counsel often have no independent means of verifying the accuracy or completeness of such information, and therefore of necessity usually must assume that such information is materially accurate and complete for purposes of the Howey and Reves analyses. After having gathered this information, counsel typically analyzes it in light of the Howey and Reves tests, in order to inform a judgment as to whether or not a federal court would conclude that the digital asset, or transactions in the digital asset, in question is or is not a security, or are or are not securities transactions, respectively, for purposes of the federal securities laws. Often, certain factors appear to support a conclusion that the digital asset in question, or transactions in the digital asset, is a security, or are or are not securities transactions, respectively, while other factors appear to support the opposite conclusion, and in such a case counsel endeavors to weigh the importance and relevance of the competing factors.

This analytical process is further complicated by the fact that, at present, federal judicial case law applying the relevant tests to digital assets is limited and in some situations inconsistent, with no federal appellate court having considered the question on the merits, as well as the fact that because each digital asset presents its own unique set of relevant facts, it is not always possible to directly analogize the analysis of one digital asset to another. Because of this factual complexity and the current lack of a well-developed body of federal case law applying the relevant tests to a variety of different fact patterns, the Sponsor has not in the past received, and currently does not expect that it would be able to receive, “opinions” of counsel stating that a particular digital asset, or transactions in the digital asset, is or is not a security, or are or are not securities transactions, respectively, for federal securities law purposes. The Sponsor understands that as a matter of practice, counsel is generally able to render a legal “opinion” only when the relevant facts are substantially ascertainable and the applicable law is both well-developed and settled. As a result, given the relative novelty of digital assets, the challenges inherent in fact-gathering for particular digital assets, and the fact that federal courts have only recently been tasked with adjudicating the applicability of federal securities law to digital assets, the Sponsor understands that at present counsel is generally not in a position to render a legal “opinion” on the securities law status of AVAX or any other particular digital asset.

If the Sponsor determines that AVAX, or transactions in AVAX are a security or securities transactions, respectively, under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that AVAX is a security, the Sponsor does not intend to permit the Trust to continue holding AVAX in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act). Because the legal tests for determining whether a digital asset transactions in the digital asset, are or are not a security or securities transactions, respectively, often leave room for interpretation, for so long as the Sponsor believes there to be good faith grounds to conclude that the Trust’s AVAX is not a security, the Sponsor does not intend to dissolve the Trust on the basis that AVAX could at some future point be finally determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that AVAX, or transactions in AVAX, are a security, or securities transactions, respectively, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading value of AVAX, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset or transactions in that digital asset are determined to be a security or securities transactions, respectively, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset or transactions in that digital asset are a security or securities transactions, respectively, by the SEC or another regulatory authority may have similar effects.

For example, in 2020, the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint.

Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a “security”, certain sales of XRP to certain buyers (but not other types of sales to other buyers) amounted to “investment contracts” under the Howey test. The District Court entered a final judgment in the case on August 7, 2024, and the parties each dismissed their appeals to the Second Circuit on August 7, 2025.

Likewise, in the days following the announcement of SEC enforcement actions against certain digital asset issuers and trading platforms, the prices of various digital assets declined significantly and may continue to decline if or as such cases advance through the federal court system. Furthermore, the decisions in cases involving digital assets have resulted in seemingly inconsistent views of different district court judges, including one that explicitly disagreed with the analysis underlying the decision regarding XRP, which underscore the continuing uncertainty around which digital assets or transactions in digital assets are securities and what the correct analysis is to determine each digital asset’s status. For example, the conflicting district court opinions and analyses demonstrate that factors such as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is, the manner in which it is offered, sold or promoted and whether it has actual use in commercial transactions, ultimately may have limited to no bearing on whether the SEC, a state securities regulator or any particular court will find it to be a security.

In addition, if AVAX is determined to be a security by a federal court or transactions in AVAX are determined to be securities transactions by a federal court, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of investment company securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that the Trust’s assets include securities or the Trust’s transactions in digital assets constitute securities transactions, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of the digital asset AVAX, certain significant market participants announced they would no longer support AVAX and announced measures, including the delisting of AVAX from major Digital Asset Trading Platforms, resulting in the Sponsor’s conclusion that it was likely to be increasingly difficult for U.S. investors, including Grayscale AVAX Trust (AVAX), an affiliate of the Trust, to convert AVAX into U.S. dollars. The Sponsor subsequently dissolved Grayscale AVAX Trust (AVAX) and liquidated its assets. Furthermore, if a federal court upholds an allegation that AVAX is a security or transactions in AVAX are securities transactions, the Trust itself may be terminated and, if practical, its assets liquidated.

Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of the Shares or restrict the use of AVAX, validating activity or the operation of the Avalanche Network or the Digital Asset Markets in a manner that adversely affects the value of the Shares.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, OFAC, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the Digital Asset Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions, or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or AVAX in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

On January 23, 2025, President Trump issued an executive order titled “Strengthening American Leadership in Digital Financial Technology” aimed at supporting “the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy.” The Executive Order also established an interagency working group that is tasked with “proposing a Federal regulatory framework governing the issuance and operation of digital assets” in the United States. Pursuant to this Executive Order, the working group released a report in July 2025 outlining the administration's recommendations to Congress and various agencies reflecting the administration’s “pro-innovation mindset toward digital assets and blockchain technologies.” In particular, the report recommends that Congress enact legislation regarding self custody of digital assets, clarifying the applicability of Bank Secrecy Act obligations with respect to digital asset service providers, granting the CFTC authority to regulate spot markets in non-security digital assets, prohibiting the adoption of a CBDC, and clarifying tax laws as relevant to digital assets. In addition, the report recommends that agencies reevaluate existing guidance on digital asset activities, use existing authorities to enable the trading of digital assets at the federal level, embrace DeFi, launch or relaunch crypto innovation efforts, and promote U.S. private sector leadership in the responsible development of cross-border payments and financial markets technologies, among others.

There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. For example, the CLARITY Act was passed by the House of Representatives in July 2025, which would, if enacted, regulate digital asset markets and digital asset trading platforms in the United States. In addition, also in July 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 (the “GENIUS Act”) became the first federal law specifically regulating the issuance, custody and other stablecoin-related matters in the United States. It is difficult to predict whether, or when, the CLARITY Act or another Bill that would regulate digital asset markets and digital asset trading platforms may become law or what any such Bill may entail. It is difficult to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of Digital Asset Markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and AVAX held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Avalanche Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals and Blocked Persons List. A large portion of Ethereum validators globally, as well as notable industry participants such as Centre, the issuer of the USDC stablecoin, have reportedly complied with the sanctions and blacklisted the sanctioned addresses from interacting with their networks. In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (CVC) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect, or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. In April 2024, the DOJ arrested and charged the developers of the Samourai Wallet mixing service with conspiracy to commit money laundering and conspiracy to operate an unlicensed money transmitting business. In May 2024, a co-founder of Tornado Cash was sentenced to more than five years imprisonment in the Netherlands for developing Tornado Cash on the basis that he had helped launder more than $2 billion worth of digital assets through Tornado Cash. In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (CVC) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect, or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. In April 2024, the DOJ arrested and charged the developers of the Samourai Wallet mixing service with conspiracy to commit money laundering and conspiracy to operate an unlicensed money transmitting business. In May 2024, a co-founder of Tornado Cash was sentenced to more than five years imprisonment in the Netherlands for developing Tornado Cash on the basis that he had helped launder more than $2 billion worth of digital assets through Tornado Cash. In August 2025, a co-founder of Tornado Cash was convicted of conspiracy to operate an unlicensed money transmitting business, but a mistrial was declared with respect to charges of conspiracy to commit money laundering and conspiracy to violate U.S. sanctions. Future additional regulatory action with respect to privacy-enhancing digital assets is possible.

Changes in SEC policy could adversely impact the value of the Shares.

The effect of any future regulatory change on the Trust or the digital assets held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. In particular, with the exception of the Trust and funds that hold Bitcoin, Ether and certain Bitcoin-based derivatives or Ether-based derivatives, the SEC has not yet approved the listing on a national securities exchange of any non-futures based digital-asset focused exchange-traded fund or exchange-traded product (such product, an “ETF”). If the SEC were to approve any such ETF other than ours in the future, such an ETF may be perceived to be a superior investment product offering exposure to digital assets compared to the Trust because the value of the shares issued by such an ETF would be expected to more closely track the ETF’s net asset value than do Shares of the Trust, and investors may therefore favor investments in such ETFs over investments in the Trust. Any weakening in demand for the Shares compared to digital asset ETF shares could cause the value of the Shares to decline.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new, although its influence over public policy is increasing, and it may not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of AVAX and therefore the value of the Shares.

Regulatory changes or other events in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect the digital asset network, the Digital Asset Markets, and their users, particularly Digital Asset Trading Platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if foreign jurisdictions in addition to China were to ban or otherwise restrict validating activity, including by regulating or limiting manufacturers’ ability to produce or sell semiconductors or hard drives in connection with validating, it would have a material adverse effect on digital asset networks (including the Avalanche Network), the Digital Asset Market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the Financial Services and Markets Act 2023 (“FSMA”), received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the Parliament of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in April 2023, establishing a regulatory framework for digital asset services across the European Union. Certain parts of MiCA became effective as of June 2024 and the remainder became effective as of December 2024. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. See “Business—Overview of the Avalanche Industry and Market—Government Oversight.”

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of AVAX. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Trust or AVAX is impossible to predict, and such change could be substantial and adverse to the Trust and the value of the Shares.

If regulators subject an Authorized Participant, the Trust or the Sponsor to regulation as a money service business or money transmitter, this could result in extraordinary expenses to the Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant, the Trust or the Sponsor to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the NYDFS’ BitLicense regulations or California’s Digital Financial Assets Law, once effective.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. An Authorized Participant may instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to discontinue and wind up the Trust. An Authorized Participant’s decision to cease acting as such may decrease the liquidity of the Shares, which could adversely affect the value of the Shares, and termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the shareholders.

Additionally, to the extent an Authorized Participant, the Trust or the Sponsor is found to have operated without appropriate state or federal licenses, or registration, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or the Sponsor, decrease the liquidity, and have a material adverse effect on the price of the Shares.

Regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which AVAX is treated. In particular, AVAX may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. It is possible that a new Administration and Congress in the United States creates a new classification for digital assets. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of AVAX under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to shareholders.

To the extent that AVAX is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s AVAX at a time that is disadvantageous to shareholders.

To the extent that AVAX is determined to be a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s AVAX at a time that is disadvantageous to shareholders.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

If the Staking Condition is satisfied, the Sponsor intends to continue to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes and that any Staking activity undertaken by the Trust in compliance with the opinion, ruling or other guidance relied upon to satisfy the Staking Condition will not prevent the Trust from continuing to qualify as a grantor trust for such purposes. However, due to the uncertainty regarding the ability of a grantor trust to engage in Staking activities, there can be no assurance that the Internal Revenue Service (“IRS”) or any court would agree with this position (or with any opinion of counsel delivered to the Sponsor in support thereof). Accordingly, if the Trust satisfies the Staking Condition, the Trust might cease to qualify as a grantor trust for U.S. federal income tax purposes.

Furthermore, the Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. In furtherance of that commitment, the Sponsor has, on behalf of the Trust, notified the Prime Broker, the Custodian, and Coinbase Credit via the Pre-Creation/Redemption Abandonment Notices (as defined herein) that the Trust is irrevocably abandoning, effective immediately prior to each Creation Time or Redemption Time, all Incidental Rights or IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which it has not taken any Affirmative Action at or prior to such time. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than AVAX as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.

In addition, at this time the Trust is not permitted to create or redeem Shares via in-kind transactions with Authorized Participants. Unless and until In-Kind Regulatory Approval is obtained, Baskets will be created or redeemed only through Cash Orders. In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern Cash Orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing Cash Orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes (as discussed below in “Material U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets”), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. Moreover, it is possible, in that case, that a portion of the Trust’s income would be considered to be “effectively connected” with the conduct of a trade or business in the United States and, accordingly, a non-U.S. person owning Shares could be subject to U.S. federal income tax on a net income basis with respect to that “effectively connected” income and be required to file a U.S. tax return. If the Staking Condition was satisfied and none of the Trust’s Staking income were considered to be “effectively connected” income, a non-U.S. person owning Shares likely would be subject to withholding on its pro rata portion of U.S.-source income from the Trust’s Staking activities as described below in “—Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences and, if the Staking Condition is satisfied, Staking Consideration received as staking rewards.” Tax-exempt Shareholders may also recognize UBTI from the Trust’s Staking activities if the Trust is not treated as a corporation for U.S. federal income tax purposes.

If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty). As a result, the taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in Shares, and substantially reduce the value of the Shares, and result in a material divergence between NAV and the value of the Trust’s AVAX.

The treatment of digital assets for U.S. federal income tax purposes is uncertain.

As discussed in the section entitled “Material U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets,” assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the AVAX (and, if applicable, any Incidental Rights, IR Virtual Currency and/or, if the Staking Condition is satisfied, any Staking Consideration) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital assets (i) are “property” (ii) are not currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Moreover, in 2023, the IRS released a revenue ruling that provided guidance on digital asset staking, including guidance to the effect that staking rewards will, under certain circumstances, be treated as giving rise to taxable income (the “Staking Guidance”). However, the Notice, the Ruling & FAQs and the Staking Guidance do not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, for a non-U.S. Holder (as defined below), there currently is no guidance directly addressing whether or in what circumstances engaging in certain activities to generate yield on digital assets, including Staking, could give rise to income that is effectively connected with a trade or business in the United States. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice, the Ruling & FAQs and the Staking Guidance. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the value of AVAX. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust could hold certain types of digital assets that are not within the scope of the Notice in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, subject to NASDAQ obtaining regulatory approval from the SEC.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital assets in general.

Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as AVAX, are uncertain, and it is unclear what guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price of AVAX in the Digital Asset Markets, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences or staking. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital assets for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of AVAX users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for AVAX in such jurisdiction.

Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of AVAX in the Digital Asset Markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

The tax treatment of AVAX and transactions involving AVAX for state and local tax purposes is not settled.

Because AVAX is a new technological innovation, the tax treatment of AVAX for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of AVAX for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of AVAX may have negative consequences, including the imposition of a greater tax burden on investors in AVAX or the imposition of a greater cost on the acquisition and disposition of AVAX generally. Any such treatment may have a negative effect on prices of AVAX and may adversely affect the value of the Shares.

A U.S. tax-exempt shareholder may recognize “unrelated business taxable income” as a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. Moreover, as separately provided by the IRS in the Staking Guidance, staking rewards will, under certain circumstances, be treated as giving rise to taxable income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize UBTI as a consequence of an investment in Shares. See “Material U.S. Federal Income Tax Consequences.”

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences and, if the Staking Condition is satisfied, Staking Consideration received as staking rewards.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence or staking could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Holders (as defined under “Material U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders”) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Holder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Holder would otherwise be entitled to receive in connection with a distribution of Incidental Rights, IR Virtual Currency or, if the Staking Condition is satisfied, Staking Consideration received as staking rewards. See “Material U.S. Federal Income Tax Consequences”

Risk Factors Related to Staking

The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied in addition to the Trust satisfying any additional requirements that may arise in connection with the satisfaction of the Staking Condition, which could negatively affect the value of the Shares.

The Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. The Trust Agreement provides that the Trust may engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied. As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future.

Subject to the Staking Condition being satisfied and subject to compliance with certain related requirements, in the future the Trust may stake a portion of its AVAX holdings on the proof-of-stake validation mechanism of the Avalanche Network to receive Staking Consideration. However, as long as the Staking Condition and any related requirements have not been satisfied the Trust will not stake any portion of its AVAX holdings the proof-of-stake validation mechanism of the Avalanche Network to receive Staking Consideration. The current inability of the Trust to engage in Staking and receive such Staking Consideration could place the Shares at a comparative disadvantage relative to an investment in AVAX directly or through a vehicle that is not subject to such a prohibition, which could negatively affect the value of the Shares.

Staked AVAX tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.

Under current Avalanche Network protocols, staked AVAX tokens are permitted to be un-staked by the holder of the private keys for the withdrawal address of such AVAX tokens. However, as part of the “activating” and “exiting” processes of staking, staked AVAX tokens will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks that the Sponsor plans to manage. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Avalanche Network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Avalanche Network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Avalanche Network, any staked AVAX will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. However, depending on demand, un-staking can take between hours, days or weeks to complete. This can result in certain liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods.

The Sponsor anticipates that it will engage in staking with respect to all of the Trust’s AVAX at all times, except (i) as necessary to pay the Sponsor’s Fee, (ii) as necessary to pay any additional Trust expenses, (iii) as necessary to satisfy existing and reasonably foreseen potential redemption requests (assuming the Trust is then permitted to operate an ongoing redemption program) as determined by the Sponsor, (iv) as necessary to reduce the AVAX obtained by the Trust as Staking Consideration to cash for distribution at regular intervals, (v) if the Sponsor determines that Staking raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, (vi) if the Sponsor determines there exists vulnerabilities in the source code or cryptography underlying the Avalanche Network, (vii) if the Custodian or Staking Provider discontinues their arrangements with the Trust, (viii) if the Sponsor otherwise determines that continued Staking of such portion of the Trust’s assets would be inconsistent with the Trust’s purpose of protecting and preserving the value of the Trust Estate, (ix) to fund or replenish the Liquidity Sleeve or (x) in accordance with any other exception that is expressly contemplated by an opinion, ruling or tax guidance that satisfies the Staking Condition. All AVAX received by the Trust in connection with the creation of new Shares, or as Staking Consideration, would also be staked upon receipt by the Trust, unless one or more of the exceptions described in clauses (i)-(ix) above applies. As of the date of this filing, and subject to the satisfaction of the Staking Condition, the Sponsor expects that it will stake up to 85% of the Trust’s AVAX at all times.

Assuming that the Trust is then permitted to operate an ongoing redemption program, due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s AVAX that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked AVAX which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s AVAX that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders contemplated by an opinion of a Tax Advisor, a Tax Ruling or Tax Guidance that satisfies the Staking Condition) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through the Custodian, and such transaction is processed by the Avalanche Network. The Staking Provider will not be able to transfer unstaked AVAX or Staking Consideration to another address on the Avalanche Network.

Although the Sponsor anticipates, if the Staking Condition has been satisfied with respect to such activities, that the Trust may enter into financing arrangements to borrow AVAX in order to fulfill redemption requests if the Trust’s unstaked AVAX is insufficient to do so, there can be no assurance that such arrangements will be available as intended or provide sufficient liquidity to satisfy redemption requests.

The Trust will be dependent on third parties to effectively execute the Trust’s Staking Arrangements.

As the Sponsor currently anticipates that Staking will be carried out by staking to third-party Staking Providers, the amount of Staking Considerationthat the Trust’s staking activity will generate will be dependent on the performance of the Staking Provider, including the adequacy and reliability of the hardware and software utilized by the Staking Provider. If the Custodian or the Staking Provider experience service outages or otherwise are unable to optimally execute the Staking of the Trust’s AVAX, the Trust’s Staking Considerationmay be adversely affected.

The regulatory landscape surrounding Staking is uncertain.

The regulatory landscape surrounding Staking is highly uncertain, and may expose the Sponsor, Custodian, third-party Staking Providers and the Trust and its shareholders to unforeseen regulatory risks or potential enforcement actions. For example, there is a risk that the Staking Arrangements could constitute an “investment contract” under the federal securities laws, such that it is a security, and thus needs to be registered or eligible for an exemption from registration. In May 2025, staff at the SEC Division of Corporation Finance issued a statement (the “SEC Staking Statement”) expressing the view that certain staking activities do not involve the offer and sale of securities within the meaning of the federal securities laws, and we believe the Staking Arrangements satisfy the criteria in this guidance. However, the SEC Staking Statement is not a rule, regulation, guidance, or statement of the Commission, and has no legal force or effect. There is accordingly a risk that a court could disagree with the views expressed in the SEC Staking Statement. In that case, or if AVAX were deemed a security, there would also be a risk that a Staking Provider could be deemed to be acting as a broker-dealer, on the basis that the Staking Provider is receiving a commission for effecting the staking transactions and receipt of Staking Consideration.

The Sponsor is permitted to cause the Trust to engage in Staking only if certain conditions set forth in the Trust Agreement relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied. Due to the lack of authority regarding the ability of a grantor trust to engage in activities such as Staking, there can be no assurance whether or when these conditions will be satisfied or the Trust will be permitted to engage in Staking.

If the Staking Condition is satisfied, beneficial owners of Shares could incur tax liabilities without receiving corresponding distributions from the Trust.

There can be no assurance that the Staking Condition will be satisfied or that the Trust will stake any of its AVAX tokens. If the Staking Condition is satisfied, Shareholders may suffer adverse tax consequences. In particular, the IRS has indicated that the receipt of Staking Consideration gives rise to current, ordinary income for U.S. federal income tax purposes. Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, beneficial owners of Shares will be required to take their ratable share of any such income into account in determining their own tax liability, regardless of whether the Trust makes any corresponding distributions. Shareholders should therefore expect that, if the Staking Condition is satisfied, other sources of funds may be needed to satisfy any associated tax liability.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its shareholders. These potential conflicts include, among others, the following:

•
The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;
•
The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;
•
The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;
•
The Sponsor and its staff also service affiliates of the Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;
•
The Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;
•
Affiliates of the Sponsor have substantial direct investments in AVAX that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its shareholders, and any increases, decreases or other changes in such investments could affect the Index Price and, in turn, the value of the Shares;
•
There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to the Trust;
•
Several employees of the Sponsor and the Sponsor’s indirect parent company, DCG, are FINRA-registered representatives who historically maintained their licenses through Genesis and currently maintain their licenses through Grayscale Securities;
•
DCG is (i) the sole equity holder and indirect parent company of the Sponsor; and (ii) a minority interest holder in Kraken, one of the Digital Asset Trading Platforms included in the Index, representing less than 1.0% of its equity;

•
DCG has investments in a large number of digital assets and companies involved in the digital asset ecosystem, including trading platforms and custodians. DCG’s positions on changes that should be adopted in the Avalanche Network could be adverse to positions that would benefit the Trust or its shareholders. Additionally, before or after a hard fork on the Avalanche Network, DCG’s position regarding which fork among a group of incompatible forks of the Avalanche Network should be considered the “true” Avalanche Network could be adverse to positions that would most benefit the Trust;
•
DCG has been vocal in the past about its support for digital assets other than AVAX. Any investments in, or public positions taken on, digital assets other than AVAX by DCG, could have an adverse impact on the price of AVAX;
•
The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;
•
While the Index Provider does not currently utilize data from over-the-counter markets or derivatives platforms, it may decide to include pricing from such markets or platforms in the future;
•
The Sponsor may appoint an agent to act on behalf of the shareholders, and such agent may be the Sponsor or an affiliate of the Sponsor; and
•
The Sponsor has historically and may again select an Index Provider that is an affiliate of the Sponsor and the Trust.

By purchasing the Shares, shareholders agree and consent to the provisions set forth in the Trust Agreement. See “Business—Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Sponsor, the distributor, the marketer, Authorized Participant, Liquidity Providers, the Trust and others, see “Certain Relationships and Related Party Transactions.”

DCG is a minority interest holder in Kraken, which operates one of the Digital Asset Trading Platforms included in the Index Price.

DCG, the sole equity holder and indirect parent company of the Sponsor, holds a minority interest of less than 1.0% in Kraken. The Sponsor values its digital assets by reference to the Index Price. The Index Price is the price in U.S. dollars of an AVAX derived from the Digital Asset Trading Platforms that are reflected in the Index developed by CoinDesk Indices, Inc. as of 4:00 p.m., New York time, on each business day. Kraken is one of the Digital Asset Trading Platforms included in the Index.

Although DCG does not exercise control over Kraken, it is possible that investors could have concerns that DCG could influence market data provided by this Digital Asset Trading Platform in a way that benefits DCG, for example by artificially inflating the values of AVAX in order to increase the Sponsor’s fees. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its AVAX.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate. See “Certain Relationships and Related Party Transactions—The Sponsor.”

If the Custodian resigns or is removed by the Sponsor or otherwise, without replacement, it would trigger early termination of the Trust.

A Custodial Entity may terminate the Prime Broker Agreement for Cause (as defined in “Business— Description of the Prime Broker Agreement—Term; Termination and Suspension”) at any time or upon one hundred eighty days’ prior written notice to the Trust, as provided under the Prime Broker Agreement. If the Custodian resigns or is removed by the Sponsor or otherwise, without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

The Trust is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make the Shares less attractive to investors.

The Trust is an “emerging growth company,” as defined in the JOBS Act, and intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and exemptions from the requirement of shareholder approval of any golden parachute payments not previously approved. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Sponsor and the Trust cannot predict if investors will find the Shares less attractive because the Trust will rely on these exemptions. The Trust will remain an emerging growth company for up to five years after its initial public offering, although it will lose that status sooner if the Trust has more than $1.235 billion of revenues in a fiscal year, has more than $700 million in market value of Shares held by non-affiliates as of any June 30 or issues more than $1.0 billion of non-convertible debt over a rolling three-year period. If some investors find the Shares less attractive as a result, there may be a less active trading market for the Shares and the price of the Shares may be more volatile.

A single shareholder currently owns a majority of the Shares representing ownership in the Trust, which could limit the ability of other shareholders to exercise voting influence or otherwise adversely impact the value of the Shares.

As of June 30, 2025 a single shareholder held a majority of the Shares representing ownership in the Trust. As a result, such shareholder has control over the limited voting rights granted to the shareholders and has the ability to control the outcome of virtually all matters presented to our shareholders for their approval. Such shareholder’s interests may conflict with the interests of the Trust’s other shareholders. As long as a single shareholder continues to own a significant or majority percentage of our Shares, this concentrated ownership and influence could impede the development of an active trading market in our Shares or adversely affect an investment in the Shares. Additionally, sales of substantial amounts of Shares by such shareholder, or the perception that these sales may occur, could cause the price of the Shares to experience significant volatility and/or decline, including at a resulting discount to the Trust’s NAV per Share, which would adversely impact the value of the Shares.

Risk Factors Related to the Offering

There may be less liquidity or wider spreads in the market for the Shares as compared to the shares of other spot AVAX exchange-traded products, if and when the listing of such products has been approved.

Although the Shares are expected to be publicly listed and traded on the NASDAQ, as a new investment vehicle, there can be no guarantee that the trading market for the Shares will develop as robustly as the trading market for the shares of other spot AVAX exchange-traded products, if and when the listing of such products has been approved, or that one will develop at all. To the extent that no active trading market develops and/or the assets of the Trust do not reach or maintain a viable size to facilitate robust trading, the liquidity of the Shares may be limited, which could result in wider bid/ask spreads and negatively impact the value of the Shares. In addition, if shareholders need to sell their Shares at a time when no active market for them exists, the price shareholders receive for their Shares, assuming that shareholders are able to sell them, likely will be lower than the price that shareholders would receive if an active market did exist and, accordingly, a shareholder may suffer losses. See “—Risk Factors Related to the Digital Asset Markets—The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.”

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on NASDAQ terminates its Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares. In addition, if the Liquidity Engager is unable to engage one or more Liquidity Providers to obtain or receive AVAX in connection with Cash Orders, the Trust may have difficulty maintaining the participation of certain Authorized Participants or engaging additional Authorized Participants. Under such circumstances, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares.

The Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-current trading hours between NASDAQ and the Digital Asset Trading Platform Market.

The Trust’s NAV per Share will fluctuate with changes in the market value of AVAX, and the Sponsor expects the trading price of the Shares to fluctuate in accordance with changes in the Trust’s NAV per Share, as well as market supply and demand. However, the Shares may trade on NASDAQ at a price that is at, above or below the Trust’s NAV per Share for a variety of reasons. For example, NASDAQ is open for trading in the Shares for a limited period each day, but the Digital Asset Trading Platform Market is a 24-hour marketplace. During periods when NASDAQ is closed but Digital Asset Trading Platforms are open, significant changes in the price of AVAX on the Digital Asset Trading Platform Market could result in a difference in performance between the value of AVAX as measured by the Index and the most recent NAV per Share or closing trading price. For example, if the price of AVAX on the Digital Asset Trading Platform Market, and the value of AVAX as measured by the Index, move significantly in a negative direction after the close of NASDAQ, the trading price of the Shares may “gap” down to the full extent of such negative price shift when NASDAQ reopens. If the price of AVAX on the Digital Asset Trading Platform Market drops significantly during hours NASDAQ is closed, shareholders may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to rapidly mitigate losses in a negative market. Even during periods when NASDAQ is open, large Digital Asset Trading Platforms (or a substantial number of smaller Digital Asset Trading Platforms) may be lightly traded or closed for any number of reasons, which could increase trading spreads and widen any premium or discount on the Shares.

Shareholders may suffer a loss on their investment if the Shares trade above or below the Trust’s NAV per Share.

If the Shares trade on NASDAQ in the future at a premium, investors who purchase Shares on NASDAQ will pay more for their Shares than investors who purchase Shares directly from Authorized Participants. In contrast, if the Shares trade on NASDAQ in the future at a discount, investors who purchase Shares directly from Authorized Participants will pay more for their Shares than investors who purchase Shares on NASDAQ. As a result, shareholders who purchase Shares on NASDAQ at a premium may suffer a loss on their investment if they sell their Shares at a time when the premium has decreased from the premium at which they purchased the Shares even if the NAV per Share remains the same. Likewise, shareholders that purchase Shares directly from the Trust may suffer a loss on their investment if they sell their Shares at a time when the Shares are trading at a discount on NASDAQ. Furthermore, shareholders may suffer a loss on their investment even if the NAV per Share increases because the decrease in any premium or increase in any discount may offset any increase in the NAV per Share.

The inability of Authorized Participants and market makers to hedge their AVAX exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient AVAX liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of AVAX, wide spreads between prices quoted on different Digital Asset Trading Platforms, the closing of Digital Asset Trading Platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to AVAX may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Shares and the spread at which the Shares trade on the open market.

Arbitrage transactions intended to keep the price of the Shares closely linked to the price of AVAX may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of AVAX to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of AVAX, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodian, the closing of Digital Asset Trading Platforms to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Avalanche Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying AVAX may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Avalanche Network, the processing of transactions on the Avalanche Network may be disrupted, which in turn may prevent Liquidity Providers from depositing or withdrawing AVAX from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of AVAX and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for AVAX should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering AVAX in return for Baskets, the price of the Shares may diverge from the price of AVAX.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of AVAX deposited with the Trust in connection with creations. Such AVAX will only be (i) owned by the Trust, (ii) transferred (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (iii) distributed or otherwise disposed of in connection with the redemption of Baskets, (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation or (v) used in Staking, only if (and, then, only to the extent that) the Staking Condition relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes is satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition.

Management’s Discussion and Analysis of Financial

Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read together with, and is qualified in its entirety by reference to, our audited financial statements and related notes included elsewhere in this prospectus, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The following discussion may contain forward-looking statements based on assumptions we believe to be reasonable. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Forward-Looking Statements.”

Trust Overview

The Trust is a passive entity that is managed and administered by the Sponsor and does not have any officers, directors or employees. The Trust holds AVAX and, from time to time on a periodic basis, will issue Creation Baskets in exchange for deposits of AVAX (or cash to acquire AVAX) and redeem Baskets in exchange for AVAX (or proceeds from the disposition of AVAX) from the Trust. As a passive investment vehicle, the Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of AVAX held by the Trust, including AVAX earned as Staking Consideration (to the extent that the Staking Condition is satisfied and Staking is implemented), determined by reference to the Index Price, less the Trust’s expenses and other liabilities. While an investment in the Shares is not a direct investment in AVAX, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to AVAX, including any AVAX earned as Staking Consideration (to the extent the Staking Condition is satisfied and Staking is implemented). The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust is not managed like a business corporation or an active investment vehicle.

Critical Accounting Policies and Estimates

Investment Transactions and Revenue Recognition

The Trust considers investment transactions to be the receipt of AVAX by the Trust in connection with Share creations and the delivery of AVAX by the Trust in connection with Share redemptions or for payment of expenses in AVAX. The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in AVAX.

Principal Market and Fair Value Determination

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s net asset value in accordance with U.S. GAAP (“Principal Market NAV”), the Trust follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for AVAX in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that AVAX is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust only receives AVAX, via a Liquidity Provider, in connection with a creation order from an Authorized Participant and does not itself transact on any Digital Asset Markets. Therefore, the Trust looks to market-based volume and level of activity for Digital Asset Markets. An Authorized Participant (subject to In-Kind Regulatory Approval), or a Liquidity Provider, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (referred to as “Trading Platform Markets”), each as defined in the FASB ASC Master Glossary (collectively, “Digital Asset Markets”). In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust reviews these criteria in the following order:

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First, the Trust reviews a list of Digital Asset Markets that maintain practices and policies designed to comply with AML and KYC regulations, and non-Digital Asset Trading Platform Markets that the Trust reasonably believes are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each market.
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Second, the Trust sorts these Digital Asset Markets from high to low by market-based volume and level of activity of AVAX traded on each Digital Asset Market in the trailing twelve months.
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Third, the Trust then reviews pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.
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Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Trading Platform Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Trading Platform Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, a Trading Platform Market has been selected as the Trust’s principal market.

The Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Digital Asset Market’s trading volume and level of activity in the trailing twelve months, (ii) if any Digital Asset Markets have developed that the Trust has access to, or (iii) if recent changes to each Digital Asset Market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market.

The cost basis of AVAX received by the Trust in connection with a creation order is recorded by the Trust at the fair value of AVAX at 4:00 p.m., New York time, on the creation date for financial reporting purposes. The cost basis recorded by the Trust may differ from proceeds collected by an Authorized Participant from the sale of the corresponding Shares to investors.

Investment Company Considerations

The Trust is an investment company for GAAP purposes and follows accounting and reporting guidance in accordance with the FASB ASC Topic 946, Financial Services – Investment Companies. The Trust uses fair value as its method of accounting for AVAX in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act of 1940. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material.

Review of Financial Results

Financial Highlights for the Three and Six Months Ended June 30, 2025 (unaudited)

(All amounts in the following table and the subsequent paragraphs, except Share, per Share, AVAX and price of AVAX amounts, are in thousands)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Net realized and unrealized loss on investment in AVAX	$(3,558)	$(4,861)
Net decrease in net assets resulting from operations	$(3,602)	$(4,918)
Net assets	$10,571	$10,571

(1) Net assets in the above table and subsequent paragraphs are calculated in accordance with U.S. GAAP based on the Digital Asset Market price of AVAX on the digital Asset Trading Platform that the Trust considered its principal market, as of 4:00 p.m., New York time, on the valuation date.

Net realized and unrealized loss on investment in AVAX for the three months ended June 30, 2025 was ($3,558), which includes a realized loss of ($10) on the transfer of AVAX to pay the Sponsor’s Fee and net change in unrealized depreciation on investment in AVAX of ($3,548). Net realized and unrealized loss on investment in

AVAX for the period was driven by AVAX price depreciation from $18.64 per AVAX as of March 31, 2025, to $18.21 per AVAX as of June 30, 2025. Net decrease in net assets resulting from operations was ($3,602) for the three months ended June 30, 2025, which consisted of the net realized and unrealized loss on investment in AVAX, plus the Sponsor’s Fee of $44. Net assets increased to $10,571 at June 30, 2025, a 610% increase for the three-month period. The increase in net assets resulted from the contribution of approximately 502,763 AVAX with a value of $12,684 to the Trust in connection with Share creations during the period, partially offset by the aforementioned AVAX price depreciation and the withdrawal of approximately 2,141 AVAX to pay the foregoing Sponsor’s Fee.

Net realized and unrealized loss on investment in AVAX for the six months ended June 30, 2025 was ($4,861), which includes a realized loss of ($9) on the transfer of AVAX to pay the Sponsor’s Fee and net change in unrealized depreciation on investment in AVAX of ($4,852). Net realized and unrealized loss on investment in AVAX for the period was driven by AVAX price depreciation from $35.81 per AVAX as of December 31, 2024, to $18.21 per AVAX as of June 30, 2025. Net decrease in net assets resulting from operations was ($4,918) for the six months ended June 30, 2025, which consisted of the net realized and unrealized loss on investment in AVAX, plus the Sponsor’s Fee of $57. Net assets increased to $10,571 at June 30, 2025, a 295% increase for the six-month period. The increase in net assets resulted from the contribution of approximately 508,440 AVAX with a value of $12,815 to the Trust in connection with Share creations during the period, partially offset by the aforementioned AVAX price depreciation and the withdrawal of approximately 2,614 AVAX to pay the foregoing Sponsor’s Fee.

Financial Highlights for the Period from August 20, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024

(All amounts in the following table and the subsequent paragraphs, except Share, per Share, AVAX and price of AVAX amounts, are in thousands)

August 20, 2024 (the commencement of the Trust’s operations) to December 31, 2024
Net realized and unrealized gain on investment in AVAX	$751
Net increase in net assets resulting from operations	$734
Net assets(1)	$2,674

(1) Net assets in the above table and subsequent paragraphs are calculated in accordance with U.S. GAAP based on the Digital Asset Market price of AVAX on the digital Asset Trading Platform that the Trust considered its principal market, as of 4:00 p.m., New York time, on the valuation date.

Net realized and unrealized gain on investment in AVAX for the period from August 20, 2024 (the commencement of the Trust’s operations) to December 31, 2024 was $751, which includes a realized gain of $5 on the transfer of AVAX to pay the Sponsor’s Fee, and net change in unrealized appreciation on investment in AVAX of $746. Net realized and unrealized gain on investment in AVAX for the period was driven by AVAX price appreciation from $22.57 per AVAX as of August 20, 2024, to $35.81 per AVAX as of December 31, 2024. Net increase in net assets resulting from operations was $734 for the period ended December 31, 2024, which consisted of the net realized and unrealized gain on investment in AVAX, less the Sponsor’s Fee of $17. Net assets increased to $2,674 at December 31, 2024. The increase in net assets resulted from the aforementioned AVAX price appreciation and the contribution of approximately 75,167 AVAX with a value of $1,940 to the Trust in connection with Share creations during the period, partially offset by the withdrawal of approximately 498 AVAX to pay the foregoing Sponsor’s Fee.

Cash Resources and Liquidity

The Trust only receives and holds cash in order to facilitate creations and redemptions pursuant to Cash Orders, and does not otherwise have or maintain a cash balance at any time. When selling AVAX and, subject to NASDAQ obtaining regulatory approval from the SEC, Incidental Rights and/or IR Virtual Currency in the Digital Asset Market to pay Additional Trust Expenses on behalf of the Trust, the Sponsor endeavors to sell the exact amount of AVAX, Incidental Rights and/or IR Virtual Currency needed to pay expenses in order to minimize the Trust’s holdings of assets other than AVAX. In addition, upon the consummation or deemed failure of a Cash Order to create or redeem Baskets, the Trust will promptly return any excess cash it continues to hold with respect to such

Cash Order to the applicable counterparty. As a consequence, the Sponsor expects that the Trust will not record any cash flow from its operations and that its cash balance will be zero at the end of each reporting period. Furthermore, the Trust is not a party to any off-balance sheet arrangements.

Generally, the Trust does not intend to hold cash, except in connection with Cash Orders for creations or redemptions of Baskets. Cash includes non-interest bearing non-restricted cash with one institution. Cash in a bank deposit account, at times, may exceed U.S. federally insured limits. The Trust has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on such bank deposits.

In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume most of the expenses incurred by the Trust. As a result, the only ordinary expense of the Trust expected to be incurred is the Sponsor’s Fee and, if applicable, any Additional Trust Expenses. The Trust is not aware of any trends, demands, conditions or events that are reasonably likely to result in material changes to its liquidity needs.

Selected Operating Data

Three and Six Months Ended June 30, 2025 (unaudited)

(All AVAX balances are rounded to the nearest whole AVAX)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
	(All AVAX balances are rounded to the nearest whole AVAX)
AVAX:
Opening balance	79,873	74,669
Creations	502,763	508,440
Sponsor’s Fee, related party	(2,141)	(2,614)
Closing balance	580,495	580,495
Accrued but unpaid Sponsor’s Fee, related party	-	-
Net closing balance	580,495	580,495
Number of Shares:
Opening balance	162,200	150,700
Creations	1,024,000	1,035,500
Closing balance	1,186,200	1,186,200

As of June 30, 2025
Price of AVAX on principal market	$18.21
Principal Market NAV per Share	$8.91
Index Price	$18.22
NAV per Share	$8.92

(1) The Trust performed an assessment of the principal market at June 30, 2025, and identified the principal market as Coinbase.

(2) As of June 30, 2025, the Principal Market NAV per Share was calculated using the fair value of AVAX based on the price provided by Coinbase, the Digital Asset Trading Platform that the Trust considered its principal market, as of 4:00 p.m., New York time, on the valuation date.

(3) The Trust’s NAV per Share is derived from the Index Price as represented by the Index as of 4:00 p.m., New York time, on the valuation date. The Trust’s NAV per Share is calculated using a non-GAAP methodology where the price is derived from multiple Digital Asset Trading Platforms. See the section entitled “Business —Valuation of AVAX and Determination of NAV” above for a description of the Trust’s NAV per Share. The Digital Asset Trading Platforms included in the Index as of June 30, 2025 were Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX.

For accounting purposes, the Trust reflects creations and the AVAX receivable with respect to such creations on the date of receipt of a notification of a creation but does not issue Shares until the requisite amount of AVAX is received. For the periods ended June 30, 2025, the Trust did not accept redemption requests from shareholders. Subject to receipt of regulatory approval from the SEC and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program.

As of June 30, 2025, the Trust had a net closing balance with a value of $10,576,610, based on the Index Price (non-GAAP methodology). As of June 30, 2025, the Trust had a total market value of $10,570,805 based on the Digital Asset Market price of AVAX on the Trust’s principal market (Coinbase).

Financial Highlights for the Period from August 20, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024

(All AVAX balances are rounded to the nearest whole AVAX)

August 20, 2024 (the commencement of the Trust’s operations) to December 31, 2024
AVAX:
Opening balance	—
Creations	75,167
Sponsor’s Fee, related party	(498)
Closing balance	74,669
Accrued but unpaid Sponsor’s Fee, related party	—
Net closing balance	74,669
Number of Shares:
Opening balance	—
Creations	150,700
Closing balance	150,700

As of December 31, 2024
Price of AVAX on principal market	$35.81
Principal Market NAV per Share	$17.74
Index Price	$35.92
NAV per Share	$17.80

(1) The Trust performed an assessment of the principal market at December 31, 2024, and identified the principal market as Coinbase.

(2) As of December 31, 2024, the Principal Market NAV per Share was calculated using the fair value of AVAX based on the price provided by Coinbase, the Digital Asset Trading Platform that the Trust considered its principal market, as of 4:00 p.m., New York time, on the valuation date.

(3)The Trust’s NAV per Share is derived from the Index Price as represented by the Index as of 4:00 p.m., New York time, on the valuation date. The Trust’s NAV per Share is calculated using a non-GAAP methodology where the price is derived from multiple Digital Asset Trading Platforms. See the section entitled “Business —Valuation of AVAX and Determination of NAV” above for a description of the Trust’s NAV per Share. The Digital Asset Trading Platforms included in the Index as of December 31, 2024 were Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX.

For accounting purposes, the Trust reflects creations and the AVAX receivable with respect to such creations on the date of receipt of a notification of a creation but does not issue Shares until the requisite amount of AVAX is received. At this time, the Trust is not accepting redemption requests from shareholders. Subject to receipt of regulatory approval from the SEC and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. The Trust currently has no intention of seeking regulatory approval to operate an ongoing redemption program.

As of December 31, 2024, the Trust had a net closing balance with a value of $2,682,094, based on the Index Price (non-GAAP methodology). As of December 31, 2024, the Trust had a total market value of $2,673,881, based on the Digital Asset Market price of AVAX on the Trust’s principal market (Coinbase).

Historical NAV and AVAX Prices

As movements in the price of AVAX will directly affect the price of the Shares, investors should understand recent movements in the price of AVAX. Investors, however, should also be aware that past movements in the AVAX price are not indicators of future movements. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. The following chart illustrates the movement in the Trust’s NAV per Share (non-GAAP) versus the Index Price (non-GAAP) and the Trust’s Principal Market NAV per Share from August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025:

For more information on the determination of the Trust’s NAV, see “Business —Valuation of AVAX and Determination of NAV.”

The following table illustrates the movements in the Index Price from August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025. During such period, the Index Price has ranged from $15.95 to $54.13, with the straight average being $27.40 through June 30, 2025. The Sponsor has not observed a material difference between the Index Price and average prices from the Constituent Trading Platforms individually or as a group.

		High		Low
Period	Average	Index Price	Date	Index Price	Date	End of period	Last business day
August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025	$27.40	$54.13	12/4/2024	$15.95	6/22/2025	$18.22	$18.22

The following table illustrates the movements in the Digital Asset Market price of AVAX, as reported on the Trust’s principal market, from August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025. During such period, the price of AVAX has ranged from $15.95 to $54.16, with the straight average being $27.39 through June 30, 2025:

		High		Low
Period	Average	Digital Asset Market Price	Date	Digital Asset Market Price	Date	End of period	Last business day
August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025	$27.39	$54.16	12/4/2024	$15.95	6/22/2025	$18.21	$18.21

Recent Developments

On January 1, 2025, Grayscale Investments, LLC (“GSI”) consummated an internal corporate reorganization (the “Reorganization”), pursuant to which Grayscale Investments, LLC, the Sponsor of the Trust prior to the Reorganization, merged with and into Grayscale Operating, LLC (“GSO”), a Delaware limited liability company and a wholly owned indirect subsidiary of DCG, with GSO continuing as the surviving company (the “Merger”). As a result of the Merger, GSO succeeded by operation of law to all the rights, powers, privileges and franchises and became subject to all of the obligations, liabilities, restrictions and disabilities of GSI, including with respect to the Sponsor Contracts (as defined below), all as provided under the Delaware Limited Liability Company Act. The Reorganization is not expected to have any material impact on the operations of the Trust.

In connection with the Reorganization, on January 1, 2025, and promptly following the effectiveness of the Merger, GSO assigned certain contracts pertaining to its role as Sponsor (as such term is defined in the Trust Agreement) of the Trust (such contracts, the “Sponsor Contracts”) to Grayscale Investments Sponsors, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of GSO (“GSIS”), whereby GSIS assumed all of the rights and obligations of GSO under the Sponsor Contracts. Other than the assumption of the Sponsor Contracts by GSIS, the Reorganization does not alter the rights or obligations under any of the Sponsor Contracts.

In connection with the Reorganization, on January 1, 2025, and promptly following the effectiveness of the Merger, GSO and GSIS executed a Certificate of Admission, pursuant to which GSIS was admitted as an additional Sponsor of the Trust under the Trust Agreement, by and among GSO (as successor in interest to GSI), the Trustee, and the shareholders from time to time thereunder, as amended from time to time. GSIS shall be subject to the rights and obligations of a Sponsor under the Trust Agreement.

On January 3, 2025, GSO voluntarily withdrew as a Sponsor of the Trust pursuant to the terms of the Trust Agreement, and, effective May 3, 2025, GSIS is the sole remaining Sponsor of the Trust.

Quantitative and Qualitative Disclosures about Market Risk

The Trust Agreement does not authorize the Trust to borrow for payment of the Trust’s ordinary expenses. The Trust does not engage in transactions in foreign currencies which could expose the Trust or holders of Shares to any foreign currency related market risk. The Trust does not invest in derivative financial instruments and has no foreign operations or long-term debt instruments.

Business

Overview of the Trust and the Shares

Grayscale Avalanche Trust (AVAX) (the “Trust”) is a Delaware Statutory Trust that was formed on November 11, 2021 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). Prior to the effectiveness of the registration statement of which this prospectus forms a part, the name of the Trust was Grayscale Avalanche Trust (AVAX). In connection with the effectiveness of this registration statement and the listing of the Shares on NASDAQ, the Sponsor intends to rename the Trust as Grayscale Avalanche Trust ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The Trust’s purpose is to hold “AVAX”, which are digital assets that are created and transmitted through the operations of the peer-to-peer Avalanche Network, a decentralized network of computers that operates on cryptographic protocols. There are several key features of the Avalanche Network. Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 716 million AVAX were created in connection with the launch of the Avalanche Network. Out of the 716 million initially issued AVAX, approximately 422.1 million AVAX have entered circulation as of June 30, 2025. As of June 30, 2025, the 24-hour trading volume of AVAX was approximately $134.0 million. As of June 30, 2025, the aggregate market value of AVAX was $7.6 billion. As of August 21, 2025, AVAX was the eighteenth largest digital asset by market capitalization, as tracked by CoinMarketCap.com.

As a passive investment vehicle, the Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of the AVAX held by the Trust, including any AVAX earned as Staking Consideration (to the extent that the Staking Condition is satisfied and Staking is implemented), determined by reference to the Index Price, less the Trust’s expenses and other liabilities. The Trust does not seek to generate returns beyond tracking the price of AVAX and any AVAX earned as Staking Consideration (to the extent that the Staking Condition is satisfied and Staking is implemented). There can be no assurance that the Trust will be able to achieve its investment objective. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

From and after the date of this prospectus, the Trust intends to issue Shares on an ongoing basis pursuant to this registration statement, intends to rely on an exemption or other relief from the SEC under Regulation M to operate a redemption program, and intends to list the Shares on NASDAQ under the symbol “AVAX.” The Shares will be distributed by Authorized Participants who will be able to take advantage of arbitrage opportunities to keep the value of the Shares closely linked to the Index Price (referred to as the “arbitrage mechanism”). In particular, upon listing on NASDAQ, the Sponsor expects there to be a net creation of Shares if the Shares trade at a premium to NAV per Share and a net redemption of Shares if the Shares trade at a discount to NAV per Share, representing the effective functioning of the arbitrage mechanism.

Thereafter, it is expected that the Shares will be sold by the Authorized Participants to the public at varying prices to be determined by reference to, among other considerations, the price of the AVAX represented by each Share and the trading price of the Shares on NASDAQ at the time of each sale.

Until December 31, 2024, Grayscale Investments, LLC was the sponsor of the Trust. As a result of the Reorganization (as defined herein), on January 1, 2025, Grayscale Investments Sponsors, LLC (“GSIS”) and Grayscale Operating, LLC (“GSO”), indirect wholly owned subsidiaries of Digital Currency Group, Inc. (“DCG”), became Co-Sponsors of the Trust. On January 3, 2025 GSO voluntarily withdrew as a Sponsor of the Trust, and effective May 3, 2025 GSIS is the sole remaining Sponsor. Prior to May 3, 2025, all references herein to the “Sponsor” shall be deemed to include both GSIS and GSO as Sponsors unless the context otherwise requires, and on or after May 3, 2025, all references herein to the “Sponsor” shall refer only to GSIS. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” for more information. CSC Delaware Trust Company is the trustee (the “Trustee”) of the Trust, The Bank of New York Mellon is the transfer agent (in such capacity, the “Transfer Agent”) and the administrator (in such capacity, the “Administrator”) of the Trust, Continental Stock Transfer & Trust Company is the co-transfer agent of the Trust (the “Co-Transfer Agent”), Coinbase, Inc. is the prime broker (the “Prime Broker”) of the Trust and Coinbase Custody Trust Company, LLC is the custodian (the “Custodian”) of the Trust.

The Trust issues Shares only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”) to certain authorized participants (“Authorized Participants”) from time to time. Baskets are offered in exchange for AVAX (or cash to acquire AVAX). Through its redemption program, the Trust will redeem Shares from Authorized Participants on an ongoing basis. The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation or redemption order is equal to the Basket Amount, which is the amount of AVAX required to create or redeem a Basket of Shares, multiplied by the “Index Price,” which is the U.S. dollar value of an AVAX derived from the Digital Asset Trading Platforms that are reflected in the CoinDesk AVAX CCIXber Reference Rate (the “Index”) at 4:00 p.m., New York time, on each business day. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements. See “—Overview of the Avalanche Industry and Market—The Index and the Index Price.”

The Basket Amount on any trade date is determined by dividing (x) the amount of AVAX owned by the Trust at 4:00 p.m., New York time, on such trade date, after deducting the amount of AVAX representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one AVAX (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

The Trust will create Baskets of Shares only upon receipt of AVAX and will redeem Shares only by distributing AVAX or proceeds from the disposition of AVAX. At this time, Authorized Participants may only submit orders to create or redeem Shares through transactions that are referred to as “Cash Orders” in this prospectus. Cash Orders are made through the participation of a Liquidity Provider (as defined herein) and facilitated by the Transfer Agent, as described in “Description of Creation and Redemption of Shares.” Authorized Participants must pay a Variable Fee (as defined herein) in connection with certain Cash Orders.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee. As provided under the Trust Agreement, the Trust’s assets will not be loaned or pledged, or serve as collateral for any loan, margin, rehypothecation, or other similar activity to which the Sponsor, the Trust or any of their respective affiliates are a party.

The Sponsor maintains an Internet website at www.etfs.grayscale.com/avax. Additional information regarding the Trust may also be found on the SEC’s EDGAR database at www.sec.gov.

The contents of the websites referred to above and any websites referred to herein are not incorporated into this filing or any other report or documents we file with or furnish to the SEC. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Investment Objective

The Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of the AVAX held by the Trust, determined by reference to the Index Price, less the Trust’s expenses and other liabilities. There can be no assurance that the Trust will be able to achieve its investment objective. Although we expect the arbitrage mechanism to keep the value of the Shares closely linked to the Index Price, the Shares may trade at a premium or discount to the value of the AVAX held by the Trust, determined by reference to the Index Price, less the Trust’s expenses and other liabilities, and any such premium or discount may be significant.

While an investment in the Shares is not a direct investment in AVAX, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to AVAX. A substantial direct investment in AVAX may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the AVAX and may involve the payment of substantial fees to acquire such AVAX from third-party facilitators through cash payments of U.S. dollars. Because the value of the Shares is designed to be correlated with the value of the AVAX held by the Trust, it is important to understand the investment attributes of, and the market for, AVAX.

The Trust’s AVAX are carried, for financial statement purposes, at fair value as required by U.S. generally accepted accounting principles (“GAAP”). The Trust determines the fair value of AVAX based on the price provided by the Digital Asset Market (defined below) that the Trust considers its principal market as of 4:00 p.m., New York time, on the valuation date. The net asset value of the Trust determined on a GAAP basis is referred to in this prospectus as “NAV.” “Digital Asset Market” means a “Brokered Market,” “Dealer Market,” “Principal-to-Principal Market” or “Exchange Market,” as each such term is defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Master Glossary. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Principal Market and Fair Value Determination” in this prospectus for more information on the Trust’s principal market selection.

The Trust uses the Index Price to calculate its “NAV,” which is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “—Valuation of AVAX and Determination of NAV.” “NAV per Share” is calculated by dividing NAV by the number of Shares then outstanding.

NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust. For example, if the Sponsor determines that AVAX is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that AVAX is a security, the Sponsor does not intend to permit the Trust to continue holding AVAX in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act of 1940 (the “Investment Company Act”)). See “—Description of the Trust Agreement— Termination of the Trust” for additional discussion of the circumstances under which the Trust could be dissolved. See “Risk Factors—Risk Factors Related to the Trust and the Shares—A determination that AVAX or any other digital asset is a “security” may adversely affect the value of AVAX and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.”

Characteristics of the Shares

The Shares are intended to offer investors an opportunity to gain exposure to digital assets through an investment in securities. The logistics of accepting, transferring and safekeeping of AVAX are dealt with by the Sponsor and Custodian, and the related expenses are built into the value of the Shares. Therefore, shareholders do not have additional tasks or costs over and above those generally associated with investing in any other security.

The Shares have certain other key characteristics, including the following:

•
Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access the Digital Asset Markets. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use AVAX by using the Shares instead of directly purchasing and holding AVAX, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of AVAX.
•
Market-Traded and Transparent. The Shares are expected to be listed on NASDAQ. The Sponsor believes the listing of the Shares on NASDAQ will provide investors with an efficient means to implement various investment strategies. The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s assets will be reported each day on www.etfs.grayscale.com/avax.
•
Minimal Credit Risk. The Shares represent an interest in actual AVAX owned by the Trust. The Trust’s AVAX are not subject to borrowing arrangements with third parties and are subject to counterparty and minimal credit risk with respect to the Custodian. This contrasts with the other financial products such as CoinShares exchange-traded notes, TeraExchange swaps and AVAX futures and options traded on the Chicago Mercantile Exchange and the Intercontinental Exchange through which investors gain exposure to digital assets through the use of derivatives that are subject to counterparty and credit risks.

•
Safekeeping System. The Custodian has been appointed to control and secure the AVAX for the Trust using offline storage, or cold storage, mechanisms to secure the Trust’s private key “shards”. The hardware, software, administration and continued technological development that are used by the Custodian may not be available or cost-effective for many investors.

The Trust differentiates itself from many competing digital asset financial vehicles in the following ways:

•
Custodian. The Custodian that holds the private key shards associated with the Trust’s AVAX is Coinbase Custody Trust Company, LLC. Other digital asset financial vehicles that use cold storage may not use a custodian to hold their private keys.
•
Cold Storage of Private Keys. The private key shards associated with the Trust’s AVAX are kept in cold storage, which means that the Trust’s AVAX are disconnected and/or deleted entirely from the internet. See “—Custody of the Trust’s AVAX” for more information relating to the storage and retrieval of the Trust’s private keys to and from cold storage. Other digital asset financial vehicles may not utilize cold storage or may utilize less effective cold storage-related hardware and security protocols.
•
Location of Private Vaults. Private key shards associated with the Trust’s AVAX are distributed geographically by the Custodian in secure vaults around the world, including in the United States. The locations of the secure vaults may change regularly and are kept confidential by the Custodian for security purposes.
•
Enhanced Security. Transfers from the Trust’s Vault Balance require certain security procedures, including but not limited to, multiple encrypted private key shards, usernames, passwords and 2-step verification. Multiple private key shards held by the Custodian must be combined to reconstitute the private key to sign any transaction in order to transfer the Trust’s AVAX. Private key shards are distributed geographically in secure vaults around the world, including in the United States. As a result, if any one secure vault is ever compromised, this event will have no impact on the ability of the Trust to access its assets, other than a possible delay in operations, while one or more of the other secure vaults is used instead. These security procedures are intended to remove single points of failure in the protection of the Trust’s AVAX.
•
Custodian Audits. The Custodian has agreed to allow the Trust and the Sponsor to take such steps as necessary to verify that satisfactory internal control systems and procedures are in place.
•
Directly Held AVAX. The Trust directly owns actual AVAX held through the Custodian. This may differ from other digital asset financial vehicles that provide AVAX exposure through other means, such as the use of financial or derivative instruments.
•
Sponsor’s Fee. The Sponsor’s Fee is a competitive factor that may influence the value of the Shares.

Activities of the Trust

The activities of the Trust are limited to (i) issuing Baskets in exchange for AVAX (or cash to acquire AVAX) transferred to the Trust as consideration in connection with the creations, (ii) transferring or selling AVAX as necessary to cover the Sponsor’s Fee and/or any Additional Trust Expenses, (iii) transferring or disposing of AVAX to retire Baskets surrendered for redemption, (iv) causing the Sponsor to sell AVAX on the termination of the Trust, (v) making distributions of Incidental Rights and/or IR Virtual Currency or cash from the sale thereof (subject to NASDAQ obtaining regulatory approval from the SEC), as described in “—Incidental Rights and IR Virtual Currency” below, (vi) engaging in all administrative and security procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement, the Prime Broker Agreement, the Index License Agreement, the Participant Agreements and the Liquidity Provider Agreements and (vii) engage in any form of Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied with respect thereto.

The Trust may engage in any lawful activity necessary or desirable in order to facilitate shareholders’ access to Incidental Rights or IR Virtual Currency (subject to NASDAQ obtaining regulatory approval from the SEC), provided that such activities do not conflict with the terms of the Trust Agreement. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by changes in the market prices of AVAX.

Incidental Rights and IR Virtual Currency

The Sponsor has notified the Prime Broker, the Custodian and Coinbase Credit, on behalf of the Trust (such notices, together, the “Pre-Creation/Redemption Abandonment Notices”) that the Trust will abandon, irrevocably and for no direct or indirect consideration, effective immediately prior to each time at which the Trust creates or redeems Shares (each such time, a “Creation Time” or “Redemption Time”, respectively), all Incidental Rights and IR Virtual Currency to which it would otherwise be entitled as of such time. An abandonment made pursuant to the Pre-Creation/Redemption Abandonment Notices is referred to herein as a “Pre-Creation/Redemption Abandonment.” Pursuant to the Pre-Creation/Redemption Abandonment Notices, a Pre-Creation/Redemption Abandonment would not apply to any Incidental Right or IR Virtual Currency if (i) the Trust has taken, or is taking at such time, an “Affirmative Action” to acquire or abandon such Incidental Right or IR Virtual Currency at any time prior to the relevant Creation Time or Redemption Time or (ii) such Incidental Right or IR Virtual Currency has been subject to a previous Pre-Creation/Redemption Abandonment. An “Affirmative Action” refers to a written notification from the Sponsor to the Prime Broker, the Custodian or Coinbase Credit of the Trust’s intention (i) to acquire and/or retain an Incidental Right and/or IR Virtual Currency or (ii) to abandon, with effect prior to the relevant Creation Time or Redemption Time, an Incidental Right and/or IR Virtual Currency.

As a result of the Pre-Creation/Redemption Abandonment Notices, the Trust has abandoned, prior to each relevant Creation Time or Redemption Time, any Incidental Right or IR Virtual Currency that it may have had any right to receive at such time. The Trust has no right to receive any Incidental Right or IR Virtual Currency abandoned pursuant to either the Pre-Creation/Redemption Abandonment Notices or Affirmative Actions. Furthermore, the Prime Broker, the Custodian and Coinbase Credit have no authority, pursuant to the Prime Broker Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Virtual Currency on behalf of the Trust or to transfer any such abandoned Incidental Right or IR Virtual Currency to the Trust if the Trust terminates its custodial arrangement with the Prime Broker, the Custodian and Coinbase Credit. In addition, the Sponsor has committed to cause the Trust not to take any Affirmative Action to acquire any Incidental Right or IR Virtual Currency and, therefore, irrevocably abandon any Incidental Right and IR Virtual Currency to which the Trust may become entitled in the future.

Because the Sponsor has committed to causing the Trust to irrevocably abandon all Incidental Rights and IR Virtual Currency to which the Trust otherwise would become entitled in the future, and causing the Trust not to take any Affirmative Actions, the Trust will not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. In addition, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NASDAQ seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NASDAQ will seek or obtain this approval, if at all. See “Risk Factors—Risks Related to the Trust and the Shares—Shareholders will not receive the benefits of any forks or airdrops.”

The Sponsor has controls in place to monitor for material hard forks or airdrops. The Sponsor will notify investors of any material change to its policy with respect to Incidental Rights and IR Virtual Currency by filing a current report on Form 8-K.

Secondary Market Trading

While the Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of AVAX held by the Trust, determined by reference to the Index Price, less the Trust’s expenses and other liabilities, the Shares may trade in the Secondary Market on NASDAQ (or on another Secondary Market in the future) at prices that are lower or higher than the NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours and liquidity between NASDAQ and larger Digital Asset Trading Platforms. While the Shares are expected to be listed on NASDAQ and trade during NASDAQ’s Core Trading Session from 9:30 a.m. to 4:00 p.m., New York time, liquidity in the Digital Asset Markets may fluctuate depending upon the volume and availability of larger Digital

Asset Trading Platforms. As a result, during periods in which Digital Asset Market liquidity is limited or a major Digital Asset Trading Platform is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Overview of the Avalanche Industry and Market

AVAX is a digital asset that is created and transmitted through the operations of the peer-to-peer Avalanche Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Avalanche Network, the infrastructure of which is collectively maintained by a decentralized user base. The Avalanche Network allows people to exchange tokens of value, called AVAX, which are recorded on a public transaction ledger known as a blockchain. AVAX can be used to pay for goods and services, including computational power on the Avalanche Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Avalanche Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than AVAX on the Avalanche Network. Smart contract operations are executed on the Avalanche blockchain in exchange for payment of AVAX. The Avalanche Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Avalanche Network primarily uses a proof-of-stake consensus mechanism to incentivize AVAX holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining”.

Unlike with the Bitcoin blockchain, whereby every node validates every transaction, each Avalanche validator is only required to validate the “Primary Network,” which is comprised of three blockchains—the Exchange (X) Chain, the Platform (P) Chain, and the Contract (C) Chain—which each have a specific use. On the Exchange (X) Chain, AVAX and other assets exist and are traded. The Platform (P) Chain coordinates validators and creates Avalanche Layer 1s (as defined below). Finally, the Contract (C) Chain executes smart contracts.

Historically, all validators on the Avalanche Network were required to validate the Primary Network and the three blockchains described above. However, in December 2024, the Avalanche Network implemented the “Avalanche 9000” upgrade whereby validators can elect to exclusively validate certain non-core blockchains (i.e., blockchains that are not fundamental to or necessary for the Avalanche Network to operate) of the Avalanche Network. Avalanche Network users can create tokens and transact on these non-core blockchains (each such blockchain, an “Avalanche Layer 1”) for specific applications and use cases. Transactions on these Avalanche Layer 1s are intended to be faster and less expensive than if they occurred on one single blockchain. The Primary Network then helps to coordinate activities among the Avalanche Layer 1s. For example, a single dApp might utilize a Avalanche Layer 1 to facilitate its core transactions and functionalities, while being able to interact with other Avalanche dApps and Avalanche Layer 1s via the Primary Network. These efficiencies can be achieved because the Avalanche Network allows independent groups of validators to validate Avalanche Layer 1s, reducing the resources required to validate transactions across the entire ecosystem. Consequently, the Avalanche Network is reportedly one of the fastest networks when measured by transaction time-to-finality at relatively low transaction costs. Nonetheless, Avalanche’s mechanisms to synchronize the Primary Network and Avalanche Layer 1s are new blockchain technologies that are not widely used. These mechanisms may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying the Primary Network and Avalanche Layer 1s, including flaws that affect functionality of the Avalanche Network or make the network vulnerable to attack.

Components of the Avalanche protocol were first conceived in a 2018 document by the pseudonymous “Team Rocket.” Development of the Avalanche Network is overseen by Ava Labs Inc. (“Ava Labs”), a Delaware corporation headquartered in New York, which was founded by Cornell University Professor Emin Gun Sirer and graduate student MaFan Yin to formalize the Avalanche Protocol. Ava Labs administered the original network launch and token distribution.

Although Ava Labs and the associated Avalanche Foundation continue to exert significant influence over the direction of the development of Avalanche, the Avalanche Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of AVAX.

Smart Contracts and Development on the Avalanche Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Avalanche Network involves building more complex tools on top of smart contracts, such as decentralized apps (“DApps”) and organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”). For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

In total, as of June 30, 2025, more than 600 DApps are currently built on the Avalanche Network, including DApps in the collectible non-fungible token, gaming, music streaming, and decentralized finance categories.

Additionally, the Avalanche Network has been used for decentralized finance (“DeFi”), or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. As of June 30, 2025, approximately $1.5 billion was being used as collateral on DeFi platforms.

In addition, the Avalanche Network and other smart contract platforms have been used for creating non-fungible tokens, or NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Avalanche Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Overview of the Avalanche Network’s Operations

In order to own, transfer or use AVAX directly on the Avalanche Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Avalanche Network. AVAX transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending AVAX, a user must notify the Avalanche Network of the transaction by broadcasting the transaction data to its network peers. The Avalanche Network provides confirmation against double-spending by memorializing every transaction in the Avalanche Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Avalanche Network validation process, which adds “blocks” of data, including recent transaction information, to the Avalanche Blockchain. Unlike other blockchains that rely solely on sequential production of blocks through PoW or PoS mechanisms, however, the Avalanche Network introduces the Primary Network and Avalanche Layer 1 division, allowing for parallel processing and validation of transactions.

AVAX Spot and Futures Markets

AVAX spot markets generally allow investors to open accounts with digital asset exchanges and then buy or sell AVAX via websites or mobile applications. Prices for AVAX trades on these markets are typically publicly reported. Investors wishing to trade AVAX on a digital asset platform must deposit an accepted government-issued currency or previously acquired digital assets into their platform account before they can purchase or sell AVAX. This process of setting up an account with a trading platform and executing trades is separate from, and should not be confused with, the process of transferring AVAX between addresses on the Avalanche Blockchain. The latter involves activities directly on the Avalanche Network, while trading on digital platforms occurs within the exchange’s order book. The platform generally records an investor’s AVAX ownership in its internal books, not on the Avalanche blockchain. AVAX is typically not transferred to the investor’s personal wallet unless they request a withdrawal to an off-platform AVAX address.

Outside of spot markets, AVAX can also be traded over-the-counter (OTC). The OTC market is predominantly institutional, with participants including firms that provide two-sided liquidity for AVAX, investment managers, proprietary trading firms, high-net-worth individuals, entities holding significant amounts of AVAX, and family offices. The OTC market offers a flexible environment in terms of quotes, pricing, and quantity, though it often involves large quantities of AVAX. There is no formal structure to the OTC market, nor an open meeting place for transactions. Parties involved in OTC trades typically agree on the price—often by phone or email—before one party initiates the transfer by sending AVAX to the buyer’s AVAX address. The buyer would then transfer the agreed-upon currency to the seller’s bank account. OTC trades are sometimes hedged and eventually settled on digital asset trading platforms.

In addition, Avalanche futures and options trading occurs on exchanges in the United States regulated by the CFTC. The market for CFTC-regulated trading of Avalanche derivatives has developed substantially. As of August 13, 2025, 2025, CFTC regulated Avalanche futures represented approximately $80.6 million in notional trading volume on Coinbase Derivatives, LLC (“Coinbase Derivatives”), a designated contract market (“DCM”) registered with the CFTC, representing around $84.4 million in open interest. Avalanche futures on Coinbase Derivatives traded around $0.4 million per trading day as of August 13, 2025 and represented around $0.5 million in open interest per trading day. Through the common membership of NASDAQ and the Coinbase Derivatives AVAX futures market in the Intermarket Surveillance Group (“ISG”), NASDAQ may obtain information regarding trading in the Shares and listed Avalanche derivatives from the Coinbase Derivatives AVAX futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the Coinbase Derivatives AVAX futures market allows for the surveillance of AVAX futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between NASDAQ and the Coinbase Derivatives AVAX futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of NASDAQ’s rules and the applicable federal securities laws and rules. NASDAQ has also implemented surveillance procedures to monitor the trading of the Shares on NASDAQ during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

Summary of an AVAX Transaction

Prior to engaging in AVAX transactions directly on the Avalanche Network, a user generally must first install on its computer or mobile device an Avalanche Network software program that will allow the user to generate a private and public key pair associated with an AVAX address, commonly referred to as a "wallet". The Avalanche Network software program and the AVAX address also enable the user to connect to the Avalanche Network and transfer AVAX to, and receive AVAX from, other users.

Each Avalanche Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive AVAX, the AVAX recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the AVAX. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the AVAX contained in the associated address. Likewise, AVAX is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending AVAX, a user’s

Avalanche Network software program must validate the transaction with the associated private key. In addition, since every computation on the Avalanche Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Avalanche Network software program to the Avalanche Network validators to allow transaction confirmation.

Avalanche Network validators record and confirm transactions when they validate and add blocks of information to the Avalanche Blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to prior blocks in the Avalanche Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of AVAX transactions, the Avalanche Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Avalanche Blockchain and reflect an adjustment to the AVAX balance in each party’s Avalanche Network public key, completing the AVAX transaction. Once a transaction is confirmed on the Avalanche Blockchain, it is irreversible.

Some AVAX transactions are conducted “off-blockchain” and are therefore not recorded in the Avalanche Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding AVAX or the reallocation of ownership of certain AVAX in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Avalanche Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly Avalanche transactions in that they do not involve the transfer of transaction data on the Avalanche Network and do not reflect a movement of AVAX between addresses recorded in the Avalanche Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of AVAX ownership is not protected by the protocol behind the Avalanche Network or recorded in, and validated through, the blockchain mechanism.

Creation of AVAX

Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 360 million AVAX were created in connection with the launch of the Avalanche Network. The initial approximately 360 million AVAX were distributed as follows:

Ava Labs: 72 million AVAX, or 20.0% of the initial supply, was retained by core developers and Ava Labs team members to compensate for their early efforts in the development of the Avalanche Network.

AVAX Foundation: 66.7 million AVAX, or approximately 18.5% of the initial supply, was distributed to the AVAX Foundation for operational costs incurred in the facilitation of the development of the Avalanche Network.

Public Sale: 72 million AVAX, or approximately 20% of the initial supply, was sold to members of the public in July 2022.

Private Sales: Approximately 42.9 million AVAX, or approximately 11.9% of the initial supply, was sold in private sales to venture capital and other investors conducted in February 2019 and May 2020.

Strategic Partners: 36 million AVAX, or 10% of the initial supply, was distributed to groups, organizations, and enterprises building businesses using Avalanche technology.

Community & Developer Endowment: 50.4 million AVAX, or 14% of the initial supply, was allocated to the Avalanche Foundation to be distributed to individuals and groups developing core Avalanche Network tooling and infrastructure as well as supporting the Avalanche Network through community building and marketing.

Airdrop: 18 million AVAX, or 5% of the initial supply was allocated as an incentive for onboarding users and community members to the Avalanche Network.

Testnet Incentive Program: Approximately 1.9 million AVAX, or approximately 0.5% of the initial supply, was distributed to validators participating in the Avalanche incentivized testnet programs.

Following the launch of the Avalanche Network, AVAX supply increases through a progressive minting process. Only 720 million AVAX are ever expected to exist, a limit which is currently hardcoded into the Avalanche

Network, though the rate of minting AVAX, and therefore the date this limit is expected to be reached, may be adjusted via vote by Avalanche Network validators.

AVAX Supply

The rate at which new AVAX supply has been minted and put into circulation has varied since network launch. Additionally, while the issuance of AVAX is set at an annual 5% rate of the total supply, the Avalanche Protocol “burns,” or removes from circulation, transaction fees paid for using the network. As a result, net changes in AVAX supply are expected to vary in the future.

At network launch, the AVAX total supply was 360 million AVAX. Between network launch and June 30, 2025, the total supply of AVAX increased by roughly 17% to approximately 422 million AVAX.

Modifications to the Avalanche Network

Historically the Avalanche Network’s development has been overseen by Ava Labs and other core developers. Ava Labs and core developers are able to access and alter the Avalanche Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Avalanche Network’s source code.

For example, in October 2022, the Avalanche Network launched the “Banff” upgrade, which enabled subnet staking through the Avalanche main network so that subnet validators could secure their chosen subnets without leaving the main network. In another example from December 2024, the Avalanche Network implemented the “Avalanche 9000” upgrade whereby validators can elect to exclusively validate certain non-core blockchains (i.e., blockchains that are not fundamental to or necessary for the Avalanche Network to operate) of the Avalanche Network. Ava Labs led the development of these reference implementations.

The release of updates to the Avalanche Network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Avalanche source code by downloading the proposed modification of the Avalanche Network’s source code. A modification of the Avalanche Network’s source code is only effective with respect to the Avalanche users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Avalanche Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent fork could adversely affect an investment in the Shares”. Consequently, as a practical matter, a modification to the source code becomes part of the Avalanche Network only if accepted by participants collectively having a majority of the processing power on the Avalanche Network.

Core development of the Avalanche source code has increasingly focused on modifications of the Avalanche protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize AVAX as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for AVAX and the utility of the Avalanche Network as a whole. Conversely, projects that operate and are built within the Avalanche Blockchain may increase the data flow on the Avalanche Network and could either “bloat” the size of the Avalanche Blockchain or slow confirmation times.

AVAX Value

Digital Asset Trading Platform Valuation

The value of AVAX is determined by the value that various market participants place on AVAX through their transactions. The most common means of determining the value of an AVAX is by surveying one or more Digital Asset Trading Platforms where AVAX is traded publicly and transparently (e.g., Coinbase, Bitstamp, Kraken, LMAX Digital and Crypto.com). Additionally, there are over-the-counter dealers or market makers that transact in AVAX.

Digital Asset Trading Platform Public Market Data

On each online Digital Asset Trading Platform, AVAX is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or euro, or stablecoins such as U.S. Dollar Coin (“USDC”). Over-the-counter dealers or market makers do not typically disclose their trade data.

As of June 30, 2025, the Digital Asset Trading Platforms included in the Index were Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX. As further described below, the Sponsor and the Trust reasonably believe each of these Digital Asset Trading Platforms are in material compliance with applicable U.S. federal and state licensing requirements based on the Trading Platform Category and jurisdiction, as detailed below, and maintain practices and policies designed to comply with AML and KYC regulations.

Bitfinex: A British Virgin Islands based trading platform. Bitfinex does not hold any licenses or registrations in the U.S. and is not available to U.S.-based customers. Bitfinex is categorized by the Index Provider as a “Category 2” trading platform that meets the Inclusion Criteria but is non-U.S. licensed.

Bitstamp by Robinhood: A U.K.-based trading platform that has U.S. operations and entities registered as MSBs with FinCEN, holds a BitLicense, and that is licensed as a money transmitter in various U.S. states.

Bullish: A Gibraltar-based trading platform that has entities registered as MSBs with FinCEN. Bullish is not available to U.S.-based customers. Bullish is categorized by the Index Provider as a “Category 2” trading platform that meets the Inclusion Criteria but is non-U.S. licensed.

Bybit: A United Arab Emirates-based trading platform. Bybit does not hold any licenses or registrations in the U.S. and is not available to U.S. based customers. Bybit is categorized by the Index Provider as a “Category 2” trading platform that meets the Inclusion Criteria but is non-U.S. licensed.

Crypto.com: A Singapore-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a non-depository trust company by the New Hampshire Banking Department. Crypto.com does not hold a BitLicense.

Gemini: A U.S.-based trading platform that has entities registered as MSBs with FinCEN and that is licensed as a money transmitter in various U.S. states. Gemini also has a New York entity that holds a limited purpose trust charter and has received approval from NYDFS to engage in virtual currency business activity and is exempt from applying for a BitLicense under the framework established by NYDFS because of their trust charter under New York Banking Law.

Kraken: A U.S.-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a Special Purpose Depository Institution by the Wyoming Division of Banking. Kraken does not hold a BitLicense.

OKX: A Seychelles-based trading platform. OKX does not hold any licenses or registrations in the U.S. and is not available to U.S.-based customers. OKX is categorized by the Index Provider as a “Category 2” trading platform that meets the Inclusion Criteria but is non-U.S. licensed.

Currently, there are several Digital Asset Trading Platforms operating worldwide, and online Digital Asset Trading Platforms represent a substantial percentage of AVAX buying and selling activity and provide the most data with respect to prevailing valuations of AVAX. These trading platforms include established trading platforms such as the Digital Asset Trading Platforms included in the Index, which provide a number of options for buying and selling AVAX.

The below table reflects the trading volume in AVAX and market share of the AVAX-U.S. dollar and AVAX-USDC trading pairs of each of the Digital Asset Trading Platforms included in the Index as of June 30, 2025 (collectively, “Constituent Trading Platforms”), using data since January 1, 2024:

Digital Asset Trading Platforms included in the Index as of June 30, 2025(1)	Volume (AVAX)	Market Share(2)
Kraken	58,524,911	11.52%
Crypto.com	31,886,223	6.28%
Bitstamp	16,154,498	3.18%
Bitfinex	8,078,511	1.59%
Gemini	3,358,977	0.66%
Total AVAX-U.S. dollar trading pair	118,003,120	23.23%

Digital Asset Trading Platforms included in the Index as of June 30, 2025(1)	Volume (AVAX)	Market Share(2)
Bullish	38,257,995	20.43%
Bybit	27,052,752	14.44%
OKX	8,531,505	4.56%
Kraken	606,579	0.32%
Total AVAX-USDC dollar trading pair	74,448,831	39.75%

(1)
The Digital Asset Trading Platforms initially expected to be included in the Index are Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX.
(2)
Market share is calculated using trading volume data (in AVAX) for certain Digital Asset Trading Platforms, including Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX, as well as certain other large U.S.-dollar denominated Digital Asset Trading Platforms that are not included in the Index, including Binance, Binance.US (data included from February 19, 2025), Coinbase, Kucoin, and MEXC.

The domicile, regulation and legal compliance of the Digital Asset Trading Platforms included in the Index varies. Information regarding each Digital Asset Trading Platform may be found, where available, on the websites for such Digital Asset Trading Platforms, among other places.

Although the Index is designed to accurately capture the market price of AVAX, third parties may be able to purchase and sell AVAX on public or private markets not included among the constituent Digital Asset Trading Platforms of the Index, and such transactions may take place at prices materially higher or lower than the Index Price. Moreover, there may be variances in the prices of AVAX on the various Digital Asset Trading Platforms, including as a result of differences in fee structures or administrative procedures on different Digital Asset Trading Platforms. For example, based on data provided by the Index Provider, on any given day during the period from August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025, the maximum differential between the 4:00 p.m., New York time, spot price of any single Digital Asset Trading Platform included in the Index and the Index Price was 11.33% and the average of the maximum differentials of the 4:00 p.m., New York time, spot price of each Digital Asset Trading Platform included in the Index and the Index Price was 1.74%. During this same period, the average differential between the 4:00 p.m., New York time, spot prices of all the Digital Asset Trading Platforms included in the Index and the Index Price was 0.02%.

To the extent such prices differ materially from the Index Price, investors may lose confidence in the Shares’ ability to track the market price of AVAX.

The Index and the Index Price

The Index is a U.S. dollar-denominated composite reference rate for the price of AVAX. The Index is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the AVAX reference rate, (2) provide a real-time, volume-weighted fair value of AVAX and (3) appropriately handle and adjust for non-market related events.

The Index Price is determined by the Index Provider through a process in which trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume at each venue relative to the observable set. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

All references to the NAV and NAV per Share of the Trust in this prospectus have been calculated using the Index Price unless indicated otherwise.

Constituent Trading Platform Selection

The Digital Asset Trading Platforms to be included in the Index are selected by the Index Provider utilizing a methodology that is guided by the International Organization of Securities Commissions (“IOSCO”) principles for financial benchmarks. For a trading platform to become a Constituent Trading Platform, it must satisfy the criteria listed below (the “Inclusion Criteria”):

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No evidence in the past 12 months of trading restrictions on individuals or entities that would otherwise meet the trading platform’s eligibility requirements to trade;
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No evidence in the past 12 months of undisclosed restrictions on deposits or withdrawals from user accounts;
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Real-time price discovery;
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Limited or no capital controls;
•
Transparent ownership including a publicly-owned ownership entity;
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Publicly available language and policies addressing legal and regulatory compliance, including KYC, AML and other policies designed to comply with relevant regulations that might apply to it;
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Offer programmatic spot trading of the trading pair and reliably publish trade prices and volumes on a real-time basis through Rest and Websocket APIs;
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Is a centralized spot trading platform ranked BB or higher in the Index Provider’s latest published Trading Platform Benchmark report; and
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Is not classified as an Excluded Trading Platform as defined in the Index Provider’s Digital Asset Indices Policy Methodology.

All trading platforms that meet these Inclusion Criteria will be assigned to a “Trading Platform Category” as defined by the additional criteria below, and at least one Category 1 Trading Platform must be included in each Index Price.

•
A “Category 1 Trading Platform” is a trading platform:
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Licensed and/or able to serve investors, retail or professional, in the U.S.; and
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That maintains sufficient USD or USDC liquidity relative to the size of the listed assets.
•
A “Category 2 Trading Platform” is a trading platform:
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Licensed (including in-principal licensure) and/or able to serve investors, retail or professional, in one or more of the following jurisdictions: United Kingdom, European Union, Hong Kong, Singapore; and
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That maintains sufficient USD or USDC liquidity relative to the size of the listed assets.

A Digital Asset Trading Platform is removed from the Constituent Trading Platforms when it no longer satisfies the Inclusion Criteria. The Index Provider does not currently include data from over-the-counter markets or derivatives platforms among the Constituent Trading Platforms. Over-the-counter data is not currently included because of the potential for trades to include a significant premium or discount paid for larger liquidity, which creates an uneven comparison relative to more active markets. There is also a higher potential for over-the-counter transactions to not be arms-length, and thus not be representative of a true market price. AVAX derivative markets are also not currently included. While the Index Provider has no plans to include data from over-the-counter markets or derivative platforms at this time, the Index Provider will consider IOSCO principles for financial benchmarks, the management of trading venues of AVAX derivatives and the aforementioned Inclusion Criteria when considering whether to include over-the-counter or derivative platform data in the future.

The Index Provider and the Sponsor have entered into the index license agreement, dated as of February 1, 2022 (as amended, the “Index License Agreement”), governing the Sponsor’s use of the Index Price. Pursuant to the terms of the Index License Agreement, the Index Provider may adjust the calculation methodology for the Index Price without notice to, or consent of, the Trust or its shareholders. The Index Provider may decide to change the calculation methodology to maintain the integrity of the Index Price calculation should it identify or become aware of previously unknown variables or issues with the existing methodology that it believes could materially impact its performance and/or reliability. The Index Provider has sole discretion over the determination of Index Price and may change the methodologies for determining the Index Price from time to time. Shareholders will be notified of any material changes to the calculation methodology or the Index Price in the Trust’s current reports and will be notified of all other changes that the Sponsor considers significant in the Trust’s periodic or current reports. The Sponsor will determine the materiality of any changes to the Index Price on a case-by-case basis, in consultation with external counsel.

The Index Provider may change the trading venues that are used to calculate the Index or otherwise change the way in which the Index is calculated at any time. For example, the Index Provider has scheduled quarterly reviews in which it may add or remove Constituent Trading Platforms that satisfy or fail the Inclusion Criteria. The Index Provider does not have any obligation to consider the interests of the Sponsor, the Trust, the shareholders, or anyone else in connection with such changes. While the Index Provider is not required to publicize or explain the changes or to alert the Sponsor to such changes, it has historically notified the Trust of any material changes to the Constituent Trading Platforms, including any additions or removals of the Constituent Trading Platforms, in addition to issuing press releases in connection with the same. The Sponsor will notify investors of any such material event by filing a current report on Form 8-K. Although the Index methodology is designed to operate without any manual intervention, rare events would justify manual intervention. Intervention of this kind would be in response to non-market-related events, such as the halting of deposits or withdrawals of funds on a Digital Asset Trading Platform, the unannounced closure of operations on a Digital Asset Trading Platform, insolvency or the compromise of user funds. In the event that such an intervention is necessary, the Index Provider would issue a public announcement through its website, API and other established communication channels with its clients.

Determination of the Index Price

The Index, as reflected by the CoinDesk AVAX CCIXber Reference Rate, for AVAX is calculated through the application of an algorithm to the price of AVAX on the Constituent Trading Platforms calculated every 5 seconds over a 24-hour period. The Index’s algorithm is expected to reflect a five-pronged methodology to calculate the Index Price from the Constituent Trading Platforms for AVAX:

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Volume Weighting: Constituent Trading Platforms with greater liquidity receive a higher weighting in each Index, increasing the ability to execute against (i.e., replicate) the Index in the underlying spot markets. The Index methodology is a volume-weighted real-time price where each Constituent Trading Platform is weighted based on its trailing 24-hour volume.
•
FX Conversion: The Index algorithm utilizes a volume-weighted real-time FX conversion rate for any trading activity for the relevant Stablecoin-USD pair. This normalizes all trading activity to USD denomination.
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Outlier Detection Factor: The Index algorithm excludes trade data and price(s) deemed to be an outlier relative to the most recently calculated Index.
•
Outlier Detection Factor: The Index algorithm penalizes stale activity from any given Constituent Trading Platform. When a Constituent Trading Platform does not have recent trading data, the outdated prices and their contribution to the Index calculation are gradually reduced until they are de-weighted to 0.1%.

Similarly, once trading activity at a Constituent Trading Platform resumes, the corresponding weighting for that Constituent Trading Platform will no longer be penalized.
•
Manipulation Resistance: In an effort to determine and prioritize the most significant Constituent Trading Platforms (i.e., those that are likely to have the most impact on price discovery) for a given asset, the Index Provider conducts a Constituent Trading Platform selection and review process, which seeks to identify the highest-ranking Constituent Trading Platforms based on both qualitative and quantitative factors. The qualitative review includes legal and regulation, data provision, security, trade monitoring, market quality, and negative events policy, among others. The quantitative review includes review of trading activity for the asset on the given Constituent Trading Platform.

The Index Provider re-evaluates the weighting algorithm on a periodic basis, but maintains discretion to change the way in which an Index Price is calculated based on its periodic review or in extreme circumstances. The exact methodology to calculate the Index Price is not publicly available. Still, the Index is designed to limit exposure to trading or price distortion of any individual Digital Asset Trading Platform that experiences periods of unusual activity or limited liquidity by discounting, in real-time, anomalous price movements at individual Digital Asset Trading Platforms.

The Sponsor believes the Index Provider’s selection process for Constituent Trading Platforms as well as the methodology of the Index Price’s algorithm provides a more accurate picture of AVAX price movements than a simple average of Digital Asset Trading Platform spot prices, and that the weighting of AVAX prices on the Constituent Trading Platforms limits the inclusion of data that is influenced by temporary price dislocations that may result from technical problems, limited liquidity or fraudulent activity elsewhere in the AVAX spot market.

By referencing multiple trading venues and weighting them based on trade activity, the Sponsor believes that the impact of any potential fraud, manipulation or anomalous trading activity occurring on any single venue is reduced.

If the Index Price becomes unavailable, or if the Sponsor determines in good faith that such Index Price does not reflect an accurate price for AVAX, then the Sponsor will, on a best efforts basis, contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact such Index Price remains unavailable or the Sponsor continues to believe in good faith that such Index Price does not reflect an accurate price for the AVAX, then the Sponsor will employ a cascading set of rules to determine the Index Price, as described below in “—Determination of the Index Price When Index Price is Unavailable.”

The Trust values its AVAX for operational purposes by reference to the Index Price. The Index Price is the value of an AVAX as represented by the Index, calculated at 4:00 p.m., New York time, on each business day.

Illustrative Example

For the purposes of illustration, outlined below are examples of how the attributes that impact weighting and adjustments in the aforementioned methodology may be utilized to generate the Index Price for a digital asset.

For example, Constituent Trading Platforms used to calculate the Index Price of the digital asset may include trading platforms such as Crypto.com, Kraken, LMAX Digital and Bitstamp.

The Index Price algorithm, as described above, is designed to account for manipulation at the outset by only including data from executed trades on Constituent Trading Platforms that charge trading fees. Then, the below-listed elements may impact the weighting of the Constituent Trading Platforms on the Index Price as follows:

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Volume Weighting: Each Constituent Trading Platform will be weighted to appropriately reflect the trading volume share of the Constituent Trading Platform relative to all the Constituent Trading Platforms during this same period. For example, an average hourly weighting of 67.06%, 14.57%, 11.88%, and 6.49% for Crypto.com, Kraken, LMAX Digital, and Bitstamp, respectively, would represent each Constituent Trading Platform’s share of trading volume during the same period.

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Inactivity Adjustment: Assume that a Constituent Trading Platform represented a 14% weighting on the Index Price of the digital asset, which is based on the per-second calculations of its trading volume and price-variance relative to the cohort of Constituent Trading Platforms included in such Index, and then went offline for approximately two hours. The index algorithm would automatically recognize inactivity and start de-weighting the Constituent Trading Platform at the 5-minute mark and continue to do so with each additional 5-minute period of inactivity until its influence was effectively zero, 25 minutes after becoming inactive. As soon as trading activity resumed at the Constituent Trading Platform, the index algorithm would re-weight it to the appropriate weighting based on trading volume and price-variance relative to the cohort of Constituent Trading Platforms included in the Index.
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Price Outlier Detection: New traded prices from Constituent Trading Platforms are compared to the latest calculated Index Price. If a new traded price deviates by +/- 5% from the latest calculated Index Price, it will be considered an outlier and will not be used in the calculation of the Index Price until such time as a majority of the Constituent Trading Platforms are similarly considered outlier prices. In that case, the new prices will be used to calculate the Index Price. For example, if the Index Price is $10 and there is a new trade price of $11 from Constituent Trading Platform X, the price of $11 will be considered an outlier and will not be used. However, if the most recent prices on a majority of the Constituent Trading Platforms are aligned with the price of $11, then these prices will no longer be considered outliers and will be used to calculate the new Index Price.

Determination of the Index Price When Index Price is Unavailable

The Sponsor uses the following cascading set of rules to calculate the Index Price. For the avoidance of doubt, the Sponsor will employ the below rules sequentially and in the order as presented below, should one or more specific rule(s) fail:

1.
Index Price = The price set by the Index as of 4:00 p.m., New York time, on the valuation date. If the Index becomes unavailable, or if the Sponsor determines in good faith that the Index does not reflect an accurate price, then the Sponsor will, on a best efforts basis, contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact the Index remains unavailable or the Sponsor continues to believe in good faith that the Index does not reflect an accurate price, then the Sponsor will employ the next rule to determine the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Sponsor in its sole discretion.
2.
Index Price = The price set by Coin Metrics Real-Time Rate (the “Secondary Index”) as of 4:00 p.m., New York time, on the valuation date (the “Secondary Index Price”). The Secondary Index Price is a real-time reference rate price, calculated using trade data from constituent markets selected by Coin Metrics Inc. (the “Secondary Index Provider”). The Secondary Index Price is calculated by applying weighted-median techniques to such trade data where half the weight is derived from the trading volume on each constituent market and half is derived from inverse price variance, where a constituent market with high price variance as a result of outliers or market anomalies compared to other constituent markets is assigned a smaller weight. The Secondary Index Provider and the Sponsor have entered into the master services agreement, dated as of August 4, 2020, and order forms thereunder, pursuant to which the Sponsor may obtain and use the Secondary Index and the Secondary Index Price from the Secondary Index Provider. If the Secondary Index becomes unavailable, or if the Sponsor determines in good faith that the Secondary Index does not reflect an accurate price, then the Sponsor will, on a best efforts basis, contact the Secondary Index Provider to obtain the Secondary Index Price directly from the Secondary Index Provider. If after such contact the Secondary Index remains unavailable or the Sponsor continues to believe in good faith that the Secondary Index does not reflect an accurate price, then the Sponsor will employ the next rule to determine the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Sponsor in its sole discretion.
3.
Index Price = The price set by the Trust’s principal market (the “Tertiary Pricing Option”) as of 4:00 p.m., New York time, on the valuation date. The Tertiary Pricing Option is a spot price derived from the principal market’s public data feed that is believed to be consistently publishing pricing information as of 4:00 p.m., New York time, and is provided to the Sponsor via an application programming interface. If the Tertiary Pricing Option becomes unavailable, or if the Sponsor determines in good faith that the Tertiary

Pricing Option does not reflect an accurate price, then the Sponsor will, on a best efforts basis, contact the Tertiary Pricing Provider to obtain the Tertiary Pricing Option directly from the Tertiary Pricing Provider. If after such contact the Tertiary Pricing Option remains unavailable after such contact or the Sponsor continues to believe in good faith that the Tertiary Pricing Option does not reflect an accurate price, then the Sponsor will employ the next rule to determine the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Sponsor in its sole discretion.
4.
Index Price = The Sponsor will use its best judgment to determine a good faith estimate of the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Sponsor in its sole discretion.

In the event of a fork, the Index Provider may calculate the Index Price based on a digital asset that the Sponsor does not believe to be the appropriate asset that is held by the Trust. In this event, the Sponsor has full discretion to use a different index provider or calculate the Index Price itself using its best judgment.

The Sponsor may, in its sole discretion, select a different index provider, select a different index price provided by the Index Provider, calculate the Index Price by using the cascading set of rules set forth above, or change the cascading set of rules set forth above at any time. The Sponsor will provide notice of any such changes in the Trust’s periodic or current reports and, if the Sponsor makes such a change other than on an ad hoc or temporary basis, will file a proposed rule change with the SEC.

Historical AVAX Prices

As movements in the price of AVAX will directly affect the price of the Shares, investors should understand recent movements in the price of AVAX. Investors, however, should also be aware that past movements in the AVAX price are not indicators of future movements. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world.

For illustrative purposes only, the following chart illustrates the movement in the Index Price from August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025.

The following table illustrates the movements in the Index Price from August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025. During such period, the Index Price ranged from $15.95 to $54.13, with the straight average being $27.40 through June 30, 2025. The Sponsor has not observed a material difference between the Index Price, on the one hand, and average prices from the constituent Digital Asset Trading Platforms individually or as a group, on the other.

		High		Low
Period	Average	Index Price	Date	Index Price	Date	End of period	Last business day
August 20, 2024 (the commencement of the Trust’s operations) to June 30, 2025	$27.40	$54.13	12/4/2024	$15.95	6/22/2025	$18.22	$18.22

Forms of Attack Against the Avalanche Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Avalanche Network contains certain flaws. For example, the Avalanche Network is currently vulnerable to a “51% attack” where, if a party or group were to gain control of more than 50% of the staked AVAX, a malicious actor would be able to gain full control of the network and the ability to manipulate the Avalanche Blockchain.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of their respective digital assets.

For example, on September 14, 2021, the Solana Network, a smart contract platform network, experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Avalanche Network that impact the ability to transfer AVAX could have a material adverse effect on the price of AVAX and the value of the Shares.

Market Participants

Validators and Block Producers

Validators range from Avalanche enthusiasts to professional operations that design and build dedicated machines and data centers. When a validator confirms a transaction, the validator and any associated stakers receive a reward. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees or other benefits, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering greater transaction fees. See “—Summary of an AVAX Transaction” above.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer AVAX transactions through the direct sending of AVAX over the Avalanche Network. The retail sector also includes transactions in which consumers purchase goods and services from commercial or service businesses through direct transactions or third-party service providers, although the use of AVAX as a means of payment is still developing and has not yet been accepted in the same manner as Bitcoin or Ethereum due to its infancy and because AVAX has a different purpose than Bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of AVAX. For buying and selling AVAX, Binance, Coinbase, and Bybit are some of the largest Digital Asset Trading Platforms by volume traded. For storing AVAX, Coinbase Custody Trust Company, LLC, the Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store AVAX for users. As AVAX continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for AVAX.

Competition

Thousands of digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of Bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin in transactions. While AVAX has enjoyed some success in its limited history, the aggregate value of outstanding AVAX is much smaller than that of Bitcoin and many other digital assets and may be further eclipsed by the more rapid development of other digital assets. In addition, a number of other digital assets also function as smart contracts platforms, including Ethereum, Solana and Cardano. Some industry groups are also creating private, permissioned blockchain systems. For example, J.P. Morgan is developing a platform called Kinexys (formerly known as Onyx), which is described as a blockchain-based platform designed for use by the financial services industry.

Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the Digital Asset Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem. On January 23, 2025, President Trump issued an executive order titled “Strengthening American Leadership in Digital Financial Technology” aimed at supporting “the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy.” The Executive Order also established an interagency working group that is tasked with “proposing a Federal regulatory framework governing the issuance and operation of digital assets” in the United States. Pursuant to this Executive Order, the working group released a report in July 2025 outlining the administration's recommendations to Congress and various agencies reflecting the administration’s “pro-innovation mindset toward digital assets and blockchain technologies.” In particular, the report recommends that Congress enact legislation regarding self custody of digital assets, clarifying the applicability of Bank Secrecy Act obligations with respect to digital asset service providers, granting the CFTC authority to regulate spot markets in non-security digital assets, prohibiting the adoption of a CBDC, and clarifying tax laws as relevant to digital assets. In addition, the report recommends that agencies reevaluate existing guidance on digital asset activities, use existing authorities to enable the trading of digital assets at the federal level, embrace DeFi, launch or relaunch crypto innovation efforts, and promote U.S. private sector leadership in the responsible development of cross-border payments and financial markets technologies, among others.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws. Between February 2025 and May 2025, the SEC entered into court-approved joint stipulations to dismiss each of the Binance Complaint, Coinbase Complaint and the Kraken Complaint. The SEC has terminated its investigation or enforcement action into many other digital asset market participants as well. Nonetheless, the existence of these proceedings, as well as ongoing uncertainty with respect to future regulatory actions, have had and may have a material adverse effect on the digital asset industry as a whole and on the price of AVAX, and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

In January 2025, the SEC launched a Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. On July 31, 2025, Chairman Atkins announced “Project Crypto,” a Commission-wide initiative to modernize securities rules for digital assets, reshore innovation in the United States, and implement the recommendations of the working group report. Chairman Atkins had directed the SEC’s policy divisions to work with the Crypto Task Force to draft “clear and simple rules of the road for crypto asset distributions, custody, and trading,” and the Commission and SEC staff will also consider using interpretive, exemptive, and other authorities with respect to digital asset markets.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the Digital Asset Markets, and their users, particularly Digital Asset Trading Platforms and service providers that fall within such jurisdictions’ regulatory scope. For example:

•
China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based Digital Asset Trading Platforms.
•
South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close Digital Asset Trading Platforms that do not comply with specified processes. South Korea has also banned initial coin offerings.
•
The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.
•
The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the Financial Services and Markets Act 2023 (“FSMA”), received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets.
•
The Parliament of the European Union approved the text of MiCA in April 2023, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was formally approved by the European Union’s member states in 2023. Certain parts of MiCA became effective as of June 2024 and the remainder applied as of December 2024.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and Digital Asset Trading Platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of AVAX by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the AVAX ecosystem in the United States and globally, or otherwise negatively affect the value of AVAX held by the Trust. The effect of any future regulatory change on the Trust or the AVAX held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

The CFTC has regulatory jurisdiction over the AVAX futures markets. In addition, because the CFTC has determined that AVAX is a non-security “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for AVAX. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges, spot Digital Asset Trading Platforms or retail transactions involving spot AVAX that do not utilize collateral, leverage, or financing. Similar to SEC Chairman Atkins, CFTC Acting Chairman Pham announced on August 1, 2025 a “crypto sprint” to begin implementing the recommendations of the working group report. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over AVAX futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for AVAX trading or transactions.

In April 2024, Coinbase Derivatives as a designated contract market (“DCM”) registered with the CFTC launched new contracts for AVAX futures products. DCMs are boards of trades (commonly referred to as exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established under Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of AVAX futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other AVAX prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

The Coinbase Derivatives AVAX futures contracts are cash-settled, based on the MarketVector Coinbase Avalanche Benchmark Rate. On August 4, 2025, CFTC Acting Chairman Caroline D. Pham announced that the CFTC will launch an initiative for trading spot crypto asset contracts that are listed on a CFTC-registered futures exchange (DCM). This is the first initiative in the CFTC’s “crypto sprint” to start implementation of the recommendations in the President’s Working Group on Digital Asset Markets report. Members of the public were invited to provide written input by August 18, 2025 through the CFTC website.

See “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares— Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of the Shares or restrict the use of AVAX, validating activity or the operation of the Avalanche Network or the Digital Asset Markets in a manner that adversely affects the value of the Shares.”

Description of the Trust

The Trust is a Delaware Statutory Trust that was formed on November 11, 2021 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The name of the Trust is Grayscale Avalanche Trust (AVAX) as of the date of this registration statement, but prior to and in connection with the declaration of effectiveness of this registration statement and the listing of the Shares on NASDAQ, the Sponsor intends to change the name of the Trust to Grayscale Avalanche Trust ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The Trust operates pursuant to the Trust Agreement.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The Trust’s AVAX are held by the Custodian on behalf of the Trust. The Trust’s AVAX will be transferred out of the Vault Balance only in the following circumstances: (i) transferred to pay the Sponsor’s Fee or any Additional Trust Expenses, (ii) sold on an as-needed basis to pay Additional Trust Expenses or redeem Baskets or (iii) sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of AVAX by the Trust to pay the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for shareholders. Gains or losses from the sale of AVAX to fund cash redemptions are expected to be treated as incurred only by the shareholder that is being redeemed See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not a registered investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not trade, buy, sell or hold AVAX derivatives, including AVAX futures contracts, on any futures exchange. The Trust is authorized solely to take immediate delivery of actual AVAX. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. The Trust will not be operated by a CFTC-regulated commodity pool operator because it will not trade, buy, sell or hold AVAX derivatives, including AVAX futures contracts, on any futures exchange. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in AVAX futures contracts on regulated futures exchanges.

The Trust creates Shares from time to time but only in Baskets. A Basket equals a block of 10,000 Shares. The number of outstanding Shares is expected to increase from time to time as a result of the creation of Baskets.

The creation of Baskets will require the delivery to the Trust of the amount of AVAX (or cash to acquire the amount of AVAX) represented by the Baskets being created. The creation of a Basket will be made only upon the delivery to the Trust of the number of whole and fractional AVAX represented by each Basket being created, the number of which is determined by dividing (x) the amount of AVAX owned by the Trust at 4:00 p.m., New York time, on the relevant trade date, after deducting the amount of AVAX representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place) by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one AVAX (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

The Shares are redeemable in accordance with the provisions of the Trust Agreement and the relevant Participant Agreement. The operation of a redemption program allows Authorized Participants to take advantage of arbitrage opportunities created when the market value of the Shares deviates from the value of the Trust’s AVAX, less the Trust’s expenses and other liabilities, which may have the effect of reducing any premium at which the Shares trade on NASDAQ over such value or cause the Shares to trade at a discount to such value.

The amount of AVAX required to create a Basket is expected to gradually decrease over time due to the transfer or sale of the Trust’s AVAX to pay the Sponsor’s Fee and any Additional Trust Expenses.

The Sponsor will determine the Trust’s NAV on each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Sponsor will also determine the NAV per Share, which equals the NAV divided by the number of outstanding Shares. Each business day, the Sponsor will publish the Trust’s NAV and NAV per Share on the Trust’s website, www.etfs.grayscale.com/avax, as soon as practicable after the Trust’s NAV and NAV per Share have been determined by the Sponsor. See “—Valuation of AVAX and Determination of NAV.”

The Trust’s assets will consist solely of AVAX, cash proceeds from the sale of AVAX and any rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party. The Sponsor has committed to cause the Trust not to take any Affirmative Action to acquire any Incidental Rights or IR Virtual Currency, thereby irrevocably abandoning any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. As a result, the Trust does not expect to hold any Incidental Rights or IR Virtual Currency or to take any Incidental Rights or IR Virtual Currency into account for the purposes of determining the NAV or the NAV per Share.

Each Share represents a proportional interest, based on the total number of Shares outstanding, in each of the Trust’s assets as determined in the case of AVAX by reference to the Index Price, less the Trust’s expenses and other liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market price of the Shares will fluctuate over time in response to the market prices of AVAX. In addition, because the Shares reflect the estimated accrued but unpaid expenses of the Trust, the amount of AVAX represented by a Share will gradually decrease over time as the Trust’s AVAX are used to pay the Trust’s expenses.

AVAX pricing information is available on a 24-hour basis from various financial information service providers or Avalanche Network information sites, such as CoinMarketCap.com. The spot price and bid/ask spreads may also be available directly from Digital Asset Trading Platforms. As of June 30, 2025, the constituent Digital Asset Trading Platforms of the Index were Bitfinex, Bitstamp, Bullish, Bybit, Crypto.com, Gemini, Kraken and OKX. The Index Provider may remove or add Digital Asset Trading Platforms to the Index in the future at its discretion. Market prices for the Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Shares.

The Trust has no fixed termination date.

Service Providers of the Trust

The Sponsor

The Trust’s Sponsor is Grayscale Investments Sponsors, LLC, a Delaware limited liability company formed on July 11, 2024 and an indirect wholly owned subsidiary of DCG. The Sponsor’s principal place of business is 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902, and its telephone number is (212) 668-1427. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, DCG, the indirect parent company of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the indirect parent company of the Sponsor.

The Sponsor is neither an investment adviser registered with the SEC nor a commodity pool operator registered with the CFTC, and will not be acting in either such capacity with respect to the Trust, and the Sponsor’s provision of services to the Trust will not be governed by the Investment Advisers Act or the CEA.

Grayscale Investments, LLC, the former Sponsor of the Trust, arranged for the creation of the Trust. As partial consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Sponsor also paid the costs of the Trust’s organization and the costs of the initial sale of the Shares.

The Sponsor is generally responsible for the day-to-day administration of the Trust under the provisions of the Trust Agreement. This includes (i) preparing and providing periodic reports and financial statements on behalf of the Trust for investors, (ii) processing orders to create Baskets and coordinating the processing of such orders with the Custodian and the Transfer Agent, (iii) calculating and publishing the NAV and the NAV per Share of the Trust each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable, (iv) selecting and monitoring the Trust’s service providers and from time to time engaging additional, successor or replacement service providers, (v) instructing the Custodian to transfer the Trust’s AVAX as needed to pay the Sponsor’s Fee and any Additional Trust Expenses, (vi) upon dissolution of the Trust, distributing cash proceeds of the sale of the Trust’s remaining AVAX to the owners of record of the Shares and (vii) establishing the principal market for GAAP valuation. In addition, if there is a fork in the Avalanche Network after which there is a dispute as to which network resulting from the fork is the Avalanche Network, the Sponsor has the authority to select the network that it believes in good faith is the Avalanche Network, unless such selection or authority would otherwise conflict with the Trust Agreement.

The Sponsor does not store, hold, or maintain custody or control of the Trust’s AVAX but instead has entered into the Prime Broker Agreement with the Custodian to facilitate the security of the Trust’s AVAX.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement.

The Sponsor’s Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and as partial consideration for the Sponsor’s agreement to pay the Sponsor-paid Expenses. See “—Expenses; Sales of AVAX.”

The Sponsor may, in its sole discretion, select a different index provider, select a different index price provided by the Index Provider, calculate the Index Price by using the cascading set of rules set forth under “— Overview of the Avalanche Industry and Market—The Index and the Index Price—Determination of the Index Price When Index Price is Unavailable” above, or change the cascading set of rules set forth above at any time.

Marketing Agent Agreement

Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) to be entered into between the Sponsor and Foreside Fund Services, LLC, as Marketing Agent (the “Marketing Agent”), the Marketing Agent will be paid by the Sponsor an annual fee. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares. Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor: (i) assist the Sponsor in facilitating Participation Agreements between and among Authorized Participants, the Sponsor, on behalf of the Trust, and the Transfer Agent; (ii) provide prospectuses to Authorized Participants; (iii) work with the Transfer Agent to review and approve orders placed by the Authorized Participants and transmitted to the Transfer Agent; (iv) review and file applicable marketing materials with FINRA and (v) maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement.

Index License Agreement

The Sponsor has entered into the Index License Agreement with CoinDesk Indices, Inc., the Index Provider, governing the Sponsor’s use of the Index for calculation of the Index Price. The Index Provider may adjust the calculation methodology for the Index without notice to, or consent of, the Trust or its shareholders. Under the Index License Agreement, the Sponsor pays a monthly fee and a fee based on the NAV of the Trust to the Index Provider in consideration of its license to the Sponsor of Index-related intellectual property. The initial term of the Index License Agreement was February 1, 2022 through the later of February 29, 2024 and the latest date set forth on any order form executed under the Index License Agreement. On June 20, 2023, the Sponsor and the Index Provider, entered into an amendment to the Index License Agreement to extend the initial term of the Index License Agreement from February 29, 2024, to February 28, 2025. On February 5, 2025, the Sponsor and the Index Provider, entered into an amendment to the Index License Agreement to extend the term of the Index License Agreement from February 28, 2025, to February 29, 2028. Thereafter, the Index License Agreement will automatically renew on an annual basis, unless a notice of non-renewal is provided. The Index License Agreement is terminable by either party upon written notice in the event of a material breach that remains uncured for thirty days after initial written notice of such breach. Further, either party may terminate the Index License Agreement immediately upon notice under certain circumstances, including with respect to the other party’s (i) insolvency, bankruptcy or analogous event or (ii) violation of money transmission, taxation or trading regulations that materially adversely affect either party’s ability to perform under the Index License Agreement.

Administration and Accounting Agreement

The Sponsor expects to enter into a Fund Administration and Accounting Agreement with BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, to provide administration and accounting services to the Trust. Pursuant to the terms of the Agreement and under the supervision and direction of the Sponsor and the Trust, BNY Mellon Asset Servicing keeps the operational records of the Trust and prepares and files certain regulatory filings on behalf of the Trust. BNY Mellon Asset Servicing may also perform other services for the Trust pursuant to the Agreement as mutually agreed upon by the Sponsor, the Trust and BNY Mellon Asset Servicing from time to time. The Administrator’s fees are paid on behalf of the Trust by the Sponsor.

The Trustee

CSC Delaware Trust Company (formerly known as Delaware Trust Company) serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Sponsor’s principal office identified above and is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Custodian, Prime Broker or any other person.

Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability in connection with the issuance and sale of Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the AVAX or other assets of the Trust. See “—Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 180 days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

Fees paid to the Trustee are a Sponsor-paid Expense.

The Transfer Agent

The Bank of New York Mellon serves as the Transfer Agent of the Trust pursuant to the terms and provisions of the Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust shareholders and others relating to its duties; (3) maintains shareholder accounts; and (4) makes periodic reports to the Trust. The Transfer Agent has its principal office at 240 Greenwich Street, New York, New York 10286. A copy of the Transfer Agency and Service Agreement is available for inspection at the Sponsor’s principal office identified herein.

Continental Stock Transfer & Trust Company, a Delaware corporation, serves as a co-transfer agent for the Trust (the “Co-Transfer Agent”) pursuant to the terms and provisions of the Co-Transfer Agency Agreement (the “Co-Transfer Agency Agreement”). The Co-Transfer Agent has its principal office at 1 State Street, 30th Floor, New York, New York 10004. A copy of the Co-Transfer Agency Agreement is available for inspection at the Sponsor’s principal office identified herein.

Fees paid to the Transfer Agent and Co-Transfer Agent are a Sponsor-paid Expense.

Administrator

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, serves as the administrator for the Trust. The Administrator’s fees are paid on behalf of the Trust by the Sponsor.

Authorized Participants

An Authorized Participant must enter into a “Participant Agreement” with the Sponsor and the Trust to govern its placement of orders to create and redeem Baskets. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets, the delivery of AVAX or cash required for creations and the delivery of Baskets or cash required for redemptions. A copy of the form of Participant Agreement is available for inspection at the Sponsor’s principal office identified herein and is filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Authorized Participant must (i) be a registered broker-dealer and (ii) have entered into a Participant Agreement with the Sponsor and the Transfer Agent. Subject to In-Kind Regulatory Approval, in the future any Authorized Participants creating and redeeming Shares through In-Kind Orders must also own, or their AP Designee (as defined below) must own, an AVAX wallet address that is known to the Custodian as belonging to the Authorized Participant or its AP Designee and maintain an account with the Custodian.

The Trust issues and redeems Shares on an ongoing basis, but only in one or more whole Baskets of 10,000 Shares each. The creation and redemption of Baskets requires the delivery to or acquisition by the Trust, or the distribution or other disposition by the Trust, of the amount of AVAX represented by the Baskets being created or redeemed, the number of which is equal to the “Basket Amount” as of 4:00 p.m., New York time, on the trade date of a creation or redemption order multiplied by the number of Baskets being created or redeemed (the “Total Basket Amount”). The amount of AVAX required to create a Basket, or to be delivered or sold upon the redemption of a Basket, will gradually decrease over time due to the transfer of the Trust’s AVAX to pay the Sponsor’s Fee and the delivery or sale of the Trust’s AVAX to pay any Trust expenses not assumed by the Sponsor. See “Description of Creation and Redemption of Shares” in this prospectus.

Although the Trust creates Baskets only upon the receipt of AVAX, and redeems Baskets only by distributing AVAX or proceeds from the disposition of AVAX, at this time an Authorized Participant can only submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more Liquidity Providers that is not an agent of, or otherwise acting on behalf of, any Authorized Participant to obtain or receive AVAX in connection with such orders. The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis.

The Trust is currently able to accept Cash Orders. However, the Trust is not at this time able to create and redeem shares via in-kind transactions with Authorized Participants. Subject to In-Kind Regulatory Approval, in the future the Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would deposit AVAX directly with the Trust or receive AVAX directly from the Trust. However, because In-Kind Regulatory Approval has not been obtained, at this time Baskets will not be created or redeemed through In-Kind Orders and will only be created or redeemed through Cash Orders. There can be no assurance as to when NASDAQ will seek or obtain such regulatory approval, if at all. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.” See “Description of Creation and Redemption of Shares.”

As of the date of this prospectus, the Sponsor has entered into Participant Agreements with and pursuant to which and have agreed to act as an Authorized Participant of the Trust.

No Authorized Participant has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Liquidity Providers

Liquidity Providers facilitate the purchase and sale of AVAX in connection with Cash Orders for creations or redemptions of Baskets. The Liquidity Providers with which Grayscale Investments Sponsors, LLC, acting in its capacity as the Liquidity Engager, will engage in AVAX transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, and such transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and Grayscale Investments Sponsors, LLC in its capacity as the Liquidity Engager, there is no other pre-existing contractual relationship between each Liquidity Provider, on the one hand, and the Trust, the Sponsor, or any Authorized Participant, on the other hand.

A Liquidity Provider must enter into a “Liquidity Provider Agreement” with the Liquidity Engager and the Sponsor (on behalf of the Trust), which will obligate it to obtain or receive AVAX in connection with creations and redemptions pursuant to Cash Orders.

As of the date of this prospectus, the Liquidity Engager has engaged and as Liquidity Providers. The Liquidity Engager may engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

The Custodian and Prime Broker

Coinbase Custody Trust Company, LLC is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act. The Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Prime Broker Agreement. The Custodian has its principal office at 200 Park Avenue South, Suite 1208, New York, NY 10003. A copy of the Prime Broker Agreement is available for inspection at the Sponsor’s principal office identified herein and is filed as an exhibit to the registration statement of which this prospectus forms a part.

Under the Prime Broker Agreement, the Custodian controls and secures the Trust’s “Vault Balance,” a segregated custody account to store private keys, which allow for the transfer of ownership or control of the Trust’s AVAX, on the Trust’s behalf. The Custodian’s services (i) allow AVAX to be deposited from a public blockchain address to the Trust’s Vault Balance and (ii) allow the Trust or Sponsor to withdraw AVAX from the Trust’s Vault Balance to a public blockchain address the Trust or Sponsor controls (the “Custodial and Prime Broker Services”). The Vault Balance uses offline storage, or “cold” storage, mechanisms to secure the Trust’s private keys. The term cold storage refers to a safeguarding method by which the private keys corresponding to digital assets are disconnected.

The Custodian will withdraw from the Trust’s Vault Balance the amount of AVAX necessary to pay the Trust’s expenses.

Fees paid to the Custodian are a Sponsor-paid Expense.

Under the Prime Broker Agreement, each of the Custodian and the Trust has agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand (including reasonable and documented attorneys’ fees and any fines, fees or penalties imposed by any regulatory authority) arising out of or related to the Custodian’s or the Trust’s, as the case may be, breach of the Prime Broker Agreement, inaccuracy in any of the Custodian’s or the Trust’s, as the case may be, representations or warranties in the Prime Broker Agreement, or the Trust’s violation, or the Custodian’s knowing violation, of any law, rule or regulation, or the rights of any third party, except where such claim directly results from the negligence, fraud or willful misconduct of the other such party. In addition, the Trust has agreed to indemnify the Custodian with respect to any Incidental Rights or IR Virtual Currency abandoned by the Trust and any tax liability relating thereto or arising therefrom.

The Custodian and its affiliates may from time to time purchase or sell AVAX for their own accounts and as agent for their customers or Shares for their own accounts. The foregoing notwithstanding, AVAX in the Vault Balance are not treated as general assets of the Custodian and cannot be commingled with any other digital assets held by the Custodian. The Custodian serves as a fiduciary and custodian on the Trust’s behalf, and the AVAX in the Vault Balance are considered fiduciary assets that remain the Trust’s property at all times.

Once each calendar year, the Sponsor or the Trust may request that the Custodian deliver a certificate signed by a duly authorized officer to certify that all representations and warranties made by the Custodian in the Prime Broker Agreement are true and correct on and as of the date of such certificate, and have been true and correct throughout the preceding year. In addition, the Custodian has agreed to allow the Trust and the Sponsor to take any necessary steps to verify that satisfactory internal control system and procedures are in place, and to visit and inspect the systems on which the Custodian’s coins are held.

If the Custodian resigns in its capacity as custodian, the Sponsor may appoint an additional or replacement custodian and enter into a custodian agreement on behalf of the Trust with such custodian. Furthermore, the Sponsor and the Trust may use AVAX custody services or similar services provided by entities other than Coinbase Custody Trust Company, LLC at any time without prior notice to Coinbase Custody Trust Company, LLC.

Custody of the Trust’s AVAX

Digital assets and digital asset transactions are recorded and validated on blockchains, the public transaction ledgers of a digital asset network. Each digital asset blockchain serves as a record of ownership for all of the units of such digital asset, even in the case of certain privacy-preserving digital assets, where the transactions themselves are not publicly viewable. All digital assets recorded on a blockchain are associated with a public blockchain address, also referred to as a digital wallet. Digital assets held at a particular public blockchain address may be accessed and transferred using a corresponding private key.

Key Generation

Public addresses and their corresponding private keys are generated by the Custodian in secret key generation ceremonies at secure locations inside faraday cages, which are enclosures used to block electromagnetic fields and thus mitigate against attacks. The Custodian uses quantum random number generators to generate the public and private key pairs.

Once generated, private keys are encrypted, separated into “shards”, and then further encrypted. After the key generation ceremony, all materials used to generate private keys, including computers, are destroyed. All key generation ceremonies are performed offline. No party other than the Custodian has access to the private key shards of the Trust, including the Trust itself.

Key Storage

Private key shards are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States. The locations of the secure vaults may change regularly and are kept confidential by the Custodian and the Prime Broker for security purposes.

The Vault Balance primarily uses “cold” storage mechanisms to secure a substantial portion of the Trust’s private keys. A substantial portion of the Trust’s AVAX holdings are held in cold storage at all times, with a portion of the Settlement Balance held temporarily in “hot” storage from time to time, for purposes of facilitating the receipt and distribution of AVAX in connection with the creation and redemption of Baskets. Any AVAX credited to the Trust’s Settlement Balance is stored in omnibus accounts, either on the Prime Broker’s systems or at Coinbase Connected Venues, using a combination of cold and hot storage mechanisms to secure the private keys representing the assets credited to the Trust’s Settlement Balance.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private keys corresponding to the Trust’s AVAX are generated and stored in an offline manner. A digital wallet may receive deposits of digital assets but may not send digital assets without use of the digital assets’ corresponding private keys. In order to send digital assets from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into an online, or hot, digital asset software program to sign the transaction, or the unsigned transaction must be transferred to the cold server in which the private keys are held for signature by the private keys and then transferred back to the online digital asset software program. At that point, the user of the digital wallet can transfer its digital assets. While private keys held in hot storage are more accessible and therefore enable more efficient transfers, such assets are more vulnerable to theft, loss or damage.

Security Procedures

The Custodian and the Prime Broker hold the Trust’s private keys in custody in accordance with the terms and provisions of the Prime Broker Agreement. Transfers to and from the Vault Balance and, where held in cold storage, the Trust’s Settlement Balance, require certain security procedures, including but not limited to, multiple encrypted private key shards, usernames, passwords and 2-step verification. Multiple private key shards held by the applicable Custodial Entity or Entities must be combined to reconstitute the private key to sign any transaction in order to transfer the Trust’s assets. Private key shards are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States.

As a result, if any one secure vault is ever compromised, this event will have no impact on the ability of the Trust to access its assets, other than a possible delay in operations, while one or more of the other secure vaults is used instead. These security procedures are intended to remove single points of failure in the protection of the Trust’s assets.

Transfers of AVAX to the Vault Balance from the Settlement Balance will be available to the Trust once processed on the Avalanche Blockchain, subject to the availability of the Prime Broker’s online platform. When AVAX is credited to the Settlement Balance, certain movements to allocate the balance among (i) omnibus cold storage wallets and omnibus hot storage wallets on the Prime Broker’s platform; or (ii) omnibus accounts at Coinbase Connected Venues may not be viewable by the Trust via the Prime Broker’s online portal. In addition, on a monthly basis the Custodial Entities will provide the Sponsor with an account statement identifying the amount of cash and AVAX in the Trust’s Accounts at the end of the period and listing all account activity during that period.

The process of accessing and withdrawing AVAX from the Trust to redeem a Basket by an Authorized Participant follows the same general procedure as transferring AVAX to the Trust to create a Basket by an Authorized Participant, only in reverse. See “Description of Creation and Redemption of Shares.”

The Marketing Agent

Foreside Fund Services, LLC (“Foreside”) is expected to be the marketing agent of the Shares. Foreside is a registered broker-dealer with the SEC and is a member of FINRA.

In its capacity as marketing agent, Foreside provides the following services to the Sponsor: (i) assist the Sponsor in facilitating Participation Agreements between and among Authorized Participants, the Sponsor, on behalf of the Trust, and the Transfer Agent; (ii) provide prospectuses to Authorized Participants; (iii) work with the Transfer Agent to review and approve orders placed by the Authorized Participants and transmitted to the Transfer Agent; (iv) review and file applicable marketing materials with FINRA and (v) maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement.

The Sponsor may engage additional or successor marketing agents in the future.

Valuation of AVAX and Determination of NAV

The Sponsor will evaluate the AVAX held by the Trust and determine the NAV of the Trust in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust’s AVAX and the NAV calculations, which is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

On each business day at 4:00 p.m., New York time, or as soon thereafter as practicable (the “Evaluation Time”), the Sponsor will evaluate the AVAX held by the Trust and calculate and publish the NAV of the Trust. To calculate the NAV, the Sponsor will:

1.
Determine the Index Price as of such business day.
2.
Multiply the Index Price by the Trust’s aggregate amount of AVAX owned by the Trust as of 4:00 p.m., New York time, on the immediately preceding day, less the aggregate amount of AVAX payable as the accrued and unpaid Sponsor’s Fee as of 4:00 p.m., New York time, on the immediately preceding day.

3.
Add the U.S. dollar value of AVAX, calculated using the Index Price, receivable under pending creation orders, if any, determined by multiplying the number of the Creation Baskets represented by such creation orders by the Basket Amount and then multiplying such product by the Index Price.
4.
Subtract the U.S. dollar amount of accrued and unpaid Additional Trust Expenses, if any.
5.
Subtract the U.S. dollar value of the AVAX, calculated using the Index Price, which are either (i) to be distributed under pending redemption orders, if any, determined by multiplying the number of Baskets to be redeemed represented by such redemption orders by the Basket Amount and then multiplying such product by the Index Price, or (ii) to be distributed to Shareholders pursuant to a binding obligation of the Trust following the declaration of an in-kind dividend (including through interests in any liquidating trust or other vehicle formed to hold such AVAX) (the amount derived from steps 1 through 5 above, the “NAV Fee Basis Amount”).
6.
Subtract the U.S. dollar amount of the Sponsor’s Fee that accrues for such business day, as calculated based on the NAV Fee Basis Amount for such business day.

In the event that the Sponsor determines that the primary methodology used to determine the Index Price is not an appropriate basis for valuation of the Trust’s AVAX, the Sponsor will utilize the cascading set of rules as described in “—Overview of the Avalanche Industry and Market—The Index and the Index Price.”

The Sponsor will publish the Index Price, the Trust’s NAV and the NAV per Share on the Trust’s website as soon as practicable after its determination. If the NAV and NAV per Share have been calculated using a price per AVAX other than the Index Price for such Evaluation Time, the publication on the Trust’s website will note the valuation methodology used and the price per AVAX resulting from such calculation.

In the event of a hard fork of the Avalanche Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Avalanche Network, is generally accepted as the network for AVAX and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including (but not limited to) the following: (i) the Sponsor’s beliefs regarding expectations of the core developers of AVAX, users, services, businesses, validators and other constituencies and (ii) the actual continued acceptance of, validating power on, and community engagement with the Avalanche Network.

The shareholders may rely on any evaluation furnished by the Sponsor. The determinations that the Sponsor makes will be made in good faith upon the basis of, and the Sponsor will not be liable for any errors contained in, information reasonably available to it. The Sponsor will not be liable to the Authorized Participants, the shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of its duties.

Expenses; Sales of AVAX

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee will accrue daily in U.S. dollars at an annual rate of % of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a business day, the calculation will be based on the NAV Fee Basis Amount from the most recent business day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent business day and for each day after such most recent business day and prior to the relevant calculation date. This dollar amount for each daily accrual will then be converted into AVAX by reference to the same Index Price used to determine such accrual. The Sponsor’s Fee is payable in AVAX to the Sponsor daily in arrears.

Expenses to Be Paid by the Sponsor

The Trust pays the Sponsor’s Fee to the Sponsor. As partial consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the Marketing Fee; (ii) the Administrator Fee, if any; (iii) the Custodian Fee and fees for any other security vendor engaged by the Trust;

(iv) the Transfer Agent Fee; (v) the Trustee fee; (vi) fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year; (vii) ordinary course legal fees and expenses; (viii) audit fees; (ix) regulatory fees, including, if applicable, any fees relating to registration of the Shares under the Securities Act or the Exchange Act; (x) printing and mailing costs; (xi) the costs of maintaining the Trust’s website; and (xii) applicable license fees (each a “Sponsor-paid Expense”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee of the Trust in its discretion for stated periods of time. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee for the Trust and there are no circumstances under which the Sponsor has determined it will definitely waive the fee. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Sponsor’s Fee will generally be paid in AVAX. After the Trust’s payment of the Sponsor’s Fee to the Sponsor, the Sponsor may elect to convert the AVAX received as payment of the Sponsor’s Fee into U.S. dollars. The rate at which the Sponsor converts such AVAX to U.S. dollars may differ from the rate at which the relevant Sponsor’s Fee was determined. The Trust will not be responsible for any fees and expenses incurred by the Sponsor to convert AVAX received in payment of the Sponsor’s Fee into U.S. dollars.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Trust may incur certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to: taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders; any indemnification of the Custodian or other agents, service providers or counterparties of the Trust; the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year; and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). If Additional Trust Expenses are incurred, the Trust will be required to pay these Additional Trust Expenses by selling or delivering AVAX. Generally, the Sponsor will cover such expenses on behalf of the Trust and the Trust will reimburse the Sponsor by delivering to the Sponsor AVAX in an amount equal to such expenses. When the Trust and the Sponsor, acting on behalf of the Trust, sell or deliver, as applicable, AVAX, they generally do not transact directly with counterparties other than the Authorized Participants, a Liquidity Provider or other similarly eligible financial institutions that are subject to federal and state licensing requirements and maintain practices and policies designed to comply with AML and KYC regulations.

The Sponsor or any of its affiliates may be reimbursed only for the actual cost to the Sponsor or such affiliate of any expenses that it advances on behalf of the Trust for payment of which the Trust is responsible. In addition, the Trust Agreement prohibits the Trust from paying to the Sponsor or such affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the Sponsor (or an affiliate of the Sponsor) of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor’s “overhead.”

Disposition of AVAX

To cause the Trust to pay the Sponsor’s Fee, the Sponsor will instruct the Custodian to (i) withdraw from the Vault Balance the amount of AVAX, determined as described above in “—Expenses; Sales of AVAX,” equal to the accrued but unpaid Sponsor’s Fee and (ii) transfer such AVAX to an account maintained by the Custodian for the Sponsor at such times as the Sponsor determines in its absolute discretion. In addition, if the Trust incurs any Additional Trust Expenses, the Sponsor or its delegates (i) will instruct the Custodian to withdraw from the Vault Balance AVAX in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust to convert such AVAX into U.S. dollars or other fiat currencies at the Actual Exchange Rate or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such AVAX in kind to the Sponsor, in each case in such quantity as may be necessary to permit payment of such Additional Trust Expenses. The Sponsor’s Fee and Additional Trust Expenses payable by the Trust will generally be paid in AVAX. Shareholders do not have the option of choosing to pay their proportionate shares of

Additional Trust Expenses in lieu of having their shares of Additional Trust Expenses paid by the Trust’s delivery or disposition of AVAX. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, the transfer or sale of AVAX to pay the Trust’s expenses will be a taxable event for shareholders. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Because the amount of AVAX held by the Trust will decrease as a consequence of the payment of the Sponsor’s Fee in AVAX or the sale of AVAX to pay Additional Trust Expenses (and the Trust will incur additional fees associated with converting AVAX into U.S. dollars), the amount of AVAX represented by a Share will decline at such time and the Trust’s NAV may also decrease. Accordingly, the shareholders will bear the cost of the Sponsor’s Fee and any Additional Trust Expenses. New AVAX deposited into the Vault Balance in exchange for additional new Baskets issued by the Trust will not reverse this trend.

The Sponsor will also cause the sale of the Trust’s AVAX if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of AVAX.

The quantity of AVAX to be delivered to the Sponsor or other relevant payee in payment of the Sponsor’s Fee or any Additional Trust Expenses, or sold to permit payment of Additional Trust Expenses, will vary from time to time depending on the level of the Trust’s expenses and the value of AVAX held by the Trust. See “—Expenses; Sales of AVAX.” Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of AVAX by the Trust for the payment of expenses will be a taxable event to shareholders. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Hypothetical Expense Example

The following table illustrates the anticipated impact of the payment of the Trust’s expenses on the amount of AVAX represented by each outstanding Share for three years. It assumes that the only transfers of AVAX will be those needed to pay the Sponsor’s Fee and that the price of AVAX and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any Additional Trust Expenses. Any Additional Trust Expenses, if and when incurred, will accelerate the decrease in the fractional amount of AVAX represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

	Year
	1	2	3
Hypothetical price per AVAX, beginning	$100.00	$100.00	$100.00
Sponsor’s Fee	%	%	%
Shares of Trust, beginning	100,000.00	100,000.00	100,000.00
AVAX in Trust, beginning	10,000.00
Hypothetical value of AVAX in Trust	$1,000,000.00	$-	$-
Beginning NAV of the Trust	$1,000,000.00	$-	$-
AVAX to be delivered to cover the Sponsor’s Fee	$-	$-	$-
AVAX in Trust, ending	$-	$-	$-
Ending NAV of the Trust	$-	$-	$-
Ending NAV per share	$-	$-	$-
Hypothetical price per AVAX, ending	$100.00	$100.00	$100.00

Discretion of the Index Provider

The Index Provider has sole discretion over the determination of Index Price and may change the methodologies for determining the Index Price from time to time.

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee.

The Sponsor

Liability of the Sponsor and Indemnification

Neither the Sponsor nor the Trust insure the Trust’s AVAX. The Sponsor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any shareholder for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person determined in good faith that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect any Covered Person against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, provided that (i) the Covered Person was acting on behalf of, or performing services for, the Trust and had determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such Covered Person and (ii) any such indemnification will be recoverable only from the property of the Trust. Any amounts payable to an indemnified party will be payable in advance under certain circumstances.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement.

Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that “a beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law, the Trust Agreement provides that no shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. The Trust selected the 10.0% ownership threshold because the Trust believed that this was a threshold that investors would be comfortable with based on market precedent.

This provision applies to any derivative action brought in the name of the Trust other than claims brought under the federal securities laws or the rules and regulations thereunder, to which Section 7.4 does not apply. Due to this additional requirement, a shareholder attempting to bring a derivative action in the name of the Trust will be required to locate other shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding.

“Affiliate” is defined in the Trust Agreement to mean any natural person, partnership, limited liability company, statutory trust, corporation, association or other legal entity (each, a “Person”) directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

Any shareholders seeking to bring a derivative action may determine whether the 10.0% ownership threshold required to bring a derivative action has been met by dividing the number Shares owned by such shareholders by the total number of Shares outstanding. Following the effectiveness of the registration statement of which this prospectus forms a part, shareholders may determine the total number of Shares outstanding by reviewing the Trust’s annual filings on Form 10-K, quarterly filings on Form 10-Q and current reports on Form 8-K reporting sales of unregistered securities pursuant to Item 3.02 thereof, or by requesting the number of Shares outstanding at any time from the Sponsor pursuant to Sections 7.2 and 8.1 of the Trust Agreement and Section 3819(a) of the DSTA. Because the Trust is a grantor trust, it may only issue one class of securities, the Shares.

The Trust offers Shares on a periodic basis at such times and for such periods as the Sponsor determines in its sole discretion. As a result, in order to maintain the 10.0% ownership threshold required to maintain a derivative action, shareholders may need to increase their holdings or locate additional shareholders during the pendency of a claim. The Trust will post the number of Shares outstanding as of the end of each month on its website and as of the end of each quarter in its annual and quarterly filings with the SEC. The Trust additionally will report sales of unregistered securities on Form 8-K pursuant to Item 3.02 thereof. Following the effectiveness of the registration statement of which this prospectus forms a part, shareholders may monitor the number of Shares outstanding at any time for purposes of calculating their ownership threshold by reviewing the Trust’s website and SEC filings and by requesting the number of Shares outstanding on any date from the Sponsor at any time pursuant to Sections 7.2 and 8.1 of the Trust Agreement. Shareholders have the opportunity at any time to increase their holdings or locate other shareholders to maintain the 10.0% threshold throughout the duration of a derivative claim. Shareholders may do so by contacting shareholders that are required to file Schedule 13Ds or Schedule 13Gs with the SEC or by requesting from the Sponsor the list of the names and last known address of all shareholders pursuant to Sections 7.2 and 8.1 of the Trust Agreement and Section 3819(a) of the DSTA.

The Sponsor is not aware of any reason to believe that Section 7.4 of the Trust Agreement is not enforceable under state or federal law. The Court of Chancery of Delaware has stated that “[t]he DSTA is enabling in nature and, as such, permits a trust through its declarations of trust to delineate additional standards and requirements with which a stockholder-plaintiff must comply to proceed derivatively in the name of the trust.” Hartsel v. Vanguard Group., Inc., Del. Ch. June 15, 2011. However, there is limited case law addressing the enforceability of provisions like Section 7.4 under state and federal law and it is possible that this provision would not be enforced by a court in another jurisdiction or under other circumstances.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Sponsor may prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses it pays on behalf of the Trust.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trust may dissolve and a Liquidating Trustee may be appointed to terminate and liquidate the Trust and distribute its remaining assets. The Trustee will have no obligation to appoint a successor sponsor or to assume the duties of the Sponsor, and will have no liability to any person because the Trust is or is not terminated. However, if a certificate of dissolution or revocation of the Sponsor’s charter is filed (and ninety (90) days have passed after the date of notice to the Sponsor of revocation without a reinstatement of the Sponsor’s charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor has occurred, shareholders holding at least a majority (over 50%) of the Shares may agree in writing to continue the affairs of the Trust and to select, effective as of the date of such event, one or more successor sponsors within ninety (90) days of any such event.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Custodian or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor and that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the AVAX or other assets of the Trust.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the shareholders. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement. In addition, the Trust Agreement provides that shareholders will indemnify the Trust for any harm suffered by it as a result of shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee will be indemnified by the Trust as primary obligor and the Sponsor as secondary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor will be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. If the Trust has insufficient assets or improperly refuses to pay such an indemnified person within 60 days of a request for payment owed under the Trust Agreement, the Sponsor will, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless such an indemnified person as if it were the primary obligor under the Trust Agreement. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance under certain circumstances and will be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify such indemnified persons under the Trust Agreement will survive the termination of the Trust Agreement.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. The Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorneys and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 180 days’ notice. The Sponsor may remove the Trustee in its discretion. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, will appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the Trustee notifies the Sponsor of its resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

Amendments to the Trust Agreement

In general, the Sponsor may amend the Trust Agreement without the consent of any shareholder. In particular, the Sponsor may, without the approval of the shareholders, amend the Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments are necessary to permit the Trust to take the position that it is a grantor trust for U.S. federal income tax purposes. However, the Sponsor may not make an amendment, or otherwise supplement the Trust Agreement, if such amendment or supplement would permit the Sponsor, the Trustee or any other person to vary the investment of the shareholders (within the meaning of applicable Treasury Regulations) or would otherwise adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes. In addition, no amendments to the Trust Agreement that materially adversely affect the interests of shareholders may be made without the vote of at least a majority (over 50%) of the Shares (not including any Shares held by the Sponsor or its affiliates). A shareholder will be deemed to have consented to a modification or amendment of the Trust Agreement if the Sponsor has notified the shareholders in writing of the proposed modification or amendment and the shareholder has not, within 20 calendar days of such notice, notified the Sponsor in writing the shareholder objects to such modification or amendment.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

•
a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its AVAX or seizes, impounds or otherwise restricts access to Trust assets;
•
any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the Index Price;
•
any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert AVAX to U.S. dollars; or

•
a certificate of dissolution or revocation of the Sponsor’s charter is filed (and 90 days have passed since the date of notice to the Sponsor of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor has occurred, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the Trust or (ii) within 90 days of any such event shareholders holding at least a majority (over 50%) of Shares, not including Shares held by the Sponsor and its affiliates, agree in writing to continue the activities of the Trust and to select, effective as of the date of such event, one or more successor sponsors.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

•
the SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;
•
the CFTC determines that the Trust is a commodity pool under the CEA;
•
the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;
•
the Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;
•
the Trust becomes insolvent or bankrupt;
•
the Custodian resigns or is removed without replacement;
•
all of the Trust’s assets are sold;
•
the Sponsor determines that the aggregate net assets of the Trust in relation to the expenses of the Trust make it unreasonable or imprudent to continue the affairs of the Trust;
•
the Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the U.S. Internal Revenue Code of 1986, as amended (the “Code”);
•
if the Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 180 days; or
•
the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

The Sponsor may determine that it is desirable or advisable to discontinue the affairs of the Trust for a variety of reasons. For example, the Sponsor may terminate the Trust if a federal court upholds an allegation that AVAX is a security under the federal securities laws.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any shareholder (as long as such shareholder is not the sole shareholder of the Trust) will not result in the termination of the Trust, and such shareholder, his or her estate, custodian or personal representative will have no right to a redemption or value such shareholder’s Shares. Each shareholder (and any assignee thereof) expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and he or she directs the legal representative of his or her estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of account for the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

Upon dissolution of the Trust and surrender of Shares by the shareholders, shareholders will receive a distribution in U.S. dollars after the Sponsor has sold the Trust’s AVAX, if applicable, and has paid or made provision for the Trust’s claims and obligations.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor, on behalf of the Trust, will engage directly with Digital Asset Markets to liquidate the Trust’s AVAX as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to shareholders and (b) to the holders of Shares pro rata in accordance with the respective percentage of Shares that they hold. It is expected that the Sponsor would be subject to the same regulatory requirements as the Trust, and therefore, the markets available to the Sponsor will be the same markets available to the Trust.

Governing Law

The Trust Agreement and the rights of the Sponsor, Trustee and shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

Description of the Prime Broker Agreement

The Prime Broker Agreement establishes the rights and responsibilities of the Custodian, the Prime Broker, the Sponsor and the Trust with respect to the Trust’s AVAX which is held in accounts maintained and operated by the Custodian, as a fiduciary with respect to the Trust’s assets, and the Prime Broker (together with the Custodian, the “Custodial Entities”) on behalf of the Trust. For a general description of the Custodian’s obligations, see “—Service Providers of the Trust—The Custodian and Prime Broker.”

Account; Location of AVAX

All of the Trust’s AVAX, other than that which is credited to a settlement balance maintained with the Prime Broker (the “Settlement Balance”), is held in custody accounts maintained on the books of the Custodian, as to which the Custodian controls the private keys which allow for the transfer of ownership or control of the Trust’s AVAX on the Trust’s behalf (the “Vault Balance”). The Prime Broker Agreement provides that the Trust’s Vault Balance will be held by the Custodian in segregated wallets or accounts. The Custodian will keep all of the private keys associated with the Trust’s AVAX held in the Vault Balance in an offline manner. The term “cold storage” refers to a safeguarding method where the storage of private keys may involve keeping such keys’ materials on a non-networked computer or electronic device or storing the private keys on a storage device. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private keys corresponding to the Trust’s AVAX are generated and stored in an offline manner. The term “hot storage” refers to the safeguarding method by which the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to theft, loss or damage. Additionally, at the Sponsor’s discretion, a portion of the Trust’s AVAX holdings may be credited to the Settlement Balance, which will be reflected in a ledger maintained on the books of the Prime Broker. The Prime Broker Agreement provides that any AVAX credited to the Trust’s Settlement Balance will be held (i) in omnibus cold storage wallets; (ii) in omnibus hot storage wallets; or (iii) in omnibus accounts with one of the third-party venues to which Coinbase has established connections (each, a “Coinbase Connected Venue”). The Settlement Balance shall be separate from the Vault Balance and any other account(s) the Trust or the Sponsor maintain with the Custodian. From time to time, the Prime Broker may temporarily keep a portion of the private keys associated with the AVAX credited to the Trust’s Settlement Balance in hot storage for purposes of facilitating the receipt and distribution of AVAX in connection with the creation and redemption of Baskets.

Private key shards associated with the Trust’s AVAX are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States. The locations of the secure vaults may change and are kept confidential by the Custodian for security purposes.

The Prime Broker Agreement states that the Custodian serves as a fiduciary and custodian on the Trust’s behalf with respect to the Trust’s AVAX held in the Vault Balance and the AVAX in the Vault Balance are considered fiduciary assets that remain the Trust’s property at all times and are not treated as general assets of the Custodian. Under the Prime Broker Agreement, the Custodian represents and warrants that it has no right, interest, or title in the AVAX in the Trust’s Vault Balance, and agrees that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate such digital assets. The Custodian does not reflect such digital assets as assets on the balance sheet of the Custodian, but does reflect the obligation to safeguard such digital assets with a corresponding asset measured at fair value for such obligation. With respect to the Trust’s AVAX credited to the Settlement Balance, the Prime Broker maintains an internal ledger that specifies the AVAX credited to the Trust’s Settlement Balance. The Prime Broker Agreement states that the Prime Broker treats such AVAX as custodial assets held for the benefit of the Trust, and shall not be considered the property of the Prime Broker.

Additionally, under the Prime Broker Agreement, the Prime Broker represents and warrants that it will not, directly or indirectly, sell, transfer, loan, rehypothecate or otherwise alienate the Trust’s AVAX credited to the Settlement Balance.

The Prime Broker Agreement also contains an agreement by the parties to treat the digital assets credited to the Trust’s Vault Balance and Settlement Balance as “financial assets” under Article 8 of the New York Uniform Commercial Code (“Article 8”) and to treat the Vault Balance and Settlement Balance as “securities accounts” with respect to which the Trust is the “entitlement holder” within the meaning of Article 8. The Custodial Entities’ ultimate parent, Coinbase Global, Inc. (“Coinbase Global”), has stated in its public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate, although due to the novelty of digital assets courts have not yet considered this type of treatment for custodied digital assets. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose challenges to the safekeeping of the Trust’s AVAX and to the operations of the Trust.”

Safekeeping of AVAX

The Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Trust all AVAX received by the Custodian. All AVAX credited to the Vault Balance will (i) be held in the Vault Balance at all times, and the Vault Balance will be controlled by the Custodian; (ii) be labeled or otherwise appropriately identified as being held for the Trust; (iii) be held on a non-fungible basis; (iv) not be commingled with other digital assets held by the Custodian, whether held for the Custodian’s own account or the account of other clients other than the Trust; and (v) not without the prior written consent of the Trust be deposited or held with any third-party depositary, custodian, clearance system or wallet. Additionally, the Custodian will use commercially reasonable efforts to keep the private key or keys for the Vault Balance secure, and will not disclose such keys to the Trust, the Sponsor or to any other individual or entity except to the extent that any keys are disclosed consistent with a standard of commercially reasonable efforts and as part of a multiple signature solution that would not result in the Trust or the Sponsor “storing, holding, or maintaining custody or control of” the AVAX “on behalf of others” within the meaning of the New York BitLicense Rule (23 NYCRR Part 200) as in effect as of June 24, 2015 such that it would require the Trust or the Sponsor to become licensed under such law.

AVAX credited to the Trust’s Settlement Balance may be held in omnibus wallets maintained by the Prime Broker and/or at Coinbase Connected Venues. While the AVAX credited to the Trust’s Settlement Balance could be commingled with other assets, the AVAX in the Trust’s Settlement Balance will represent entitlement to a pro- rata share of the AVAX held in such omnibus wallets and/or at Coinbase Connected Venues. In all circumstances the Prime Broker will keep an internal ledger that specifies the assets credited to the Settlement Balance such that the Trust, its auditors and regulators can identify the Trust’s pro-rata share of the AVAX held in omnibus wallets and/or at Coinbase Connected Venues. Neither the Trust nor the Sponsor have a contractual relationship with the Coinbase Connected Venues utilized by the Custodial Entities.

Insurance

Pursuant to the terms of the Prime Broker Agreement, the Custodian is required to maintain insurance in such types and amounts as are commercially reasonable for the custodial services it provides. The Custodian has advised the Sponsor that it has insurance coverage pursuant to policies held by Coinbase Global, which procures fidelity (or crime) insurance coverage at commercially reasonable amounts for the custodial services provided. This insurance coverage is limited to losses of the digital assets the Custodian custodies on behalf of its clients, including the Trust’s AVAX, resulting from theft, including internal theft by employees of Coinbase and its subsidiaries and theft or fraud by a director of Coinbase if the director is acting in the capacity of an employee of Coinbase or its subsidiaries. Although the Prime Broker is not required to maintain insurance under the terms of the Prime Broker Agreement, the Custodial Entities have also advised the Sponsor that they maintain insurance coverage pursuant to such policies held by Coinbase Global.

Moreover, while the Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Sponsor does not know the amount of such capital reserves, and neither the Trust nor the Sponsor have access to such information. The Trust cannot be assured that the Custodian will maintain capital reserves sufficient to cover losses with respect to the Trust’s digital assets. Furthermore, Coinbase has represented in securities filings that the total value of crypto assets in its possession and control is significantly greater than the total value of insurance coverage that would compensate Coinbase in the event of theft or other loss of funds.

Deposits, Withdrawals and Storage

The Custodian and the Prime Broker provide for: (i) holding of the Trust’s AVAX in the Vault Balance and the Settlement Balance; (ii) transfer of the Trust’s AVAX between the relevant Vault Balance and the Settlement Balance; (iii) the deposit of AVAX from a public blockchain address into the respective account or accounts in which the Vault Balance or the Settlement Balance are maintained; and (iv) the withdrawal of AVAX from the Vault Balance to a public blockchain address the Trust controls (each such transaction is a “Custody Transaction”) (collectively, the “Custodial and Prime Broker Services”).

The Custodian reserves the right to refuse to process or to cancel any pending Custody Transaction as required by law or in response to a subpoena, court order, or other binding government order or to enforce transaction, threshold, and condition limits, in each case as communicated to the Trust as soon as reasonably practicable where the Custodian is permitted to do so, or if the Custodian reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or applicable rule of a governmental authority or self-regulatory organization. The Custodial Entities may suspend, restrict or terminate the Trust’s and the Sponsor’s access to the Custodial and Prime Broker Services, and/or suspend, restrict or close the Accounts if the Trust or Sponsor has taken certain actions, including any prohibited use or prohibited business as set forth in the Prime Broker Agreement or if either or both of the Custodial Entities are required to do so by a subpoena, court order, or other binding government order.

From the time the Custodian has verified the authorization of a complete set of instructions to withdraw AVAX from the Vault Balance, the Custodian will have a limited amount of time to process and complete such withdrawal. The Custodian will ensure that initiated deposits are processed in a timely manner but the Custodian makes no representations or warranties regarding the amount of time needed to complete processing which is dependent upon many factors outside of the Custodian’s control. Transactions relating to AVAX held in the Settlement Balance occur on the Avalanche Blockchain.

The Custodial Entities make no other representations or warranties with respect to the availability and/or accessibility of AVAX or the availability and/or accessibility of the Vault Balance, the Settlement Balance or the Custodial and Prime Broker Services.

Security of the Accounts

The Custodial Entities securely store all digital asset private keys held by the Custodian on secure servers or offline, in cold storage. Under the Prime Broker Agreement, the Custodian must use commercially reasonable efforts to keep the private key or keys to the Vault Balance secure, and may not disclose such private keys to the Sponsor, Trust or any other individual or entity.

The Custodial Entities have implemented and will maintain reasonable information security programs that include policies and procedures that are reasonably designed to safeguard the Custodial Entities’ electronic systems and the Trust’s and the Sponsor’s confidential information from, among other things, unauthorized access or misuse.

In the event of a Data Security Event (as defined in the Prime Broker Agreement), the Custodial Entities will promptly (subject to any legal or regulatory requirements) notify the Trust and the Sponsor.

Record Keeping; Inspection and Auditing

The Custodian will keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the AVAX in the Vault Balance, and such records must be retained by the Custodian for no less than seven years. The Prime Broker Agreement also provides that each Custodial Entity will permit, to the extent it may legally do so, the Trust’s third-party representatives, upon thirty days’ notice, to inspect, take extracts from and audit the records that it maintains, take such steps as necessary to verify that satisfactory internal control systems and procedures are in place, as the Trust may reasonably request. The Prime Broker is obligated to notify the Trust of any audit report prepared by its internal or independent auditors if such report reveals any material deficiencies or makes any material objections.

The Trust and the Sponsor obtain and perform a comprehensive review of the Services Organization Controls (“SOC”) 1 report and SOC 2 each year. For additional information, see “—Description of Trust Documents—Description of the Prime Broker Agreement.” In addition to the review of SOC 1 and SOC 2 reports, the Trust, the Sponsor and/or their respective auditors may inspect or audit the Custodian’s records in a variety of manners if considered necessary. Such processes may include validating the existing balances as reflected on the Custodian’s user interface to nodes of the underlying blockchain and confirming that such digital assets are associated with its public keys to validate the existence and exclusive ownership of the digital assets. To validate software functionality of the private keys, the Trust may transfer a portion of its digital assets from one public key to another public key of the Trust.

The Trust, the Sponsor and their independent auditors may evaluate the Custodian’s protection of private keys and other customer information, including review of supporting documentation related to the processes surrounding key lifecycle management, the key generation process (hardware, software, and algorithms associated with generation) the infrastructure used to generate and store private keys, how private keys are stored (for example, cold wallets), the segregation of duties in the authorization of digital asset transactions, and the number of users required to process a transaction and the monitoring of addresses for any unauthorized activity. For additional information, see “—Custody of the Trust’s AVAX.”

Once each calendar year, the Trust and the Sponsor will be entitled to request that the Custodial Entities provide a copy of the Services Organization Controls (“SOC”) 1 report and SOC 2 report once per calendar year. Such reports are required to be dated within one year prior to such request. The Custodial Entities reserve the right to combine the SOC 1 and SOC 2 reports into a comprehensive report. In the event that the Custodial Entities do not deliver a SOC 1 Report or SOC 2 Report, as applicable, the Sponsor and the Trust will be entitled to terminate the Prime Broker Agreement. In addition to the review of SOC 1 and SOC 2 reports, the Trust may also request letters of representation on a quarterly basis between SOC reports regarding any known changes or conclusions to the SOC 1 and SOC 2 report.

Standard of Care; Limitations of Liability

The Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Trust all AVAX received by the Custodian. The Custodial Entities are liable to the Sponsor and the Trust for the loss of any AVAX to the extent such loss resulted from the negligence, fraud or willful misconduct of the Custodial Entities. To the extent any loss is caused by a Custodial Entity’s negligence, fraud or willful misconduct, the Custodial Entities are required to return to the Trust a quantity of AVAX equal to the quantity of any such lost AVAX.

The Custodial Entities’ or Trust’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the value of the AVAX or cash involved in the event, including but not limited to transaction(s) or deliveries(s), giving rise to such liability at the time of the event giving rise to such liability; (ii) the aggregate amount of fees paid by the Trust to the Custodial Entities in respect of the Custodial and Prime Broker Services in the 12-month period prior to the event giving rise to such liability; or (iii) five million U.S. dollars. The Custodian’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the aggregate amount of fees paid by the Trust to the Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the AVAX on deposit in the Vault Balance at the time of the events giving rise to the liability occurred, the value of which will be determined in accordance with the Prime Broker Agreement. In addition, the Custodian’s maximum liability in respect of each cold storage address that holds AVAX shall be limited to $100 million (the “Cold Storage Threshold”). The Sponsor monitors the value of AVAX deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of AVAX deposited in each cold storage address on business days. Although the Cold Storage Threshold has to date not been met for a given cold storage address, to the extent it is met the Trust would not have a claim against the Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold.

The Custodial Entities and the Trust are not liable to each other for any special, incidental, indirect, punitive, or consequential damages, whether or not the other party had been advised of such losses or knew or should have known of the possibility of such damages. In addition, the Custodial Entities are not liable to the Trust for circumstances resulting from certain force majeure events.

Indemnity

The Trust and the Custodial Entities have agreed to indemnify one another from and against certain claims or losses, subject to customary exceptions and limitations.

Fees and Expenses

The Sponsor will pay an annualized fee to the Coinbase Entities, covering the Trust’s use of the Custodial and Prime Broker Services, that is accrued on a monthly basis as a percentage of the Trust’s monthly assets under custody. The Sponsor will also pay a monthly fee to the Prime Broker, covering withdrawals and deposits to or from the Settlement Balance in connection with the creation and redemption of Shares.

Term; Termination and Suspension

The Prime Broker Agreement will remain in effect until either party terminates the Prime Broker Agreement; provided, however, that the Coinbase Entities shall not restrict, suspend, or modify any Prime Broker Services following termination of the Prime Broker Agreement by a Custodial Entity without Cause (as defined in the Prime Broker Agreement) or by the Trust until the end of the applicable notice period and neither party’s termination of the Prime Broker Agreement will be effective until the Trust and/or the Custodial Entities, as the case may be, have fully satisfied their obligations thereunder.

The Trust may terminate the Prime Broker Agreement in whole or in part upon thirty days’ prior written notice to the applicable Custodial Entity; and (ii) for Custodian Cause (as defined in the Prime Broker Agreement) at any time by written notice to the Prime Broker, effective immediately, or on such later date as may be specified in such notice. The Trust will also be entitled to terminate the Prime Broker Agreement in the event that the Custodial Entities do not deliver a SOC 1 Report or SOC 2 Report, as applicable. See “—Record Keeping; Inspection and Auditing.”

The Custodial Entities may terminate the Prime Broker Agreement (i) upon one hundred eighty days’ prior written notice to the Trust; and (ii) for Cause at any time by written notice to the Trust, effective immediately, or on such later date as may be specified in the notice.

In the event that either the Trust or the Custodial Entities terminate the Prime Broker Agreement without Cause, the Custodial Entities shall use reasonable efforts to assist the Trust with transferring any digital assets, fiat currency or funds associated with the Trust’s Accounts to another custodial services provider within ninety days of receipt of the applicable termination notice.

Governing Law

The Prime Broker Agreement is governed by New York law.

Legal Proceedings

The Sponsor or former Co-Sponsor of the Trust until May 3, 2025, as applicable, was a party to certain legal proceedings during the periods covered by the financial statements included to this prospectus. Although the Trust is not a party to these proceedings, the Trust may in the future be subject to legal proceedings or disputes.

On January 30, 2023, Osprey Funds, LLC (“Osprey”) filed a suit in Connecticut Superior Court against the Sponsor alleging that statements the Sponsor made in its advertising and promotion of Grayscale Bitcoin Trust ETF violated the Connecticut Unfair Trade Practices Act (“CUTPA”), and seeking statutory damages and injunctive relief. On April 17, 2023, the Sponsor filed a motion to dismiss the complaint and, following briefing, a hearing on the motion to dismiss was held on June 26, 2023. On October 23, 2023, the Court denied the Sponsor’s motion to dismiss. On November 6, 2023, the Sponsor filed a motion for reargument of the Court’s order denying the Sponsor’s motion to dismiss. On November 16, 2023, Osprey filed an opposition to the Sponsor’s motion for reargument, and on November 30, 2023, the Sponsor filed a reply in further support of its motion for reargument. On March 11, 2024, the Court denied the Sponsor’s motion for reargument. On March 25, 2024, the Sponsor filed an application for interlocutory appeal. On March 28, 2024, Osprey filed an opposition to the Sponsor’s application for interlocutory appeal. On April 1, 2024, the Court denied the Sponsor’s application for interlocutory appeal. On April 10, 2024, Osprey filed a motion to amend the complaint. The amended complaint went into effect on April 25, 2024. A scheduling order was entered by the Court with trial scheduled to begin on July 15, 2025. On July 31, 2024, the Sponsor filed a motion to strike the amended complaint. On August 30, 2024, Osprey filed an opposition to the Sponsor’s motion to strike the amended complaint. On October 11, 2024, the Court denied the Sponsor’s motion to strike. On November 22, 2024, the Sponsor filed a motion for summary judgment on the grounds that CUTPA does not apply to practices undertaken in connection with the purchase and sale of securities, and the Court granted the Sponsor’s motion for summary judgment on February 7, 2025. On February 10, 2025, Osprey filed a motion for reargument, and the Court denied Osprey’s motion for reargument on March 19, 2025. On March 31, 2025, Osprey filed a notice of appeal of the summary judgment decision and the Court’s denial of the motion for reargument to the Connecticut Appellate Court. On May 12, 2025, Osprey withdrew the action and the appeal.

On May 19, 2025, Genesis Global Capital, LLC (“Genesis Capital”) and Genesis Asia Pacific Pte. Ltd. (“Genesis Asia”) filed a complaint in the United States Bankruptcy Court for the Southern District of New York (“SDNY Bankruptcy Court”) against Digital Currency Group, Inc. (“DCG”) and certain of its affiliates including GSO alleging that Genesis Capital made certain preferential transfers to GSI, the predecessor in interest to GSO prior to the Merger, during the preference period prior to Genesis Capital’s filing of a bankruptcy petition in SDNY Bankruptcy Court while GSI was allegedly an insider to Genesis Capital pursuant to 11 U.S.C. § 101(31). Genesis Capital seeks to avoid the alleged preferential transfers pursuant to 11 U.S.C. § 547(b), as well as recovery of property and disallowance of claims. GSO believes this lawsuit is without merit and intends to vigorously defend against it.

As of the date of this prospectus, the Sponsor does not expect the foregoing proceedings to have a material adverse effect on the Trust’s business, financial condition or results of operations.

The Sponsor and/or the Trust may be subject to additional legal proceedings and disputes in the future.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the Custodian and its agents. As officers of the Sponsor, Peter Mintzberg, the principal executive officer of the Sponsor, and Edward McGee, the principal financial and accounting officer of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor.

As of and prior to December 31, 2024, GSI had a board of directors that was responsible for managing and directing the affairs of the Sponsor. From and after January 1, 2025, GSO Intermediate Holdings Corporation (“GSOIH”), a Delaware corporation formed in connection with the Reorganization, which is the sole managing member of GSO and an indirect subsidiary of DCG, has a board of directors (the “Board”) that is responsible for managing and directing the affairs of the Sponsor. The Board consists of Barry Silbert, Mark Shifke, Matthew Kummell, Mr. Mintzberg, and Mr. McGee. Mr. Mintzberg and Mr. McGee also retain the authority granted to them as officers under the limited liability company agreement of the Sponsor.

The Sponsor has an Audit Committee. The Audit Committee has the responsibility for overseeing the financial reporting process of the Trust, including the risks and controls of that process and such other oversight functions as are typically performed by an audit committee of a public company.

The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers and agents. The Code of Ethics is available by writing the Sponsor at 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902 or calling the Sponsor at (212) 668-1427. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

Prior to January 1, 2025, references to the “Sponsor” in this section refer to GSI, and thereafter refer to GSO or GSIS, as applicable. In connection with the Reorganization, the former Board of GSI was reconstituted at GSOIH. The members of the Board of GSOIH are the same as the members of the Board of GSI prior to the Reorganization. From and after January 1, 2025, any references to the Board in this section refer to the Board of GSOIH.

Barry Silbert, 49, is the Founder and Chief Executive Officer of DCG and has served as chairman of the Board since August 25 (previously served as a director and chairman of the Board from February 2020 through December 2023). Until January 2021, Mr. Silbert was the Chief Executive Officer of the Sponsor. A pioneer in blockchain investing, Mr. Silbert established himself in 2012 as one of the earliest and most active investors in the industry. Mr. Silbert founded DCG in 2015 and today, it is one of the world’s most prolific investors in decentralized technologies, backing over 250 early-stage companies in more than 40 countries. Mr. Silbert founded Yuma, a decentralized AI-focused subsidiary of DCG, where he also serves as CEO. Yuma invests in, builds, and scales the Bittensor network. DCG also owns Grayscale Investments, Foundry, Fortitude, Luno and Yuma. DCG also invests directly in digital currencies and other digital assets. Prior to leading DCG, Mr. Silbert was the founder and CEO of SecondMarket, a venture-backed technology company that was acquired by Nasdaq. Mr. Silbert has received numerous awards and accolades, including being named “Entrepreneur of the Year” by both Ernst & Young and Crain’s, and being selected to Fortune’s prestigious “40 under 40” list. Before becoming an entrepreneur, Mr. Silbert worked as an investment banker. He graduated with honors from the Goizueta Business School of Emory University.

Mark Shifke, 66, is the Chief Financial Officer of DCG and has served as a director of the Sponsor since January 2024. Since March 2021, Mr. Shifke has served on the board of directors of Dock Ltd., a full-stack payments and digital banking platform. Since September 2023, Mr. Shifke has served on the board of directors of Luno, a cryptocurrency platform. Mr. Shifke has nearly four decades of financial and fintech experience, and more than eight years of CFO experience leading two publicly-traded companies. Prior to joining DCG, Mr. Shifke served as CFO of Billtrust, a company focused on providing AR and cloud-based solutions around payments, and as CFO of Green Dot (NYSE: GDOT), a mobile banking company and payments platform. Previously, Mr. Shifke led teams at JPMorgan Chase and Goldman Sachs, specializing in M&A Structuring and Advisory, as well as Tax Asset

Investments. Mr. Shifke also served as the Head of International Structured Finance Group at KPMG. Mr. Shifke began his career at Davis Polk, where he was a partner. He is a graduate of Tulane University (B.A./J.D.) and the New York University School of Law (LL.M. in Taxation).

Matthew Kummell, 49, is Senior Vice President of Institutional and Enterprise at the NEAR Foundation and has served as a director of the Sponsor since January 2024. In his role at the NEAR Foundation, Mr. Kummell leads efforts to engage institutional and enterprise businesses with the NEAR Protocol ecosystem. From December 2023 through June 2025, Mr. Kummell served as a member of the board of directors of Foundry, a digital asset mining and staking company. Until November 2023, Mr. Kummell served on the board of directors of CoinDesk, Inc., a digital media, events and information services company. Until January 2012, Mr. Kummell served on the board of directors of Derivix Corporation, a financial services software company. Prior to joining the NEAR Foundation in 2025, Mr. Kummell was Senior Vice President of Strategy & Operations at DCG (2021 to 2025). From 2018 to 2021, he served as the Head of North America for Citi’s Business Advisory Services team, a strategic consulting group within Citi’s Markets division focused on institutional investor clients. Earlier in his career, Mr. Kummell held strategic and front-office roles at Citadel, Balyasny Asset Management, and S.A.C. Capital Advisors (the predecessor to Point 72 Asset Management). He also worked as a Case Team Leader at Bain & Company in its Boston office. From 2020 to 2025, Mr. Kummell was an Adjunct Professor at the Tuck School of Business at Dartmouth College. He holds a B.A. from the University of California, Los Angeles, and an M.B.A. from the Tuck School of Business at Dartmouth College.

Peter Mintzberg, 57, has been the Chief Executive Officer of the Sponsor and has served as a director of the Sponsor since August 2024. Mr. Mintzberg joins the Sponsor from Goldman Sachs, where he served as Global Head of Strategy for Asset and Wealth Management. Prior, he held several global leadership roles in Strategy, M&A, and Investor Relations at BlackRock, Apollo, OppenheimerFunds, and Invesco. With deep knowledge across a broad base of client types and asset classes, Mr. Mintzberg has over two decades of experience developing and executing strategy and innovating to drive growth. Mr. Mintzberg started his career working at McKinsey & Co. in New York, San Francisco, and São Paulo, focused on the financial services and technology sectors. Mr. Mintzberg was recognized as a Latino leader in Finance by The Alumni Society in 2018, and was selected as a David Rockefeller Fellow in the 2016-2017 Class by the Partnership for New York City. He earned a bachelor’s degree in engineering from the Universidade Federal Rio de Janeiro, and an MBA from Harvard University.

Edward McGee, 41, has been the Chief Financial Officer of the Sponsor since January 2022 and has served as a director of the Sponsor since January 2024. Before serving as CFO, Mr. McGee was Vice President, Finance and Controller of the Sponsor since June 2019. Prior to taking on his role at the Sponsor, Mr. McGee served as a Vice President, Accounting Policy at Goldman, Sachs & Co. providing coverage to their SEC Financial Reporting team facilitating the preparation and review of their financial statements and provided U.S. GAAP interpretation, application and policy development while servicing their Special Situations Group, Merchant Banking Division and Urban Investments Group from 2014 to 2019. From 2011 to 2014, Mr. McGee was an auditor at Ernst & Young providing assurance services to publicly listed companies. Mr. McGee earned his Bachelor of Science degree in accounting from the John H. Sykes College of Business at the University of Tampa and graduated with honors while earning his Master of Accountancy in Financial Accounting from the Rutgers Business School at the State University of New Jersey. Mr. McGee is a Certified Public Accountant licensed in the state of New York.

Certain Relationships and Related Party Transactions

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, shareholders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

The Sponsor presently intends to assert that shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

Digital Currency Group, Inc.

Digital Currency Group, Inc. is (i) the sole equity holder and indirect parent company of the Sponsor and (ii) a minority interest holder in Kraken, one of the Digital Asset Trading Platforms included in the Index, representing less than 1.0% of its equity.

Digital Currency Group, Inc. has investments in a large number of digital assets and companies involved in the digital asset ecosystem, including trading platforms and custodians. Digital Currency Group, Inc.’s positions on changes that should be adopted in the Avalanche Network could be adverse to positions that would benefit the Trust or its shareholders. Additionally, before or after a hard fork, Digital Currency Group, Inc.’s position regarding which fork among a group of incompatible forks of the Avalanche Network should be considered the “true” AVAX, could be adverse to positions that would most benefit the Trust.

The Sponsor

The Sponsor has a conflict of interest in allocating its own limited resources among, when applicable, different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Trust, including several other digital asset investment vehicles, and their respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

The Sponsor and Grayscale Securities are affiliates of each other, and the Sponsor may engage other affiliated service providers in the future. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, shareholders should understand that affiliated service providers will receive fees for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Trust.

The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients. It is possible that future business ventures of the Sponsor and affiliated service providers may generate larger fees, resulting in increased payments to employees, and therefore, incentivizing the Sponsor and/or the affiliated service providers to allocate its/their limited resources accordingly to the potential detriment of the Trust.

There is an absence of arm’s length negotiation with respect to some of the terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to the Trust. The Sponsor will, however, not retain any affiliated service providers for the Trust which the Sponsor has reason to believe would knowingly or deliberately favor any other client over the Trust.

Authorized Participants

Effective , the Sponsor, on behalf of the Trust, and the Transfer Agent entered into Participant Agreements with , and , pursuant to which such entities have agreed to act as Authorized Participants. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future.

Proprietary Trading/Other Clients

Because the officers of the Sponsor may trade AVAX for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time as they are managing the account of the Trust, the activities of the officers of the Sponsor, subject to their fiduciary duties, may, from time-to-time, result in their taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Sponsor’s officers’ personal trading accounts will not be available for inspection by shareholders.

Description of the Shares

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets (a Basket equals a block of 10,000 Shares) in connection with creations. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. The Shares are expected to be listed on NASDAQ under the ticker symbol “AVAX”.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. For example, shareholders do not have the right to elect or remove directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as discussed below, any redemption rights or rights to distributions.

Voting and Approvals

The shareholders take no part in the management or control of the Trust. Under the Trust Agreement, shareholders have limited voting rights. For example, in the event that the Sponsor withdraws, a majority of the shareholders may elect and appoint a successor sponsor to carry out the affairs of the Trust. In addition, no amendments to the Trust Agreement that materially adversely affect the interests of shareholders may be made without the vote of at least a majority (over 50%) of the then outstanding Shares (not including any Shares held by the Sponsor or its affiliates). A shareholder will be deemed to have consented to a modification or amendment of the Trust Agreement if the Sponsor has notified the shareholders in writing of the proposed modification or amendment and the shareholder has not, within 20 calendar days of such notice, notified the Sponsor in writing that the shareholder objects to such modification or amendment. Additionally, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement which do not materially adversely affect the interests of the shareholders in its sole discretion without shareholder consent.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on the Shares in-cash or in-kind. In addition, if the Trust is terminated and liquidated, the Sponsor will distribute to the shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. See “—Description of the Trust Agreement—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Creation of Shares

The Trust creates Shares at such times and for such periods as determined by the Sponsor, but only in one or more whole Baskets. A Basket equals 10,000 Shares. See “Description of Creation and Redemption of Shares.” The creation of a Basket requires the delivery to the Trust of the amount of AVAX (or cash to acquire the amount of AVAX) represented by one Share immediately prior to such creation multiplied by 10,000. The Trust may from time to time halt creations, including for extended periods of time, for a variety of reasons, including in connection with forks, airdrops and other similar occurrences.

Redemption of Shares

Shares are redeemable only in accordance with the provisions of the Trust Agreement and the relevant Participant Agreement. Through its redemption program, the Trust redeems Shares from Authorized Participants on an ongoing basis. Although the Trust redeems Baskets by distributing AVAX or proceeds from the disposition of AVAX, at this time an Authorized Participant can only submit Cash Orders, pursuant to which an Authorized

Participant will accept cash from the Cash Account in connection with the redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more Liquidity Providers that is not an agent of, or otherwise acting on behalf of, any Authorized Participant receiving AVAX in connection with such orders. Subject to In-Kind Regulatory Approval, in the future the Trust may also redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would receive AVAX directly from the Trust. However, because In-Kind Regulatory Approval has not been obtained, at this time Baskets will not be redeemed through In-Kind Orders and will only be redeemed through Cash Orders. See “Description of Creation and Redemption of Shares.”

Staking

The Trust Agreement provides that the Trust may engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied. Subject to the Staking Condition being satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition, in the future the Sponsor may cause the Trust to stake a portion of its AVAX holdings on the proof-of-stake validation mechanism of the Avalanche Network to receive Staking Consideration.

As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future. As such, the Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. See “Risk Factors—Risk Factors Related to Staking—The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied in addition to the Trust satisfying any additional requirements that may arise in connection with the satisfaction of the Staking Condition, which could negatively affect the value of the Shares.”

Staking Arrangements and Provider-Facilitated Staking Model

If and when the Staking Condition is satisfied, the Sponsor anticipates that the Trust will enter into written arrangements (the “Staking Arrangements”) with Coinbase Custody Trust Company, LLC (the “Custodian”) and either directly or indirectly through an engagement by the Custodian, one or more third party staking providers (each, a “Staking Provider”), which may be affiliates of the Custodian or other trusted institutional validators, to stake the Trust’s AVAX to a Staking Provider operating validator software and associated hardware (“Provider-Facilitated Staking”). The Sponsor anticipates that the Trust’s AVAX will be staked exclusively by means of Provider-Facilitated Staking.

The Staking Provider will be the node operator and will be obligated to operate the validator through which the Trust’s AVAX is staked to ensure that validation occurs. The Trust’s AVAX would be staked directly from the Trust’s wallets administered by the Custodian, and the Staking Provider would perform any related validation activities. The Trust will retain control of its staked AVAX because (1) the staked AVAX will remain in the Trust’s wallet administered by the Custodian (rather than transferred to a wallet address controlled by the Staking Provider) and (2) the Trust (rather than the Staking Provider) will retain the ability through the Custodian to un-stake its AVAX from the applicable smart contracts. Because staked AVAX will remain in the Trust wallet administered by the Custodian, even when staked, the Trust’s AVAX will not be commingled with the AVAX of any other AVAX holder in connection with Staking, such as the Staking Provider or others who stake to the Staking Provider, despite the Trust delegating its validation rights to the Staking Provider, which may be in receipt of other AVAX holders’ validation rights. The Trust will not itself undertake any validation activities, and the Sponsor will not be required to perform any services. Moreover, the Sponsor will not be required to make any decisions or take any actions, other than (i) selecting the Staking Provider(s) and entering into the corresponding Staking Arrangement(s), and (ii) determining, from time to time, what portion of the Trust’s AVAX tokens to stake and un-stake, and informing the Staking Provider(s) of those determinations.

The Sponsor anticipates that it will engage in staking with respect to all of the Trust’s AVAX at all times, except (i) as necessary to pay the Sponsor’s Fee, (ii) as necessary to pay any additional Trust expenses, (iii) as necessary to satisfy existing and reasonably foreseen potential redemption requests (assuming the Trust is then permitted to operate an ongoing redemption program) as determined by the Sponsor, (iv) as necessary to reduce the AVAX obtained by the Trust as Staking Consideration to cash for distribution at regular intervals, (v) if the Sponsor determines that Staking raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, (vi) if the Sponsor determines there exists vulnerabilities in the source code or cryptography underlying the Avalanche Network, (vii) if the Custodian or Staking Provider discontinues their arrangements with the Trust, (viii) if the Sponsor otherwise determines that continued Staking of such portion of the Trust’s assets would be inconsistent with the Trust’s purpose of protecting and preserving the value of the Trust Estate, (ix) to fund or replenish the Liquidity Sleeve or (x) in accordance with any other exception that is expressly contemplated by an opinion, ruling or tax guidance that satisfies the Staking Condition. All AVAX received by the Trust in connection with the creation of new Shares, or as Staking Consideration, would also be staked upon receipt by the Trust, unless one or more of the exceptions described in clauses (i)-(ix) above applies. Moreover, any staked AVAX which must be un-staked in order to fulfill a distribution in connection with a redemption (to the extent such distribution cannot be fulfilled utilizing the portion of the Trust’s AVAX that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders contemplated by an opinion of a Tax Advisor, a Tax Ruling, or Tax Guidance that satisfies the Staking Condition) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through the Custodian, and such transaction is processed by the Avalanche Network. The Staking Provider will not be able to transfer unstaked AVAX or Staking Consideration to another address on the Avalanche Network. As of the date of this filing, and subject to the satisfaction of the Staking Condition, the Sponsor expects that it will stake up to 85% of the Trust’s AVAX at all times.

Under the Staking Arrangements, any Staking Consideration earned will accrue automatically on a periodic basis by the Avalanche Network to the Trust’s wallets administered by the Custodian. Periodically, the Trust will either (i) distribute AVAX received as Staking Consideration to the Trust’s beneficiaries (likely using a liquidating agent), (ii) sell that AVAX for cash and distribute the proceeds to the Trust’s beneficiaries, (iii) retain the AVAX in the Trust, (iv) pay a portion of the Staking Consideration to the Sponsor (the “Sponsor's Staking Fee”) as partial consideration for its facilitation of the Staking Arrangements or (v) a combination of the foregoing, in the Sponsor’s sole discretion. The Sponsor expects to implement a Staking Policy with respect to the Trust, which describes the frequency of, and conditions under which the Trust will make such distributions, if any, to the Trust’s beneficiaries. The Trust (through the Custodian) will maintain control and remain the record and beneficial owner of the staked tokens at all times, and the tokens will remain associated with the Trust’s wallet.

The Staking Arrangements are expected to generally be on market terms, consistent with those typically offered by leading digital asset firms that offer staking functionality. Both the Custodian and the Staking Provider may be entitled to receive a portion of the staking rewards; the total amout for both parties is expected to range between approximately 5% and 10% of the gross staking rewards earned. This range reflects prevailing market conditions and depends on the specific commercial arrangements negotiated. However, the Trust will negotiate certain provisions as necessary or helpful to preserve the Trust’s status between the Trust and the Custodian as well as between the Custodian and the Staking Provider as a grantor trust and the security of the Trust’s AVAX, as well as to address governmental, policy or regulatory concerns. In addition, the Staking Provider’s compensation is expected to be an agreed percentage of block rewards and transaction fees generated by the validating activities, unlike certain alternative staking arrangements under which a staking provider may be compensated as an agreed percentage of AVAX staked.

The Trust will have no right to direct the Staking Provider in the conduct of validation activities, except to stake, un-stake and withdraw its staked AVAX pursuant to instructions delivered to the Custodian, and will not bear any expenses incurred by the Staking Provider in conducting those activities. In particular, the amount of any Staking Consideration that the Trust receives will not be determined with reference to any expenses incurred by the Custodian or the Staking Provider. The Staking Arrangements will not include any obligation of the Trust to continue staking its AVAX, or for the Custodian or the Staking Provider to continue the Staking Arrangements, other than to the extent the Trust’s AVAX cannot immediately be un-staked due to requirements of the Avalanche protocol. There may also be instances where the Staking Provider may pause or terminate its staking validation due to its own independent assessment of the vulnerabilities of the Avalanche Network which would result in the Trust’s AVAX not being staked for a period of time. The Sponsor anticipates that the Avalanche protocol and the Staking Arrangements will permit withdrawal of staked AVAX at regular intervals. The Sponsor believes that market practice for Provider-Facilitated Staking arrangements has largely become standardized, with little variation in terms, and therefore, the Sponsor anticipates that the Staking Arrangements will generally align with the current practice of Staking Providers’ other arrangements. Accordingly, and because transitioning to a new Staking Provider involve friction costs, the Sponsor does not expect the Trust to change Staking Providers frequently, if at all. In addition, while the Trust may enter into Staking Arrangements with multiple Staking Providers, the Sponsor anticipates that any such arrangements would be substantively identical in all material respects to the Staking Arrangements described in this prospectus, including, for the avoidance of doubt, the bespoke terms of the Staking Arrangements outlined above. Any material deviation from the Staking Arrangements as described in this prospectus would be disclosed in the Trust’s subsequent filings with the Commission.

Security and Controls

The Trust’s Custodian has multiple layers of security protocols designed to protect the Trust’s assets from unauthorized access or transfer, which will remain in place when the Trust’s AVAX is staked.

The Trust’s AVAX will be staked directly from the Trust’s wallets and will not be transferred to any other wallet to be staked. The Avalanche protocol (a) mandates that the executor of the staking transaction (i.e., the Sponsor on behalf of the Trust) can execute the withdraw function at any time through the Trust’s wallets administered by the Custodian and (b) limits the activities of the Staking Provider to executing only those activities specified by the protocol, such as staking, un-staking and performing validation activities. Accordingly, the Staking Provider will not have any control over the Trust’s staked AVAX other than to stake or un-stake AVAX at the direction of the Sponsor. In particular, the Staking Provider will not be authorized to leverage or rehypothecate the Trust’s AVAX tokens. The Staking Provider will also not be able to change the designated wallet addresses on the Avalanche Network to which staked AVAX is to be withdrawn or to which Staking Consideration shall be sent.

In addition, the proposed Staking Arrangements will not alter the Trust’s current custody environment or security procedures. The Sponsor expects that the Staking Arrangements will serve as an addendum to the Custodial Services Agreement between the Trust and the Custodian, and the controls currently in place between the Sponsor and the Custodian will also govern the activities related to staking and un-staking AVAX, as outlined in the Staking Arrangements. These controls and procedures include:

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Private Key Management (“Shards”): The Custodian manages AVAX for the Trust using offline storage, or cold storage, which means that the keys to the Trust’s AVAX are disconnected and/or deleted entirely from the internet. Transfers from the Trust’s wallet require compliance with certain security procedures that will remain in place when the Trust’s AVAX is staked, including but not limited to, multiple encrypted private key “shards,” usernames, passwords and 2-step verification. Multiple private key shards held by the Custodian must be combined to reconstitute the private key to sign any transaction and transfer the Trust’s assets. Private key shards are distributed geographically in secure vaults around the world, including in the United States. The Custodian’s system architecture requires the involvement of the Sponsor to reconstruct the private keys and access the Trust’s assets, and it isnot possible for the Custodian’s employees to access the Trust’s assets without the Sponsor’s involvement and approval. This architecture is part of the Custodian’s service organizational controls (“SOC”) Type I and Type II reports, which are authored by leading assurance providers to confirm to the Custodian’s clients that the Custodian is compliant with a variety of security and reporting standards, and which are delivered to the Sponsor for review on an annual basis.
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General Controls on the Custodian’s Custody Environment: Data related to transaction activity executed on the Custodian’s platform is backed-up and saved to both an alternative location (besides the primary location) and to a “Disaster Recovery” Amazon Web Services (“AWS”) Account to enable recoverability in an event one of the regions becomes unavailable. Authentication requirements for the Custodian’s platform are restricted through two-factor authentication and encrypted network protocols, among others.
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User Entity Controls: In addition to security controls in place at the Custodian, the Sponsor expects to implement additional controls and procedures, including, but not limited to, (i) reviewing the Custodian’s SOC report to ensure private key management and other general controls are consistently applied and operating without exceptions, (ii) periodically reviewing Sponsor team members’ access to the custodial wallet environment to ensure appropriateness, and (iii) reviewing the Custodian’s third party management control.

The Sponsor also reviews the SOC report for one of the key sub-service providers, AWS, including specifically sections related to availability, security and confidentiality. Under its third party risk management framework, the Sponsor also performs other ongoing monitoring of the Custodian, including the completion of an assessment of the Custodian’s cybersecurity controls. In addition, the Sponsor expects to screen all eligible Staking Providers in a manner consistent with its practices in screening eligible custodians, including, but not limited to, by (i) conducting initial and, thereafter, annual reviews of the Staking Provider’s SOC report to assess controls relevant to the staking services environment, (ii) conducting initial and, thereafter, annual reviews of the SOC reports of the Staking Provider’s cloud-based infrastructure service provider (for example, AWS) covering availability, security and confidentiality principles to ensure necessary controls governing continued service and “uptime” (i.e., the ratio of signatures provided by the Staking Provider to the total number of signatures it should have provided during a given time period), (iii) reviewing authority levels and access rights within the Staking Provider’s staking services environment, and (iv) performing other ongoing diligence procedures, including periodic assessments of the Staking Provider’s cybersecurity policies and controls, monitoring the Staking Provider’s online environment for major security events and periodic discussions with the Staking Provider’s client-facing teams regarding new company initiatives.

See “Risk Factors—Risk Factors Related to Staking.”

Book-Entry Form

Shares are held primarily in book-entry form by the Transfer Agent. The Sponsor or its delegate will direct the Transfer Agent to credit or debit, as applicable, the number of Baskets to the applicable Authorized Participant. The Transfer Agent will issue or cancel Baskets, as applicable. Transfers will be made in accordance with standard securities industry practice. The Sponsor may cause the Trust to issue Shares in certificated form in limited circumstances in its sole discretion.

Share Splits

In its discretion, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket. For example, if the Sponsor believes that the per Share price in the secondary market for Shares has risen or fallen outside a desirable trading price range, it may declare such a split or reverse split.

Description of Creation and Redemption of Shares

The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Shares on an ongoing basis.

General

The Trust issues Shares to and redeems Shares from Authorized Participants on an ongoing basis, but only in one or more Baskets (with a Basket being a block of 10,000 Shares). The Trust will not issue fractions of a Basket. The Sponsor believes that the creation and redemption order size of 10,000 Shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust. However, the Sponsor may in the future adjust the creation and redemption order size in order to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable. The Sponsor does not expect that the size of the Baskets will have an impact on the arbitrage mechanism.

The creation and redemption of Baskets will be made only upon the delivery to the Trust, or the distribution or other disposition by the Trust, of the number of whole and fractional AVAX represented by each Basket being created or redeemed, which is determined by dividing (x) the amount of AVAX owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order, after deducting the amount of AVAX representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one AVAX (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000 (the “Basket Amount”). The U.S. dollar value of a Basket is calculated by multiplying the Basket Amount by the Index Price as of the trade date (the “Basket NAV”). The Basket NAV multiplied by the number of Baskets being created or redeemed is referred to as the “Total Basket NAV.” All questions as to the calculation of the Basket Amount will be conclusively determined by the Sponsor and will be final and binding on all persons interested in the Trust. One or more major market data vendors may provide an intra-day indicative value (“IIV”) per Share updated every 15 seconds, as calculated by NASDAQ or a third-party financial data provider during NASDAQ’s Core Trading Session (9:30 a.m. to 4:00 p.m., New York time). Such IIV will be calculated using the same methodology as the NAV per Share of the Trust, specifically by using the prior day’s closing NAV per Share as a base and updating that value during the NASDAQ Core Trading Session to reflect changes in the value of the Trust’s NAV during the trading day. The IIV on a per Share basis disseminated during the Core Trading Session should not be viewed as a real-time update of the NAV, which is calculated once a day. The amount of AVAX represented by a Share will gradually decrease over time as the Trust’s AVAX are used to pay the Trust’s expenses.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Each Authorized Participant must (i) be a registered broker-dealer and (ii) enter into a Participant Agreement with the Sponsor and the Transfer Agent. Subject to In-Kind Regulatory Approval, in the future any Authorized Participants creating and redeeming Shares through In-Kind Orders must also own an AVAX wallet address that is known to the Custodian as belonging to an Authorized Participant and maintain an account with the Custodian (or if the Authorized Participant does not itself trade in AVAX, a designee of such Authorized Participant (each, an “AP Designee”) must own an AVAX wallet address that is known to the Custodian as belonging to such AP Designee and maintain an account with the Custodian).

An Authorized Participant may act for its own account or as agent for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. Shareholders who are not Authorized Participants will only be able to create or redeem their Shares through an Authorized Participant.

The creation of Baskets requires the delivery to the Trust of the Total Basket Amount (or cash to acquire the Total Basket Amount) and the redemption of Baskets requires the distribution or other disposition by the Trust of the Total Basket Amount. Although the Trust creates Baskets only upon the receipt of AVAX, and redeems Baskets only by distributing AVAX or proceeds from the disposition of AVAX, at this time an Authorized Participant can only submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into, or accept cash from, a segregated account maintained by the Transfer Agent in the name of the Trust for purposes of receiving and distributing cash in connection with the creation and redemption of Baskets (such account, the “Cash Account”).

Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC. On an order-by-order basis, Grayscale Investments Sponsors, LLC, acting in its capacity as Liquidity Engager, will engage one or more Liquidity Providers to obtain or receive AVAX in exchange for cash in connection with such order, as described in more detail below. Each Liquidity Provider must enter into a Liquidity Provider Agreement with the Liquidity Engager and the Sponsor (on behalf of the Trust), which will obligate it to obtain or receive AVAX in connection with creations and redemptions pursuant to Cash Orders.

Unless the Sponsor requires that a Cash Order be effected at actual execution prices (an “Actual Execution Cash Order”), each Authorized Participant that submits a Cash Order to create or redeem Baskets will pay a fee (the “Variable Fee”) based on the Total Basket NAV (a “Variable Fee Cash Order”), and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Liquidity Provider until such AVAX have been received or liquidated by the Trust. The Variable Fee is intended to cover all of a Liquidity Provider’s expenses in connection with the creation or redemption order, including any exchange fees that the Liquidity Provider incurs in connection with buying or selling AVAX. The amount may be changed by the Sponsor in its sole discretion at any time, and Liquidity Providers will communicate to the Sponsor in advance the Variable Fee they would be willing to accept in connection with a Variable Fee Cash Order, based on market conditions and other factors existing at the time of such Variable Fee Cash Order. See “—Creation Procedures— Variable Fee Cash Orders” and “—Redemption Procedures—Variable Fee Cash Orders.”

Alternatively, the Sponsor may require that a Cash Order be effected as an Actual Execution Cash Order, in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, and under such circumstances, any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by such Authorized Participant until such AVAX have been received or liquidated by the Trust. See “— Creation Procedures—Actual Execution Cash Orders” and “—Redemption Procedures—Actual Execution Cash Orders.”

In the case of creations pursuant to Cash Orders, to transfer the Total Basket Amount to the Trust’s Vault Balance, the Liquidity Provider will transfer AVAX to one of the public key addresses associated with the Vault Balance and as provided by the Sponsor. In the case of redemptions pursuant to Cash Orders, the same procedure is conducted, but in reverse, using the public key addresses associated with the wallet of the Liquidity Provider, and as provided by such party. All such transactions will be conducted on the Blockchain and parties acknowledge and agree that such transfers may be irreversible if done incorrectly. See “Risk Factors—Risk Factors Related to the Trust and the Shares—AVAX transactions are irrevocable and stolen or incorrectly transferred AVAX may be irretrievable. As a result, any incorrectly executed AVAX transactions could adversely affect the value of the Shares.”

The Trust is not at this time able to create and redeem shares via in-kind transactions with Authorized Participants. Subject to In-Kind Regulatory Approval, in the future the Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would deposit AVAX directly with the Trust or receive AVAX directly from the Trust. However, because In-Kind Regulatory Approval has not been obtained, at this time Baskets will not be created or redeemed through In-Kind Orders and will only be created or redeemed through Cash Orders. There can be no assurance as to when NASDAQ will seek or obtain such regulatory approval, if at all. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.”

Authorized Participants do not pay a transaction fee to the Trust in connection with the creation or redemption of Baskets, but there may be transaction fees associated with the validation of the transfer of AVAX by the Avalanche Network, which will be paid by the Custodian in the case of redemptions and an Authorized Participant, its AP Designee or the Liquidity Provider in the case of creations. Service providers may charge Authorized Participants or AP Designees administrative fees for order placement and other services related to the creation of Baskets. As discussed above, Authorized Participants will also pay the Variable Fee in connection with Variable Fee Cash Orders. As discussed in further detail below under “—Creation Procedures—Actual Execution Cash Orders” and “—Redemption Procedures—Actual Execution Cash Orders”, under certain circumstances Authorized

Participants may also be required to deposit additional cash in the Cash Account, or be entitled to receive excess cash from the Cash Account, in connection with creations and redemptions pursuant to Actual Execution Cash Orders. Authorized Participants will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

The Participant Agreements and the related procedures attached thereto may be amended by the Sponsor and the relevant Authorized Participant. Under the Participant Agreements, the Sponsor has agreed to indemnify each Authorized Participant against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and shareholders should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for more detail.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Cash Orders for creation must be placed with the Transfer Agent no later than 1:59:59 p.m., New York time (the “Order Cutoff Time”).

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. In exercising its discretion to limit the number of Shares created pursuant to Cash Orders, the Sponsor expects to take into consideration a number of factors, including (i) the availability of Liquidity Providers to facilitate Cash Orders and (ii) to the extent In-Kind Regulatory Approval has been obtained, the cost of processing Cash Orders relative to the cost of processing In-Kind Orders. If the Sponsor decides to limit Cash Orders and the Trust is otherwise unable to satisfy creation orders made in cash, the Trust’s ability to create new Shares could be negatively impacted or, if In-Kind Regulatory Approval has not been obtained as of such time, would be unavailable, which could impact the Shares’ liquidity and/or cause the Shares to trade at premiums to the NAV per Share, and otherwise have a negative impact on the value of the Shares. In addition, if the Sponsor decides to limit Cash Orders at a time when the Shares are trading at a premium to the NAV per Share, and In-Kind Regulatory Approval has not been obtained as of such time or the in-kind creation is otherwise unavailable for any reason, the arbitrage mechanism may fail to effectively function, which could impact the Shares’ liquidity and/or cause the Shares to trade at premiums to the NAV per Share, and otherwise have a negative impact on the value of the Shares. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.”

Creations pursuant to Cash Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day. Before a creation order is placed, the Sponsor determines if such creation order will be a Variable Fee Cash Order or an Actual Execution Cash Order, which determination is communicated to an Authorized Participant.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)
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The Authorized Participant places a creation order with the Transfer Agent.
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The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Transfer Agent.
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The Sponsor notifies the Liquidity Provider of the creation order.

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The Authorized Participant delivers to the Cash Account:

(x) in the case of a Variable Fee Cash Order, the Total Basket NAV, plus any Variable Fee; or

(y) in the case of an Actual Execution Cash Order, the Total Basket NAV, plus any Additional Creation Cash, less any Excess Creation Cash, if applicable (such amount, as applicable, the “Required Creation Cash”).

• The Sponsor determines the Total Basket NAV and any Variable Fee and Additional Creation Cash as soon as practicable after 4:00 p.m., New York time.
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The Liquidity Provider transfers the Total Basket Amount to the Trust’s Vault Balance.
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Once the Trust is in simultaneous possession of (x) the Total Basket Amount and (y) the Required Creation Cash, the Trust issues the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant, which the Transfer Agent holds for the benefit of the Authorized Participant.
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Cash equal to the Required Creation Cash is delivered to the Liquidity Provider from the Cash Account.
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The Transfer Agent delivers Shares to the Authorized Participant by crediting the number of Baskets created to the Authorized Participant’s DTC account.

Variable Fee Cash Orders

Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all creations pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders, and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring the corresponding Total Basket Amount will be borne solely by the Liquidity Provider until such AVAX have been received by the Trust.

The Sponsor anticipates that the Trust’s cost to acquire the Total Basket Amount in connection with a Variable Fee Cash Order will equal the sum of the corresponding Total Basket NAV and Variable Fee to be delivered by the Authorized Participant to the Trust. In the event that, by 12:00 p.m., New York time on the settlement date of a creation pursuant to a Variable Fee Cash Order, either (x) the Trust’s Vault Balance has not been credited with AVAX in an amount equal to the Total Basket Amount or (y) the Cash Account has not been credited with the Total Basket NAV, plus any Variable Fee, such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances cause the Trust to issue Shares in respect of a Variable Fee Cash Order until such time as each of (x) the Total Basket Amount and (y) the Total Basket NAV, plus any Variable Fee, has been delivered to the Trust, and the Trust is in simultaneous possession of both.

Actual Execution Cash Orders

With respect to a creation pursuant to an Actual Execution Cash Order, as between the Trust and an Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the AVAX price utilized in calculating Total Basket NAV on the trade date and the price at which the Trust acquires the AVAX on the settlement date. If the price realized in acquiring the corresponding Total Basket Amount is higher than the Total Basket NAV, the Authorized Participant will bear the dollar cost of such difference by delivering cash in the amount of such difference (the “Additional Creation Cash”) to the Cash Account. If the price realized in acquiring the corresponding Total Basket Amount is lower than the Total Basket NAV, the Authorized Participant will benefit from such difference, with the Trust promptly returning cash in the amount of such excess (the “Excess Creation Cash”) to the Authorized Participant.

In the event that, by 12:00 p.m., New York time on the settlement date of a creation pursuant to an Actual Execution Cash Order, either (x) the Trust’s Vault Balance has not been credited with AVAX in an amount equal to the Total Basket Amount or (y) the Cash Account has not been credited with the Total Basket NAV (net of any

Additional Creation Cash or Excess Creation Cash, if applicable), such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances cause the Trust to issue Shares in respect of a Cash Order until such time as each of (x) the Total Basket Amount and (y) the Total Basket NAV (net of any Additional Creation Cash or Excess Creation Cash, if applicable) has been delivered to the Trust, and the Trust is in simultaneous possession of both.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place a redemption order specifying the number of Baskets to be redeemed.

The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis. In exercising its discretion to approve the redemption of Shares pursuant to Cash Orders, the Sponsor expects to take into consideration a number of factors, including (i) the availability of Liquidity Providers to facilitate Cash Orders and (ii) to the extent In-Kind Regulatory Approval has been obtained, the cost of processing Cash Orders relative to the cost of processing In-Kind Orders. If the Sponsor decides to limit Cash Orders and the Trust is unable to satisfy redemption orders made in cash, the Trust’s ability to redeem new Shares could be negatively impacted or, if In-Kind Regulatory Approval has not been obtained as of such time, would be unavailable, which could impact the Shares’ liquidity and/or cause the Shares to trade at discounts, and could have a negative impact on the value of the Shares. In addition, if the Sponsor decides to limit Cash Orders at a time when the Shares are trading at a discount to the NAV per Share, and In-Kind Regulatory Approval has not been obtained as of such time or the in-kind redemption of Shares is otherwise unavailable, the arbitrage mechanism may fail to effectively function, which could impact the Shares’ liquidity and/or cause the Shares to trade at discounts to the NAV per Share, and otherwise have a negative impact on the value of the Shares. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.”

Cash Orders for redemption must be placed no later than 1:59:59 p.m., New York time on each business day. The Authorized Participants may only redeem Baskets and cannot redeem any Shares in an amount less than a Basket.

Redemptions pursuant to Cash Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day. Before a redemption order is placed, the Sponsor determines if such redemption order will be a Variable Fee Cash Order or an Actual Execution Cash Order, which determination is communicated to the Authorized Participant.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)
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The Authorized Participant places a redemption order with the Transfer Agent.
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The Marketing Agent accepts (or rejects) the redemption order, which is communicated to the Authorized Participant by the Transfer Agent.
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The Sponsor notifies the Liquidity Provider of the redemption order.
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The Sponsor determines the Total Basket NAV and, in the case of a Variable Fee Cash Order, any

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The Authorized Participant delivers Baskets to be redeemed from its DTC account to the Transfer Agent.
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The Liquidity Provider delivers to the Cash Account:

(x) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or

(y) in the case of an Actual Execution Cash Order, the actual proceeds to the Trust from the liquidation of the Total Basket Amount (such

Variable Fee, as soon as practicable after 4:00 p.m., New York time.

amount, as applicable, the “Required Redemption Cash”).

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Once the Trust is in simultaneous possession of (x) the Total Basket Amount and (y) the Required Redemption Cash, the Transfer Agent cancels the Shares comprising the number of Baskets redeemed by the Authorized Participant.
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The Custodian sends the Liquidity Provider the Total Basket Amount, and cash equal to the Required Redemption Cash is delivered to the Authorized Participant from the Cash Account.

Variable Fee Cash Orders

Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all redemptions pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders, and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in disposing of the corresponding Total Basket Amount will be borne solely by the Liquidity Provider.

The Sponsor anticipates that the Trust’s proceeds from liquidating the Total Basket Amount in connection with a Variable Fee Cash Order will equal the corresponding Total Basket NAV less the Variable Fee to be delivered by the Liquidity Provider to the Trust. In the event that, by 12:00 p.m. (New York time) on the settlement date of a redemption pursuant to a Variable Fee Cash Order, either (x) the Transfer Agent’s account at DTC has not been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed or (y) the Cash Account has not been credited with the Total Basket NAV, less any Variable Fee, such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances deliver the Required Redemption Cash to the Authorized Participant in respect of a Variable Fee Cash Order until such time as (x) the Baskets to be redeemed have been delivered to the Transfer Agent and (y) the Total Basket NAV, less any Variable Fee, has been delivered to the Cash Account, and the Trust and/or the Transfer Agent is in simultaneous possession of both.

Actual Execution Cash Orders

With respect to a redemption pursuant to an Actual Execution Cash Order, as between the Trust and an Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the AVAX price utilized in calculating Total Basket NAV on the trade date and the price at which the Trust disposes of the AVAX on the settlement date. If the price realized in disposing the corresponding Total Basket Amount on the settlement date is lower than the Total Basket NAV on the trade date, the Authorized Participant will bear the dollar cost of such difference (the “Redemption Cash Shortfall”), with the amount of cash to be delivered to the Authorized Participant being reduced by the amount of such Redemption Cash Shortfall. If the price realized in disposing the corresponding Total Basket Amount on the settlement date is higher than the Total Basket NAV on the trade date, the Trust will deliver cash in the amount of such excess (the “Additional Redemption Cash”) to the Authorized Participant.

In the event that, by 12:00 p.m. (New York time) on the settlement date of a redemption pursuant to an Actual Execution Cash Order, either (x) the Transfer Agent’s account at DTC has not been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed or (y) the Cash Account has not been credited with the Total Basket NAV (plus any Additional Redemption Cash or net of any Redemption Cash Shortfall), such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances deliver the Required Redemption Cash to the Authorized Participant in respect of a Cash Order until such time as (x) the Total Basket Amount has been delivered to the

Transfer Agent and (y) the Total Basket NAV (plus any Additional Redemption Cash or net of any Redemption Cash Shortfall, if applicable) has been delivered to the Trust, and the Trust and/or the Transfer Agent is in simultaneous possession of both.

Suspension or Rejection of Orders and Total Basket Amount

The creation or redemption of Shares may be suspended generally, or refused with respect to particular requested creations or redemptions, during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegates make it for all practical purposes not feasible to process creation orders or redemption orders or for any other reason at any time or from time to time. The Marketing Agent may reject an order or, after accepting an order, may cancel such order, if: (i) such order is not presented in proper form as described in the Participant Agreement, (ii) to the extent In-Kind Regulatory Approval has been obtained, in the case of In-Kind Orders, the transfer of the Total Basket Amount comes from an account other than an AVAX wallet address that is known to the Custodian as belonging to the Authorized Participant or its AP Designee or (iii) the fulfillment of the order, in the opinion of counsel, might be unlawful, among other reasons. None of the Sponsor or its delegates will be liable for the suspension, rejection or acceptance of any creation order or redemption order.

The Sponsor will notify investors of any suspension of creations or redemptions of Shares by filing a current report on Form 8-K. Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value-added tax or similar tax or governmental charge applicable to the creation and redemption of Baskets, regardless of whether such tax or charge is imposed directly on the Authorized Participants, and agree to indemnify the Sponsor and the Trust if the Sponsor or the Trust is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

Material U.S. Federal Income Tax Consequences

The following discussion addresses the material U.S. federal income tax consequences of the ownership of Shares. Subject to the limitations and qualifications, and based on the assumptions described herein and in the opinion letter filed as Exhibit 8.1 to this registration statement, the statements of law and legal conclusions set forth in the following discussion constitute the opinion of Davis Polk & Wardwell LLP (“Davis Polk”) as to the material U.S. federal income tax consequences of the ownership and disposition of Shares that generally may apply to a “U.S. Holder” or a “non-U.S. Holder” (in each case, as defined below). This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

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financial institutions;
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dealers in securities or commodities;
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traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;
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persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;
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Authorized Participants (as defined below);
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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
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entities or arrangements classified as partnerships for U.S. federal income tax purposes;
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real estate investment trusts;
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regulated investment companies; and
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tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Shareholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

Although not free from doubt due to the lack of authority directly addressing certain aspects of the Trust’s affairs, and based on the assumption that the Staking Condition will be satisfied before the Trust engages in any staking activity, in the opinion of Davis Polk the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes. However, there can be no complete assurance that the Trust will be treated as a grantor trust for those purposes. An opinion of counsel is not binding on the IRS or any court, and there are significant uncertainties regarding the application of existing authorities to certain aspects of AVAX and the Trust.

In particular, if the Staking Condition is satisfied, the Sponsor intends to continue to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes and that any Staking activity undertaken by the Trust in compliance with the opinion, ruling or other guidance relied upon to satisfy the Staking Condition will not prevent the Trust from continuing to qualify as a grantor trust for such purposes. However, due to the uncertainty regarding the ability of a grantor trust to engage in Staking activities, there can be no assurance that the IRS or any court would agree with this position (or with any opinion of counsel delivered to the Sponsor in support thereof). Accordingly, if the Trust satisfies the Staking Condition, the Trust might cease to qualify as a grantor trust for U.S. federal income tax purposes.

Furthermore, the Trust expects to take certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust. The Pre-Creation/Redemption Abandonment Notices provide that the Trust is abandoning irrevocably, for no direct or indirect consideration, effective immediately prior to each Creation Time and Redemption Time, all Incidental Rights or IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which it has not taken any Affirmative Action at or prior to such time. Prospectively, the Sponsor has committed to causing the Trust to irrevocably abandon all Incidental Rights and IR Virtual Currency to which the Trust might otherwise become entitled. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than AVAX as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.

In addition, at this time the Trust is not permitted to create or redeem Shares via in-kind transactions with Authorized Participants. Unless and until In-Kind Regulatory Approval is obtained, Baskets will be created or redeemed only through Cash Orders. In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern Cash Orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing Cash Orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. Moreover, it is possible, in that case, that a portion of the Trust’s income would be considered to be “effectively connected” with the conduct of a trade or business in the United States and, accordingly, a non-U.S. person owning Shares could be subject to U.S. federal income tax on a net income basis with respect to that “effectively connected” income and be required to file a U.S. tax return. If the Staking Condition was satisfied and none of the Trust’s Staking income were considered to be “effectively connected” income, a non-U.S. person owning Shares likely would be subject to withholding on its pro rata portion of U.S.-source income from the Trust’s Staking activities as described below. Tax-exempt Shareholders may also recognize UBTI from the Trust’s Staking activities if the Trust is not treated as a corporation for U.S. federal income tax purposes.

If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S.

federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the AVAX (and any Incidental Rights, IR Virtual Currency and/or, if the Staking Condition is satisfied, Staking Consideration) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that acts as substitutes for fiat currency) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital assets (i) are “property,” (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Moreover, in 2023, the IRS released a revenue ruling that provided guidance on digital assets staking, including guidance to the effect that staking rewards will, under certain circumstances, be treated as giving rise to taxable income (the “Staking Guidance”). However, the Notice, the Ruling & FAQs and the Staking Guidance do not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, for a non-U.S. Holder, there currently is no guidance directly addressing whether or in what circumstances engaging in certain activities to generate yield on digital assets, including Staking, could give rise to income that is effectively connected with a trade or business in the United States. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs and the Staking Guidance. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the prices of digital assets, including the price of AVAX in the Digital Asset Market, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, a Trust could hold certain types of digital assets that are not within the scope of the Notice, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, subject to NASDAQ obtaining regulatory approval from the SEC.

The remainder of this discussion assumes that AVAX, and any Incidental Rights, IR Virtual Currency or, if the Staking Condition is satisfied, Staking Consideration that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital assets in general, including, in the case of shareholders that are generally exempt from U.S. federal income taxation, whether such shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence or, if the Staking Condition is satisfied, Staking.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

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an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or
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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as specifically noted, the discussion below assumes that each U.S. Holder will acquire all of its Shares on the same date for the same price per Share and solely for cash (or, if In-Kind Regulatory Approval is obtained in the future, solely for AVAX that were originally acquired by the U.S. Holder for cash on the same date).

As discussed in the section entitled “Creation and Redemption of Shares,” if In-Kind Regulatory Approval is obtained in the future, a U.S. Holder may be able to acquire Shares of the Trust by contributing AVAX in kind to the Trust (either directly or through an Authorized Participant acting as agent of the U.S. Holder). Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, such a contribution should not be a taxable event to the U.S. Holder.

For U.S. federal income tax purposes, each U.S. Holder will be treated as owning an undivided interest in the AVAX held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions (including, if the Staking Condition is satisfied, any staking income). When a U.S. Holder purchases Shares solely for cash, (i) the U.S. Holder’s initial tax basis in its pro rata share of the AVAX held in the Trust will be equal to the amount paid for the Shares and (ii) the U.S. Holder’s holding period for its pro rata share of such AVAX will begin on the date of such purchase. If, in the future, In-Kind Regulatory Approval is obtained and a U.S. Holder acquires Shares in exchange for AVAX, (i) the U.S. Holder’s initial tax basis in its pro rata share of the AVAX held in the Trust would be equal to the U.S. Holder’s tax basis in the AVAX that the U.S. Holder transferred to the Trust and (ii) the U.S. Holder’s holding period for its pro rata share of such AVAX generally would include the period during which the U.S. Holder held the AVAX that the U.S. Holder transferred to the Trust. The Ruling & FAQs confirm that if a taxpayer acquires tokens of a digital asset at different times and for different prices, the taxpayer has a separate tax basis in each lot of such tokens. Under the Ruling & FAQs, if, in the future, In-Kind Regulatory Approval is obtained and a U.S. Holder that owns more than one lot of AVAX contributes a portion of its AVAX to the Trust in exchange for Shares, the U.S. Holder could designate the lot(s) from which such contribution will be made, provided that the U.S. Holder is able to identify specifically which AVAX it is contributing and to substantiate its tax basis in that AVAX. In general, if a U.S. Holder acquires Shares (i) solely for cash at different prices or (ii) if In-Kind Regulatory Approval is obtained, (a) partly for cash and partly in exchange for a contribution of AVAX or (b) in exchange for a contribution of AVAX with different tax bases, the U.S. Holder’s share of the Trust’s AVAX will consist of separate lots with separate tax bases. In addition, in this situation, the U.S. Holder’s holding period for the separate lots may be different. In addition, if the Staking Condition is satisfied, any AVAX received as part of Staking Consideration that the Trust acquires will constitute a separate lot with a separate tax basis and holding period.

Gains or losses from the sale of AVAX to fund cash redemptions are expected to be treated as incurred only by the shareholder that is being redeemed. However, when the Trust transfers AVAX to the Sponsor as payment of the Sponsor’s Fee (or, to the extent that the Staking Condition is satisfied, the Sponsor’s Staking Fee) or sells AVAX to fund payment of any Additional Trust Expenses, each U.S. Holder will be treated as having sold its pro rata share of that AVAX for their fair market value at that time (which, in the case of AVAX sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the AVAX transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the AVAX transferred. Any such gain or loss will be short-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the AVAX is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the AVAX is more than one year. A U.S. Holder’s tax basis in its pro rata share of any AVAX transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the AVAX held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of AVAX transferred and the denominator of which is the total amount of AVAX held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the AVAX remaining in the Trust will be equal to the tax basis of its pro rata share of the AVAX held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the AVAX transferred.

As noted above, the IRS has taken the position in the Ruling & FAQs that, under certain circumstances, a hard fork of a digital asset constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. As described above, the Sponsor has committed to causing the Trust to abandon all Incidental Rights and IR Virtual Currency to which the Trust otherwise might become entitled. If, however, the Trust were to receive and retain IR Virtual Currency in the future, a U.S. Holder would have a basis in that IR Virtual Currency equal to the amount of income the U.S. Holder recognizes as a result of such fork or airdrop and the U.S. Holder’s holding period for such IR Virtual Currency would begin as of the time it recognizes such income. Similarly, although the IRS has not issued similar guidance with respect to staking, if the Staking Condition is satisfied and the Trust were to receive any Staking Consideration in connection with Staking, it is likely that a U.S. Holder will have a basis in any AVAX received as part of such Staking Consideration equal to the amount of income that the U.S. Holder recognizes and the U.S. Holder’s holding period for such Staking Consideration will begin as of the time it recognizes such income.

U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, a non-corporate U.S. Holder’s share of these expenses will not be deductible for U.S. federal income tax purposes.

On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the AVAX underlying such Shares. Accordingly, the U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the AVAX held in the Trust that is attributable to the Shares that were sold or otherwise subject to a disposition. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the AVAX held in the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition (such fraction, expressed as a percentage, the “Share Percentage”). If the U.S. Holder’s share of the Trust’s AVAX consists of separate lots with separate tax bases and/or holding periods, the U.S. Holder will be treated as having sold the Share Percentage of each such lot. Gain or loss recognized by a U.S. Holder on a sale or other disposition of Shares will generally be short-term capital gain or loss if the U.S. Holder’s holding period for the AVAX underlying such Shares is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for the AVAX underlying such Shares is more than one year. The deductibility of capital losses is subject to significant limitations.

If, in the future, In-Kind Regulatory Approval is obtained and the Trust redeems all or a portion of a U.S. Holder’s Shares in exchange for the underlying AVAX represented by the redeemed Shares, such redemption generally would not be a taxable event to the U.S. Holder. The U.S. Holder’s tax basis in the AVAX received in the redemption generally would be the same as the U.S. Holder’s tax basis for the portion of its pro rata share of the AVAX held in the Trust immediately prior to the redemption that was attributable to the Shares redeemed, determined as described above, and the U.S. Holder’s tax basis in its remaining pro rata portion, if any, of the AVAX held in the Trust after the redemption would be equal to the tax basis of its pro rata share of the total amount of the AVAX held in the Trust immediately prior to the redemption, less the U.S. Holder’s tax basis in the AVAX received in the redemption. The U.S. Holder’s holding period with respect to the AVAX received would generally include the period during which the U.S. Holder held the Shares so redeemed. A subsequent sale of the AVAX received in such redemption would generally be a taxable event.

After any sale or other disposition of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the AVAX held in the Trust immediately after the disposition will equal the tax basis in its pro rata share of the total amount of the AVAX held in the Trust immediately prior to the disposition, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder on the disposition (or, in the case of a redemption pursuant to an In-Kind Order, if In-Kind Regulatory Approval is obtained, that is treated as the basis of the AVAX received by the U.S. Holder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares generally will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares generally will reduce the amount realized by the U.S. Holder with respect to the sale.

If the Staking Condition is satisfied and the Trust receives Staking Consideration, likely in the form of new AVAX, any such Staking Consideration received by the Trust would be reportable to Shareholders as taxable income under current IRS guidance.

In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt shareholder as a consequence of a hard fork, airdrop or similar occurrence or, if the Staking Condition is satisfied, Staking would constitute UBTI. A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize some UBTI as a consequence of an investment in Shares.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Holder. The term “non-U.S. Holder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to its share of any gain recognized on the Trust’s transfer of AVAX in payment of the Sponsor’s Fee, the Sponsor’s Staking Fee (to the extent that the Staking Condition is satisfied) or any Additional Trust Expense or on the Trust’s sale or other disposition of AVAX. In addition, assuming that the Trust holds no asset other than AVAX, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain it recognizes on a sale or other disposition of Shares. A non-U.S. Holder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in-kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a non-U.S. Holder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although the Sponsor has committed to causing the Trust to abandon all Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future, and although there is no guidance on point, if the Trust were to receive and retain IR Virtual Currency arising from a future fork, airdrop or similar occurrence, it is likely that any ordinary income recognized by a non-U.S. Holder as a result would constitute FDAP income. It is also possible that, if the Staking Condition is satisfied, the receipt of any Staking Consideration by the Trust would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. Non-U.S. Holders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% from a non-U.S. Holder’s pro rata share of any such income. A non-U.S. Holder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the non-U.S. Holder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury regulations.

In order to prevent the possible imposition of U.S. “backup” withholding and (if applicable) to qualify for a reduced rate of withholding tax at source under a treaty, a non-U.S. Holder must comply with certain certification requirements (generally, by delivering a properly executed IRS Form W-8BEN or W-8BEN-E to the relevant withholding agent).

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide shareholders with information regarding their annual income (if any) and expenses with respect to the Trust in accordance with applicable Treasury regulations.

A U.S. Holder will generally be subject to information reporting requirements and backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

FATCA

As discussed above, it is unclear whether any ordinary income recognized by a non-U.S. Holder as a result of a fork, airdrop or similar occurrence or staking would constitute U.S.-source FDAP income. Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of U.S.-source FDAP income and, subject to the discussion of proposed U.S. Treasury regulations below, of gross proceeds of dispositions of certain types of property that produce U.S.-source FDAP income to, “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. In addition, regulations proposed by the U.S. Treasury Department (the preamble to which indicates that taxpayers may rely on the regulations pending their finalization) would eliminate the requirement under FATCA of withholding on gross proceeds. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Shareholders should consult their tax advisers regarding the effects of FATCA on an investment in the Trust.

ERISA and Related Considerations

ERISA and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts (“IRAs”) and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Section 4975 of the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of Plan assets. Government plans, non-U.S. plans and certain church plans (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, but may be subject to similar rules under other federal, state, local, non-U.S. or other applicable laws (“Similar Laws”).

General Fiduciary Matters

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the risks discussed in this prospectus, and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction under ERISA or the Code, (iii) the Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. Fiduciaries of Non-ERISA Arrangements should carefully consider whether an investment in Shares would violate any applicable Similar Laws.

Plan Asset Issues

Under the Department of Labor’s regulations at section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”), if a Plan invests in an equity interest of an entity that is “a publicly-offered security,” the entity will not be deemed to hold “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. It is anticipated that the Shares will constitute “publicly-offered securities” as defined in the Plan Asset Regulations. Accordingly, only Shares held by a Plan, and not the underlying AVAX held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the fiduciary responsibility and prohibited transaction rules of ERISA and the Code.

Investment by Certain Retirement Plans

IRAs and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to the consequences of an investment in Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Trustee, the Sponsor, the distributor or any of their respective affiliates or employees either: (i) has investment discretion with respect to the investment of such Plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a prohibited transaction under ERISA and/or the Code, unless an exemption is available.

Representation

Accordingly, by acceptance of Shares, each purchaser and subsequent transferee of Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Shares constitutes assets of any Plan or Non-ERISA Arrangement or (ii) the acquisition, holding and subsequent disposition of the Shares by such purchaser or transferee will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Law.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE TRUST THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY. THE PERSON WITH INVESTMENT DISCRETION WITH RESPECT TO ANY PLAN OR NON-ERISA ARRANGEMENT SHOULD CONSULT WITH ITS OWN COUNSEL AND ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN OR NON-ERISA ARRANGEMENT BEFORE PURCHASING SHARES. NEITHER THIS DISCUSSION NOR ANYTHING IN THIS PROSPECTUS IS OR IS INTENDED TO BE INVESTMENT ADVICE DIRECTED AT ANY POTENTIAL PURCHASER THAT IS A PLAN OR NON-ERISA ARRANGEMENT, OR AT SUCH PURCHASERS GENERALLY.

Plan of Distribution

The Trust issues Shares in Baskets only to Authorized Participants in exchange for deposits of AVAX via a Liquidity Provider, together with corresponding deposits of cash from such Authorized Participants, on an ongoing continuous basis. The Trust does not issue fractions of a Basket. Although the Trust creates Baskets only upon the receipt of AVAX, at this time an Authorized Participant can only submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into the Cash Account (and a Liquidity Provider will transfer to the Trust’s Vault Balance the corresponding AVAX) in connection with the creation and redemption of Baskets. Subject to In-Kind Regulatory Approval, in the future the Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would deposit AVAX directly with the Trust or receive AVAX directly from the Trust. However, because In-Kind Regulatory Approval has not been obtained, at this time Baskets will not be created or redeemed through In-Kind Orders and will only be created or redeemed through Cash Orders. There can be no assurance as to when In-Kind Regulatory Approval will be sought or obtained, if at all.

Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more eligible companies (each, a “Liquidity Provider”) that is not an agent of, or otherwise acting on behalf of, any Authorized Participant to obtain or receive AVAX in connection with such orders. Authorized Participants may create a Basket pursuant to a Cash Order by delivering to the Cash Account (x) in the case of a Variable Fee Cash Order, the Basket NAV and any Variable Fee, or (y) in the case of an Actual Execution Cash Order, the Basket NAV, plus any Additional Creation Cash, less any Excess Creation Cash (such amount, as applicable, the “Required Creation Cash”), and the Liquidity Provider transferring the corresponding Basket Amount to the Trust’s Vault Balance. The Basket Amount equals the amount of AVAX owned by the Trust at 4:00 p.m., New York time, on each trade date (after deducting the amount of AVAX representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust) by the number of Shares outstanding at such time and multiplying such quotient by 10,000. The Basket NAV equals the U.S. dollar value of a Basket calculated by multiplying the Basket Amount by the Index Price as of the trade date. Shares will only be created and delivered to the Authorized Participant after the Trust is in simultaneous possession of (i) the Basket Amount and (ii) the Required Creation Cash.

It is expected that Authorized Participants that create Shares will sell Shares to the public at varying prices to be determined by reference to, among other considerations, the price of AVAX and the trading price of the Shares on the NASDAQ at the time of each sale.

While the arbitrage mechanism is expected to keep the value of the Shares closely linked to the Index Price, due to price volatility and differentials, trading volume, and closings of Digital Asset Trading Platforms due to fraud, failure, security breaches or otherwise, there can be no assurance that the value of the Shares will reflect the value of the Trust’s AVAX, less the Trust’s expenses and other liabilities, and the Shares may trade at a substantial premium over, or a substantial discount to, the value of the Trust’s AVAX, less the Trust’s expenses and other liabilities. This risk may be exacerbated to the extent in-kind creations and redemptions of Shares continue to be unavailable for any reason. See “Risk Factors—Risk Factors Related to the Trust and the Shares— The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.” Moreover, there may be variances in the prices of AVAX on the various Digital Asset Trading Platforms, including as a result of differences in fee structures or administrative procedures on different Digital Asset Trading Platforms, which could enhance or inhibit the arbitrage mechanism in a manner that is beyond our control.

Because new Shares can be created and issued on an ongoing basis at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission-based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) to be entered into between the Sponsor and Foreside Fund Services, LLC, as Marketing Agent (the “Marketing Agent”), the Marketing Agent will be paid by the Sponsor an annual fee. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares.

Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

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Assist the Sponsor in facilitating Participation Agreements between and among Authorized Participants, the Trust, the Transfer Agent;
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Provide prospectuses to Authorized Participants;
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Work with the Transfer Agent to review and approve orders placed by the Authorized Participants and transmitted to the Transfer Agent;
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Review and file applicable marketing materials with FINRA; and
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Maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement.

The Trust intends to list the Shares on NASDAQ under the symbol “AVAX.”

Legal Matters

The validity of the Shares will be passed upon by Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust. Davis Polk & Wardwell LLP, as special tax counsel to the Trust, will render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.

Experts

The financial statements of the Trust as of and for the period from August 20, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Trust and its Shares, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements we have filed electronically with the SEC.

As a result of the offering, we will be required to file periodic reports and other information with the SEC. We also maintain an Internet site at www.etfs.grayscale.com/avax. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

We intend to make available to holders of the Shares annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth below.

“Account”—The accounts associated with the Trust’s Vault Balance and Settlement Balance.

“Actual Exchange Rate”—With respect to any particular asset, at any time, the price per single unit of such asset (determined net of any associated fees) at which the Trust is able to sell such asset for U.S. dollars (or other applicable fiat currency) at such time to enable the Trust to timely pay any Additional Trust Expenses, through use of the Sponsor’s commercially reasonable efforts to obtain the highest such price.

“Actual Execution Cash Order”—A Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Authorized Participant.

“Additional Creation Cash”—In connection with a creation pursuant to an Actual Execution Cash Order, the amount of additional cash required to be delivered by the Authorized Participant in the event the price realized in acquiring the corresponding Total Basket Amount is higher than the Total Basket NAV on the trade date.

“Additional Redemption Cash”—In connection with a redemption pursuant to an Actual Execution Cash Order, the amount of additional cash to be delivered to the Authorized Participant in the event the price realized in disposing the corresponding Total Basket Amount is higher than the Total Basket NAV on the trade date.

“Additional Trust Expenses”—Together, any expenses incurred by the Trust in addition to the Sponsor’s Fee that are not Sponsor-paid Expenses, including, but not limited to, (i) taxes and governmental charges, (ii) expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders, (iii) any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, (iv) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year and (v) extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

“Administrator”—The Bank of New York Mellon, a New York corporation authorized to conduct banking business.

“Administrator Fee”—The fee payable to any administrator of the Trust for services it provides to the Trust, which the Sponsor will pay such administrator as a Sponsor-paid Expense.

“Affirmative Action”—A decision by the Trust to acquire or abandon specific Incidental Rights and IR Virtual Currency at any time prior to the time of a creation or redemption of Shares.

“AP Designee”—An Authorized Participant’s designee in connection with In-Kind Orders (to the extent In-Kind Regulatory Approval is obtained).

“Authorized Participant”—Certain eligible financial institutions that have entered into an agreement with the Trust and the Sponsor concerning the creation or redemption of Shares. Each Authorized Participant (i) is a registered broker-dealer and (ii) has entered into a Participant Agreement with the Sponsor and the Transfer Agent. Subject to In-Kind Regulatory Approval, in the future any Authorized Participants creating and redeeming Shares through In-Kind Orders must also own, or their AP Designee (as defined above) must own, a digital wallet address that is known to the Custodian as belonging to the Authorized Participant or its AP Designee and maintain an account with the Custodian.

“Avalanche Network”—A set of smart contracts deployed on a decentralized public transaction ledger known as the blockchain. The Avalanche Network leverages the cryptographic and algorithmic protocols of the underlying blockchain to govern its application. See “Overview of the Avalanche Industry and Market.”

“AVAX”—Avalanche tokens, which are a type of digital asset based on an open source cryptographic protocol existing on the Avalanche Network, comprising units that constitute the assets underlying the Trust’s Shares. See “Overview of the Avalanche Industry and Market.”

“Basket”—A block of 10,000 Shares.

“Basket Amount”—On any trade date, the amount of AVAX required as of such trade date for the creation or redemption of a Basket, as determined by dividing (x) the amount of AVAX owned by the Trust at 4:00 p.m., New York time, on such trade date, after deducting the amount of AVAX representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one AVAX (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

“Basket NAV”—The U.S. dollar value of a Basket calculated by multiplying the Basket Amount by the Index Price as of the trade date.

“Binance”—Binance Holdings Ltd.

“Bitcoin”—A type of digital asset based on an open-source cryptographic protocol existing on the Bitcoin network.

“Bitcoin Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network.

“Blockchain” or “Avalanche Blockchain”—The public transaction ledger of the Avalanche Network on which transactions in AVAX are recorded.

“Cash Account”—The segregated account maintained by the Transfer Agent in the name of the Trust for purposes of receiving cash from Authorized Participants and Liquidity Providers in connection with creations of Shares and distributing cash to Authorized Participants and Liquidity Providers in connection with redemptions of Shares.

“Cash Order”—An order for the creation or redemption of Shares pursuant to procedures facilitated by the Transfer Agent and pursuant to which a Liquidity Provider is engaged to facilitate the purchase or sale of AVAX. A Cash Order may be executed as either a Variable Fee Cash Order or an Actual Execution Cash Order. Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all creations and redemptions pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders.

“CEA”—Commodity Exchange Act of 1936, as amended.

“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Coinbase”—Coinbase, Inc.

“Coinbase Credit”—Coinbase Credit, Inc.

“Coinbase Derivatives”—Coinbase Derivatives, LLC.

“Co-Transfer Agent”—Continental Stock Transfer & Trust Company.

“Covered Person”—The Sponsor and its affiliates. See “Business—Description of the Trust Agreement— The Sponsor—Liability of the Sponsor and Indemnification.”

“Creation Basket”—Basket of Shares issued by the Trust upon deposit of the Basket Amount required for each such Creation Basket.

“Creation Time”—With respect to the creation of any Shares by the Trust, the time at which the Trust creates such Shares.

“Custodial and Prime Broker Services”—The services of the Custodian and the Prime Broker that provide for: (i) holding of the Trust’s AVAX in the Vault Balance and the Settlement Balance; (ii) transfer of the Trust’s AVAX between the relevant Vault Balance and the Settlement Balance; (iii) the deposit of AVAX from a public blockchain address into the respective account or accounts in which the Vault Balance or the Settlement Balance are maintained; and (iv) the withdrawal of AVAX from the Vault Balance to a public blockchain address the Trust controls.

“Custodial Entities”—The Prime Broker, together with the Custodian.

“Custodian”—Coinbase Custody Trust Company, LLC.

“Custodian Fee”—Fee payable to the Custodian and the Prime Broker for services they provide to the Trust, which the Sponsor shall pay to the Custodian and the Prime Broker as a Sponsor-paid Expense.

“DCG”—Digital Currency Group, Inc.

“Digital Asset Market”—A “Brokered Market,” “Dealer Market,” “Principal-to-Principal Market” or “Exchange Market,” as each such term is defined in the Financial Accounting Standards Board Accounting Standards Codification Master Glossary.

“Digital Asset Trading Platform”—An electronic marketplace where trading platform participants may trade, buy and sell AVAX based on bid-ask trading. The largest Digital Asset Trading Platforms are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Digital Asset Trading Platform Market”—The global exchange market for the trading of AVAX, which consists of transactions on electronic Digital Asset Trading Platforms.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

“ERISA”—The U.S. Employee Retirement Income Security Act of 1974, as amended.

“ETC” or “Ethereum Classic”— Ether Classic tokens, which are a type of digital asset based on an open-source cryptographic protocol existing on the Ethereum Classic Network.

“Ether”—Ethereum tokens, which are a type of digital asset based on an open source cryptographic protocol existing on the Ethereum Network, comprising units that constitute the assets underlying the Trust’s Shares.

“Ethereum Classic Network”—The online, end-user-to-end-user network hosting a public transaction ledger, known as the Ethereum Classic blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Ethereum Classic network.

“Ethereum Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the “Ethereum Blockchain,” and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Ethereum Network.

“Excess Creation Cash”—In connection with a creation pursuant to an Actual Execution Cash Order, the amount of excess cash to be returned to the Authorized Participant in the event the price realized in acquiring the corresponding Total Basket Amount is lower than the Total Basket NAV on the trade date.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“FCA” — The Financial Conduct Authority.

“FDIC”— The Federal Deposit Insurance Corporation.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers, including Authorized Participants.

“FTX”—FTX Trading, Ltd.

“GAAP”—United States generally accepted accounting principles.

“Grayscale Securities”—Grayscale Securities, LLC.

“GSI”—Grayscale Investments, LLC, the Sponsor of the Trust until December 31, 2024.

“GSIS”—Grayscale Investments Sponsors, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Grayscale Operating, LLC.

“GSO”—Grayscale Operating, LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of Digital Currency Group, Inc.

“GSOIH”—GSO Intermediate Holdings Corporation, a Delaware corporation formed in connection with the Reorganization which is the sole managing member of GSO, and an indirect subsidiary of DCG.

“Incidental Rights”—Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of AVAX and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust.

“Index”—The CoinDesk AVAX CCIXber Reference Rate.

“Index License Agreement”—The license agreement, dated as of February 1, 2022, between the Index Provider and the Sponsor, governing the Sponsor’s use of the Index for calculation of the Index Price, as amended by Amendment No. 1 thereto and as the same may be amended from time to time.

“Index Price”—The U.S. dollar value of an AVAX derived from the Digital Asset Trading Platforms that are reflected in the Index, calculated at 4:00 p.m., New York time, on each business day. See “Business—Overview of the Avalanche Industry and Market—The Index and the Index Price” for a description of how the Index Price is calculated. For purposes of the Trust Agreement, the term Index Price shall mean the Index Price as defined herein.

“Index Provider”—CoinDesk Indices, Inc., a Delaware corporation that publishes the Index. Prior to its sale to an unaffiliated third party on November 20, 2023, DCG was the indirect parent company of CoinDesk Indices, Inc. As a result, CoinDesk Indices, Inc. was an affiliate of the Sponsor and the Trust and was considered a related party of the Trust.

“In-Kind Order”—An order for the creation or redemption of Shares pursuant to which the Authorized Participant (or its AP Designee) will deliver or receive AVAX directly from the Trust’s Vault Balance. Because In-Kind Regulatory Approval has not been obtained, at this time Shares will not be created or redeemed through In-Kind Orders.

“In-Kind Regulatory Approval”—The necessary regulatory approval to permit NASDAQ to list the Shares of the Trust utilizing a structure that allows the Trust to create and redeem Shares via in-kind transactions with Authorized Participants or their AP Designees in exchange for AVAX. Although the SEC recently approved orders to permit in-kind creations and redemptions by authorized participants for certain spot digital asset ETP shares, the Trust is not at this time able to create and redeem shares via in-kind transactions with Authorized Participants. In light of new SEC staff orders, NASDAQ may seek the necessary regulatory approval to amend its listing rules to permit the Trust to create and redeem Shares through In-Kind Orders. There can be no assurance as to when NASDAQ will seek or obtain such regulatory approval, if at all.

“Investment Advisers Act”—Investment Advisers Act of 1940, as amended.

“Investment Company Act”—Investment Company Act of 1940, as amended.

“Investor”—Any investor that has entered into a subscription agreement with an Authorized Participant, pursuant to which such Authorized Participant will act as agent for the investor.

“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“IR Virtual Currency”—Any virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

“Liquidity Engager”—Grayscale Investments Sponsors, LLC, acting other than in its capacity as Sponsor, and in its capacity to engage one or more Liquidity Providers.

“Liquidity Provider”— One or more eligible companies that facilitate the purchase and sale of AVAX in connection with creations or redemptions pursuant to Cash Orders. The Liquidity Providers with which Grayscale Investments Sponsors, LLC, acting in its capacity as the Liquidity Engager, will engage in AVAX transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, and all transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and Grayscale Investments Sponsors, LLC in its capacity as the Liquidity Engager, there is no contractual relationship between each Liquidity Provider and the Trust, the Sponsor, or any Authorized Participant.

“Liquidity Sleeve”—the portion of AVAX in the Trust intended to be maintained as unstaked, as determined by the Sponsor from time to time.

“Marketing Agent”—Foreside Fund Services, LLC.

“Marketing Agent Agreement”—An agreement entered into by the Sponsor, on behalf of the Trust, dated , with Foreside Fund Services, LLC.

“Marketing Fee”—Fee payable to the marketer for services it provides to the Trust, which the Sponsor will pay to the marketer as a Sponsor-paid Expense.

“Merger”—The merger of Grayscale Investments, LLC with and into Grayscale Operating, LLC, with Grayscale Operating, LLC continuing as the surviving company.

“NASDAQ”—Nasdaq Stock Market, LLC.

“NAV”—The aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less its liabilities (which include estimated accrued but unpaid fees and expenses) calculated in the manner set forth under “Business—Valuation of AVAX and Determination of NAV.” See also “Business— Trust Objective and Determination of Principal Market NAV and NAV” for a description of the Trust’s Principal Market NAV, as calculated in accordance with GAAP.

“NAV Fee Basis Amount”—The amount on which the Sponsor’s Fee for the Trust is based, as calculated in the manner set forth under “Valuation of AVAX and Determination of NAV”.

“Other Staking Consideration”—Any Staking Consideration other than AVAX.

“Participant Agreement”—An agreement entered into by an Authorized Participant with the Sponsor and the Transfer Agent, that provides the procedures for the creation and redemption of Baskets via a Liquidity Provider.

“Pre-Creation/Redemption Abandonment”—The abandonment by the Trust, irrevocably for no direct or indirect consideration, all Incidental Rights and IR Virtual Currency to which the Trust would otherwise be entitled, effective immediately prior to a Creation Time or a Redemption Time (as the case may be) for the Trust.

“Pre-Creation/Redemption Abandonment Notices”—The notices, collectively, as amended or supplemented from time to time, delivered by the Sponsor to each of the Prime Broker, the Custodian and Coinbase Credit, on behalf of the Trust, stating that the Trust will abandon, irrevocably and for no direct or indirect consideration, effective immediately prior to each Creation Time and each Redemption Time for the Trust, all Incidental Rights and IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which the Trust has not taken any Affirmative Action at or prior to such time.

“Prime Broker”—Coinbase, Inc.

“Prime Broker Agreement”—The Prime Broker Agreement, dated as of , by and among the Trust, the Sponsor and the Prime Broker, on behalf of itself, the Custodian and Coinbase Credit, that governs the Trust’s and the Sponsor’s use of the Custodial and Prime Broker Services provided by the Custodian and the Prime Broker.

“Principal Market NAV”—The net asset value of the Trust determined on a GAAP basis.

“Redemption Cash Shortfall”—In connection with a redemption pursuant to an Actual Execution Cash Order, the amount by which the cash to be delivered to the Authorized Participant is reduced in the event the price realized in disposing the corresponding Total Basket Amount is lower than the Total Basket NAV on the trade date.

“Redemption Time”—With respect to the redemption of any Shares by the Trust, the time at which the Trust redeems such Shares.

“Reorganization”—The internal corporate reorganization of Grayscale Investments, LLC consummated on January 1, 2025.

“Required Redemption Cash”—The actual proceeds to the Trust from the liquidation of the Total Basket Amount.

“SEC”—The U.S. Securities and Exchange Commission.

“Secondary Index”—The Coin Metrics Real-Time Rate.

“Secondary Index Price”—The price set by Coin Metrics Real-Time Rate as of 4:00 p.m., New York time, on the valuation date. See “Business—Overview of the Avalanche Industry and Market—The Index and the Index Price—Determination of the Index Price When Index Price is Unavailable” for a description of how the Secondary Index Price is utilized when the Index Price is unavailable.

“Secondary Index Provider”—Coin Metrics Inc., a Delaware corporation that publishes the Secondary Index.

“Secondary Market”—Any marketplace or other alternative trading system, as determined by the Sponsor, on which the Shares may then be listed, quoted or traded, including but not limited to, NASDAQ.

“Securities Act”—The Securities Act of 1933, as amended.

“Settlement Balance”—An account controlled and maintained by the Custodian to which cash and digital assets of the Trust are credited on the Trust’s behalf.

“Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.

“SIPC”—The Securities Investor Protection Corporation.

“Sponsor” or “Co-Sponsor”—The sponsor of the Trust. Grayscale Investments, LLC was the sponsor of the Trust before January 1, 2025, Grayscale Operating, LLC was a co-sponsor of the Trust from January 1, 2025 to May

3, 2025, and Grayscale Investments Sponsors, LLC was a co-sponsor of the Trust from January 1, 2025 to May 3, 2025 and is the sole sponsor thereafter.

“Sponsor-paid Expenses”—The fees and expenses incurred by the Trust in the ordinary course of its affairs that the Sponsor is obligated to assume and pay, excluding taxes, but including: (i) the Marketing Fee, (ii) the Administrator Fee, (iii) the Custodian Fee and fees for any other security vendor engaged by the Trust, (iv) the Transfer Agent fee, (v) the Trustee fee, (vi) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year, (vii) ordinary course, legal fees and expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Trust’s website and (xii) applicable license fees, provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

“Sponsor’s Fee”—A fee, payable in AVAX, which accrues daily in U.S. dollars at an annual rate of 2.5% of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a business day, the calculation of the Sponsor’s Fee will be based on the NAV Fee Basis Amount from the most recent business day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent business day and for each day after such most recent business day and prior to the relevant calculation date.

“Sponsor’s Staking Fee”—A fee in addition to the Sponsor's Fee, as partial consideration for the Sponsor's facilitation of Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied with respect thereto, payable in AVAX (or, if applicable, in the form of any Other Staking Consideration), which accrues daily in U.S. dollars in an amount calculated as a per annum percentage of any Staking Consideration received by the Trust, as may be directed by the Sponsor in its sole discretion and disclosed in the Trust's filings with the SEC from time to time. The Sponsor's Staking Fee is payable to the Sponsor daily in arrears.

“Staking”—(i) Using, or permitting to be used, in any manner, directly or indirectly, through an agent or otherwise (including, for the avoidance of doubt, through a delegation of rights to any third party with respect to any portion of the Trust Estate, by making any portion of the Trust Estate available to any third party or by entering into any similar arrangement with a third party), any portion of the Trust Estate in a proof-of-stake validation protocol, (ii) accepting any Staking Consideration, (iii) holding any Other Staking Consideration accepted by the Trust pursuant to clause (ii), for not more than 30 days after the Trust’s receipt thereof, pending the use of such Other Staking Consideration for payment of Additional Trust Expenses or distribution to the Shareholders and (iv) any financing arrangement or other mechanism utilized by the Sponsor, on behalf of the Trust, in connection with Redemption Orders to manage AVAX liquidity constraints arising from activities described in the preceding clauses. For the avoidance of doubt, (i) the mere act of transferring units of virtual currency on a peer-to-peer virtual currency network that utilizes a proof-of-stake validation protocol shall not be considered to be “Staking” and (ii) “Staking” shall include any related activity contemplated by a Tax Ruling, an opinion or Tax Guidance, in each case, described in the definition of Staking Condition (and, in the case of a Tax Ruling, that is described in the private letter ruling request (as supplemented from time to time) submitted to the U.S. Internal Revenue Service in connection therewith.

“Staking Condition”—With respect to a particular form of Staking, the condition that (i) (x) engaging in such form of Staking should not cause the Trust to be treated as other than a grantor trust for U.S. federal income tax purposes and (y) the Trust shall have received (1) a written opinion from a Tax Advisor or (2) a Tax Ruling, in each case, to that effect or (ii) such form of Staking is confirmed in Tax Guidance to be a permissible undertaking by a grantor trust.

“Staking Consideration”—Any consideration of any kind whatsoever, including, but not limited to, any staking reward paid in fiat currency or paid in kind, in exchange for using, or permitting to be used, any portion of the Trust Estate as described in clause (i) of the definition of “Staking.”

“Tax Advisor”—An independent law firm that is recognized as being expert in tax matters.

“Tax Guidance”—any tax guidance that is issued by the U.S. Internal Revenue Service or the U.S. Department of the Treasury and on which taxpayers may rely.

“Tax Ruling”—A binding ruling issued by the U.S. Internal Revenue Service.

“Total Basket Amount”—With respect to any creation or redemption order, the applicable Basket Amount multiplied by the number of Baskets being created or redeemed.

“Total Basket NAV”—The applicable Basket NAV Amount multiplied by the number of Baskets being created or redeemed.

“Transfer Agency and Service Agreement”—The agreement between the Sponsor and the Transfer Agent which sets forth the obligations and responsibilities of the Transfer Agent with respect to transfer agency services and related matters.

“Transfer Agent”— The Bank of New York Mellon, a New York corporation authorized to conduct banking business.

“Transfer Agent Fee”—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor will pay to the Transfer Agent as a Sponsor-paid Expense.

“Treasury Regulations”—The regulations, including proposed or temporary regulations, promulgated under the Code.

“Trust”—Grayscale Avalanche Trust (AVAX), a Delaware statutory trust, formed on November 3, 2021 under the DSTA and pursuant to the Trust Agreement. In connection with the effectiveness of this registration statement and the listing of the Shares on NASDAQ, the Sponsor intends to rename the Trust as Grayscale Avalanche Trust ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA.

“Trust Agreement”—The Amended and Restated Declaration of Trust and Trust Agreement, dated as of August 2, 2024 between the Trustee and the Sponsor establishing and governing the operations of the Trust, as may be further amended from time to time.

“Trust Estate”—Without duplication, (i) all the AVAX in the Trust’s accounts, including the AVAX Account, (ii) all Incidental Rights held by the Trust, (iii) all IR Virtual Currency in the Trust’s accounts, (iv) all Other Staking Consideration held by the Trust, (v) all proceeds from the sale of AVAX, Incidental Rights, IR Virtual Currency and Other Staking Consideration pending use of such cash for payment of Additional Trust Expenses or distribution to the Shareholders and (vi) any rights of the Trust pursuant to any agreements, other than this Trust Agreement, to which the Trust is a party.

“Trustee”—CSC Delaware Trust Company (formerly known as Delaware Trust Company), a Delaware trust company, is the Delaware trustee of the Trust.

“U.S.”—United States.

“U.S. dollar” or “$”—United States dollar or dollars.

“Variable Fee”—An amount in cash based on the Total Basket NAV, which shall be paid by the Authorized Participant in connection with Variable Fee Cash Orders. The amount may be changed by the Sponsor in its sole discretion at any time.

“Variable Fee Cash Order”—A Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the applicable Liquidity Provider.

“Vault Balance”—A segregated custody account controlled and secured by the Custodian to store private keys, which allow for the transfer of ownership or control of the Trust’s AVAX on the Trust’s behalf.

“Zcash” or “ZEC”—A type of digital asset based on an open source cryptographic protocol existing on the Zcash network.

Grayscale Avalanche Trust (AVAX)

Statements of Assets and Liabilities (Unaudited)

(Amounts in thousands, except Share and per Share amounts)

	June 30, 2025	December 31, 2024
Assets:
Investment in AVAX, at fair value (cost $14,677 and $1,928 as of June 30, 2025 and December 31, 2024, respectively)	$10,571	$2,674
Total assets	$10,571	$2,674
Liabilities:
Sponsor’s Fee payable, related party	$-	$-
Total liabilities	-	-
Net assets	$10,571	$2,674
Shares issued and outstanding, no par value (unlimited Shares authorized)	1,186,200	150,700
Principal Market NAV per Share	$8.91	$17.74

See accompanying notes to unaudited financial statements.

Grayscale Avalanche Trust (AVAX)

Schedules of Investment (Unaudited)

(Amounts in thousands, except quantity of AVAX and percentages)

June 30, 2025
	Quantity of AVAX	Cost	Fair Value	% of Net Assets
Investment in AVAX	580,494.49866348	$14,677	$10,571	100%
Total Investment		$14,677	$10,571	100%
Net assets			$10,571	100%

December 31, 2024
	Quantity of AVAX	Cost	Fair Value	% of Net Assets
Investment in AVAX	74,668.54471653	$1,928	$2,674	100%
Total Investment		$1,928	$2,674	100%
Net assets			$2,674	100%

See accompanying notes to unaudited financial statements.

Grayscale Avalanche Trust (AVAX)

StatementS of Operations (Unaudited)

(Amounts in thousands)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Investment income:
Investment income	$-	$-
Expenses:
Sponsor’s Fee, related party	44	57
Net investment loss	(44)	(57)
Net realized and unrealized loss on investment from:
Net realized loss on investment in AVAX	(10)	(9)
Net change in unrealized depreciation on investment in AVAX	(3,548)	(4,852)
Net realized and unrealized loss on investment	(3,558)	(4,861)
Net decrease in net assets resulting from operations	$(3,602)	$(4,918)

See accompanying notes to unaudited financial statements.

Grayscale Avalanche Trust (AVAX)

StatementS of Changes in Net Assets (Unaudited)

(Amounts in thousands, except change in Shares outstanding)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Decrease in net assets from operations:
Net investment loss	$(44)	$(57)
Net realized loss on investment in AVAX	(10)	(9)
Net change in unrealized depreciation on investment in AVAX	(3,548)	(4,852)
Net decrease in net assets resulting from operations	(3,602)	(4,918)
Increase in net assets from capital share transactions:
Shares issued	12,684	12,815
Net increase in net assets resulting from capital share transactions	12,684	12,815
Total increase in net assets from operations and capital share transactions	9,082	7,897
Net assets:
Beginning of period	1,489	2,674
End of period	$10,571	$10,571
Change in Shares outstanding:
Shares outstanding at beginning of period	162,200	150,700
Shares issued	1,024,000	1,035,500
Net increase in Shares	1,024,000	1,035,500
Shares outstanding at end of period	1,186,200	1,186,200

See accompanying notes to unaudited financial statements.

Grayscale Avalanche Trust (AVAX)

Notes to Unaudited Financial Statements

1. Organization

Grayscale Avalanche Trust (AVAX) (the “Trust”) is a Delaware Statutory Trust that was formed on November 11, 2021 and commenced operations on August 20, 2024. In general, the Trust holds AVAX and, from time to time, issues common units of fractional undivided beneficial interest (“Shares”) (in minimum baskets of 100 Shares, referred to as “Baskets”) in exchange for AVAX. The Trust does not currently operate a redemption program. Subject to receipt of regulatory approval and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. On March 27, 2025, Nasdaq Stock Market LLC (“NASDAQ”) submitted an application under Rule 19b-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to list the Shares of the Trust on NASDAQ. As of the date of this filing, the NASDAQ 19b-4 application has not been approved by the SEC, and the Trust makes no representation as to when or if such approval and relief will be obtained. The Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of AVAX held by the Trust, less the Trust’s expenses and other liabilities.

Grayscale Investments, LLC (“GSI”), the sponsor of the Trust before January 1, 2025, Grayscale Operating, LLC (“GSO”), the co-sponsor of the Trust from January 1, 2025 to May 3, 2025, and Grayscale Investments Sponsors, LLC (“GSIS”), the co-sponsor of the Trust from January 1, 2025 to May 3, 2025 and the sole remaining sponsor thereafter (each of GSI, GSO and GSIS, the “Sponsor”, as the context may require, and GSO and GSIS, together, the “Co-Sponsors”) are each an indirect wholly owned subsidiary of Digital Currency Group, Inc. (“DCG”). The Sponsor is responsible for the day-to-day administration of the Trust pursuant to the provisions of the Trust Agreement. The Sponsor is responsible for preparing and providing annual and quarterly reports on behalf of the Trust to investors and is also responsible for selecting and monitoring the Trust’s service providers. As partial consideration for the Sponsor’s services, the Trust pays the Sponsor a Sponsor’s Fee as discussed in Note 6. The Sponsor also acts as the sponsor and manager of other single-asset and diversified investment products, each of which is an affiliate of the Trust. Information related to the affiliated investment products can be found on the Sponsor’s website at www.grayscale.com/resources/regulatory-filings. Any information contained on or linked from such website is not part of nor incorporated by reference into these unaudited financial statements. Several of the affiliated investment products are SEC reporting companies with their shares registered pursuant to Section 12(g) of the Exchange Act. In addition, the following affiliated investment products are SEC reporting companies with their shares registered pursuant to Section 12(b) of the Exchange Act: Grayscale Bitcoin Trust ETF, Grayscale Ethereum Trust ETF, Grayscale Ethereum Mini Trust ETF, and Grayscale Bitcoin Mini Trust ETF.

Authorized Participants of the Trust are the only entities who may place orders to create or, if permitted, redeem Baskets. Grayscale Securities, LLC (“Grayscale Securities” or, in such capacity, an “Authorized Participant”), a registered broker-dealer and affiliate of the Sponsor, is the only Authorized Participant, and is party to a participant agreement with the Sponsor and the Trust. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. Liquidity Providers who are unaffiliated with the Trust may be engaged from time to time and at any time.

The custodian of the Trust is Coinbase Custody Trust Company, LLC (the “Custodian”), a third-party service provider. The Custodian is responsible for safeguarding the AVAX, Incidental Rights, and IR Virtual Currency held by the Trust, and holding the private key(s) that provide access to the Trust’s digital wallets and vaults.

The transfer agent for the Trust (the “Transfer Agent”) is Continental Stock Transfer & Trust Company. The responsibilities of the Transfer Agent are to maintain creations, redemptions, transfers, and distributions of the Trust’s Shares which are primarily held in book-entry form.

The Trust may also receive Incidental Rights and/or IR Virtual Currency as a result of the Trust’s investment in AVAX, in accordance with the terms of the Trust Agreement.

Incidental Rights are rights to claim, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of AVAX and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust; IR Virtual Currency is any virtual currency tokens, or other asset or right, received by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

2. Summary of Significant Accounting Policies

In the opinion of management of the Sponsor of the Trust, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2025 and December 31, 2024 and results of operations for the three and six months ended June 30, 2025 have been made. The results of operations for the periods presented are not necessarily indicative of the results of operations expected for the full year. These unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2024 included in our Annual Report.

The following is a summary of significant accounting policies followed by the Trust:

Grayscale Avalanche Trust (AVAX)

Notes to Unaudited Financial Statements

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies. The Trust uses fair value as its method of accounting for AVAX in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act of 1940. U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material.

The Trust conducts its transactions in AVAX, including receiving AVAX for the creation of Shares and delivering AVAX for the redemption of Shares and for the payment of the Sponsor’s Fee. At this time, the Trust is not accepting redemption requests from shareholders. Since its inception, the Trust has not held cash or cash equivalents. The Sponsor will determine the Trust’s net asset value on each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable.

Principal Market and Fair Value Determination

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s net asset value in accordance with U.S. GAAP (“Principal Market NAV”), the Trust follows ASC Topic 820-10, Fair Value Measurement, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for AVAX in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that AVAX is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust only receives AVAX in connection with a creation order from the Authorized Participant (or a Liquidity Provider) and does not itself transact on any Digital Asset Markets. Therefore, the Trust looks to market-based volume and level of activity for Digital Asset Markets. The Authorized Participant(s), or a Liquidity Provider, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (referred to as “Trading Platform Markets” in this Quarterly Report), each as defined in the FASB ASC Master Glossary (collectively, “Digital Asset Markets”).

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust reviews these criteria in the following order:

First, the Trust reviews a list of Digital Asset Markets that maintain practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations, and non-Digital Asset Trading Platform Markets that the Trust reasonably believes are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each market.

Second, the Trust sorts these Digital Asset Markets from high to low by market-based volume and level of activity of AVAX traded on each Digital Asset Market in the trailing twelve months.

Third, the Trust then reviews pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.

Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Trading Platform Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Trading Platform Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, a Trading Platform Market has been selected as the Trust’s principal market.

The Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Digital Asset Market’s trading volume and level of activity in the trailing twelve months, (ii) if any Digital Asset Markets have developed that the Trust has access to, or (iii) if recent changes to each Digital Asset Market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market.

The cost basis of the AVAX received by the Trust in connection with a creation order is recorded by the Trust at the fair value of AVAX at 4:00 p.m., New York time, on the creation date for financial reporting purposes. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

Investment Transactions and Revenue Recognition

The Trust considers investment transactions to be the receipt of AVAX for Share creations and the delivery of AVAX for Share redemptions or for payment of expenses in AVAX. At this time, the Trust is not accepting redemption requests from shareholders. The

Grayscale Avalanche Trust (AVAX)

Notes to Unaudited Financial Statements

Trust records its investment transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in AVAX.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the ‘exit price’) in an orderly transaction between market participants at the measurement date.

U.S. GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

•
Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.
•
Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.
•
Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent that valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

(Amounts in Thousands)		Fair Value Measurement Using
	Amount at Fair Value	Level 1	Level 2	Level 3
June 30, 2025
Assets
Investment in AVAX	$10,571	$10,571	$-	$-
December 31, 2024
Assets
Investment in AVAX	$2,674	$2,674	$-	$-

Segment Reporting

The Chief Executive Officer and Chief Financial Officer of the Sponsor act as the Trust’s chief operating decision maker (“CODM”). The Trust represents a single operating segment, as the CODM monitors the operating results of the Trust as a whole and the Trust’s passive investment objective is pre-determined in accordance with the terms of the Trust Agreement. The financial information in the form of the Trust’s total returns, expense ratios and changes in net assets (i.e., changes in net assets resulting from operations and capital share transactions), which are used by the CODM to assess the segment’s performance, are consistent with that presented within the Trust’s financial statements. Segment assets are reflected on the accompanying Statements of Assets and Liabilities as Total assets and the only significant segment expense, the Sponsor’s fee, related party, is included in the accompanying Statements of Operations.

3. Fair Value of AVAX

AVAX is held by the Custodian on behalf of the Trust and is carried at fair value. As of June 30, 2025 and December 31, 2024, the Trust held 580,494.49866348 and 74,668.54471653 AVAX, respectively.

The Trust determined the fair value per AVAX to be $18.21 and $35.81 on June 30, 2025 and December 31, 2024, respectively, using the price provided at 4:00 p.m., New York time, by the Digital Asset Trading Platform Market considered to be the Trust’s principal market (Coinbase).

The following represents the changes in quantity of AVAX and the respective fair value:

Grayscale Avalanche Trust (AVAX)

Notes to Unaudited Financial Statements

(Amounts in thousands, except AVAX amounts)	Quantity	Fair Value
Balance at August 20, 2024 (the commencement of the Trust's operations)	-	$-
AVAX contributed	75,166.69442126	1,940
AVAX distributed for Sponsor’s Fee, related party	(498.14970473)	(17)
Net change in unrealized appreciation on investment in AVAX	-	746
Net realized gain on investment in AVAX	-	5
Balance at December 31, 2024	74,668.54471653	$2,674
AVAX contributed	508,440.17645338	12,815
AVAX distributed for Sponsor’s Fee, related party	(2,614.22250643)	(57)
Net change in unrealized depreciation on investment in AVAX	-	(4,852)
Net realized loss on investment in AVAX	-	(9)
Balance at June 30, 2025	580,494.49866348	$10,571

4. Creations and Redemptions of Shares

At June 30, 2025 and December 31, 2024, there were an unlimited number of Shares authorized by the Trust. The Trust creates (and, should the Trust commence a redemption program, redeems) Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets on behalf of investors are made by the Authorized Participant in exchange for the delivery of AVAX to the Trust or the distribution of AVAX by the Trust. The amount of AVAX required for each Creation Basket or redemption Basket is determined by dividing (x) the amount of AVAX owned by the Trust at 4:00 p.m., New York time, on such trade date of a creation or redemption order, after deducting the amount of AVAX representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust, by (y) the number of Shares outstanding at such time and multiplying the quotient obtained by 100. Each Share represented approximately 0.4894 and 0.4955 AVAX at June 30, 2025 and December 31, 2024, respectively. The decrease in the amount of AVAX represented by each Share is primarily a result of the periodic withdrawal of AVAX to pay the Sponsor’s Fee.

The cost basis of investments in AVAX recorded by the Trust is the fair value of AVAX, as determined by the Trust, at 4:00 p.m., New York time, on the date of transfer to the Trust by the Authorized Participant, or Liquidity Provider, based on the Creation Baskets. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of each Share to investors. The Authorized Participant or Liquidity Provider may realize significant profits buying, selling, creating, and, if permitted, redeeming Shares as a result of changes in the value of Shares or AVAX.

At this time, the Trust is not operating a redemption program and is not accepting redemption requests. Subject to receipt of regulatory approval and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. On March 27, 2025, NASDAQ filed an application with the SEC pursuant to Rule 19b-4 under the Exchange Act to list the Shares of the Trust on NASDAQ. As of the date of this filing, the NASDAQ 19b-4 application has not been approved by the SEC, and the Trust makes no representation as to when or if such approval and relief will be obtained.

5. Income Taxes

The Sponsor takes the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata Share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

If the Trust were not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets, including forks, airdrops and similar occurrences for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits.

In accordance with U.S. GAAP, the Trust has defined the threshold for recognizing the benefits of tax positions in the financial statements as “more-likely-than-not” to be sustained by the applicable taxing authority and requires measurement of a tax position meeting the “more-likely-than-not” threshold, based on the largest benefit that is more than 50% likely to be realized. Tax positions not deemed to meet the “more-likely-than-not” threshold are recorded as a tax benefit or expense in the current period. As of, and during the period ended June 30, 2025 and from August 20, 2024 (the commencement of the Trust’s operations) to December 31, 2024, the

Grayscale Avalanche Trust (AVAX)

Notes to Unaudited Financial Statements

Trust did not have a liability for any unrecognized tax amounts. However, the Sponsor’s conclusions concerning its determination of “more-likely-than-not” tax positions may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance, and ongoing analyses of and changes to tax laws, regulations and interpretations thereof.

The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions related to federal, state and local income taxes existed as of June 30, 2025 or December 31, 2024.

6. Related Parties

The Trust considered the following entities, their directors, and certain employees to be related parties of the Trust as of June 30, 2025: DCG, GSO, GSIS, and Grayscale Securities. As of June 30, 2025 and December 31, 2024, 42,899 and 37,549 Shares of the Trust were held by related parties of the Trust, respectively.

In accordance with the Trust Agreement governing the Trust, the Trust pays a fee to the Sponsor, calculated as 2.5% of the aggregate value of the Trust’s assets, less its liabilities (which include any accrued but unpaid expenses up to, but excluding, the date of calculation), as calculated and published by the Sponsor or its delegates in the manner set forth in the Trust Agreement (the “Sponsor’s Fee”). The Sponsor’s Fee accrues daily in U.S. dollars and is payable in AVAX, monthly in arrears. The amount of AVAX payable in respect of each daily U.S. dollar accrual will be determined by reference to the same U.S. dollar value of AVAX used to determine such accrual. For purposes of these financial statements, the U.S. dollar value of AVAX is determined by reference to the Digital Asset Trading Platform Market that the Trust considers its principal market as of 4:00 p.m., New York time, on each valuation date. The Trust held no Incidental Rights or IR Virtual Currency as of June 30, 2025 and December 31, 2024. No Incidental Rights or IR Virtual Currencies have been distributed in payment of the Sponsor’s Fee during the three and six months ended June 30, 2025.

As partial consideration for receipt of the Sponsor’s Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including marketing fees; administrator fees, if any; custodian fees; transfer agent fees; trustee fees; the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year; ordinary course legal fees and expenses; audit fees; regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act; printing and mailing costs; the costs of maintaining the Trust’s website and applicable license fees (together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Trust may incur certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders (including in connection with any Incidental Rights and any IR Virtual Currency), any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively “Additional Trust Expenses”). In such circumstances, the Sponsor or its delegate (i) will instruct the Custodian to withdraw from the Digital Asset Account AVAX, Incidental Rights and/or IR Virtual Currency in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust (or its delegate) to convert such AVAX, Incidental Rights and/or IR Virtual Currency into U.S. dollars or other fiat currencies at the Actual Exchange Rate or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such AVAX, Incidental Rights and/or IR Virtual Currency in kind to the Sponsor, in each case in such quantity as may be necessary to permit payment of such Additional Trust Expenses.

For the three and six months ended June 30, 2025, the Trust incurred Sponsor’s Fees of $43,995 and $56,972, respectively. As of June 30, 2025 and December 31, 2024, there were no accrued and unpaid Sponsor’s Fees. In addition, the Sponsor may pay Additional Trust Expenses on behalf of the Trust, which are reimbursable by the Trust to the Sponsor. For the three and six months ended June 30, 2025, the Sponsor did not pay any Additional Trust Expenses on behalf of the Trust.

7. Risks and Uncertainties

The Trust is subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, AVAX. Investing in AVAX is currently highly speculative and volatile.

The Principal Market NAV of the Trust, calculated by reference to the principal market price in accordance with U.S. GAAP, relates primarily to the value of the AVAX held by the Trust, and fluctuations in the price of AVAX could materially and adversely affect an investment in the Shares of the Trust. The price of AVAX has a limited history. During such history, AVAX prices have been volatile and subject to influence by many factors, including the levels of liquidity. If Digital Asset Markets continue to experience significant

Grayscale Avalanche Trust (AVAX)

Notes to Unaudited Financial Statements

price fluctuations, the Trust may experience losses. Several factors may affect the price of AVAX, including, but not limited to, global AVAX supply and demand, theft of AVAX from global trading platforms or vaults, competition from other forms of digital currency or payment services, global or regional political, economic or financial conditions, and other unforeseen events and situations.

The AVAX held by the Trust are commingled, and the Trust’s shareholders have no specific rights to any specific AVAX. In the event of the insolvency of the Trust, its assets may be inadequate to satisfy a claim by its shareholders.

There is currently no clearing house for AVAX, nor is there a central or major depository for the custody of AVAX. There is a risk that some or all of the Trust’s AVAX could be lost or stolen. There can be no assurance that the Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s AVAX. Further, transactions in AVAX are irrevocable. Stolen or incorrectly transferred AVAX may be irretrievable. As a result, any incorrectly executed AVAX transactions could adversely affect an investment in the Shares.

The Securities and Exchange Commission (the “SEC”), at least under the prior administration, has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. A number of SEC and SEC staff actions with respect to a variety of digital assets demonstrate this difficulty. For example, public though non-binding, statements by senior officials at the SEC have indicated that the SEC did not consider Bitcoin or Ether to be securities, and does not currently consider Bitcoin to be a security. In addition, the SEC appears to have implicitly taken the view that Ether is not a security (i) by not objecting to Ether futures trading on Commodity Futures Trading Commission-regulated markets under rules designed for futures on non-security commodity underliers and (ii) by approving the listing and trading of exchange-traded products (“ETPs”) that invest in Ether (i.e., approving the redemption of shares of such ETPs) under the rules for commodity-based trust shares, without requiring these ETPs to be registered as investment companies. Likewise, in various courts filings and arguments the SEC has distinguished Ether from assets that it claimed were securities, and in judicial opinions, courts have accepted or even assumed that Ether is not a security. Moreover, in a recent settlement with another market participant relating to allegations that it acted as an unregistered broker-dealer for facilitating trading in certain digital assets, the SEC highlighted that the firm would cease trading in all digital assets other than Bitcoin, Bitcoin Cash and Ether—activity that, if the SEC believed Ether was presently a security—would continue to constitute unregistered brokerage activity. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities. Moreover, the SEC’s Division of Corporation Finance has published statements that it does not consider, under certain circumstances, “meme coins” or some stablecoins to be securities. However, such statements may be withdrawn at any time without notice and comment by the Division of Corporation Finance at the SEC or the SEC itself. In addition, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities, and has not formally or explicitly confirmed that it does not deem Ether to be a security. These developments demonstrate the difficulty in applying the federal securities laws to digital assets generally. In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital assets-based investment vehicles, and clarity regarding digital asset custody, lending, and staking. However, the efforts of the crypto task force have only just begun, and how or whether the SEC regulates digital asset activity in the future remains to be seen.

If AVAX is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for AVAX. For example, it may become more difficult for AVAX to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could, in turn, negatively affect the liquidity and general acceptance of AVAX and cause users to migrate to other digital assets. As such, any determination that AVAX is a security under federal or state securities laws may adversely affect the value of AVAX and, as a result, an investment in the Shares.

In addition, if AVAX is in fact a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act of 1940, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act of 1940 at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

To the extent a private key, held by the Custodian, required to access a AVAX address is lost, destroyed or otherwise compromised and no backup of the private keys are accessible, the Trust may be unable to access the AVAX controlled by the private key and the private key will not be capable of being restored by the Avalanche Network. The processes by which AVAX transactions are settled are dependent on the AVAX peer-to-peer network, and as such, the Trust is subject to operational risk. A risk also exists with respect to previously unknown technical vulnerabilities, which may adversely affect the value of AVAX.

Grayscale Avalanche Trust (AVAX)

Notes to Unaudited Financial Statements

The Trust relies on third-party service providers to perform certain functions essential to its operations. Any disruptions to the Trust’s service providers’ business operations resulting from business failures, financial instability, security failures, government mandated regulation or operational problems could have an adverse impact on the Trust’s ability to access critical services and be disruptive to the operations of the Trust.

The Sponsor and the Trust may be subject to various litigation, regulatory investigations, and other legal proceedings that arise in the ordinary course of its business.

8. Financial Highlights Per Share Performance

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Per Share Data:
Principal Market NAV, beginning of period	$9.18	$17.74
Net decrease in net assets from investment operations:
Net investment loss	(0.06)	(0.13)
Net realized and unrealized loss	(0.21)	(8.70)
Net decrease in net assets resulting from operations	(0.27)	(8.83)
Principal Market NAV, end of period	$8.91	$8.91
Total return	-2.94%	-49.77%
Ratios to average net assets:
Net investment loss	-2.50%	-2.50%
Expenses	-2.50%	-2.50%

Ratios of net investment loss and expenses to average net assets have been annualized.

An individual shareholder’s return, ratios, and per Share performance may vary from those presented above based on the timing of Share transactions. The amount shown for a Share outstanding throughout the period may not correlate with the Statement of Operations for the period due to the number of Shares issued in Creations occurring at an operational value derived from an operating metric as defined in the Trust Agreement.

Total return is calculated assuming an initial investment made at the Principal Market NAV at the beginning of the period and assuming redemption on the last day of the period.

9. Indemnifications

In the normal course of business, the Trust enters into certain contracts that provide a variety of indemnities, including contracts with the Sponsor and affiliates of the Sponsor, DCG and its officers, directors, employees, subsidiaries and affiliates, and the Custodian as well as others relating to services provided to the Trust. The Trust’s maximum exposure under these and its other indemnities is unknown. However, no liabilities have arisen under these indemnities in the past and, while there can be no assurances in this regard, there is no expectation that any will occur in the future. Therefore, the Sponsor does not consider it necessary to record a liability in this regard.

10. Subsequent Events

As of the close of business on August 20, 2025, the fair value of AVAX determined in accordance with the Trust’s accounting policy was $23.52 per AVAX.

There are no known events that have occurred that require disclosure other than that which has already been disclosed in these notes to the financial statements.

Report of Independent Registered Public Accounting Firm

Shareholders and Sponsor of

Grayscale Avalanche Trust (AVAX):

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Grayscale Avalanche Trust (AVAX) (the Trust), including the schedule of investment, as of December 31, 2024, the related statements of operations and changes in net assets for the period from August 20, 2024 (the commencement of the Trust’s Operations) to December 31, 2024, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Trust as of December 31, 2024, and the results of its operations and changes in its net assets for the period from August 20, 2024 (the commencement of the Trust’s Operations) to December 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Trust’s auditor since 2024.

New York, New York

April 7, 2025

Grayscale Avalanche Trust (AVAX)

Statement of Assets and Liabilities

(Amounts in thousands, except Share and per Share amounts)

December 31, 2024(1)
Assets:
Investment in AVAX, at fair value (cost $1,928 as of December 31, 2024)	$2,674
Total assets	$2,674

Liabilities:
Sponsor’s Fee payable, related party	$-
Total liabilities	-
Net assets	$2,674

Shares issued and outstanding, no par value (unlimited Shares authorized)	150,700

Principal market net asset value per Share	$17.74

(1)
No comparative financial statements have been provided as the Trust’s operations commenced on August 20, 2024.

See accompanying notes to financial statements.

Grayscale Avalanche Trust (AVAX)

Schedule of Investment

(Amounts in thousands, except quantity of AVAX and percentages)

December 31, 2024(1)
	Quantity of AVAX	Cost	Fair Value	% of Net Assets
Investment in AVAX	74,668.54471653	$1,928	$2,674	100%
Net assets			$2,674	100%

(1)
No comparative financial statements have been provided as the Trust’s operations commenced on August 20, 2024.

See accompanying notes to financial statements.

Grayscale Avalanche Trust (AVAX)

Statement of Operations

(Amounts in thousands)

August 20, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024(1)
Investment income:
Investment income	$-
Expenses:
Sponsor’s Fee, related party	17
Net investment loss	(17)
Net realized and unrealized gain on investment from:
Net realized gain on investment in AVAX	5
Net change in unrealized appreciation on investment in AVAX	746
Net realized and unrealized gain on investment	751
Net increase in net assets resulting from operations	$734

(1)
No comparative financial statements have been provided as the Trust’s operations commenced on August 20, 2024.

See accompanying notes to financial statements.

Grayscale Avalanche Trust (AVAX)

Statement of Changes in Net Assets

(Amounts in thousands, except change in Shares outstanding)

August 20, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024(1)
Increase in net assets from operations:
Net investment loss	$(17)
Net realized gain on investment in AVAX	5
Net change in unrealized appreciation on investment in AVAX	746
Net increase in net assets resulting from operations	734
Increase in net assets from capital share transactions:
Shares issued	1,940
Net increase in net assets resulting from capital share transactions	1,940
Total increase in net assets from operations and capital share transactions	2,674
Net assets:
Beginning of period	-
End of period	$2,674
Change in Shares outstanding:
Shares outstanding at beginning of period	-
Shares issued	150,700
Net increase in Shares	150,700
Shares outstanding at end of period	150,700

(1)
No comparative financial statements have been provided as the Trust’s operations commenced on August 20, 2024.

See accompanying notes to financial statements.

Grayscale Avalanche Trust (AVAX)

Notes to Financial Statements

1. Organization

Grayscale Avalanche Trust (AVAX) (the “Trust”) is a Delaware Statutory Trust that was formed on November 3, 2021 and commenced operations on August 20, 2024. In general, the Trust holds Avalanche (“AVAX”) and, from time to time, issues common units of fractional undivided beneficial interest (“Shares”) (in minimum baskets of 100 Shares, referred to as “Baskets”) in exchange for AVAX. The Trust does not currently operate a redemption program. Subject to receipt of regulatory approval and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. As of December 31, 2024, the Trust had not sought such regulatory approval to operate an ongoing redemption program, However, on March 27, 2025, NYSE Arca, Inc. (“NYSE Arca”) submitted an application under Rule 19b-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to list the Shares of the Trust on NYSE Arca. As of the date of this filing, the NYSE Arca 19b-4 application has not been approved by the SEC, and the Trust makes no representation as to when or if such approval and relief will be obtained. The Trust’s investment objective is for the value of the Shares (based on AVAX per Share) to reflect the value of AVAX held by the Trust, less the Trust’s expenses and other liabilities.

As of December 31, 2024, Grayscale Investments, LLC (“Grayscale” or the “Sponsor”) acted as the Sponsor of the Trust and was a wholly owned subsidiary of Digital Currency Group, Inc. (“DCG”). The Sponsor is responsible for the day-to-day administration of the Trust pursuant to the provisions of the Trust Agreement. Grayscale is responsible for preparing and providing annual and quarterly reports on behalf of the Trust to investors and is also responsible for selecting and monitoring the Trust’s service providers. As partial consideration for the Sponsor’s services, the Trust pays Grayscale a Sponsor’s Fee as discussed in Note 6. The Sponsor also acts as the sponsor and manager of other investment products including Grayscale Aave Trust (AAVE), Grayscale Basic Attention Token Trust (BAT) (OTCQX: GBAT), Grayscale Bitcoin Trust ETF (NYSE Arca: GBTC), Grayscale Bitcoin Cash Trust (BCH) (OTCQX: BCHG), Grayscale Bitcoin Mini Trust ETF (NYSE Arca: BTC), Grayscale Bittensor Trust (TAO), Grayscale Chainlink Trust (LINK) (OTCQX: GLNK), Grayscale Decentraland Trust (MANA) (OTCQX: MANA), Grayscale Dogecoin Trust (DOGE), Grayscale Ethereum Trust ETF (NYSE Arca: ETHE), Grayscale Ethereum Classic Trust (ETC) (OTCQX: ETCG), Grayscale Ethereum Mini Trust ETF (NYSE Arca: ETH), Grayscale Filecoin Trust (FIL) (OTC Markets: FILG), Grayscale Horizen Trust (ZEN) (OTCQX: HZEN), Grayscale Lido DAO Trust (LDO), Grayscale Litecoin Trust (LTC) (OTCQX: LTCN), Grayscale Livepeer Trust (LPT) (OTCQX: GLIV), Grayscale MakerDao Trust (MKR), Grayscale NEAR Trust (NEAR), Grayscale Optimism Trust (OP), Grayscale Pyth Trust (PYTH), Grayscale Solana Trust (SOL) (OTCQX: GSOL), Grayscale Stacks Trust (STX), Grayscale Stellar Lumens Trust (XLM) (OTCQX: GXLM), Grayscale Sui Trust (SUI), Grayscale XRP Trust, Grayscale Zcash Trust (ZEC) (OTCQX: ZCSH), Grayscale Decentralized AI Fund LLC, Grayscale Decentralized Finance (DeFi) Fund LLC (OTCQB: DEFG), Grayscale Digital Large Cap Fund LLC (OTCQX: GDLC), and Grayscale Smart Contract Fund LLC, each of which is an affiliate of the Trust. The following investment products sponsored or managed by the Sponsor are SEC reporting companies with their shares registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Grayscale Bitcoin Cash Trust (BCH), Grayscale Ethereum Classic Trust (ETC), Grayscale Horizen Trust (ZEN), Grayscale Litecoin Trust (LTC), Grayscale Stellar Lumens Trust (XLM), Grayscale Zcash Trust (ZEC), and Grayscale Digital Large Cap Fund LLC. The following investment products sponsored by the Sponsor are SEC reporting companies with their shares registered pursuant to Section 12(b) of the Exchange Act: Grayscale Bitcoin Trust ETF, Grayscale Ethereum Trust ETF, Grayscale Ethereum Mini Trust ETF, and Grayscale Bitcoin Mini Trust ETF.

Authorized Participants of the Trust are the only entities who may place orders to create or, if permitted, redeem Baskets. Grayscale Securities, LLC (“Grayscale Securities” or, in such capacity, an “Authorized Participant”), a registered broker-dealer and affiliate of the Sponsor, is the only Authorized Participant, and is party to a participant agreement with the Sponsor and the Trust. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. Liquidity Providers who are unaffiliated with the Trust may be engaged from time to time and at any time.

The custodian of the Trust is Coinbase Custody Trust Company, LLC (the “Custodian”), a third-party service provider. The Custodian is responsible for safeguarding the AVAX, Incidental Rights, and IR Virtual Currency held by the Trust, and holding the private key(s) that provide access to the Trust’s digital wallets and vaults.

The transfer agent for the Trust (the “Transfer Agent”) is Continental Stock Transfer & Trust Company. The responsibilities of the Transfer Agent are to maintain creations, redemptions, transfers, and distributions of the Trust’s Shares which are primarily held in book-entry form.

The Trust may also receive Incidental Rights and/or IR Virtual Currency as a result of the Trust’s investment in AVAX, in accordance with the terms of the Trust Agreement.

Incidental Rights are rights to claim, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of AVAX and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust; IR Virtual Currency is any virtual currency tokens, or other asset or right, received by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

Grayscale Avalanche Trust (AVAX)

Notes to Financial Statements

2. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust:

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies. The Trust uses fair value as its method of accounting for AVAX in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act of 1940. U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material.

The Trust conducts its transactions in AVAX, including receiving AVAX for the creation of Shares and delivering AVAX for the redemption of Shares and for the payment of the Sponsor’s Fee. At this time, the Trust is not accepting redemption requests from shareholders. Since its inception, the Trust has not held cash or cash equivalents. The Sponsor will determine the Trust’s net asset value on each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable.

Principal Market and Fair Value Determination

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s net asset value in accordance with U.S. GAAP (“Principal Market NAV”), the Trust follows ASC Topic 820-10, Fair Value Measurement, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for AVAX in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that AVAX is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust only receives AVAX in connection with a creation order from the Authorized Participant (or Liquidity Provider) and does not itself transact on any Digital Asset Markets. Therefore, the Trust looks to market-based volume and level of activity for Digital Asset Markets. The Authorized Participant(s), or a Liquidity Provider, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (referred to as “Trading Platform Markets” in this Annual Report), each as defined in the FASB ASC Master Glossary (collectively, “Digital Asset Markets”).

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust reviews these criteria in the following order:

First, the Trust reviews a list of Digital Asset Markets that maintain practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations, and non-Digital Asset Trading Platform Markets that the Trust reasonably believes are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each market.

Second, the Trust sorts these Digital Asset Markets from high to low by market-based volume and level of activity of AVAX traded on each Digital Asset Market in the trailing twelve months.

Third, the Trust then reviews pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.

Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Trading Platform Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Trading Platform Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, a Trading Platform Market has been selected as the Trust’s principal market.

The Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Digital Asset Market’s trading volume and level of activity in the trailing twelve months, (ii) if any Digital Asset Markets have developed that the Trust has access to, or (iii) if recent changes to each Digital Asset Market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market.

The cost basis of the AVAX received by the Trust in connection with a creation order is recorded by the Trust at the fair value of AVAX at 4:00 p.m., New York time, on the creation date for financial reporting purposes. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

Grayscale Avalanche Trust (AVAX)

Notes to Financial Statements

Investment Transactions and Revenue Recognition

The Trust considers investment transactions to be the receipt of AVAX for Share creations and the delivery of AVAX for Share redemptions or for payment of expenses in AVAX. At this time, the Trust is not accepting redemption requests from shareholders. The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in AVAX.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the ‘exit price’) in an orderly transaction between market participants at the measurement date.

U.S. GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

•
Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.
•
Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.
•
Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent that valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

		Fair Value Measurement Using
	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2024
Assets
Investment in AVAX	$2,674	$2,674	$-	$-

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 is intended to improve the accounting for certain crypto assets by requiring an entity to measure those crypto assets at fair value each reporting period with changes in fair value recognized in net income. The amendments also improve the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period. ASU 2023-08 is effective for annual and interim reporting periods beginning after December 15, 2024. Early adoption is permitted for both interim and annual financial statements that have not yet been issued. The Trust adopted this new guidance on January 1, 2025, with no material impact on its financial statements and disclosures as the Trust historically used fair value as its method of accounting for AVAX in accordance with its classification as an investment company for accounting purposes.

In this reporting period, the Trust adopted FASB Accounting Standards Update 2023-07, Segment Reporting (Topic 280)—Improvements to Reportable Segment Disclosures (“ASU 2023-07”). Adoption of the new standard impacted financial statement disclosures only and did not affect the Trust’s financial position or the results of its operations. Operating segments are defined as components of an enterprise that engage in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources and to assess performance. The Chief Executive Officer and Chief Financial Officer of the Sponsor act as the Trust’s CODM. The Trust represents a single operating segment, as the CODM monitors the operating results of the Trust as a whole and the Trust’s passive investment objective is pre-determined in

Grayscale Avalanche Trust (AVAX)

Notes to Financial Statements

accordance with the terms of the Trust Agreement. The financial information in the form of the Trust’s total returns, expense ratios and changes in net assets (i.e., changes in net assets resulting from operations and capital share transactions), which are used by the CODM to assess the segment’s performance, are consistent with that presented within the Trust’s financial statements. Segment assets are reflected on the accompanying Statement of Assets and Liabilities as Total assets and the only significant segment expense, the Sponsor’s fee, related party, is included in the accompanying Statement of Operations.

3. Fair Value of AVAX

AVAX is held by the Custodian on behalf of the Trust and is carried at fair value. As of December 31, 2024, the Trust held 74,668.54471653 AVAX.

The Trust determined the fair value per AVAX to be $35.81 on December 31, 2024, using the price provided at 4:00 p.m., New York time, by the Digital Asset Trading Platform Market considered to be the Trust’s principal market (Coinbase).

The following represents the changes in quantity of AVAX and the respective fair value:

(Amounts in thousands, except AVAX amounts)	Quantity	Fair Value
Balance at August 20, 2024 (the Commencement of the Trust’s Operations)	-	$-
AVAX contributed	75,166.69442126	1,940
AVAX distributed for Sponsor’s Fee, related party	(498.14970473)	(17)
Net change in unrealized appreciation on investment in AVAX	-	746
Net realized gain on investment in AVAX	-	5
Balance at December 31, 2024	74,668.54471653	$2,674

4. Creations and Redemptions of Shares

At December 31, 2024, there were an unlimited number of Shares authorized by the Trust. The Trust creates (and, should the Trust commence a redemption program, redeems) Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets on behalf of investors are made by the Authorized Participant in exchange for the delivery of AVAX to the Trust or the distribution of AVAX by the Trust. The amount of AVAX required for each creation Basket or redemption Basket is determined by dividing (x) the amount of AVAX owned by the Trust at 4:00 p.m., New York time, on such trade date of a creation or redemption order, after deducting the amount of AVAX representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust, by (y) the number of Shares outstanding at such time and multiplying the quotient obtained by 100. Each Share represented approximately 0.4955 AVAX at December 31, 2024.

The cost basis of investments in AVAX recorded by the Trust is the fair value of AVAX, as determined by the Trust, at 4:00 p.m., New York time, on the date of transfer to the Trust by the Authorized Participant, or Liquidity Provider, based on the creation Baskets. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of each Share to investors. The Authorized Participant, or Liquidity Provider, may realize significant profits buying, selling, creating, and, if permitted, redeeming Shares as a result of changes in the value of Shares or AVAX.

At this time, the Trust is not operating a redemption program and is not accepting redemption requests. Subject to receipt of regulatory approval and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. On March 27, 2025, NYSE Arca filed an application with the SEC pursuant to Rule 19b-4 under the Exchange Act to list the Shares of the Trust on NYSE Arca. As of the date of this filing, the NYSE Arca 19b-4 application has not been approved by the SEC and the Trust has not obtained relief from the SEC under Regulation M, and the Trust makes no representation as to when or if such approval and relief will be obtained.

Grayscale Avalanche Trust (AVAX)

Notes to Financial Statements

5. Income Taxes

The Sponsor takes the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata Share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

If the Trust were not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets, including forks, airdrops and similar occurrences for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits.

In accordance with U.S. GAAP, the Trust has defined the threshold for recognizing the benefits of tax positions in the financial statements as “more-likely-than-not” to be sustained by the applicable taxing authority and requires measurement of a tax position meeting the “more-likely-than-not” threshold, based on the largest benefit that is more than 50% likely to be realized. Tax positions not deemed to meet the “more-likely-than-not” threshold are recorded as a tax benefit or expense in the current period. As of, and during the period from August 20, 2024 (the commencement of the Trust’s operations) to December 31, 2024, the Trust did not have a liability for any unrecognized tax amounts. However, the Sponsor’s conclusions concerning its determination of “more-likely-than-not” tax positions may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance, and ongoing analyses of and changes to tax laws, regulations and interpretations thereof.

The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions related to federal, state and local income taxes existed as of December 31, 2024.

6. Related Parties

The Trust considered the following entities, their directors, and certain employees to be related parties of the Trust as of December 31, 2024: DCG, Grayscale, and Grayscale Securities. As of December 31, 2024, 37,549 Shares of the Trust were held by related parties of the Trust.

In accordance with the Trust Agreement governing the Trust, the Trust pays a fee to the Sponsor, calculated as 2.5% of the aggregate value of the Trust’s assets, less its liabilities (which include any accrued but unpaid expenses up to, but excluding, the date of calculation), as calculated and published by the Sponsor or its delegates in the manner set forth in the Trust Agreement (the “Sponsor’s Fee”). The Sponsor’s Fee accrues daily in U.S. dollars and is payable in AVAX, monthly in arrears. The amount of AVAX payable in respect of each daily U.S. dollar accrual will be determined by reference to the same U.S. dollar value of AVAX used to determine such accrual. For purposes of these financial statements, the U.S. dollar value of AVAX is determined by reference to the Digital Asset Trading Platform Market that the Trust considers its principal market as of 4:00 p.m., New York time, on each valuation date. The Trust held no Incidental Rights or IR Virtual Currency as of December 31, 2024. No Incidental Rights or IR Virtual Currencies have been distributed in payment of the Sponsor’s Fee during the period from August 20, 2024 (the commencement of the Trust’s operations) to December 31, 2024.

As partial consideration for receipt of the Sponsor’s Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including marketing fees; administrator fees, if any; custodian fees; transfer agent fees; trustee fees; the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year; ordinary course legal fees and expenses; audit fees; regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act; printing and mailing costs; the costs of maintaining the Trust’s website and applicable license fees (together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Trust may incur certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders (including in connection with any Incidental Rights and any IR Virtual Currency), any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including legal, marketing and audit

Grayscale Avalanche Trust (AVAX)

Notes to Financial Statements

fees and expenses) to the extent exceeding $600,000 in any given fiscal year and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively “Additional Trust Expenses”). In such circumstances, the Sponsor or its delegate (i) will instruct the Custodian to withdraw from the Digital Asset Account AVAX, Incidental Rights and/or IR Virtual Currency in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust (or its delegate) to convert such AVAX, Incidental Rights and/or IR Virtual Currency into U.S. dollars or other fiat currencies at the Actual Exchange Rate or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such AVAX, Incidental Rights and/or IR Virtual Currency in kind to the Sponsor in each case in such quantity as may be necessary to permit payment of such Additional Trust Expenses.

For the period from August 20, 2024 (the commencement of the Trust’s operations) to December 31, 2024, the Trust incurred Sponsor’s Fees of $17,104. As of December 31, 2024, there were no accrued and unpaid Sponsor’s Fees. In addition, the Sponsor may pay Additional Trust Expenses on behalf of the Trust, which are reimbursable by the Trust to the Sponsor. For the period from August 20, 2024 (the commencement of the Trust’s operations) to December 31, 2024, the Sponsor did not pay any Additional Trust Expenses on behalf of the Trust.

7. Risks and Uncertainties

The Trust is subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, AVAX. Investing in AVAX is currently highly speculative and volatile.

The Principal Market NAV of the Trust, calculated by reference to the principal market price in accordance with U.S. GAAP, relates primarily to the value of the AVAX held by the Trust, and fluctuations in the price of AVAX could materially and adversely affect an investment in the Shares of the Trust. The price of AVAX has a limited history. During such history, AVAX prices have been volatile and subject to influence by many factors, including the levels of liquidity. If Digital Asset Markets continue to experience significant price fluctuations, the Trust may experience losses. Several factors may affect the price of AVAX, including, but not limited to, global AVAX supply and demand, theft of AVAX from global trading platforms or vaults, competition from other forms of digital currency or payment services, global or regional political, economic or financial conditions, and other unforeseen events and situations.

The AVAX held by the Trust are commingled, and the Trust’s shareholders have no specific rights to any specific AVAX. In the event of the insolvency of the Trust, its assets may be inadequate to satisfy a claim by its shareholders.

There is currently no clearing house for AVAX, nor is there a central or major depository for the custody of AVAX. There is a risk that some or all of the Trust’s AVAX could be lost or stolen. There can be no assurance that the Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s AVAX. Further, transactions in AVAX are irrevocable. Stolen or incorrectly transferred AVAX may be irretrievable. As a result, any incorrectly executed AVAX transactions could adversely affect an investment in the Shares.

The Securities and Exchange Commission (the “SEC”) has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC have indicated that the SEC did not consider Bitcoin or Ether to be securities, and does not currently consider Bitcoin to be a security. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities and has not formally or explicitly confirmed that it does not deem Ether to be a security.

If AVAX is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for AVAX. For example, it may become more difficult for AVAX to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could, in turn, negatively affect the liquidity and general acceptance of AVAX and cause users to migrate to other digital assets. As such, any determination that AVAX is a security under federal or state securities laws may adversely affect the value of AVAX and, as a result, an investment in the Shares.

In addition, if AVAX is in fact a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act of 1940, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of investment company securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act of 1940 at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

To the extent a private key required to access a AVAX address is lost, destroyed or otherwise compromised and no backup of the private keys are accessible, the Trust may be unable to access the AVAX controlled by the private key and the private key will not be capable of being restored by the Avalanche Network. The processes by which AVAX transactions are settled are dependent on the AVAX

Grayscale Avalanche Trust (AVAX)

Notes to Financial Statements

peer-to-peer network, and as such, the Trust is subject to operational risk. A risk also exists with respect to previously unknown technical vulnerabilities, which may adversely affect the value of AVAX.

The Trust relies on third-party service providers to perform certain functions essential to its operations. Any disruptions to the Trust’s service providers’ business operations resulting from business failures, financial instability, security failures, government mandated regulation or operational problems could have an adverse impact on the Trust’s ability to access critical services and be disruptive to the operations of the Trust.

The Sponsor and the Trust may be subject to various litigation, regulatory investigations, and other legal proceedings that arise in the ordinary course of its business.

8. Financial Highlights Per Share Performance

August 20, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024
Per Share Data:
Principal market net asset value, initial creation	$11.29
Net increase in net assets from investment operations:
Net investment loss	(0.16)
Net realized and unrealized gain	6.61
Net increase in net assets resulting from operations	6.45
Principal market net asset value, end of period	$17.74
Total return	57.13%
Ratios to average net assets:
Net investment loss	-2.50%
Expenses	-2.50%

Ratios of net investment loss and expenses to average net assets have been annualized.

An individual shareholder’s return, ratios, and per Share performance may vary from those presented above based on the timing of Share transactions. The amount shown for a Share outstanding throughout the period may not correlate with the Statement of Operations for the period due to the number of Shares issued in Creations occurring at an operational value derived from an operating metric as defined in the Trust Agreement.

Total return is calculated assuming an initial investment made at the Principal Market NAV at the beginning of the period and assuming redemption on the last day of the period and has not been annualized.

Grayscale Avalanche Trust (AVAX)

Notes to Financial Statements

9. Indemnifications

In the normal course of business, the Trust enters into certain contracts that provide a variety of indemnities, including contracts with the Sponsor and affiliates of the Sponsor, DCG and its officers, directors, employees, subsidiaries and affiliates, and the Custodian as well as others relating to services provided to the Trust. The Trust’s maximum exposure under these and its other indemnities is unknown. However, no liabilities have arisen under these indemnities in the past and, while there can be no assurances in this regard, there is no expectation that any will occur in the future. Therefore, the Sponsor does not consider it necessary to record a liability in this regard.

10. Subsequent Events

On January 1, 2025, Grayscale Investments, LLC (“GSI”) consummated an internal corporate reorganization (the “Reorganization”), pursuant to which Grayscale Investments, LLC, the Sponsor of the Trust prior to the Reorganization, merged with and into Grayscale Operating, LLC (“GSO”), a Delaware limited liability company and a wholly owned indirect subsidiary of DCG, with GSO continuing as the surviving company (the “Merger”). As a result of the Merger, GSO succeeded by operation of law to all the rights, powers, privileges and franchises and became subject to all of the obligations, liabilities, restrictions and disabilities of GSI, including with respect to the Sponsor Contracts (as defined below), all as provided under the Delaware Limited Liability Company Act. The Reorganization is not expected to have any material impact on the operations of the Trust.

In connection with the Reorganization, on January 1, 2025, and promptly following the effectiveness of the Merger, GSO assigned certain contracts pertaining to its role as Sponsor (as such term is defined in the Trust Agreement) of the Trust (such contracts, the “Sponsor Contracts”) to Grayscale Investments Sponsors, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of GSO (“GSIS”), whereby GSIS assumed all of the rights and obligations of GSO under the Sponsor Contracts. Other than the assumption of the Sponsor Contracts by GSIS, the Reorganization does not alter the rights or obligations under any of the Sponsor Contracts.

In connection with the Reorganization, on January 1, 2025, and promptly following the effectiveness of the Merger, GSO and GSIS executed a Certificate of Admission, pursuant to which GSIS was admitted as an additional Sponsor of the Trust under the Trust Agreement, by and among GSO (as successor in interest to GSI), the Trustee, and the shareholders from time to time thereunder, as amended from time to time. GSIS shall be subject to the rights and obligations of a Sponsor under the Trust Agreement.

On January 3, 2025, GSO voluntarily withdrew as a Sponsor of the Trust pursuant to the terms of the Trust Agreement, and, effective May 3, 2025, GSIS shall be the sole remaining Sponsor of the Trust.

As of the close of business on April 2, 2025, the fair value of AVAX determined in accordance with the Trust’s accounting policy was $19.43 per AVAX.

Subsequent events have been evaluated through April 7, 2025, the date the financial statements were available to be issued.

Grayscale Avalanche Trust (AVAX)

PRELIMINARY PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant (“Registrant” or “Trust”) does not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by Grayscale Investments Sponsors, LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers

Section 2.4(a) of the Trust Agreement (“Trust Agreement”) between CSC Delaware Trust Company, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever (collectively, “Expenses”), arising out of, imposed upon or asserted at any time against such Indemnified Person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of the Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within 60 days of a request for payment owed under Section 2.4 of the Trust Agreement, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under Section 2.4 of the Trust Agreement. Any amount payable to an Indemnified Person under Section 2.4 of the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons under this Section 2.4 shall survive the termination of the Trust Agreement.

Section 6.7 of the Trust Agreement provides that the Sponsor, its affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust against any loss, judgment, liability, expense and amount paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor Indemnified Party was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor Indemnified Party and (ii) any such indemnification will only be recoverable from the AVAX and proceeds from the disposition of AVAX on deposit in the Trust’s accounts as well as any rights of the Trust pursuant to any other agreements to which the Trust is a party.

All rights to indemnification permitted in Section 6.7 of the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor Indemnified Party, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Internal Revenue Code of 1986, as amended, by or against the Sponsor Indemnified Party.

Notwithstanding the other provisions of Section 6.7 of the Trust Agreement, the Sponsor Indemnified Party and any person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement. Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor Indemnified Party shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor Indemnified Party on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a shareholder of the Trust or the legal action is initiated by a shareholder of the Trust and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor Indemnified Party undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under Section 6.7 of the Trust Agreement. In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder of the Trust’s (or assignee’s) obligations or liabilities unrelated to Trust business, such shareholder of the Trust (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding securities sold or issued by the registrant in the three years preceding the date of this registration statement without registration under the Securities Act of 1933:

As of June 30, 2025, Grayscale Avalanche Trust (AVAX) has distributed 1,186,200 Shares at varying prices determined by reference to the NAV per Share to selected “accredited investors,” within the meaning of Rule 501 of Regulation D under the Securities Act. The Shares were sold in connection with an ongoing offering pursuant to Rule 506(c) of Regulation D under the Securities Act. Grayscale Securities, LLC acted as the Authorized Participant with respect to these distributions. In exchange for these sales, the Trust received an aggregate of 583,606.87087464 AVAX. Because Shares have been, and continue to be, created and issued on a periodic basis, a “distribution,” as such term is used in the Securities Act, may be occurring from time to time. As a result, the Authorized Participant facilitating the creation of Shares and acting as a distributor and marketer during any such period may be deemed an “underwriter” under Section 2(a)(11) of the Securities Act. No underwriting discounts or commissions were paid to the Authorized Participant with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules

(a)
The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
3.1	Certificate of Trust.
4.1*	Form of Second Amended and Restated Declaration of Trust and Trust Agreement, by and among CSC Delaware Trust Company, as trustee, and Grayscale Investments Sponsors, LLC, as sponsor.
4.2*	Form of Participant Agreement.
5.1*	Opinion of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust.
8.1*	Opinion of Davis Polk & Wardwell LLP, as special tax counsel to the Trust.
10.1*	Prime Broker Agreement.
10.2*	Fund Administration and Accounting Agreement.
10.3†	Index License Agreement, dated February 1, 2022, between the Sponsor, and the Index Provider.
10.4†	Amendment No. 1 to the Index License Agreement, dated June 20, 2023, between the Sponsor and Index Provider.
10.5†	Amendment No. 6 to the Index License Agreement, dated March 1, 2025, between the Sponsor and Index Provider.
10.6*	Marketing Agent Agreement.
10.7*	Transfer Agency and Service Agreement.
10.8*	Co-Transfer Agency Agreement, dated , between the Sponsor and the Co-Transfer Agent.
10.9†	Assignment and Assumption Agreement.
10.10†	Coinbase Assignment Agreement.
23.1	Consent of KPMG LLP, Independent Registered Certified Public Accounting Firm.
23.2*	Consent of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust, included in Exhibit 5.1.
23.3*	Consent of Davis Polk & Wardwell LLP, as special tax counsel to the Trust, included in Exhibit 8.1.
24.1	Power of Attorney of certain officers and directors of the Sponsor (included on the signature page of the original filing of this Registration Statement).
107	Filing Fee Table.

* To be filed by amendment.

† Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant treats as private or confidential.

(b)
No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes hereto.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and
(ii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 22, 2025.

GRAYSCALE INVESTMENTS SPONSORS, LLC as Sponsor of Grayscale Avalanche Trust (AVAX)

By:	/s/ Edward McGee
Name:	Edward McGee
Title:	Member of the Board of Directors and Chief Financial Officer*

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Sponsor of the Registrant hereby severally constitutes and appoints Peter Mintzberg and Edward McGee, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry Silbert	Chairman of the Board of Directors*	August 22, 2025
Barry Silbert

/s/ Peter Mintzberg	Member of the Board of Directors	August 22, 2025
Peter Mintzberg	and Chief Executive Officer* (principal executive officer)

/s/ Edward McGee	Member of the Board of Directors	August 22, 2025
Edward McGee	and Chief Financial Officer*
(principal financial and principal accounting officer)

/s/ Mark Shifke Mark Shifke	Member of the Board of Directors*	August 22, 2025

/s/ Matthew Kummell	Member of the Board of Directors*	August 22, 2025
Matthew Kummell

* The Registrant is a trust and the persons are signing in their capacities as officers of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant or directors of GSO Intermediate Holdings Corporation, the sole managing member of Grayscale Operating, LLC, as applicable.